         PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED JANUARY 24, 2000)

                          APPROXIMATELY $826,089,000
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-WF1

          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., DEPOSITOR
                      SERIES 2000-WF1 TRUST FUND, ISSUER
          WELLS FARGO BANK, NATIONAL ASSOCIATION, SERVICER AND SELLER
                      BEAR, STEARNS FUNDING, INC., SELLER
                  MORGAN STANLEY MORTGAGE CAPITAL INC., SELLER

   YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 8 OF THE ACCOMPANYING PROSPECTUS.

   Payments on the mortgage loans backing these securities represent the sole source of payment on these securities. These securities do not represent an interest in or an obligation of us or any of our affiliates.

   Neither these securities nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person.

THE TRUST FUND:

 o The trust fund will primarily consist of a pool of conventional, monthly pay mortgage loans.

 o The mortgage loans are secured by first priority liens on fee simple and/or leasehold interests in commercial, multifamily and manufactured housing community properties.

 o Multifamily, office, retail, industrial and self-storage properties will represent security for a material concentration of the mortgage loans included in the trust fund.

THE CERTIFICATES:

 o The offered certificates consist of eight classes of pass-through certificates described in the table below. The offered certificates are the only securities offered pursuant to this prospectus supplement and the accompanying prospectus.

                INITIAL CLASS
                 CERTIFICATE
                 BALANCE OR     INITIAL
                  NOTIONAL       PASS-     DESCRIPTION OF                                                ANTICIPATED
                   AMOUNT       THROUGH     PASS-THROUGH      EXPECTED FINAL          RATED FINAL        RATINGS(3)
     CLASS         (+/-5%)      RATE(1)         RATE       DISTRIBUTION DATE(2)   DISTRIBUTION DATE(2)   DCR   FITCH
     -----        ---------     -------    --------------  --------------------   --------------------   ---   -----
 Class A-1....  $260,078,000     7.640  %      Fixed        February 15, 2009      February 15, 2032     AAA    AAA
 Class A-2....  $454,979,000     7.780  %      Fixed        February 15, 2010      February 15, 2032     AAA    AAA
 Class B .....  $ 31,089,000     7.772  %     Variable      February 15, 2010      February 15, 2032      AA     AA
 Class C .....  $ 35,531,000     7.892  %     Variable      February 15, 2010      February 15, 2032      A      A
 Class D .....  $  8,882,000     7.902  %     Variable      February 15, 2010      February 15, 2032      A-     A-
 Class E .....  $ 26,648,000     7.902  %     Variable      February 15, 2010      February 15, 2032     BBB    BBB
 Class F .....  $  8,882,000     7.902  %     Variable      February 15, 2010      February 15, 2032     BBB-   BBB-
 Class X .....  $888,269,752    0.24256%      Variable      November 15, 2019      February 15, 2032     AAA    AAA

(1) The pass-through rates for the offered certificates will be determined in accordance with the method described under "Description of the Certificates--Distributions--Pass-Through Rates" in this prospectus supplement.
(2) For a description of the method used to determine these dates, see "Description of the Certificates--Distributions--Expected Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.
(3)   See "Ratings" in this prospectus supplement.
                                ---------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We expect that Bear Stearns Commercial Mortgage Securities Inc. will sell the offered certificates to the underwriters listed below on or about February 10, 2000 and that they will sell the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead and joint book-running managers.

                                 Underwriters

BEAR, STEARNS & CO. INC.                            MORGAN STANLEY DEAN WITTER
                       NORWEST INVESTMENT SERVICES, INC.
                               February 7, 2000

               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2000-WF1


IDAHO                MONTANA             NEBRASKA            NORTH DAKOTA        MINNESOTA
1 property           2 properties        1 property          2 properties        2 properties
$  8,000,000         $ 6,364,565         $ 6,173,896         $ 9,572,882         $ 3,141,512
0.90% of total       0.72% of total      0.70% of total      1.08% of total      0.35% of total
MISSOURI             WISCONSIN           ILLINOIS            MICHIGAN            OHIO
1 properties         1 property          1 property          3 properties        2 properties
$  3,333,119         $ 8,795,170         $ 2,498,456         $ 8,803,118         $ 8,287,789
0.38% of total       0.99% of total      0.28% of total      0.99% of total      0.93% of total
PENNSYLVANIA         NEW HAMPSHIRE       MASSACHUSETTS       RHODE ISLAND        CONNECTICUT
8 properties         1 property          2 properties        1 property          4 properties
$ 32,397,081         $ 8,480,137         $10,337,924         $   901,886         $ 8,812,561
3.65% of total       0.95% of total      1.16% of total      0.10% of total      0.99% of total
NEW JERSEY           NEW YORK            MARYLAND            DELAWARE            VIRGINIA
6 properties         14 properties       3 properties        3 properties        3 properties
$ 23,050,167         $64,291,251         $ 8,069,617         $17,375,135         $26,271,958
2.59% of total       7.24% of total      0.91% of total      1.96% of total      2.96% of total
NORTH CAROLINA       GEORGIA             FLORIDA             MISSISSIPPI         TEXAS
4 properties         1 property          17 properties       1 property          31 properties
$ 80,918,917         $ 1,926,110         $52,689,302         $ 3,967,393         $88,774,156
9.11% of total       0.22% of total      5.93% of total      0.45% of total      9.99% of total
KANSAS               COLORADO            NEW MEXICO          ARIZONA             NEVADA
1 property           5 properties        1 property          2 properties        4 properties
$  1,247,824         $15,802,211         $ 3,985,712         $ 3,488,259         $23,448,408
0.14% of total       1.78% of total      0.45% of total      0.39% of total      2.64% of total
CALIFORNIA           OREGON              WASHINGTON
75 properties        3 properties        5 properties
$306,350,869         $10,155,738         $30,556,628
34.49% of total      1.14% of total      3.44% of total

[ ] Equal to or less than 1.00%
     of Initial Pool Balance


[ ] 1.01-5.00%
     of Initial Pool Balance


[ ] 5.01-10.00%
     of Initial Pool Balance


[ ] Equal to or greater than 10.00%
     of Initial Pool Balance

            [Pictures of Certain Mortgaged Properties Included Here]

            [Pictures of Certain Mortgaged Properties Included Here]

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                  SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


     We tell you about the offered certificates in two separate documents that progressively provide more detail. These documents are:

    o the prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

    o this prospectus supplement, which describes the specific terms of your series of certificates.

     This prospectus supplement and the prospectus include cross-references to sections in these materials where you can find further related discussions. The table of contents in this prospectus supplement and the prospectus identify the pages where these cross-referenced sections are located.

     THE PHOTOGRAPHS OF THE MORTGAGED PROPERTIES INCLUDED IN THIS PROSPECTUS SUPPLEMENT ARE NOT REPRESENTATIVE OF ALL OF THE MORTGAGED PROPERTIES OR OF ANY PARTICULAR TYPE OF MORTGAGED PROPERTY.

     You can find the definitions of capitalized terms that are used in this prospectus supplement beginning on page S-118 under the caption "Glossary" and under the caption "Glossary" beginning on page 114 of the prospectus.

     The principal offices of Bear Stearns Commercial Mortgage Securities Inc. (the "depositor," "we" or "us") are located at 245 Park Avenue, New York,
New York 10167 and its telephone number is (212) 272-2000.

                               TABLE OF CONTENTS




                                               PAGE
                                              -----
CERTIFICATE SUMMARY ........................   S-6
 Summary of Subordination Levels............   S-7
SUMMARY OF PROSPECTUS
   SUPPLEMENT ..............................   S-8
   General .................................   S-8
      Title of Certificates ................   S-8
      Cut-Off Date .........................   S-8
      Closing Date .........................   S-8
      Distribution Date ....................   S-8
      Collection Period ....................   S-8
      Registration of the Offered
         Certificates ......................   S-8
      Denominations ........................   S-8
      Service Providers ....................   S-9
   The Mortgage Pool .......................   S-9
      Characteristics of the Mortgage
         Pool ..............................   S-9
      Release of Mortgaged
         Properties ........................   S-15
      Mortgage Loan Sellers ................   S-16
   The Certificates ........................   S-16
      Description of the Certificates ......   S-16
      Certificate Balance ..................   S-16
      Distributions ........................   S-17
      Certain Investment
         Considerations; Mortgage
         Loan Prepayments ..................   S-18
      Yield Considerations .................   S-19
      P&I Advances .........................   S-21
      Credit Enhancement ...................   S-21
      Optional Termination .................   S-22
      Information Available to
         Certificateholders ................   S-23
      Material Federal Income Tax
         Consequences ......................   S-23
      ERISA Considerations .................   S-23
      Rating ...............................   S-24
      Legal Investment .....................   S-24
RISK FACTORS ...............................   S-26
   Risk Factors Relating to the
      Certificates .........................   S-26
   Risk Factors Relating to the
      Mortgage Loans .......................   S-32
   Forward Looking Statements ..............   S-48
DESCRIPTION OF THE
   MORTGAGE POOL ...........................   S-49
   General .................................   S-49
   Additional Debt .........................   S-50
   The ARD Loans ...........................   S-50
   The Pari Passu Loan .....................   S-50
   Certain Payment Characteristics .........   S-50
   Yield Maintenance, Prepayment
      and Lockout Provisions ...............   S-51
   Defeasance ..............................   S-52


                                               PAGE
                                              -----
      Releases of Properties Without
         Principal Reduction or
         Substitution of Collateral ........   S-53
   "Due-on-Sale" and
      "Due-on-Encumbrance"
      Provisions; Assumptions ..............   S-53
   Delinquent Mortgage Loans ...............   S-54
   Additional Mortgage Loan
      Information ..........................   S-54
   Ten Largest Mortgage Loans ..............   S-64
   Underwritten Cash Flow ..................   S-64
      Escrow Requirements ..................   S-65
   Assessments of Property Condition           S-65
      Property Inspection ..................   S-65
      Appraisals ...........................   S-65
      Property Condition Assessments........   S-66
      Seismic Review Process ...............   S-66
   The Mortgage Loan Sellers ...............   S-66
   Representations and Warranties;
      Repurchases ..........................   S-67
   Mortgaged Property Accounts .............   S-70
      Lock Box Accounts ....................   S-70
   Underwriting Standards ..................   S-70
   Changes in Mortgage Pool
      Characteristics ......................   S-71
DESCRIPTION OF THE
   CERTIFICATES ............................   S-72
   General .................................   S-72
   Book-Entry Registration and
      Definitive Certificates ..............   S-73
   Distributions ...........................   S-74
      Method, Timing and Amount ............   S-74
      Available Distribution Amount ........   S-75
      Application of Available
         Distribution Amount ...............   S-75
      Pass-Through Rates ...................   S-78
      Distributable Certificate Interest
         Amount ............................   S-79
      Prepayment Interest Shortfalls
         and Prepayment Interest
         Excesses ..........................   S-79
      Principal Distribution Amount ........   S-80
      Allocation of Yield Maintenance
         Charges ...........................   S-81
      Expected Final Distribution
         Date; Rated Final Distribution
         Date ..............................   S-82
      Examples of Distributions ............   S-82
   Subordination; Allocation of
      Losses, Shortfalls and Expenses ......   S-83
   Advances ................................   S-85
      P&I Advances .........................   S-85
      Servicing Advances ...................   S-85
      Advances on the Pari Pasu Loan           S-86

                                            PAGE
                                           ------
      Nonrecoverable Advances ...........   S-86
   Appraisal Reductions .................   S-87
   Reports to Certificateholders;
      Certain Available Information .....   S-88
      Distribution Date Statements ......   S-88
      Operating Statement Analysis
         Reports ........................   S-89
      Other Information .................   S-89
   Optional Termination; Retirement
      of Certificates ...................   S-90
      Treatment of REO Properties .......   S-90
   The Trustee ..........................   S-91
   The Fiscal Agent .....................   S-91
   The Paying Agent, Certificate
      Registrar and Authenticating
      Agent .............................   S-92
YIELD AND MATURITY
   CONSIDERATIONS .......................   S-92
   Yield Considerations .................   S-92
      General ...........................   S-92
      Pass-Through Rate .................   S-92
      Rate and Timing of Principal
         Payments .......................   S-93
      Losses and Shortfalls .............   S-93
      Certain Relevant Factors ..........   S-94
      Delay in Payment of
         Distributions ..................   S-94
      Unpaid Distributable Certificate
         Interest .......................   S-95
   Yield Sensitivity of the Class X
      Certificates ......................   S-95
   Weighted Average Life ................   S-96
SERVICING OF THE
   MORTGAGE LOANS .......................   S-101
   General ..............................   S-101


                                            PAGE
                                           ------
   The Servicer .........................   S-103
   Servicer Events of Default ...........   S-104
   Rights Upon Event of Default .........   S-104
   The Special Servicer .................   S-105
   Termination of the Special
      Servicer ..........................   S-106
   The Operating Adviser ................   S-106
   Servicing and Other Compensation
      and Payment of Expenses ...........   S-107
      Servicer Compensation .............   S-107
      Special Servicer Compensation .....   S-107
   Modifications, Waiver and
      Amendments ........................   S-108
   Realization Upon Defaulted
      Mortgage Loans ....................   S-109
   Foreclosures .........................   S-110
MATERIAL FEDERAL INCOME
   TAX CONSEQUENCES .....................   S-110
METHOD OF DISTRIBUTION ..................   S-112
LEGAL MATTERS ...........................   S-113
RATINGS .................................   S-113
LEGAL INVESTMENT
   CONSIDERATIONS .......................   S-114
ERISA CONSIDERATIONS ....................   S-114
GLOSSARY ................................   S-118
MORTGAGE LOAN SCHEDULE ..................   A-1
SUMMARY OF TEN LARGEST
   LOANS ................................   B-1
FORMS OF DISTRIBUTION
   DATE STATEMENT AND
   OPERATING STATEMENT
   ANALYSIS REPORT ......................   C-1
SCHEDULE OF INTEREST
   RESERVE LOANS ........................   D-1

                              CERTIFICATE SUMMARY


                                    INITIAL
                                   AGGREGATE
                                  CERTIFICATE                                                      WEIGHTED
                                   BALANCE OR                                                       AVERAGE     PRINCIPAL OR
                                    NOTIONAL                    PASS-THROUGH         INITIAL         LIFE         NOTIONAL
            RATINGS                  AMOUNT            % OF         RATE          PASS-THROUGH     (APPROX.      PRINCIPAL
 CLASS  DCR(1)  FITCH(2)            (+/-5%)            TOTAL     DESCRIPTION          RATE         YEARS)(6)     WINDOW(6)
 -----  ------  --------            -------            -----     -----------          ----         ---------     ---------
 Senior Classes
 A-1     AAA      AAA           $  260,078,000         29.279       Fixed            7.640%(4)        5.6      3/2000- 2/2009
 A-2     AAA      AAA           $  454,979,000         51.221       Fixed            7.780%(4)        9.6      2/2009- 2/2010
 X       AAA      AAA           $  888,269,752(3)         N/A      Variable         0.24256%(5)        8.7      3/2000-11/2019

 Subordinate Classes
 B       AA       AA            $   31,089,000          3.500     Variable           7.772%(4)       10.0      2/2010- 2/2010
 C       A        A             $   35,531,000          4.000     Variable           7.892%(4)       10.0      2/2010- 2/2010
 D       A-       A-            $    8,882,000          1.000     Variable           7.902%(4)       10.0      2/2010- 2/2010
 E       BBB      BBB           $   26,648,000          3.000     Variable           7.902%(4)       10.0      2/2010- 2/2010
 F       BBB-     BBB-          $    8,882,000          1.000     Variable           7.902%(4)       10.0      2/2010- 2/2010
 G        Not Offered           $   15,545,000          1.750       Fixed            6.500%          10.3      2/2010- 1/2011
 H        Not Offered           $   13,324,000          1.500       Fixed            6.500%          10.9      1/2011- 1/2011
 I        Not Offered           $    6,662,000          0.750       Fixed            6.500%          11.4      1/2011- 1/2012
 J        Not Offered           $    5,552,000          0.625       Fixed            6.500%          12.3      1/2012-10/2012
 K        Not Offered           $    8,882,000          1.000       Fixed            6.500%          13.3     10/2012-12/2013
 L        Not Offered           $    3,331,000          0.375       Fixed            6.500%          14.1     12/2013- 5/2014
 M        Not Offered           $    8,884,752          1.000       Fixed            6.500%          15.1      5/2014-11/2019

 Residual Classes
 R-I      Not Offered                N/A                 N/A         N/A               N/A            N/A            N/A
 R-II     Not Offered                N/A                 N/A         N/A               N/A            N/A            N/A
 R-III    Not Offered                N/A                 N/A         N/A               N/A            N/A            N/A

(1)   Duff & Phelps Credit Rating Co. ("DCR").

(2)   Fitch IBCA, Inc. ("Fitch").

(3) The Class X Certificates are interest-only certificates. Class X Certificateholders will not receive any principal. However, they will be entitled to receive interest that accrues on a notional amount outstanding equal to the aggregate of the Scheduled Principal Balances, as defined in this prospectus supplement, of the mortgage loans outstanding from time to time.

(4) The pass-through rates of the Class A-1 and Class A-2 Certificates shall be the indicated fixed rate per annum or, if a lower rate, the weighted average of the Net Mortgage Rates (as defined in this prospectus supplement) of the mortgage loans, which will be determined without taking into account any reductions to the Net Mortgage Rates resulting from modifications of the Mortgage Loans or otherwise following the cut-off date. The pass-through rate of the Class B, Class C, Class D, Class E and Class F Certificates set forth in the table above are initial pass-through rates for those classes, and for interest periods relating to Distribution Dates (as defined in this prospectus supplement) after March 15, 2000, the pass-through rate of the Class B Certificates will be the NWAC Rate (as defined in this prospectus supplement) for that Distribution Date minus 0.130% per annum, the pass-through rate of the Class C Certificates will be the NWAC Rate for that Distribution Date minus 0.010% per annum, and the pass-through rate of the Class D, Class E and Class F Certificates will be a per annum rate equal to the NWAC Rate for that Distribution Date.

(5) Approximate initial pass-through rate. The Class X pass-through rate with respect to any Distribution Date will be equal to the excess, if any, of
      (i) the weighted average of the non-default interest rates specified in the notes relating to each mortgage loan in the trust fund, net of the related Administrative Cost Rate, over (ii) the weighted average of the pass-through rates of the other classes of certificates, as more fully described in this prospectus supplement.

(6) The weighted average life and the period during which distributions of principal (or, for the Class X Certificates, reductions in the notional amount) will occur have been calculated using assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement and assuming that there are no extensions of maturity dates, delinquencies, losses or prepayments (other than the prepayment in full of the ARD Loans on their Anticipated Repayment Dates, each as defined in this prospectus supplement).

SUMMARY OF SUBORDINATION LEVELS


     Credit support for the certificates, other than the Class M Certificates, is provided by the sequential payment of interest and principal to those classes (including reimbursement of losses allocated to those classes) based (other than with respect to the Class X Certificates) on their alphabetical designations, and by the subordination of other classes to those classes in respect of the allocation of losses, shortfalls and other reductions of the assets of the trust fund (generally in reverse sequential order), as described more fully in this prospectus supplement. The following chart summarizes the protection afforded to each class of certificates by the initial principal amount of other classes, if any, that are subordinate to that class.

                                                                                          CLASS SIZE AS A
                                          PRINCIPAL AND      INITIAL         RATINGS        PERCENTAGE
 APPROXIMATE INITIAL    INTEREST-ONLY       INTEREST       CERTIFICATE                   OF INITIAL POOL
    CREDIT SUPPORT      CERTIFICATES      CERTIFICATES    BALANCE(+/-5%)   DCR    FITCH     BALANCE(1)
 -------------------    -------------     -------------   --------------   ---    -----  ----------------
      19.500%                               Class A-1      $260,078,000     AAA    AAA       29.279%
      19.500%                               Class A-2      $454,979,000     AAA    AAA       51.221%
      16.000%                               Class B        $ 31,089,000      AA     AA        3.500%
      12.000%                               Class C        $ 35,531,000      A      A         4.000%
      11.000%           Class X             Class D        $  8,882,000      A-     A-        1.000%
       8.000%           AAA/AAA             Class E        $ 26,648,000     BBB    BBB        3.000%
       7.000%                               Class F        $  8,882,000     BBB-   BBB-       1.000%
       5.250%           $888,269,752        Class G        $ 15,545,000     Not Offered       1.750%
       3.750%           Initial Notional    Class H        $ 13,324,000     Not Offered       1.500%
       3.000%           Amount              Class I        $  6,662,000     Not Offered       0.750%
       2.375%                               Class J        $  5,552,000     Not Offered       0.625%
       1.375%                               Class K        $  8,882,000     Not Offered       1.000%
       1.000%                               Class L        $  3,331,000     Not Offered       0.375%
        N/A                                 Class M        $  8,884,752     Not Offered       1.000%

----------
(1) Initial pool balance means the aggregate of the Scheduled Principal Balances of the mortgage loans on February 1, 2000.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISIONS. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.


GENERAL


Title of Certificates.......   Bear Stearns Commercial Mortgage Securities
                               Inc., Commercial Mortgage Pass-Through
                               Certificates, Series 2000-WF1. The certificates will be issued in eighteen classes, designated as the Class A-1, Class A-2, Class B, Class C, Class
                               D, Class E, Class F, Class G, Class H, Class I,
                               Class J, Class K, Class L, Class M, Class X,
                               Class R-I, Class R-II and Class R-III
                               Certificates. Only the Class A-1, Class A-2,
                               Class B, Class C, Class D, Class E, Class F and
                               Class X Certificates are being offered in this prospectus supplement.


Cut-Off Date................   February 1, 2000.


Closing Date................   On or about February 10, 2000.


Distribution Date...........   The 15th day of each month, or if the 15th day
                               is not a business day then the next succeeding business day, beginning on March 15, 2000.


Collection Period...........   The period beginning with the day after the
                               determination date in the month preceding the month of distribution (or, in the case of the first distribution date, the cut-off date) and ending with the determination date occurring in the month in which the distribution date occurs.
                               For each distribution date, the determination date is the fifth business day prior to that distribution date.


Registration of the Offered
 Certificates...............   Each class of offered certificates will be
                               represented by one or more global certificates registered in the name of Cede & Co., as nominee of DTC. You may hold your offered certificates through (i) DTC in the United States, or (ii)
                               Clearstream Banking, societe anonyme or The
                               Euroclear System in Europe. If you are acquiring an interest in any class of offered certificates you will not be entitled to receive your certificate in fully registered, certificated form, except under the limited circumstances described under "Description of the
                               Certificates--Book-Entry Registration and
                               Definitive Certificates" in the prospectus.


Denominations...............   You may hold and trade the Class A-1 and Class
                               A-2 Certificates only in minimum denominations of $25,000. You may hold and trade the Class X
                               Certificates only in minimum denominations of $1,000,000 (notional amount). The remaining offered certificates will be offered in minimum denominations of $100,000. Investments in excess of the minimum denominations may be made in any whole dollar denomination in excess thereof.


Service Providers...........   Servicer. Wells Fargo Bank, National
                               Association is the servicer of the mortgage loans for the certificateholders.

                               Special Servicer. GMAC Commercial Mortgage
                               Corporation is the special servicer of the mortgage loans for the certificateholders.

                               Trustee. LaSalle Bank National Association, a nationally chartered bank, is the trustee for the certificateholders.

                               Fiscal Agent. ABN AMRO Bank N.V. is the
                               trustee's fiscal agent.

                               Paying Agent. Norwest Bank Minnesota, National Association is the paying agent and will also act as certificate registrar and authenticating agent.

                               Operating Adviser. The holders of certificates representing more than 50% of the certificate balance of the most subordinate class of certificates outstanding at any time of determination (or if the certificate balance of that class of certificates is less than 25% of its initial certificate balance, the next most subordinate class of certificates) may appoint a representative who will have the rights described under "Servicing of the Mortgage Loans--The Operating Adviser" in this prospectus supplement.

THE MORTGAGE POOL


Characteristics of the Mortgage
 Pool.......................   The mortgage pool will consist of conventional,
                               monthly pay mortgage loans. Each mortgage loan in the pool is secured by a first mortgage lien on a fee simple estate and/or a leasehold estate on one or more commercial, multifamily or manufactured housing community properties.

                               For each mortgage loan, ignoring grace periods, scheduled payments are due on the first day of each month. We refer to that date as the "due date."

                               Most of the mortgage loans provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of the mortgage loans in the pool. Therefore, there may be a substantial principal amount due and payable on their respective maturity dates, unless prepaid prior to those maturity dates.

                               The following tables, prepared using the assumptions described in this prospectus supplement under "Description of the Mortgage Pool--Additional Mortgage Loan Information," set forth some of the anticipated characteristics of the mortgage loans as of the cut-off date. The sum in any column may not equal the indicated total due to rounding.

                           SUMMARY OF MORTGAGE POOL



  Initial Pool Balance .......................      $888,269,752
  Number of Mortgage Loans ...................               181(1)
  Number of Mortgaged Properties .............               211
  Number of Balloon Loans/ARD Loans ..........               158(2)
  Balloon Loans/ARD Loans as a Percentage
   of the Initial Pool Balance ................             91.9%
  Number of Fully-Amortizing Loans ...........                23
  Fully Amortizing Loans as a Percentage of
   the Initial Pool Balance ...................              8.1%(3)
  Average Cut-Off Date Balance ...............      $  4,907,568
  Weighted Average Net Mortgage Rate .........            7.9023%
  Weighted Average Original Term to
   Maturity ...................................        120 months(4)
  Weighted Average Remaining Term to
   Maturity ...................................        115 months
  Weighted Average Original Amortization
   Term .......................................        319 months
  Weighted Average DSCR as of the Cut-Off
   Date .......................................              1.59x(5)
  Weighted Average LTV Ratio as of the
   Cut-Off Date ...............................              59.9%(5)
  Weighted Average LTV Ratio as of
   Maturity ...................................              48.3%(5)
  Weighted Average Current Occupancy Rate
   for Commercial (excluding Hotels),
   Multifamily and Manufactured Housing
   Properties .................................              96.5%
  Weighted Average Current Occupancy Rate
   for Hotels .................................              81.4%

                               See "Risk Factors" and "Description of the
                               Mortgage Pool--Additional Mortgage Loan
                               Information" in this prospectus supplement.

                               (1) Some groups of mortgage loans made to the same borrower or related borrowers are comprised of mortgage loans that are cross-collateralized and cross-defaulted with each other. The mortgage loans within such a group may be treated as a single mortgage loan for purposes of this prospectus supplement and the accompanying prospectus except where the context otherwise requires.

                               (2) Mortgage loan Nos. 26287 and 9905426 are "ARD Loans" (as defined in the Glossary to this prospectus supplement). For purposes of the tables and descriptions in this prospectus supplement, each ARD Loan is treated as a Balloon Loan (as defined in the Glossary to this prospectus supplement) with a maturity date on the same date as its Anticipated Repayment Date (as defined in the Glossary to this prospectus supplement).

                               (3) Substantially all of the mortgage loans identified as "fully-amortizing" provide for the accrual of interest on the basis of the actual number of days in each payment period and a year assumed to consist of 360 days. As a result, the scheduled payments due on the maturity dates for those mortgage loans will be greater than the other scheduled payments for those mortgage loans.

                               (4)   The "maturity" or "maturity date" of a
                                     mortgage loan, as used in this prospectus supplement with respect to any mortgage loan other than the ARD Loans, shall refer to the stated maturity of the mortgage loan and, in the case of each ARD Loan, shall refer to its Anticipated Repayment Date.

                               (5) "DSCR" and "LTV Ratio" are calculated as described in the Glossary to this prospectus supplement.


                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                      AGGREGATE          % OF
                                                       CUT-OFF         INITIAL
                                      NUMBER OF          DATE            POOL
              STATE                  PROPERTIES        BALANCE         BALANCE
---------------------------------   ------------   ---------------   -----------
  California (Northern) .........         33        $182,266,272         20.52%
  California (Southern) .........         42         124,084,597         13.97
  Texas .........................         31          88,774,156          9.99
  North Carolina ................          4          80,918,917          9.11
  New York ......................         14          64,291,251          7.24
  Florida .......................         17          52,689,302          5.93
  28 other states ...............         70         295,245,256         33.24
                                          --        ------------        ------
  Totals ........................        211        $888,269,752        100.00%
                                         ===        ============        ======

                                 PROPERTY TYPE



                                                     AGGREGATE          % OF
                                                      CUT-OFF         INITIAL
                                     NUMBER OF          DATE            POOL
          PROPERTY TYPE             PROPERTIES        BALANCE         BALANCE
--------------------------------   ------------   ---------------   -----------
  Office .......................         20        $223,173,574         25.12%
  Retail .......................         45         184,076,092         20.72
  Multifamily ..................         37         134,375,373         15.13
  Industrial/Warehouse .........         44         125,432,750         14.12
  Self-Storage .................         34          92,965,037         10.47
  Hospitality ..................          9          68,543,517          7.72
  Manufactured Housing
   Community ...................          9          27,501,934          3.10
  Mixed Use ....................          9          19,437,067          2.19
  Land Subject to
   Ground Lease ................          3           8,690,788          0.98
  Marina .......................          1           4,073,620          0.46
                                         --        ------------        ------
  Totals .......................        211        $888,269,752        100.00%
                                        ===        ============        ======

                        RANGE OF CUT-OFF DATE BALANCES




                                                         AGGREGATE       % OF
                                            NUMBER        CUT-OFF       INITIAL
           RANGE OF             NUMBER        OF            DATE         POOL
    CUT-OFF DATE BALANCES      OF LOANS   PROPERTIES      BALANCE       BALANCE
----------------------------- ---------- ------------ --------------- ----------
  $   888,571 to $   999,999        6           6      $  5,633,023       0.63%
  $ 1,000,000 to $ 1,999,999       48          51        76,626,416       8.63
  $ 2,000,000 to $ 3,999,999       66          67       191,192,741      21.52
  $ 4,000,000 to $ 5,999,999       29          32       140,789,245      15.85
  $ 6,000,000 to $ 7,999,999       12          12        80,040,920       9.01
  $ 8,000,000 to $ 9,999,999        3           3        25,754,407       2.90
  $10,000,000 to $11,999,999        4           4        41,442,203       4.67
  $12,000,000 to $13,999,999        2           4        27,659,993       3.11
  $14,000,000 to $15,999,999        1           8        15,722,584       1.77
  $16,000,000 to $17,999,999        2           2        33,000,000       3.72
  $18,000,000 to $19,999,999        2           2        38,451,881       4.33
  $20,000,000 to $24,999,999        3           5        61,808,104       6.96
  $27,000,000 to $58,500,000        3          15       150,148,233      16.90
                                   --          --      ------------     ------
  Totals ....................     181         211      $888,269,752     100.00%
                                  ===         ===      ============     ======

     The average cut-off date balance is $4,907,568.

                     RANGE OF DSCRS AS OF THE CUT-OFF DATE




                                                      AGGREGATE       % OF
         RANGE OF                        NUMBER        CUT-OFF       INITIAL
       DEBT SERVICE          NUMBER        OF            DATE         POOL
      COVERAGE RATIOS       OF LOANS   PROPERTIES      BALANCE       BALANCE
-------------------------- ---------- ------------ --------------- ----------
  1.15x to 1.19x .........       3           3      $  9,942,577       1.12%
  1.20x to 1.24x .........       4           4        11,533,493       1.30
  1.25x to 1.29x .........      23          24        90,541,323      10.19
  1.30x to 1.34x .........      19          19        67,402,186       7.59
  1.35x to 1.39x .........      12          12        32,413,883       3.65
  1.40x to 1.44x .........      21          37       112,579,939      12.67
  1.45x to 1.49x .........      14          15        55,791,015       6.28
  1.50x to 1.59x .........      25          32       134,716,778      15.17
  1.60x to 1.69x .........      20          20       147,476,503      16.60
  1.70x to 1.79x .........      15          16       125,362,794      14.11
  1.80x to 1.89x .........       3           3        10,401,932       1.17
  1.90x to 1.99x .........       4           6        27,639,589       3.11
  2.00x to 2.49x .........      10          12        45,481,303       5.12
  2.50x to 2.99x .........       4           4         9,907,563       1.12
  3.00x to 6.48x .........       4           4         7,078,874       0.80
                                --          --      ------------     ------
  Totals .................     181         211      $888,269,752     100.00%
                               ===         ===      ============     ======

                               The weighted average DSCR as of the cut-off date is approximately 1.59x.


                  RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE




                                                        AGGREGATE       % OF
          RANGE OF                         NUMBER        CUT-OFF       INITIAL
        CUT-OFF DATE           NUMBER        OF            DATE         POOL
         LTV RATIOS           OF LOANS   PROPERTIES      BALANCE       BALANCE
---------------------------- ---------- ------------ --------------- ----------
  10.89% to 30.00% .........       2           2      $  3,414,157       0.38%
  30.01% to 40.00% .........      15          17        43,312,924       4.88
  40.01% to 45.00% .........       6           6        13,766,921       1.55
  45.01% to 50.00% .........      13          15       148,088,071      16.67
  50.01% to 55.00% .........      14          14        73,521,773       8.28
  55.01% to 60.00% .........      26          27       142,582,137      16.05
  60.01% to 65.00% .........      31          40       140,452,214      15.81
  65.01% to 70.00% .........      35          38       119,936,339      13.50
  70.01% to 75.00% .........      32          45       178,179,201      20.06
  75.01% to 79.11% .........       7           7        25,016,015       2.82
                                  --          --      ------------     ------
  Totals ...................     181         211      $888,269,752     100.00%
                                 ===         ===      ============     ======

                               The weighted average LTV Ratio as of the cut-off date is approximately 59.89%.

                     RANGE OF REMAINING TERMS TO MATURITY
                            AS OF THE CUT-OFF DATE



                                                    AGGREGATE      % OF
                                       NUMBER        CUT-OFF      INITIAL
        RANGE OF           NUMBER        OF           DATE         POOL
 REMAINING TERMS (MOS.)   OF LOANS   PROPERTIES      BALANCE      BALANCE
------------------------ ---------- ------------ -------------- ----------
   56 to  70 ...........       4           6     $ 80,671,510       9.08%
   71 to 100 ...........       3           3       15,829,597       1.78
  101 to 120 ...........     147         173      693,793,086      78.11
  121 to 140 ...........       1           1       19,182,572       2.16
  161 to 180 ...........      24          26       75,080,852       8.45
  181 to 237 ...........       2           2        3,712,134       0.42
                             ---         ---     ------------     ------
  Totals ...............     181         211     $888,269,752     100.00%
                             ===         ===     ============     ======

                               The weighted average remaining term to maturity as of the cut-off date is approximately 115 months.


                 RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE



                                                          AGGREGATE       % OF
                                             NUMBER        CUT-OFF       INITIAL
           RANGE OF              NUMBER        OF            DATE         POOL
        MORTGAGE RATES          OF LOANS   PROPERTIES      BALANCE       BALANCE
------------------------------ ---------- ------------ --------------- ----------
  6.1500% to 6.2500% .........       1           1      $  3,155,764       0.36%
  6.5001% to 6.7500% .........       1           1         2,958,882       0.33
  6.7501% to 7.0000% .........       3           3         5,981,900       0.67
  7.0001% to 7.2500% .........       7           7        18,552,993       2.09
  7.2501% to 7.5000% .........      20          23       117,626,681      13.24
  7.5001% to 7.7500% .........      19          21       121,558,752      13.68
  7.7501% to 8.0000% .........      37          45       204,707,847      23.05
  8.0001% to 8.5000% .........      73          88       325,375,024      36.63
  8.5001% to 9.0000% .........      17          19        75,041,339       8.45
  9.0001% to 9.4550% .........       3           3        13,310,568       1.50
                                    --          --      ------------     ------
  Totals .....................     181         211      $888,269,752     100.00%
                                   ===         ===      ============     ======

                               The weighted average mortgage rate as of the cut-off date is approximately 7.9581%.


                          SUMMARY OF CALL PROTECTION



                                              AGGREGATE          % OF
                                               CUT-OFF         INITIAL
                                NUMBER           DATE            POOL
      CALL PROTECTION          OF LOANS        BALANCE         BALANCE
---------------------------   ----------   ---------------   -----------
  Lockout through Maturity
    Date ..................        62       $298,646,895         33.62%
  Lockout to six (6) months
    or less prior to
    Maturity Date .........       101        550,426,885         61.97
  YM/Flex to six (6) months
  or less prior to
    Maturity Date .........        18         39,195,971          4.41
                                  ---       ------------        ------
  Totals ..................       181       $888,269,752        100.00%
                                  ===       ============        ======

                               As used above, "Flex" refers to the borrower's option to prepay with a YM charge or defease the related mortgage loan.

                               As used above, "YM" means yield maintenance.

                      SUMMARY OF INTEREST ACCRUAL METHODS




                                         AGGREGATE          % OF
                                          CUT-OFF         INITIAL
                           NUMBER           DATE            POOL
    ACCRUAL METHOD        OF LOANS        BALANCE         BALANCE
----------------------   ----------   ---------------   -----------
  Actual/360 .........       171       $859,687,574         96.78%
  30/360 .............        10         28,582,178          3.22
                             ---       ------------        ------
  Totals .............       181       $888,269,752        100.00%
                             ===       ============        ======

                               The mortgage loans were originated between July 1998 and January 2000, inclusive.


Release of
 Mortgaged Properties........  As of the cut-off date, the mortgage loans permit the release of the mortgages on the related mortgaged properties as follows:

                                o 178 of the mortgage loans, representing
                                  approximately 98.5% of the initial pool
                                  balance, generally permit the related
                                  borrower, at any time commencing
                                  approximately three to five years after the date of origination, but in no event before the second anniversary of the issuance of the certificates, to substitute non-callable U.S. Treasury obligations for the mortgaged property and to obtain the release of the related mortgage on the mortgaged property. 116 of the mortgage loans, representing approximately 64.9% of the initial pool balance, permit the related borrower upon prepayment of the mortgage loan in full to obtain the release of the related mortgage on the mortgaged property during the last one to six months of its term.

                                o 9 of the mortgage loans, representing
                                  approximately 6.2% of the initial pool
                                  balance, are cross-collateralized and/or secured by two or more mortgaged properties and generally permit the related borrower, at any time commencing approximately three to four years after the date of origination, but in no event before the second anniversary of the issuance of the certificates, to substitute non-callable U.S. Treasury obligations for some of the mortgaged properties and to obtain the release of the related mortgage on those mortgaged properties, subject to, among other requirements, the satisfaction of a specified debt service coverage ratio test, and in some cases a loan to value ratio test, with respect to the remaining mortgaged property or properties. These partial releases of mortgaged property are generally permitted if the amount of collateral substituted equals 110% to 125% of the principal amount of the mortgage loan allocated to the mortgaged property or mortgaged properties being released.

                                o 15 of the mortgage loans, representing
                                  approximately 2.9% of the initial pool
                                  balance, provide the borrower the
                                  option to either prepay in full the
                                  outstanding principal balance accompanied by a yield maintenance charge as described in this prospectus supplement under "Description of the Mortgage Pool--Yield Maintenance, Prepayment and Lockout Provisions" or to defease that mortgage loan as described in the preceding bullet points.

                                o 3 of the mortgage loans, representing
                                  approximately 1.9% of the initial pool
                                  balance, generally permit the borrower to obtain the release from the related mortgage of specified parcels of real estate constituting a portion of the applicable mortgaged property to which no value or cash flow was ascribed in determining the underwritten cash flow for that portion of the mortgaged property.

                               See "Description of the Mortgage
                               Pool--Defeasance" in this prospectus supplement.



Mortgage Loan Sellers.......   We will purchase 84 of the mortgage loans,
                               representing 46.8% of the initial pool balance, from Wells Fargo Bank, National Association, 74 of the mortgage loans, representing 40.9% of the initial pool balance, from Bear, Stearns Funding, Inc., and 23 of the mortgage loans, representing
                               12.3% of the initial pool balance, from Morgan
                               Stanley Mortgage Capital Inc. Each mortgage loan seller will make representations and warranties to us regarding the mortgage loans sold by it. We will assign those representations and warranties, and our remedies with respect to any breach thereof, to the trustee on behalf of the holders of the certificates.


THE CERTIFICATES


Description of
 the Certificates............  The certificates will be issued pursuant to a pooling and servicing agreement, to be dated as of the cut-off date, among us, the servicer, the special servicer, the trustee, the fiscal agent and the paying agent. The certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting of the mortgage pool and some other assets that are related to the mortgage loans.

                               THE CERTIFICATES WILL REPRESENT INTERESTS IN THE ASSETS OF THE TRUST FUND ONLY. ALL PAYMENTS TO YOU WILL COME ONLY FROM AMOUNTS RECEIVED IN CONNECTION WITH THOSE ASSETS.


Certificate Balance.........   The aggregate certificate balance of the
                               certificates (other than the Class X, Class R-I,
                               Class R-II and Class R-III Certificates) as of the closing date will equal the aggregate of the Scheduled Principal Balances, as defined in this prospectus supplement, of the mortgage loans as of the cut-off date, which is also referred to as the "initial pool balance." Each class of offered certificates (other than the

                               Class X Certificates) will have the initial certificate balance set forth on the cover page, subject to a permitted variance of plus or minus 5%.

                               The certificate balance of each class of certificates (other than the Class X, Class R-I, Class R-II and Class R-III Certificates) outstanding at any time represents the maximum amount that the certificateholders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and other assets in the trust fund. The certificate balance of each of those classes of certificates will be adjusted from time to time on each distribution date to reflect any reductions resulting from the distribution of principal to that class.

                               The Class X Certificates are "interest only certificates," meaning that they do not have a principal balance and are not entitled to distributions of principal. In order to calculate the amount of interest that accrues on the Class X Certificates while they are outstanding, the Class X Certificates are deemed to have a notional amount on which interest accrues. The notional amount of the Class X Certificates will equal the aggregate of the Scheduled Principal Balances of the mortgage loans measured at the beginning of each period as to which interest will accrue on the Class X Certificates.

                               We refer to the Class R-I, Class R-II and Class R-III Certificates as "residual certificates" because they represent limited rights to distributions of amounts remaining after required distributions are made to all other classes of certificates. The residual certificates do not have principal balances. The residual certificates are not offered hereby.

                               The Scheduled Principal Balance of each mortgage loan outstanding at any time represents the principal balance of that mortgage loan ultimately due and payable to the certificateholders. The Scheduled Principal Balance of each mortgage loan initially will equal the cut-off date balance of that mortgage loan. On each distribution date the principal balance of each mortgage loan will be reduced by any payments or other collections or advances of principal of that mortgage loan that are distributed on the certificates on that date and may be reduced for realized losses on that mortgage loan.


Distributions...............   Distributions of (1) interest accrued on the
                               certificates, (2) principal thereof, and (3) reimbursements of previously allocated realized losses will be made on each distribution date to each class of certificates in sequential order based on their alphabetical designations, except that the Class A-1, Class A-2 and Class X
                               Certificates will be paid interest on a pro rata basis before any interest is paid to any other classes of certificates. You will receive your share of any distributions ratably with other holders of certificates of the same class. We expect that the final distribution on each class of offered certificates will be made on the date set forth on the cover page, assuming that there are no prepayments, delinquencies or modifications of the mortgage loans after the cut-off date.


A. Interest Distributions ..   You generally will receive interest
                               distributions on each distribution date from the available distribution amount described in this prospectus supplement under "Description of the Certificates--Distributions--Available
                               Distribution Amount," subject to the sequential payment and subordination features described below, in amounts up to the interest accrued on your class of certificates during the preceding calendar month at the applicable pass-through rate, together with any previously accrued and unpaid interest amounts, in each case subject to reduction in connection with the allocation to your class of certificates of realized losses with respect to interest amounts and net aggregate prepayment interest shortfalls and net aggregate balloon interest shortfalls.

                               In general, each class of certificates will receive an interest distribution on any distribution date only after each class with an earlier alphabetical designation has received all amounts of interest distributable thereto on that distribution date. The Class A-1, Class A-2 and Class X Certificates will receive interest distributions on a pro rata basis before any other class receives interest.


B. Principal Distributions...  In general, each class of certificates, other than the Class X Certificates, will receive a principal distribution on any distribution date only after each class with an earlier alphabetical designation has received all amounts distributable thereto on that distribution date and the certificate balance of each class with an earlier alphabetical designation has been reduced to zero. See "Description of the Certificates--Distributions--Principal
                               Distribution Amount" and "--Application of
                               Available Distribution Amount" in this prospectus supplement for a more detailed description of the amount of principal available for distribution on any distribution date and the priority of distribution of that principal.


Certain Investment Considerations;
 Mortgage Loan Prepayments...  The yield on the offered certificates of any class will depend on, among other things, the pass-through rate for that class of certificates, which rate may be limited by the weighted average net mortgage rate of the mortgage loans.

                               The yield on any class of offered certificates that is purchased at a discount or premium will also be affected by the rate and timing of distributions in respect of principal on that class of certificates, which in turn will be affected by the following:

                               1. the rate and timing of principal payments,
                                  including voluntary and involuntary principal prepayments, on the mortgage loans;

                               2. the rate and timing of losses on the mortgage
                                  loans; and

                               3. the extent to which the items described in
                                  subclauses 1. and 2. are applied on any
                                  distribution date in reduction of the
                                  certificate balance of the class to which the offered certificate belongs, which will be dependent, in part, on the nature of those amounts. See "Description of the Certificates--Distributions--Application of
                                  Available Distribution Amount" and
                                  "--Distributions--Principal Distribution
                                  Amount" in this prospectus supplement.

                               The mortgage loans prohibit prepayment for a specified period of time after origination. Those mortgage loans that permit prepayment after the period in which prepayments are prohibited generally require payment of a yield maintenance charge calculated pursuant to a formula, other than during the last one to six months prior to the maturities for those mortgage loans. The formulas and percentages for calculating the yield maintenance charges as well as the allocation of those amounts among the classes of offered certificates then outstanding, are described under "Description of the Mortgage Pool--Yield Maintenance, Prepayment and Lockout Provisions" and "Description of the Certificates--Distributions--Allocation of Yield
                               Maintenance Charges" in this prospectus
                               supplement. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used.


Yield Considerations........   Yield. If you purchase an offered certificate
                               at an amount equal to its unpaid certificate balance, the effective yield to you (assuming that there are no interest shortfalls and assuming the full return of your investment principal) will approximate the pass-through rate in effect from time to time on that certificate.
                               If you pay less or more than the unpaid principal balance of the certificate, then, based on the assumptions set forth in the preceding sentence, the effective yield to you will be higher or lower, respectively, than the pass-through rate on that certificate, because the related discount or premium will be amortized over the life of the certificate.

                               Any deviation in the actual rate of prepayments on the mortgage loans from the rate assumed by you will affect the period of time over which, or the rate at which, the discount or premium will be amortized and, consequently, may change your actual yield from the yield that you anticipated.

                               Reinvestment Risk. As stated above, if an offered certificate is purchased at par, fluctuations in the rate of distributions of principal will generally not affect the yield to maturity of that certificate. However, the total return on any purchaser's investment, including that of an investor who purchases at par, will be reduced to the extent that principal distributions received on its certificate cannot be reinvested at a rate as high as the pass-through rate of the certificate. You should consider the risk that rapid rates of prepayments on the mortgage loans may coincide with periods of low prevailing market interest rates when mortgagors may be expected to prepay or refinance mortgage loans that carry interest rates significantly higher than then-current interest rates for mortgage loans. Consequently, the amount of principal distributions available to you for reinvestment at low prevailing interest rates may be relatively large. Conversely, slow rates of prepayments on the mortgage loans may coincide with periods of high prevailing market interest rates when it is less likely that mortgagors will elect to prepay or refinance mortgage loans and, therefore, the amount of principal distributions available to you for reinvestment at high prevailing interest rates may be relatively small.

                               Weighted Average Life Volatility. One indication of the effect of varying prepayment rates on a security is the change in its weighted average life. The "weighted average life" of an offered certificate is the average amount of time that will elapse between the date of issuance of the certificate and the date on which each dollar in reduction of the principal balance of the certificate is distributed to you or, in the case of the Class X Certificates, the notional amount thereof is reduced. Slower rates of prepayment may result in an increase in the weighted average life of a certificate; faster rates may result in a decrease in the weighted average life of a certificate. In general, if the weighted average life of a certificate purchased by you at par is extended beyond that which you initially anticipate, your certificate's market value may be adversely affected, even though the yield to maturity on your certificate is unaffected. The weighted average lives of the offered certificates, under various prepayment scenarios, are displayed in the table appearing under the heading "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement.

                               The Class X Certificates are interest-only certificates and are not entitled to any distributions of principal. The yield to maturity of the Class X Certificates will be especially sensitive to the prepayment, repurchase and default experience on the mortgage loans, which may fluctuate significantly from time to time. A rate of principal payments that is more rapid than you expect will have a material adverse effect on the yield to maturity of your Class X Certificates. See "Risk Factors--Risk Factors Relating to the Certificates--The rates of prepayment and repurchases of the mortgage loans in the pool may adversely affect the yield on your investment" and "Yield and Maturity Considerations--Yield Sensitivity of the Class X Certificates" in this prospectus supplement.

P&I Advances................   Subject to a determination of recoverability
                               from collections on the related mortgage loans, the servicer is required to make advances with respect to each distribution date in an amount that is generally equal to the aggregate of:

                                o all delinquent payments of principal and
                                  interest, net of related servicing fees, on the mortgage loans, other than delinquent balloon payments, default interest or increased interest after an anticipated repayment date scheduled to be due during the related due period;

                                o in the case of each mortgage loan delinquent
                                  in respect of its balloon payment, an amount equal to the scheduled monthly payment of principal and interest that would have been due if that mortgage loan had continued to amortize in accordance with the amortization schedule in effect immediately prior to the due date for its balloon payment, net of related servicing fees; and

                                o in the case of each REO property, the
                                  scheduled monthly payment of principal and interest due on the related mortgage loan prior on the due date prior to its conversion to an REO property, net of related servicing fees, but only to the extent that the amount is not covered by any net income from the related REO property included in the available distribution amount for that distribution date.

                               The servicer will be entitled to interest on any advances made, and specified servicing expenses incurred, at a rate equal to the "Prime Rate" as reported in The Wall Street Journal from time to time and will be paid, contemporaneously with the reimbursement of the advance or the servicing expense, out of general collections on the mortgage pool then on deposit in the certificate account. See "Description of the Certificates--Advances--P&I Advances" in this prospectus supplement and "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling and Servicing Agreements--Certificate Account" in the prospectus.

Credit Enhancement..........   The rights of holders of classes with later
                               alphabetical designations to receive
                               distributions of amounts collected or advanced on the mortgage loans generally will be subordinated to the rights of holders of classes with earlier alphabetical class designations. Classes with earlier alphabetical designations generally are said to be "senior" to classes with later alphabetical designations, and classes with later alphabetical designations are said to be "subordinated" to classes with earlier alphabetical designations. However, the

                               Class A-1, Class A-2 and Class X Certificates will receive interest distributions on a pro rata basis before any other class receives interest and the Class A-1 and Class A-2 Certificates generally are paid sequentially with respect to principal distributions.

                               We protect more senior classes of certificates by applying the amount available for distribution to the certificateholders on each distribution date in the order described in this prospectus supplement under "Description of the Certificates--Distributions--Application of
                               Available Distribution Amount." This is referred to as "sequential payment." If the aggregate certificate balance of the certificates exceeds the aggregate principal balance of the mortgage loans, the certificate balances of the certificates will be reduced in the order described in this prospectus supplement under "Description of the Certificates--
                               Subordination; Allocation of Losses, Shortfalls and Expenses," without a related distribution of principal, until the aggregate certificate balance of the certificates equals the aggregate principal balance of the mortgage loans. We protect more senior classes of certificates by applying those reductions of certificate balances or shortfalls in respect of the mortgage loans or other reductions of the assets of the trust fund to the most subordinated class of outstanding certificates, as further described in this prospectus supplement under "Description of the Certificates--Subordination." This is referred to as "subordination."

                               As a result of sequential payment, the
                               certificate balances of the most senior class of outstanding certificates with a principal balance will amortize prior to the classes of certificates subordinate to that class. This is expected to result in the subordinate certificates evidencing an increasing percentage interest in the trust fund over time and a corresponding increase in the protection afforded to each class of outstanding certificates by the certificates subordinate to that class. Sequential payment and subordination are intended to enhance the likelihood of timely receipt by the holders of the more senior certificates of the full amount of their interest entitlement on each distribution date and the ultimate receipt by them of principal equal to the entire certificate balance of their certificates. No other form of credit support will be available for the benefit of the holders of the offered certificates.


Optional Termination........   On any distribution date on which the aggregate
                               certificate balance of all classes of
                               certificates is less than 1% of the initial pool
                               balance, the depositor, the servicer, the special
                               servicer, the majority holders of the controlling
                               class, the operating adviser and any holder of a
                               majority interest in the Class R-I Certificates,
                               each in turn, will have the option to purchase
                               all of the remaining mortgage loans (and all
                               property acquired through exercise of remedies
                               in respect of any mortgage loan), at the price
                               specified in this prospectus supplement.
                               Exercise of this option will terminate the trust
                               fund and retire the then outstanding
                               certificates at par plus accrued interest. See
                               "Description of the Certificates--Optional
                               Termination; Retirement of the Certificates" in
                               this prospectus supplement and "Description of
                               the Certificates--Termination" in the
                               prospectus.
Information Available to
 Certificateholders.........   On each distribution date commencing in March
                               2000, the paying agent will provide to you a report concerning the certificates and the mortgage loans, a form of which is included in Annex C to this prospectus supplement. These reports will be based solely on information prepared by the servicer and the special servicer and delivered to the paying agent. Each report will contain the items described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders;
                               Certain Available Information--Distribution Date
                               Statements."


Material Federal Income Tax
 Consequences...............   You will be required to report income derived
                               from the offered certificates in accordance with the accrual method of accounting.

                               We anticipate that the Class F Certificates will be issued with original issue discount in an amount equal to the excess of the initial class certificate balance thereof (including accrued interest) over its issue price (including accrued interest). We also anticipate that the Class A, Class B and Class C Certificates will be issued at a premium and that the Class D and Class E Certificates will be issued with de minimis original issue discount for federal income tax purposes. Although not free from doubt, it is anticipated that the Class X Certificates will be treated as issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over their issue price, including accrued interest, and we intend to report income in respect of the Class X Certificates in this manner. See "Material Federal Income Tax Consequences" in the prospectus.


ERISA Considerations........   If you are a fiduciary of any employee benefit
                               plan or other retirement arrangement subject to ERISA or Section 4975 of the Internal Revenue
                               Code, you should review carefully with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted under either ERISA or Section
                               4975 of the Internal Revenue Code or whether there exists any statutory or administrative prohibited transaction exemption applicable to an investment in the offered certificates.

                               Subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement and in the prospectus, the Class A-1, Class A-2 and Class X Certificates may be acquired by those plans or arrangements. However, except as described under "ERISA Considerations" in this prospectus supplement with respect to insurance company general accounts, those plans or arrangements may not acquire certificates of any other class of offered certificates. In addition, you may not use the assets of an ERISA plan to acquire those certificates except as described under "ERISA Considerations" in this prospectus supplement and in the prospectus.

                               For further information about considerations that are relevant to an investment in the offered certificates by employee benefit plans or other retirement arrangements subject to ERISA or Section 4975 of the Internal Revenue Code, see "ERISA Considerations" in this prospectus supplement and in the prospectus.


Rating......................   It is a condition of their issuance that the
                               offered certificates receive the initial ratings from Duff & Phelps Credit Rating Co. and Fitch
                               IBCA, Inc. indicated in the table on the cover of this prospectus supplement. A security rating on any class of offered certificates addresses the likelihood of the timely payment of interest on that class of certificates and the ultimate payment of principal thereof by the rated final distribution date indicated on the cover of this prospectus supplement.

                               A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency or likelihood of voluntary or involuntary prepayments of mortgage loans, the corresponding effect on yield to investors or the possibility that, as a result of prepayments, investors in the Class X Certificates may realize a lower than anticipated yield or may fail to recover fully their initial investment. See "Ratings" in this prospectus supplement and "Risk Factors--Risks Relating to the Certificates--Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement" in the prospectus for a further explanation of the ratings, the limitations and restrictions on the ratings and the conclusions that may not be drawn from a rating.


Legal Investment............   The offered certificates will not be "mortgage
                               related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of
                               1984. As a result, the appropriate
                               characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates, may be subject to significant interpretative uncertainties.

                               You should consult your own legal advisors to determine whether and to what extent the offered certificates constitute legal investments for you. See "Legal Investment Considerations" in this prospectus supplement and "Legal Investment" in the prospectus.

                                  RISK FACTORS

     In deciding whether to purchase any offered certificates, you should consider the following risk factors as well as the risk factors that begin on page 8 of the prospectus.

RISK FACTORS RELATING TO THE CERTIFICATES

     LACK OF A SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR CERTIFICATES AT ALL OR AT AN ATTRACTIVE PRICE. Your certificates will not be listed on any securities exchange, and there is currently no secondary market for the offered certificates. While each underwriter currently intends to make a secondary market in the offered certificates, none is obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates. Furthermore, you should be aware that the market for securities of the same type as the certificates has recently been volatile and offered very limited liquidity. See "Risk Factors--Risks Relating to the Certificates--Lack of a secondary market for the certificates may make it difficult for you to resell your certificates at all or at an attractive price" in the prospectus.

     THE CERTIFICATES ARE SUPPORTED BY LIMITED ASSETS. If the distributable amount is insufficient to make payments on your certificates in accordance with the priority of payments and the subordination arrangements described in this prospectus supplement, no other assets will be available to you for payment of the deficiency.

     The distributable amount will come primarily from collections on the mortgage loans. In general, the only source of payment for any mortgage loan is the mortgaged property and/or other assets that have been pledged to secure the mortgage loan. Accordingly, distributions on the certificates will depend upon the borrowers' abilities to repay the mortgage loans. Factors that affect a borrower's ability to repay a mortgage loan include:

    o the net cash flow of the related mortgaged property; and

    o the market value of the related mortgaged property or the ability of the related borrower to refinance the mortgaged property at maturity of the mortgage loan or upon the acceleration of maturity of the mortgage loan following an event of default.

Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances of scheduled payments of interest and/or principal are made by the servicer, the trustee or the fiscal agent to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default. For a more detailed description of factors that may affect the borrowers' abilities to repay the mortgage loans, see "--Risk Factors Relating to the Mortgage Loans" below and "Risk Factors--Risks Relating to the Mortgage Loans" and "Description of the Trust Funds--Mortgage Loans" in the prospectus.

     The rate and timing of delinquencies or defaults on the mortgage loans will affect the following yield and payment characteristics of the certificates:

    o  the aggregate amount of distributions on the certificates;

    o  the yields to maturity of the certificates;

    o  the rates of principal payments on the certificates; and

    o  the weighted average lives of the certificates.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses cause your certificates to have a higher percentage ownership interest in the trust (and therefore related distributions of principal payments on the mortgage loans) than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     THE YIELD ON YOUR CERTIFICATE WILL DEPEND UPON ITS PASS-THROUGH RATE, THE PRICE YOU PAY FOR YOUR CERTIFICATE, THE RATE AND TIMING OF COLLECTION AND LOSS ON THE MORTGAGE LOANS AND THE PAYMENT PRIORITY OF YOUR CERTIFICATES. The yield on your certificate will be affected by:

    o the pass-through rate in effect from time to time for your certificate;


    o the price paid for your certificate and, if the price was other than par, the rate and timing of principal payments (including voluntary and involuntary principal prepayments, repurchases as a result of breaches of a seller's representations and warranties and delinquent payments);

    o losses and shortfalls on the mortgage loans and some types of expense losses of the trust fund; and

    o the extent to which principal payments are made or losses are allocated on any distribution date in reduction of the certificate balance or notional amount of the class to which your certificate belongs or in reduction of amounts distributable thereon.

WE CANNOT PREDICT THE YIELD ON ANY CLASS OF CERTIFICATES AND DO NOT MAKE ANY REPRESENTATIONS OR WARRANTIES REGARDING THE YIELD ON ANY CLASS OF CERTIFICATES. See "Description of the Certificates-- Distributions--Application of Available Distribution Amount" and "--Distributions--Principal Distribution Amount" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in this prospectus supplement.

     THE RATES OF PREPAYMENT AND REPURCHASES OF THE MORTGAGE LOANS IN THE POOL MAY ADVERSELY AFFECT THE YIELD ON YOUR INVESTMENT. The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, including prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases as a result of a seller's breaches of representations and warranties.

     If you purchase your certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans in the pool will result in an actual yield that is lower than your expected yield. Conversely, if you purchase your certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans in the pool will result in an actual yield that is lower than your expected yield. Insofar as your initial investment in any certificate is repaid, you may not be able to reinvest your initial investment in an alternative investment with a yield comparable to the yield on your certificates.

     The investment performance of your certificates may vary materially and adversely from your investment expectations due to voluntary or involuntary prepayments on the mortgage loans being higher or lower than you anticipated. Even if the actual yield is equal to your anticipated yield, you may not realize your expected total return on investment or the expected weighted average life of your certificates.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

    o the terms of the mortgage loans;

    o the length of any prepayment lockout period;

    o the level of prevailing interest rates;

    o the availability of mortgage credit;

    o any applicable yield maintenance charges;

    o the occurrence of casualties or natural disasters; and

    o economic, demographic, tax or legal factors.

Voluntary prepayments under some of the mortgage loans require payment of a yield maintenance charge. See "--Enforcement of prepayment restrictions will generally result in a slower rate of prepayment but may not be effective in all circumstances to protect the lender's yield" below and "Description of the Mortgage Pool--Yield Maintenance, Prepayment and Lockout Provisions" in this prospectus supplement. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a yield maintenance charge.

     In addition, if a seller repurchases any mortgage loan from the trust fund due to the breach of a representation or warranty, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no yield maintenance charge premium will be payable. A repurchase by a seller may, therefore, adversely affect the yield to maturity on your certificates.

     Also, if the related borrower does not repay an ARD Loan by its Anticipated Repayment Date, the effect will be to increase the weighted average life of your certificates and may reduce your yield to maturity.

     WE CANNOT PREDICT THE ACTUAL RATE OF PREPAYMENT OF PRINCIPAL OF THE MORTGAGE LOANS IN THE POOL AND MAKE NO REPRESENTATION OR WARRANTY WITH RESPECT TO THAT RATE OF PREPAYMENT. IN DECIDING WHETHER TO PURCHASE ANY CERTIFICATES, YOU SHOULD MAKE AN INDEPENDENT DECISION AS TO THE APPROPRIATE PREPAYMENT ASSUMPTION TO BE USED.

     IF YOU PURCHASE CLASS X CERTIFICATES, YOUR YIELD TO MATURITY WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS, INCLUDING PREPAYMENTS, AND PRINCIPAL LOSSES WITH RESPECT TO THE MORTGAGE LOANS. YOU SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS AND/OR PRINCIPAL LOSSES ON THE MORTGAGE POOL COULD RESULT IN FAILURE TO FULLY RECOUP YOUR INITIAL INVESTMENT IN THE CLASS X CERTIFICATES. FOR ADDITIONAL INFORMATION REGARDING THE YIELD ON CLASS X CERTIFICATES, YOU SHOULD ALSO REVIEW THE SECTIONS IN THIS PROSPECTUS SUPPLEMENT TITLED "DESCRIPTION OF THE MORTGAGE POOL," "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS" AND "--SUBORDINATION; ALLOCATION OF LOSSES, SHORTFALLS AND EXPENSES" AND "YIELD AND MATURITY CONSIDERATIONS."

     ENFORCEMENT OF PREPAYMENT RESTRICTIONS WILL GENERALLY RESULT IN A SLOWER RATE OF PREPAYMENT BUT MAY NOT BE EFFECTIVE IN ALL CIRCUMSTANCES TO PROTECT THE LENDER'S YIELD. Each mortgage loan restricts voluntary prepayments in one or more of the following ways:

    o by prohibiting any prepayments for a specified period of time, known as a lockout period, generally not less than three to five years after the date of origination of that mortgage loan and often extending throughout the term of that mortgage loan until a date which is six months or less prior to its maturity; or

    o by requiring that any principal prepayment made during a specified period of time, known as a yield maintenance period, after the date of origination of that mortgage loan or, in the case of a mortgage loan also subject to a lockout period, after the date of expiration of that lockout period be accompanied by a yield maintenance charge.

     The existence of yield maintenance charges generally will result in prepayments of the mortgage loans in the pool occurring at a slower rate than would have been the case if the borrowers were not required to pay that additional amount. However, yield maintenance charges may not be effective in all circumstances to protect the lender's yield. For example:

    o in some circumstances, including without limitation markedly low interest rate environments, the terms of refinancing or sale may be so attractive that borrowers will prepay their mortgage loans notwithstanding the obligation to pay yield maintenance charges;

    o yield maintenance charges may be unenforceable under state or federal law, including federal bankruptcy law, in some cases, particularly if they are required to be paid following a default; or

    o state or federal laws, including federal bankruptcy law, may limit the amount that may be collected from a borrower.

     We cannot predict the actual rate of prepayment of principal on the mortgage loans. Even if the requirement to pay a yield maintenance charge following default is enforceable, the foreclosure proceeds received with respect to a defaulted mortgage loan may be insufficient to make the required payment. In addition, a yield maintenance charge or prepayment premium generally will not be required for prepayments in connection with a casualty or condemnation. For a description of yield maintenance charges, see "Description of the Mortgage Pool--Yield Maintenance, Prepayment and Lockout Provisions" in this prospectus supplement.

     CHANGES IN CONCENTRATIONS IN THE TYPES OF PROPERTIES SECURING THE MORTGAGE LOANS IN THE POOL MAY OCCUR AS A RESULT OF PREPAYMENTS WHICH MAY AFFECT THE YIELD ON YOUR INVESTMENT. To the extent that any borrower pays down the principal of a mortgage loan, including payments made at maturity, the remaining mortgage loans in the pool as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers or geographic location.

     THE TRUST MAY BECOME LIABLE FOR THE COSTS OF ENVIRONMENTAL CLEAN-UP. A "Phase I" environmental site assessment was performed at each of the mortgaged properties during the 12-month period prior to the date of origination of the related mortgage loan. In some cases, the environmental consultant identified a condition or circumstance:

    o which was remediated or for which an escrow for remediation costs has been established;

    o for which an entity other than the related borrower is responsible either for remediation or for paying the cost of remediation;

    o for which the consultant recommended an operations and maintenance plan or periodic monitoring of the subject properties and/or nearby properties, which recommendations were required to be implemented in a manner consistent with industry-wide practices; and/or

    o for which the related lender or borrower obtained environmental insurance.

     Federal law requires owners of multifamily housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that could lead to exposure to lead-based paint and the related hazards to pregnant women and young children. Property owners may be liable for tenant injuries from exposure to lead-based paint under federal and state laws that impose affirmative discovery and remediation obligations on owners of multifamily housing containing lead-based paint. In those cases where the environmental assessments revealed the existence of lead-based paint at multifamily properties and recommended an operations and maintenance program, the borrowers are obligated to implement operations and maintenance programs.

     The pooling and servicing agreement requires the special servicer to obtain an environmental site assessment of a mortgaged property securing a defaulted mortgage loan prior to acquiring title to the mortgaged property or assuming its operation. This restriction may delay enforcement of the security for the related mortgage note and will interfere with the ability of the servicer or special servicer to foreclose on a mortgaged property if a satisfactory environmental site assessment is not obtained or if required remedial action is not taken. This prohibition is meant to decrease the likelihood that the trust will become liable for an environmental condition at any mortgaged property. However, we cannot assure you that the requirements of the pooling and servicing agreement will completely protect the assets of the trust from liability for an environmental condition.

     For additional information regarding environmental risks associated with mortgaged properties, you should also review the section in this prospectus supplement titled "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" and the sections in the prospectus titled "Risk Factors--Risks Relating to the Mortgage Loans--Owners and operators of a mortgaged property and mortgage lenders may become liable for the costs of environmental cleanup" and "Legal Aspects of Mortgage Loans--Environmental Risks."

     A TAX MAY BE IMPOSED ON THE TRUST IF THE TRUST ACQUIRES A MORTGAGED PROPERTY SUBSEQUENT TO A DEFAULT WHICH WILL REDUCE THE NET PROCEEDS AVAILABLE TO YOU. If the trust were to acquire a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage the REO property. Any "net income from foreclosure property" arising from that manner of operation and management, other than qualifying "rents from real property," as defined in Section 856(d) of the Internal Revenue Code, will subject the trust to federal and possibly state or local tax on income derived from that source at the highest marginal corporate tax rate, currently 35%, and in some cases may subject the trust to a "prohibited transaction" tax on any net income from foreclosure property at a rate of 100%. This tax will reduce net proceeds available for distribution to you and to other certificateholders. The trust generally will be permitted to receive taxable "net income from foreclosure property" if (a) the special servicer determines that the net after-tax recovery to the trust from operating the property would be greater than it would be if the related REO property were leased to a third party at a fixed rental so as to produce qualifying "rents from real property," or (b) the property could not reasonably be so leased.

     YOU HAVE VERY LIMITED RIGHTS TO PARTICIPATE IN DECISIONS REGARDING THE TRUST. Your certificates generally do not entitle you to vote, except with respect to required consents to some types of amendments to the pooling and servicing agreement and, if the conditions specified in the pooling and servicing agreement are met, with respect to votes to replace parties to the pooling and servicing agreement. Generally, you have only very limited rights to participate in decisions with respect to the administration of the trust because the pooling and servicing agreement provides that decisions are generally made by the servicer, the trustee or the special servicer, as applicable. However, the controlling class will have the right to select the operating adviser, who in turn will have the right to replace the special servicer under the circumstances described under "Servicing of the Mortgage Loans--Termination of the Special Servicer" in this prospectus supplement.

     Any decision made by one of those parties in respect of the trust, even if, as determined by that party in its good faith and reasonable judgment to be in your best interest, may be contrary to the decision that would have been made by you and may adversely affect your interests.

     IF THE SERVICER AND/OR SPECIAL SERVICER PURCHASE ALL OR A PORTION OF THE CERTIFICATES, THE SERVICER AND/OR SPECIAL SERVICER MAY BE SUBJECT TO A CONFLICT OF INTEREST. The servicer, the special servicer or one or more of their respective affiliates may purchase all or a portion of the certificates. If the servicer and/or special servicer purchase all or a portion of the certificates, the servicer and/or special servicer may be subject to a conflict of interest because it would have an economic interest in the trust that is different from that of holders of other classes of certificates. However, the pooling and servicing agreement requires the servicer and the special servicer to service mortgage loans in accordance with specified objective standards and without regard to ownership of any certificate by the servicer, the special servicer or any affiliate of either.

     The special servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The operating adviser will have the right to replace the special servicer under the circumstances described under "Servicing of the Mortgage Loans--Termination of the Special Servicer" in this prospectus supplement. At any given time, the operating adviser will be controlled generally by the holders of the controlling class, and those holders may have interests in conflict with those of the holders of the other certificates. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken. The special servicer or an affiliate may acquire some of the most subordinated certificates (including those of the initial controlling class). Under those circumstances, the special servicer itself may have interests that conflict with the interests of the other holders of the certificates. It is anticipated that the special servicer will be the initial operating adviser.

     For additional information regarding the obligations of the servicer and special servicer, you should also review the section in this prospectus supplement titled "Servicing of the Mortgage Loans."

     THE UNDERWRITERS MAY BE SUBJECT TO A CONFLICT OF INTEREST. Each underwriter is an affiliate of a mortgage loan seller and may be subject to conflicts of interest arising from the related mortgage loan seller's desire to consummate a sale of its mortgage loans to the trust.

     THE PROPERTY MANAGERS MAY BE SUBJECT TO A CONFLICT OF INTEREST. Substantially all of the property managers for the mortgaged properties (or their affiliates) manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and some of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of those mortgaged properties.

     IF YOU HOLD SUBORDINATE CERTIFICATES, THE SEQUENTIAL PAY AND SUBORDINATION FEATURES OF THESE CERTIFICATES MAY RESULT IN DELAYS AND REDUCTIONS IN PAYMENTS TO YOU. The rights of holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to the rights of the holders of the more senior certificates having an earlier alphabetical class designation. Losses on the mortgage loans will be allocated to the Class M, Class L, Class K, Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the Class A-1 and Class A-2 Certificates, and solely with respect to interest losses, the Class X Certificates, pro rata, in each case reducing principal and/or interest otherwise payable thereon. If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of that excess (up to the outstanding certificate balance of that class). If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and those losses are allocable to your certificates, your actual yield to maturity will be lower than your assumed yield. Under some extreme scenarios, your yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

     The sequential pay and subordination features governing the priority of distributions to certificateholders may result in delays in the payment of interest and/or principal to any subordinated class of certificates or to the reduction of the related certificate balance in connection with the allocation of losses, shortfalls or expenses which may remain unreimbursed. Any delay or reduction described in the preceding sentence will adversely affect the yield to maturity of one or more classes of certificates. See "Description of the Certificates--Distributions--Application of Available Distribution Amount" and "Description of the Certificates--Subordination; Allocation of Losses, Shortfalls and Expenses" in this prospectus supplement for more information.

     COMPENSATION FOR SERVICING ACTIVITIES MAY LEAD TO SHORTFALLS OR LOSSES BEING ALLOCATED TO ONE OR MORE CLASSES OF CERTIFICATES. To the extent described under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, the servicer, the trustee or the fiscal agent, as applicable, will be entitled to receive interest on unreimbursed advances of scheduled interest and/or principal and servicing advances on the mortgage loans. This interest will generally accrue from the date on which the related advance is made or incurred through the date of reimbursement. In addition, under some circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be serviced by the special servicer, and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances and special servicing compensation is senior to the rights of certificateholders to receive distributions and may lead to shortfalls or losses being allocated to one or more classes of certificates on one or more distribution dates.

     THE INABILITY OF COMPUTERIZED SYSTEMS TO ACCURATELY PROCESS DATE CHANGES COULD DISRUPT COLLECTIONS ON THE MORTGAGE LOANS OR DISTRIBUTION OF THOSE COLLECTIONS TO THE CERTIFICATEHOLDERS. The inability of computerized systems to accurately process date changes, including the transition from the year 1999 to the year 2000, may disrupt the collection of payments on the mortgage loans, the servicing of the mortgage loans and the performance of the related duties by the servicer, the special servicer, the trustee, the paying agent, The Depository Trust Company, the borrowers and other third parties. If such a computer problem arises, the resulting disruptions in the collection or distribution of receipts on the mortgage loans could materially adversely affect your investment.


RISK FACTORS RELATING TO THE MORTGAGE LOANS

     ALL OF THE MORTGAGE LOANS IN THE POOL ARE NON-RECOURSE LOANS. The mortgage loans in the pool are not an obligation of, or insured or guaranteed by, any governmental entity, or private mortgage insurer.

     Each mortgage loan in the pool is a non-recourse loan which generally means that, in the event of a default under the mortgage loan, other than a default resulting from fraud or other willful misconduct, recourse may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment on each mortgage loan prior to maturity is dependent primarily on the income from, and the value of, the related mortgaged property. Moreover, even if a mortgage loan provides for recourse to a borrower or its affiliates, there can be no assurance that the trust ultimately could collect sums due under the mortgage loan. You should consider all of the mortgage loans in the pool to be non-recourse loans.

     OFFICE PROPERTIES HAVE PARTICULAR RISKS. 20 of the mortgaged properties, for which the related mortgage loans (or allocated principal portion thereof) constitute 25.1% of the initial pool balance, are office properties. These types of properties are exposed to certain unique risks. See "Risk Factors--Risks Relating to the Mortgage Loans--Office properties have particular risks" in the prospectus.

     In addition to risks generally associated with real estate, office properties are also affected significantly by:

    o adverse changes in population and employment growth;

    o the quality of the office property's tenants;

    o the physical attributes of the building;

    o local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings;

    o the quality and management philosophy of management;

    o the attractiveness of the properties to tenants and their customers or clients;

    o the attractiveness of the surrounding neighborhood; and

    o the need to make major repairs or improvements to the property to satisfy the needs of major tenants.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of:

    o a tenant's voluntary decision not to renew a lease;

    o bankruptcy or insolvency of these tenants; or

    o these tenants' general cessation of business activities or for other reasons.

     The risk of an economic decline as described above is greater if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     RETAIL PROPERTIES HAVE PARTICULAR RISKS. 45 of the mortgaged properties, for which the related mortgage loans (or allocated principal portion thereof) constitute 20.7% of the initial pool balance, are retail properties. These types of properties are exposed to certain unique risks. See "Risk Factors--Risks Relating to the Mortgage Loans--Mortgage loans secured by retail properties may be adversely affected by changes in consumer spending patterns, alternative forms of retailing and changes in tenants occupying the retail properties" in the prospectus.

     In addition to risks generally associated with real estate, retail properties are also affected significantly by factors like the following:

    o adverse changes in consumer spending patterns;

    o local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;

    o alternative forms of retailing, which reduce the need for retail space by retail companies, including

      - direct mail,

      - television shopping networks, and

      - Internet based sales;

    o the quality and management philosophy of management;

    o the attractiveness of the properties to tenants and their customers;

    o the attractiveness of the surrounding neighborhood;

    o the public perception of the safety of customers, at shopping malls and shopping centers, for example; and

    o the need to make major repairs or improvements to satisfy the needs of major tenants.

     In some cases, rents on retail properties are linked to a percentage of gross sales generated by the tenant's business. These arrangements cause the value of the retail properties to correlate to the performance of tenant businesses and increase the risk that the borrower will be unable to make payments on the related mortgage loan if the tenants' businesses perform poorly. Therefore, the value of these retail properties are significantly impacted by the quality of the tenants as well as fundamental aspects of real estate such as location and market demographics.

     Anchor or significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the related property. Retail properties may be adversely affected if an anchor or other significant tenant ceases operations at relevant locations, which may occur on account of:

    o a decision not to renew a lease;

    o bankruptcy or insolvency of the tenant; or

    o the tenant's general cessation of business activities or for other reasons.

     In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the related property.

     MULTIFAMILY PROPERTIES HAVE PARTICULAR RISKS. 37 of the mortgaged properties, for which the related mortgage loans (or allocated principal portion thereof) constitute 15.1% of the initial pool balance, are multifamily properties. These types of properties are exposed to certain unique risks. See "Risk Factors--Risks Relating to the Mortgage Loans--Some risks that affect occupancy and rent levels of multifamily rental properties such as adverse economic conditions, construction of additional housing, military base closings, company relocations and rent control laws may affect the ability of the borrower to meet its obligations under the mortgage loan" and "--Mortgage lenders secured by cooperatively owned apartment buildings are subject to the risk that tenant-shareholders of a cooperatively owned apartment building will be unable to make the required maintenance payments" in the prospectus.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged for rental units, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels without a corresponding decrease in expenses. Occupancy and rent levels may also be affected by:

    o construction of additional housing units in the surrounding area;

    o the reputation of rental property;

    o the services provided at the rental property;

    o the deterioration of the surrounding neighborhood;

    o local military base closings;

    o company relocations and closings; or

    o national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, for reasons including the foregoing. In addition, favorable mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, some costs of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, multifamily rental properties may be subject to rent control laws which could impact the future cash flows of the related properties.

     Some states strictly regulate the relationship between landlords and tenants. Commonly, these laws require a written lease, good cause for eviction and disclosure of fees, and prohibit unreasonable rules and retaliatory evictions. Apartment building owners also have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. In those jurisdictions and potentially others, borrowers are facing new and more complicated challenges to their rights to tenant rents, which may reduce the value of multifamily properties or increase the volatility of the related net cash flows. A few states offer especially significant protection to tenants. For example, some states limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control or rent stabilization regulations on apartment buildings. These ordinances may limit rent increases to fixed percentages which in turn may be linked to increases in the consumer price index, schedules approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, rent control or rent stabilization laws do not permit vacancy decontrol or destabilization, and therefore limit the projected future net cash flows and market value of the affected multifamily properties. Any limitations on a borrower's ability to raise property rents may impair that borrower's ability to repay its mortgage loan from its net cash flow or the proceeds of a sale or refinancing of the related mortgaged property.

     Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code. However, rent limitations associated therewith may adversely affect the ability of the applicable borrowers to increase rents to maintain the related mortgaged properties in proper condition during periods of rapid inflation or declining market value of the related mortgaged properties. In addition, the income restrictions on tenants imposed by Section 42 of the Internal Revenue Code may reduce the number of eligible tenants in the related mortgaged properties and result in a reduction in occupancy rates applicable thereto. Furthermore, some eligible tenants may not find any differences in rents between the multifamily rental properties eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at property eligible to receive tax credits pursuant to Section 42 of the Internal Revenue Code, which may have fewer amenities or otherwise be less attractive as a residence. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

     Some multifamily rental properties are believed to have tenants eligible for rental subsidy payments under federal housing assistance payment programs, including Section 8 of United States Housing Act of 1937. Under that program, administered by the Department of Housing and Urban Development, a property must satisfy requirements to qualify for inclusion in the program. These requirements relate to, among other things, income limitations on tenants. The borrower under these mortgage loans may be adversely affected if it or the mortgaged property fails to qualify for inclusion in the program, if subsidies thereunder are reduced, or if the programs are otherwise terminated.

     INDUSTRIAL PROPERTIES HAVE PARTICULAR RISKS. 44 of the mortgaged properties, for which the related mortgage loans (or allocated principal portion thereof) constitute 14.1% of the initial pool balance, are industrial properties. These types of properties are exposed to certain unique risks. See "Description of the Trust Funds--Mortgage Loans--Mortgage Loans Secured by Industrial Properties" in the prospectus.

     Significant factors that affect the value of industrial properties are:

    o the quality of tenants;

    o building design and adaptability; and

    o the location of the property.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any related property is heavily dependent on the success of the tenant's business.

     Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include ceiling heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

     SELF-STORAGE FACILITIES HAVE PARTICULAR RISKS. 34 of the mortgaged properties, for which the related mortgage loans (or allocated principal portion thereof) constitute 10.5% of the initial pool balance, are self-storage facilities. These types of properties are exposed to certain unique risks. See "Risk Factors--Risks Relating to the Mortgage Loans--Self-storage properties have particular risks" in the prospectus.

     Self-storage properties are vulnerable to competition because they are relatively quick and inexpensive to construct and break-even occupancy rates are relatively low. In addition to competition, factors that affect the success of a self-storage facility include:

    o location and visibility;

    o building design;

    o proximity to apartment complexes or commercial users;

    o trends of apartment tenants in the area moving to single family homes;

    o services provided, including security, privacy and accessibility;

    o dependence upon business activities ancillary to renting units as a source of income;

    o age and appearance of the improvements; and

    o quality of management.

     Conversion of a self-storage facility to an alternate use generally would require substantial capital expenditures because of their particular building characteristics. If the operations of any of the self-storage mortgaged properties becomes unprofitable as a result of decreased demand or competition, or other factors so that the borrower is unable to meet its obligations on the related mortgage loan, the liquidation value of that mortgaged property may be substantially reduced because of its limited adaptability to other uses.

     User privacy and ease of access to individual storage space may increase environmental risks, although lease agreements generally prohibit users from storing hazardous materials in their leased units. The environmental assessments performed in connection with self-storage mortgaged properties did not include an inspection of the contents of the self-storage units. Accordingly, there can be no assurance that all of the units included in the self-storage mortgaged properties are free from hazardous materials or will remain so in the future.

     HOTEL AND MOTEL PROPERTIES HAVE PARTICULAR RISKS. 9 of the mortgaged properties, for which the related mortgage loans (or allocated principal portion thereof) constitute 7.7% of the initial pool balance, are hotels or motels. These types of properties are exposed to certain unique risks. See "Risk Factors--Risks Relating to the Mortgage Loans--Hotel and motel properties have particular risks" in the prospectus.

     Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things:

    o a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated;

    o competition from other hotels and motels;

    o increases in operating costs, which increases may not necessarily in the future be offset by increased room rates; and

    o dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

     These factors could adversely affect the related borrower's ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct, an over-building of hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on that hotel's quality of service and economic performance. Additionally, the revenues of some hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     A hotel or motel property may present additional risks as compared to other commercial property types in that:

    o hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

    o the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel or motel, either through purchase or foreclosure, is subject to local law requirements that typically prohibit the transfer of those licenses;

    o it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of the related property; and

    o future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

     HOTEL AND MOTEL PROPERTIES AFFILIATED WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY HAVE PARTICULAR RISKS. 8 of the mortgaged properties, for which the related mortgage loans (or allocated principal portion thereof) constitute 5.5% of the initial pool balance, are hotel or motel properties operated as franchises of national hotel or motel chains or managed by a hotel or motel management company. The performance of a hotel or motel property operated as a franchise or by a hotel or motel management company depends in part on:

    o the continued existence and financial strength of the franchisor or hotel or motel management company;

    o the public perception of the franchise or hotel or motel chain service mark; and

    o the duration of the franchise license or management agreement.

     Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchises is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels or motels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The transferability of franchise license agreements may be restricted. In the event of a foreclosure, the trustee (or servicer or special servicer) may not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of some mortgage loans, the trustee (or servicer or special servicer) may be unable to remove a franchisor or a hotel or motel management company that it desires to replace following a foreclosure.


     MANUFACTURED HOUSING COMMUNITY PROPERTIES HAVE PARTICULAR RISKS. 9 of the mortgaged properties, for which the related mortgage loans (or allocated principal portion thereof) constitute 3.1% of the initial pool balance, are parcels of land underlying manufactured housing community properties, together with certain improvements thereon, in which the tenants rent space for their individually-owned manufactured homes. These types of properties are exposed to certain unique risks. See "Risk Factors--Risks Relating to the Mortgage Loans--Risks Particular to Manufactured Housing Community Properties and Recreational Vehicle Parks" in the prospectus.

     The successful operation of a manufactured housing community will generally depend upon the number of competing manufactured housing communities in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

     Manufactured housing communities also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments.

     Manufactured housing community properties are "special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

     THEATER PROPERTIES HAVE PARTICULAR RISKS. 4 of the mortgaged properties, for which the related mortgage loans (or allocated principal portion thereof) constitute 2.9% of the initial pool balance, are theater properties. These types of properties are exposed to certain unique risks.

     Significant factors determining the value of a theater property include:

    o the strength and experience of the operator;

    o its ability to secure film license agreements for first-run movies; and

    o its ability to maintain high attendance levels.

     Theater operators are also highly reliant on sales of food and beverages to attendees. Physical attributes of the building will also impact property value. These physical attributes include:

    o number of screens;

    o the size of individual auditoriums within the theater;

    o quality and modernity of sound and projection systems; and

    o quality and comfort of individual theaters and common areas (including box office, lobby and concessions area).

     The performance of a theater property can also be impacted by the quality, size and proximity of competitive theater properties and the relative appeal of films being screened at other theater properties within the market. The theater industry is highly dependent on the quality and popularity of films being produced by film production companies both in the US and overseas; a slowdown in movie production or decrease in the appeal of films being produced can negatively impact the value of a theater property. The theater industry is also subject to competitive distribution channels. These competitive distribution channels include:

    o cable and satellite television;

    o videotape and videodisk sales and rentals; and

    o electronic distribution via the Internet.

     REPAYMENT OF THE MORTGAGE LOANS IN THE POOL MAY DEPEND ON THE SUCCESSFUL OPERATION OF THE MORTGAGED PROPERTIES. The mortgaged properties consist entirely of income-producing real estate. Lending on the security of commercial and multifamily properties is generally viewed as riskier than lending on the security of single-family residential real estate. This is because commercial and multifamily real estate lending typically involves larger loans than single-family lending and because repayment is dependent on the successful operation of the related real estate project, the tenants' businesses and their creditworthiness.

     The ability of a mortgaged property to generate sufficient net operating income to pay debt service on the related mortgage loan may be adversely affected by a number of factors, including:

    o the age, design and construction quality of the property;

    o perceptions regarding the safety, convenience and attractiveness of the property;

    o the ability to convert an unsuccessful property to an alternative use;

    o the proximity and attractiveness of competing properties;

    o new construction in the same real estate market as the property;

    o the adequacy of the property's management and maintenance;

    o an increase in operating expenses for the property;

    o an increase in the capital expenditures needed to maintain the property or make improvements;

    o a decline in the financial condition of a major tenant;

    o an increase in vacancy rates;

    o rent control laws;

    o a decline in rental rates as leases are renewed or replaced; and

    o number and diversity of tenants.

     Other factors that may adversely affect the ability of a mortgaged property to generate net cash flow are more general in nature, including without limitation:

    o national, regional or local economic conditions, including plant closings, industry slowdowns, unemployment rates and weakness in industries;

    o local real estate conditions, including without limitation, an oversupply of similar space;

    o demographic factors;

    o customer tastes and preferences; and

    o retroactive changes in building codes.

     Lenders typically look to the debt service coverage ratio (i.e., the ratio of net cash flow to debt service described more fully under "Description of the Mortgage Pool--Underwritten Cash Flow" in this prospectus supplement) and loan to value ratio (i.e., the ratio of the unpaid principal balance of a mortgage loan to the appraised value of the related mortgaged property) as measures of the risk and severity of default on a loan secured by income-producing property. Commercial and multifamily property values and cash flows are subject to volatility and may be insufficient to cover debt service on the related mortgage loans at any given time. The volatility of net cash flow generated by a mortgaged property will be influenced by many of the foregoing factors, as well as by:

    o the length of tenant leases;

    o the creditworthiness of tenants;

    o the rate at which new rentals occur;

    o the percentage of total property expenses in relation to revenues;

    o the ratio of fixed operating expenses to those that vary with revenues;
      and

    o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Mortgaged properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, including without limitation health-care facilities and hotel or motel properties, can be expected to have more volatile cash flows than mortgaged properties with medium to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net cash flow of those mortgaged properties with short-term revenue sources than on mortgaged properties with more sources of revenue and may lead to higher rates of delinquency or defaults than would be experienced by those properties with medium to long-term leases from creditworthy tenants.

     THE PROPERTY VALUES OF THE MORTGAGED PROPERTIES MAY BE ADVERSELY AFFECTED EVEN IF CURRENT OPERATING INCOME IS NOT. While the property values of the mortgaged properties generally will depend upon the operating income they generate, various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

    o changes in governmental regulations;

    o fiscal policy;

    o zoning or tax laws;

    o potential environmental legislation or liabilities or other legal liabilities;

    o the availability of refinancing;

    o changes in interest rate levels;

    o convertability of any property to an alternative use;

    o the proximity and attractiveness of competing properties; and

    o new construction in the same real estate market as any property.

A decrease in the value of a mortgaged property could adversely affect the liquidation value of that mortgaged property and reduce the amount that can be realized if an event of default occurs on the related mortgage loan.

     MORTGAGE LOANS MAY HAVE BALLOON PAYMENTS WHICH INVOLVE A GREATER RISK TO THE LENDER BECAUSE THE ABILITY OF THE BORROWER TO MAKE THE BALLOON PAYMENT DEPENDS UPON ITS ABILITY TO REFINANCE THE LOAN OR SELL THE RELATED MORTGAGED PROPERTY. 158 of the mortgage loans in the pool, representing approximately 91.9% of the initial pool balance, do not fully amortize over their stated term to maturity and will have substantial payments of principal due at maturity, or in the case of the ARD Loans on their Anticipated Repayment Dates, each as defined in the Glossary to this prospectus supplement, unless previously prepaid. 4 mortgage loans, representing approximately 14.4% of the initial pool balance, have an initial interest only period during which time they do not require the payment of principal.

     Loans that require balloon payments involve a greater risk to the lender than fully amortizing loans because the ability of a borrower to make a balloon payment will depend on its ability either:

    o to refinance the mortgage loan; or

    o to sell the related mortgaged property.

     The ability of a borrower to accomplish either of these goals will be affected by all of the factors described in this prospectus supplement affecting property value and cash flow, as well as a number of other factors at the time of attempted sale or refinancing, including:

    o prevailing economic conditions;

    o the level of available mortgage rates;

    o the availability of credit for properties of the type being financed at the time of sale or refinancing; and

    o changes in governmental regulations, zoning and tax laws.

     In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement authorizes the servicer or the special servicer to extend and modify mortgage loans that are in material default or as to which a payment default, including the failure to make a balloon payment, is imminent, subject to the limitations described under "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" in this prospectus supplement. We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of offered certificates, whether the delay is due to borrower default or to modification of the related mortgage loan by the servicer or the special servicer, will likely extend the weighted average life of that class of offered certificates. For more information, you should also review "Yield and Maturity Considerations" in this prospectus supplement and in the prospectus.

     THE SUCCESS OF EACH MORTGAGED PROPERTY DEPENDS ON THE PERFORMANCE AND VIABILITY OF THE PROPERTY MANAGER. Each mortgaged property is managed by a property manager or by the borrower itself. In many cases the property manager is an affiliate of the borrower. The successful operation of real estate is largely dependent on the performance and viability of the property manager. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing rental rates and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion. Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases. A good property manager, by controlling costs, providing appropriate service to tenants and overseeing the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

     We cannot give you any assurance regarding the performance of any property manager or operator that is currently in place or that may be put in place upon the expiration or termination of current management agreements or following any default or foreclosure under a mortgage loan. In addition, the property managers generally are operating companies and, unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. We cannot assure you that the property managers will always be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout their respective terms.

     THE FILING OF BANKRUPTCY PETITIONS BY OR AGAINST BORROWERS MAY REDUCE OR DELAY COLLECTIONS ON THE RELATED MORTGAGE LOANS. Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower may stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

    o grant a debtor time to cure a payment default on a mortgage loan;

    o reduce monthly payments due under a mortgage loan;

    o change the rate of interest due on a mortgage loan;

    o otherwise alter the mortgage loan's repayment schedule; or

    o change other terms of the mortgage loan.

     Additionally, the borrower's trustee or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     The filing of a bankruptcy petition may also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the trust fund's receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     In addition, a number of the borrowers under the mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner in a partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws," "--Due-on-Sale and Due-on-Encumbrance Provisions" and "--Subordinate Financing" in the prospectus.

     TENANT CONCENTRATION ENTAILS RISK BECAUSE A SINGLE TENANT'S OR A FEW TENANTS' FINANCIAL CONDITION MAY ADVERSELY AFFECT THE NET CASH FLOW GENERATED BY THE MORTGAGE POOL AS A WHOLE. In those cases where a mortgaged property is leased to a single tenant, or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of that tenant can have a particularly significant effect on the net cash flow generated by the mortgaged property. If any major tenant defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the mortgaged property will be substantially greater than would otherwise be the case with respect to a property occupied by a large number of less significant tenants.

     29 of the mortgaged properties, for which the related mortgage loans (or allocated principal portion thereof) constitute 13.3% of the initial pool balance, are each leased to a single tenant.

     In addition, retail, office or industrial properties also may be adversely affected if there is a concentration of tenants in a particular business or industry at any related property and that particular business or industry declines.

     These adverse financial effects could result in insufficient cash flow received by a borrower with respect to a mortgaged property which could, in turn, result in the inability of the borrower to make required payments on its mortgage loan, pay for maintenance and other operating expenses, fund capital improvements and pay other debtor obligations it may have.

     TENANT BANKRUPTCY ENTAILS SPECIAL RISK. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at any particular mortgaged property may adversely affect the income produced by the particular mortgaged property.

     Under the federal bankruptcy code, a tenant has the option of assuming or rejecting an unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless the tenant has pledged collateral to secure the landlord's claim. The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, which are unrelated to the rejection, plus the greater of (i) one year's rent and (ii) 15% of the remaining reserved rent, not to exceed three years' rent.

     The bankruptcy or insolvency of a tenant could result in a substantial delay in receipt by the landlord of the amount of its claim, as well as a substantial delay in the ability of the landlord to relet the tenant's space. In addition, depending on the assets of the bankrupt tenant, the full amount of the landlord's claim for breach of the lease may never be ultimately paid.

     SOME ADDITIONAL RISKS RELATING TO TENANTS. The mortgaged properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Most of the mortgaged properties are in whole or in part occupied under leases that expire during the respective terms of the related mortgage loans. Moreover, if a tenant at any mortgaged property defaults in its lease obligations, or if a tenant attempts to use a foreclosure by a lender to avoid paying above-market rental payments notwithstanding its obligation to attorn to the lender, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, potentially including costs incurred in renovating and reletting the property.

     We cannot give you any assurance that tenants will renew leases upon expiration or, in the case of renewal, whether the renewal rent will be equal to the rent previously paid or, in the case of a commercial tenant, that it will continue to operate throughout the term of its lease. A borrower would be adversely affected if its tenants were unable to pay rent or if the borrower could not rent space on favorable terms or rent any space. In addition, upon reletting or renewing existing leases, the borrower under a mortgage loan secured by commercial properties will likely be required to pay leasing commissions and tenant improvement costs, which may adversely affect cash flow from the mortgaged property. We cannot give you any assurances as to whether, or to what extent, economic, legal or social factors will affect future rental or repayment patterns.

     PROPERTIES LEASED TO MULTIPLE TENANTS HAVE PARTICULAR RISKS. 182 mortgaged properties, for which the related mortgage loans (or allocated principal portion thereof) constitute 86.7% of the initial pool balance, are leased to multiple tenants. If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     GROUND LEASES HAVE PARTICULAR RISKS. 11 mortgaged properties, for which the related mortgage loans (or allocated principal portion thereof) constitute 8.8% of the initial pool balance, include leasehold interests under ground leases in whole or in part.

     Mortgage loans secured by leasehold interests under ground leases are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold is terminated upon a lease default, the lender will lose its security. Generally, the related ground lease requires the lessor to give the lender notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the lender or the purchaser at a foreclosure sale, and contains other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a landlord or a tenant under a ground lease, federal bankruptcy law allows the bankrupt entity to elect to continue or terminate the ground lease. A tenant under a ground lease that has been rejected by the bankrupt ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term, including renewals, of the ground lease but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. If a bankrupt tenant under a ground lease rejects the related ground lease, the holder of a mortgage secured by the leasehold interest would have the right to succeed to the ground lessee's position under the ground lease only if the ground lessor had specifically granted that right to the ground lessee. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee, the trust fund may be unable to enforce the bankrupt ground lessee's obligation to refuse to treat a ground lease rejected by a ground lessor as having been terminated. In those circumstances, the ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage. Some of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

     GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES IN A PARTICULAR AREA INCREASES THE EXPOSURE OF THE MORTGAGE POOL AS A WHOLE TO ADVERSE CONDITIONS IN THAT AREA. A concentration of mortgaged properties in a particular state, region or locale increases the exposure of the mortgage pool to adverse conditions in that state, region or locale that may reduce the mortgaged property's income and its liquidation value. Adverse conditions may include:

    o general economic or demographic conditions in the state, region or locale or adverse developments affecting an industry that is concentrated in the state or region;

    o real estate market conditions in the state or region;

    o state or local government regulations;

    o natural disasters, including earthquakes, floods, tornadoes and hurricanes, which may not be fully covered by insurance; and

    o other factors that are beyond the control of the related borrower.

     Some states or geographic regions may be more severely affected by the above factors than other states or regions, and to the extent that there is a concentration of mortgaged properties or borrowers in the state or region, the impact on the trust may be more significant than would be the case if the properties were more geographically diversified.

     Mortgaged properties located in California, Texas, North Carolina, New York and Florida, respectively, represent security for 75, 31, 4, 14 and 17 mortgaged properties, respectively, constituting approximately 34.5%, 10.0%, 9.1%, 7.2% and 5.9%, respectively, of the initial pool balance.

     ABSENCE OR INADEQUACY OF INSURANCE COVERAGE AND THE GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES IN AREAS WITH A GREATER RISK OF NATURAL DISASTERS MAY ADVERSELY AFFECT THE YIELD ON YOUR INVESTMENT. The mortgaged properties may suffer casualty losses due to risks that are not covered by insurance or for which insurance coverage is not available at commercially reasonable rates. In addition, a substantial number of mortgage loans are secured by mortgaged properties located in areas, including California and Texas and in coastal areas of Florida, that have historically been at greater risk of acts of nature for which adequate insurance may not be generally available (including earthquakes, hurricanes and floods). Some of these mortgage loans generally do not require borrowers to maintain earthquake or hurricane insurance, or flood insurance in excess of the federal limit, and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against those risks. Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially affect the borrower's ability to effect reconstruction or major repairs or may materially increase their cost.

     THE TRUST FUND'S ABILITY TO REALIZE UPON THE MORTGAGE LOANS MAY BE LIMITED BY THE APPLICATION OF STATE LAWS. Some states (including California) have laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of a mortgage loan secured by mortgaged properties located in multiple states, the servicer or special servicer may be required to foreclose first on mortgaged properties located in states where those "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws. Violations of these statutes may result in the loss of some or all of the security under the loan. Other statutory provisions (including provisions of California law) limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial sale to the excess of the outstanding debt over the greater of (i) the fair market value of the property at the time of the public sale and (ii) the amount of the winning bid in the foreclosure. Further, under the laws of some states, including California, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under some circumstances, guarantors. In some circumstances, the lender may have a receiver appointed.

     CONCENTRATIONS IN A MORTGAGE POOL OF LOANS WITH LARGER-THAN-AVERAGE BALANCES CAN RESULT IN LOSSES THAT ARE MORE SEVERE, RELATIVE TO THE SIZE OF THE POOL, THAN IF THE MORTGAGE LOAN BALANCES WERE MORE EVENLY DISTRIBUTED. Several of the mortgage loans in the pool have cut-off date balances that are substantially higher than the average cut-off date balance of the mortgage loans, which is approximately $4,907,568.

     The largest mortgage loan has a cut-off date balance of approximately $58,500,000 and represents approximately 6.6% of the initial pool balance.

     The ten largest mortgage loans have an aggregate cut-off date balance of approximately $287,369,562 and represent, in the aggregate, approximately 32.4% of the initial pool balance. See the table entitled "Ten Largest Mortgage Loans" under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and Annex B to this prospectus supplement.

     IF THERE IS A HIGH CONCENTRATION OF LOANS TO RELATED BORROWERS, THE FINANCIAL CONDITION OF THESE BORROWERS MAY HAVE A SIGNIFICANT IMPACT ON THE MORTGAGE POOL. Some groups of mortgage loans in the pool consist of non-cross-collateralized and non-cross-defaulted mortgage loans that have been made to the same borrower or to separate borrowers with common principals.

     If a mortgage pool has a high concentration of loans to related borrowers, the financial difficulties of a borrower could have a greater impact on the mortgage pool than would be the case if the borrower and its affiliates represented a smaller proportion of the mortgage pool.

     Mortgaged properties that are owned by a group of related borrowers are likely to have common management. To the extent that mortgaged properties owned by a group of related borrowers have common property management, any financial or other difficulties experienced by the property manager would have a greater impact on the mortgaged properties than would be the case if the properties did not have common management. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one of those properties, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

     In addition, a financial failure or bankruptcy filing involving an affiliate of a group of affiliated borrowers, including a common general partner or the owner of a common general partner, would have a greater impact on the mortgage pool than a financial failure or bankruptcy filing involving only one of several borrowers without that affiliation. Nonetheless, the filing of a bankruptcy petition should not invalidate the first lien position held by the trustee on the related mortgaged property, and the servicer is required to make advances of scheduled payments of principal and interest and servicing advances through liquidation unless the servicer determines that those advances will not be recoverable.

     PRINCIPAL PAYMENTS ON ANY OF THE MORTGAGE LOANS MAY INCREASE THE YIELD RISK ASSOCIATED WITH CHANGES IN CONCENTRATIONS OF THE MORTGAGE LOANS. To the extent that any borrower pays down the principal of any of the mortgage loans, the remaining mortgage loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers or geographic location.

     MORTGAGE LOANS WITH CROSS-COLLATERALIZATION ARRANGEMENTS MAY BE SUSCEPTIBLE TO "FRAUDULENT CONVEYANCE" RISK. 4 separate groups of mortgage loans in the pool with an aggregate cut-off date balance of approximately $44,525,690, representing approximately 5.0% of the initial pool balance, provide for some form of cross-collateralization between the mortgage loans in each group.

     When a mortgage loan, loan A, is cross-collateralized with another mortgage loan, loan B, the collateral securing loan A also secures loan B and the collateral securing loan B also secures loan A. In some cases, but not all, each borrower also guarantees the performance of the cross-collateralized loan.


     The purpose of cross-collateralization arrangements is to reduce the risk of default or ultimate loss as a result of the inability of a mortgaged property to generate sufficient net cash flow to pay debt service on the related mortgage loan. However, cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of an insolvent borrower or its bankruptcy trustee. A challenge related to fraudulent conveyance could eliminate or reduce the benefits of cross-collateralization with respect to one or more groups of cross-collateralized mortgage loans.

     In general, a pledge or transfer may be set aside as a "fraudulent conveyance" if a court finds that the following circumstances exist:

    o Insufficient Consideration. The pledgor or transferor did not receive fair consideration or reasonably equivalent value in exchange for its agreement to pledge its property for the benefit of the other borrower; and

    o Insolvency. The pledgor or transferor either was insolvent at the time of granting the lien on its property, or was rendered insolvent as a result of granting the lien on its property, or intended to or believed that it would incur debts that would be beyond its ability to pay as they matured.

     A BORROWER MAY BE MAINTAINING OTHER FINANCING THAT COULD REDUCE CASH FLOW FROM THE RELATED PROPERTY AND INCREASE THE RISK OF BORROWER DEFAULT AND BANKRUPTCY. Generally, the mortgage loans do not permit borrowers to incur additional indebtedness secured by the mortgaged properties. All of the mortgage loans, however, permit the related borrower to incur unsecured indebtedness in the ordinary course of business. With respect to 4 mortgage loans, representing approximately 4.2% of the initial pool balance, the related borrower has incurred additional debt to an affiliate other than debt secured by the mortgaged property, and which debt is subject to a subordination agreement in favor of the lender. With respect to 5 mortgage loans, representing approximately 2.2% of the initial pool balance, the borrower is permitted to incur additional debt other than debt secured by the mortgaged property without the consent of the lender. Where subordination agreements in favor of the lender are required, each lender of existing or future subordinated secured debt has entered or is required to enter into a subordination and standstill agreement pursuant to which, among other provisions, the subordinate lender has agreed to subordinate all payments due under the related subordinate debt, including assignments of leases and rents, to the payment obligations under the related mortgage loan, and the subordinate lender has agreed that it will not take any action to enforce its rights under the related subordinate mortgage until the related mortgage loan has been paid in full, even if there is a default under the subordinate debt.

     With respect to one mortgage loan, the pari passu loan (mortgage loan number 25138 on Annex A), representing approximately 0.5% of the initial pool balance, the related mortgaged property also secures a separate loan, the related trust fund mortgage loan, with an original principal balance of $20,900,000. The related trust fund mortgage loan is secured by a first mortgage lien on the mortgaged property that is pari passu--that is ranks equally in proportion to its share of the total mortgage debt secured by the mortgaged property--with the lien of the mortgage securing the pari passu loan. The related trust fund mortgage loan is an asset of the trust fund that issued our Commercial Mortgage Pass-Through Certificates, Series 1999-C1, the related trust fund. The payment and other terms of the related trust fund mortgage loan are substantially similar to those of the pari passu loan, however, the trustee of the related trust fund, as holder of the related trust fund mortgage loan, has the exclusive right to exercise remedies with respect to the pari passu loan, including without limitation, seeking foreclosure.

     The existence of additional debt, even if subordinated, may increase the riskiness of a mortgage loan for several reasons, including the following:

    o Reduced Cash Flow. Additional debt service requirements may reduce cash available for property maintenance, thereby reducing the value of the mortgaged property.

    o Refinancing. A borrower with additional debt outstanding when a mortgage loan matures may have more difficulty refinancing the mortgage loan and, if the mortgage loan requires the borrower to make a significant payment of principal at maturity, the borrower could be at risk of defaulting on that payment.

    o Bankruptcy Risks. Additional debt increases the risk that the borrower could become insolvent or subject to bankruptcy or similar proceedings or might complicate bankruptcy proceedings delaying foreclosure on the mortgaged property. In addition, if the holder of additional debt becomes bankrupt or insolvent, the trustee's ability to foreclose on the related mortgage loan could be delayed. See "Legal Aspects of the Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" and "--Subordinate Financing" in the prospectus.

    o Default Under Other Indebtedness. If another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust fund may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

     RECENTLY CONSTRUCTED PROPERTIES DO NOT HAVE OPERATING HISTORIES. 15 of the mortgaged properties, for which the related mortgage loans (or allocated principal portion thereof) constitute 7.8% of the initial pool balance, were constructed after December 31, 1998 and consequently do not have significant operating histories. There can be no assurance that the businesses operated at these properties will be successful. There can be no assurance that current occupancy levels of these properties will be maintained or that full occupancy will be achieved or maintained. There also can be no assurance that as yet undiscovered physical or design problems with these properties will not adversely affect occupancy levels of any of these properties.

     THE APPRAISALS OBTAINED IN CONNECTION WITH THE ORIGINATION OR ACQUISITION OF THE MORTGAGE LOANS MAY NOT ACCURATELY REFLECT THE PRESENT OR FUTURE VALUES OF THE MORTGAGED PROPERTIES. An appraisal was conducted in respect of each mortgaged property in connection with the origination or acquisition of the related mortgage loan. The resulting estimates of value are the basis of the loan to value ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. Moreover, the values of the mortgaged properties may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of mortgaged properties available to us as of the cut-off date is presented for illustrative purposes only in Annex A and Annex B to this prospectus supplement. See "Description of the Mortgage Pool--Assessments of Property Condition" in this prospectus supplement.

     INSPECTIONS OF THE MORTGAGED PROPERTIES MAY NOT IDENTIFY ALL CONDITIONS REQUIRING REPAIR OR REPLACEMENT. Except in cases where the mortgaged property was newly constructed, licensed engineers or consultants inspected substantially all of the mortgaged properties in connection with the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. Engineering reports by licensed engineers or consultants were prepared with respect to all of the mortgaged properties in connection with the origination of the related mortgage loan, except for 4 mortgaged properties representing approximately 3.3% of the initial pool balance.

     CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE BORROWER'S PROPERTY AND AS A RESULT ADVERSELY AFFECT THAT BORROWER'S ABILITY TO MEET ITS MORTGAGE LOAN OBLIGATIONS. Due to changes in applicable building and zoning ordinances and codes affecting some of the mortgaged properties which may have come into effect after the construction of improvements on the mortgaged properties and for other reasons, some of these improvements may not comply fully with current zoning laws, including density, use, parking and setback requirements, but in certain cases qualify as permitted non-conforming uses. The changes in the applicable zoning laws may limit the ability of the borrower to rebuild the premises "as is" in the event of a substantial casualty loss with respect to the premises and, to the extent law and ordinance insurance coverage is not in place, may adversely affect the ability of the borrower to meet its mortgage loan obligations from cash flow.

     ABSENCE OF ATTORNMENT PROVISIONS IN SOME TENANT LEASES MAY REDUCE THE VALUE OF SOME OF THE MORTGAGED PROPERTIES OR THE CASH FLOW GENERATED BY THOSE MORTGAGED PROPERTIES. In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if those tenants' leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced.


     If a lease is not subordinate to a mortgage, the trust fund will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Some of the leases included in the trust fund may not be subordinate to the related mortgage.


     COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT MAY IMPOSE ADDITIONAL COSTS ON A BORROWER AND ADVERSELY AFFECT ITS ABILITY TO MEET ITS MORTGAGE LOAN OBLIGATIONS. Under the Americans with Disabilities Act of 1990, public accommodations are required to meet applicable federal requirements related to access and use by disabled persons. If a mortgaged property does not currently comply with the Americans with Disabilities Act, the related borrower may be required to incur significant costs in order to bring the property into compliance. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants. These costs could have an adverse effect on a borrower's ability to pay debt service on the related mortgage loan.


     LITIGATION INVOLVING A BORROWER MAY HAVE AN ADVERSE EFFECT ON ITS ABILITY TO MEET ITS MORTGAGE LOAN OBLIGATIONS. There may be legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. We cannot assure you that litigation will not have a material adverse effect on the performance of the related mortgaged properties and, thus, the distributions to certificateholders.


FORWARD LOOKING STATEMENTS


     Whenever we use words like "intends," "anticipates" or "expects" or similar words in this prospectus supplement, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control, that could cause actual results to differ materially from what we think they will be. Any forward-looking statements in this prospectus supplement speak only as of the date of this prospectus supplement. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus supplement to reflect any change in our expectation with respect to the subject of forward-looking statement or to reflect any change in events, conditions or circumstances on which any forward-looking statement is based.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The trust fund will consist primarily of 165 commercial, 37 multifamily and 9 manufactured housing community mortgaged properties. The initial pool balance is approximately $888,269,752 as of the Cut-Off Date. Each mortgage loan is evidenced by one or more promissory notes and secured by one or more mortgages, deeds of trust or other similar security instruments that collectively create a first mortgage lien in one of the following properties:

    o with respect to 200 mortgaged properties, for which the related mortgage loans (or allocated principal portion thereof) constitute 91.2% of the initial pool balance, the property consists of a fee simple estate (i.e., the borrower owns the land and any improvements that comprise the mortgaged property or in the case of 3 mortgaged properties, for which the related mortgage loans (or allocated principal portion thereof) constitute 1.0% of the initial pool balance, the property is the land but not the improvements that comprise the mortgaged property);

    o with respect to 8 mortgaged properties, for which the related mortgage loans (or allocated principal portion thereof) constitute 5.6% of the initial pool balance, the property consists of a leasehold interest (i.e., the borrower has the interest of a tenant in the land and improvements that comprise the related mortgaged property); or

    o with respect to 3 mortgaged properties, for which the related mortgage loans (or allocated principal portion thereof) constitute 3.3% of the initial pool balance, the property consists of (a) a leasehold interest in land or land and improvements and (b) a fee interest (i.e., the mortgage loan is secured by a leasehold interest and a fee interest in the land and improvements).

     The term (including extensions exercisable at the lender's option) of any ground lease securing any mortgage loan, in whole or in part, that is not also secured by the related fee interest, extends at least 10 years beyond the maturity date of that mortgage loan.

     Generally, whenever we refer to "mortgage loans," "mortgaged properties" and "mortgages," we are only referring to those that relate to the mortgage loans that are in the mortgage pool unless the context makes clear otherwise. All percentages of the mortgage loans, or of any specified group of mortgage loans, referred to in this prospectus supplement without further description are approximate percentages of the aggregate Cut-Off Date Balance.

     The mortgage loans will be acquired by us on the date the certificates are issued to the underwriters from Wells Fargo Bank, National Association, Bear, Stearns Funding, Inc. and Morgan Stanley Mortgage Capital Inc., the mortgage loan sellers, which either originated the mortgage loans or acquired them from their respective originators. We will assign our interests in the mortgage loans, without recourse, to the trust fund on the date we acquire the mortgage loans from the mortgage loan sellers. See "--The Mortgage Loan Sellers" and "--Representations and Warranties; Repurchases" below and "Description of the Pooling and Servicing Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus.

     The mortgage loans are not insured or guaranteed by the mortgage loan sellers or any of their affiliates, the servicer, the special servicer, any governmental entity or private mortgage insurer. We have not undertaken any evaluation of the significance of the provisions of any of the mortgage loans that provide for recourse against the related borrower or another person in the event of a default. Accordingly, you should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and such other assets, if any, pledged to secure a mortgage loan.

     A number of groups of mortgage loans made to the same borrower or related borrowers are comprised of mortgage loans that are cross-collateralized and cross-defaulted with each other. In this prospectus supplement we generally treat the mortgage loans as a group as if they collectively constituted a single mortgage loan except where the context makes it clear that we are talking about the individual mortgage loans within that group.

     The mortgage loans in the pool were originated between July 1998 and January 2000, inclusive.


ADDITIONAL DEBT

     In general, borrowers may incur trade payables in the ordinary course of business. In limited circumstances, borrowers may incur additional indebtedness not secured by the borrower's real property to finance equipment and other assets in the ordinary course of business. In some circumstances borrowers may incur or have incurred additional unsecured indebtedness other than in the ordinary course of business, as described in "Risk Factors--Risk Factors Relating to the Mortgage Loans--A borrower may be maintaining other financing that could reduce cash flow from the related property and increase the risk of borrower default and bankruptcy" in this prospectus supplement. Although the mortgage loans generally do not permit borrowers to incur additional indebtedness secured by the mortgaged properties, you should note the exceptions to this rule described in "Risk Factors--Risk Factors Relating to the Mortgage Loans--A borrower may be maintaining other financing that could reduce cash flow from the related property and increase the risk of borrower default and bankruptcy" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Subordinate Financing" as described in the prospectus.


THE ARD LOANS

     Mortgage loan number 26287 and mortgage loan number 9905426, representing in the aggregate approximately 4.7% of the initial pool balance, each provide that if the related borrower has not prepaid that mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date thereafter shall amortize more rapidly and accrue interest at the Revised Rate for that mortgage loan rather than at the Initial Rate. In addition, as described below under "--Mortgaged Property Accounts--Lock Box Accounts," funds on deposit in the Lock Box Accounts relating to the ARD Loans in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan. The Anticipated Repayment Date is 60 months after the first due date for mortgage loan number 26287 and 120 months after the first due date for mortgage loan number 9905426. The Revised Rate for mortgage loan number 26287 will be equal to the sum of (x) the Initial Rate, plus (y) 2.0% per annum and the Revised Rate for mortgage loan number 9905426 will be equal to the greater of (i) the sum of (x) the Initial Rate, and (y) 3.0% per annum, and (ii) the sum of (x) the rate on U.S. Treasury securities with a term to maturity approximating the period from the Anticipated Repayment Date to the stated maturity for that mortgage loan at the Anticipated Repayment Date, and (y) 3.0% per annum.


THE PARI PASSU LOAN

     With respect to the Pari Passu Loan, representing approximately 0.5% of the initial pool balance, the related mortgaged property also secures the Related Trust Fund Mortgage Loan, which had an original principal balance of $20,900,000. The Pari Passu Loan and the Related Trust Fund Mortgage Loan are each secured on a pari passu basis by the Pari Passu Mortgage. The Related Trust Fund Mortgage Loan is owned by the Related Trust Fund and is not an asset of the trust fund. The payment and other terms of the Related Trust Fund Mortgage Loan are substantially similar to those of the Pari Passu Loan, however, the Related Trust Fund Trustee has the exclusive right to exercise remedies with respect to the Pari Passu Loan, including without limitation seeking foreclosure.


CERTAIN PAYMENT CHARACTERISTICS

     All of the mortgage loans have due dates that occur on the first day of each month, and all of the mortgage loans provide for grace periods in connection with those scheduled payments which do not exceed 10 days, except that 2 mortgage loans, representing approximately 7.5% of the initial pool balance, provide for a 15 day grace period. Except with respect to 22 mortgage loans, representing approximately 11.3% of the initial pool balance, all prepayments, if any, on the mortgage loans are required to be made on a due date or, if not so required, provide that payments made on a date other than a due date will be deemed to be paid on the next due date, so that prepayments are required to include one month's interest on the amount prepaid. With respect to 21 of the mortgage loans described in the preceding sentence, representing approximately 10.7% of the initial pool balance, all prepayments, if any, on the mortgage loans are required to be made on the due dates for those mortgage loans, with the exception of prepayments made during a period of generally one to three months prior to their maturity dates.

     All of the mortgage loans bear fixed interest rates.

     171 mortgage loans, representing approximately 96.8% of the initial pool balance, accrue interest on the basis of the actual number of days in a month, assuming a 360 day year. 10 mortgage loans, representing approximately 3.2% of the initial pool balance, accrue interest on the basis of a 30-day month, assuming a 360-day year.

     158 mortgage loans, representing approximately 91.9% of the mortgage loans provide for monthly payments of principal and interest based on amortization schedules significantly longer than the remaining terms of those mortgage loans. In addition, the ARD Loans, representing approximately 4.7% of the initial pool balance, each amortize principal (prior to its Anticipated Repayment Date) at a rate that will result in a substantial principal payment being required to be paid on or after its Anticipated Repayment Date and prior to its stated maturity date. 4 mortgage loans, representing approximately 14.4% of the initial pool balance, have an initial interest only period during which time they do not require the payment of principal.


YIELD MAINTENANCE, PREPAYMENT AND LOCKOUT PROVISIONS

     Each mortgage loan restricts voluntary prepayments in one or more of the following ways: (i) by prohibiting any prepayments during a Lockout Period or
(ii) by requiring that any principal prepayment made during a Yield Maintenance Period be accompanied by a yield maintenance charge.

     62 mortgage loans, representing approximately 33.6% of the initial pool balance, contain provisions that prohibit all voluntary prepayments. Generally, in lieu of permitting voluntary prepayments, these mortgage loans provide for a defeasance feature described below under "--Defeasance."

     101 mortgage loans, representing approximately 62.0% of the initial pool balance, prohibit voluntary prepayments until a specified date (generally between one and six months prior to the maturity date of those mortgage loans). Generally, in lieu of permitting voluntary prepayments these mortgage loans provide for a defeasance feature described below under "--Defeasance."

     3 mortgage loans, representing approximately 1.5% of the initial pool balance, contain provisions that prohibit voluntary prepayment for a specified period of time (generally between three and five years) after origination, but in all cases not less than two years after the date of issuance of the certificates, and permit voluntary prepayments thereafter with the payment of the greater of (a) 1.0% of the outstanding principal balance of the mortgage loan at the time of the prepayment and (b) a yield maintenance charge. In the case of 2 of these mortgage loans, representing approximately 1.1% of the initial pool balance, the related borrower may prepay all or a portion of the mortgage loan provided that the prepayment is accompanied by a yield maintenance charge. The borrower is not entitled to obtain the release of the related mortgaged property upon the partial prepayment of the mortgage loan.

     15 mortgage loans, representing approximately 2.9% of the initial pool balance, contain provisions that prohibit voluntary prepayment for a specified period of time (generally between three and five years) after origination, but in all cases not less than two years after the date of issuance of the certificates, and thereafter permit (i) voluntary prepayment, provided that the prepayment is accompanied by a yield maintenance charge or (ii) a release of the lien on the related mortgaged property upon substitution of US Treasury securities as collateral for the mortgage loan until a time which is generally three to six months prior to maturity, and thereafter permit prepayment without restriction. See "--Defeasance" below.

     Some state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. In addition, the enforceability of provisions that provide for prepayment fees or penalties is unclear under the laws of many states. As a result, those charges may not be recoverable in some states in the event of prepayment or foreclosure. See "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     The yield maintenance charge contained in those mortgage loans that provide for the payment of a yield maintenance charge in connection with a principal prepayment is calculated so as to result in a payment to the lender of an amount which is generally equal to the present value of the remaining principal and interest payments that would have become due had the prepayment not occurred to the extent those interest payments would have accrued at a rate in excess of the yield to maturity, as of the date of the prepayment, on United States Treasury securities with a maturity generally corresponding to the maturity date of the related mortgage loan (and in some cases, not less than 1% of the amount of the principal prepayment). A yield maintenance charge is determined utilizing a discount rate generally equal to the rate which, when compounded monthly, is equal to the semi-annual yield of the corresponding Treasury securities described in the preceding sentence (the "Yield Rate"). In the case of one mortgage loan, representing approximately 0.4% of the initial pool balance, the yield maintenance charge is determined utilizing a discount rate equal to the Yield Rate calculated as described in the preceding sentence plus 0.50% per annum.

     Yield maintenance charges are distributable as described in this prospectus supplement under "Description of the Certificates--Distributions-- Allocation of Yield Maintenance Charges."

     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related mortgaged property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the mortgaged property or amortization of the mortgage loan), the yield maintenance charge may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged property. The yield maintenance charge provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan. However, there can be no assurance that the imposition of a yield maintenance charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Except for 2 mortgage loans, representing approximately 1.1% of the initial pool balance, all of the mortgage loans prohibit voluntary partial prepayments other than in connection with the release of one or more but less than all of the mortgaged properties securing the mortgage loan. Notwithstanding the foregoing, as described under "General--The ARD Loans" above, each ARD Loan will be prepayable in whole or in part on and after its Anticipated Repayment Date without payment of a yield maintenance charge or a prepayment premium. You should note that the enforceability of provisions concerning yield maintenance charges has been challenged in several states.

     Involuntary prepayments due to casualty or condemnation may occur at any time without the payment of a yield maintenance charge or prepayment premium.


DEFEASANCE

     178 mortgage loans, representing approximately 98.5% of the initial pool balance, grant the related borrower the right at any time commencing generally three to five years after the date of origination, but in all cases not less than two years after the date of issuance of the certificates, to obtain the release of the lien of the mortgage on the mortgaged property or mortgaged properties as applicable, by substituting for the mortgaged property or mortgaged properties as applicable, as collateral for the related mortgage note, direct non-callable obligations of the United States of America which provide for payments on or prior to each due date and the maturity date of amounts at least equal to the amounts which would have been payable on each of those dates under the terms of the related mortgage loan; provided, however, that, in the case of some of these mortgage loans, defeasance will not be permitted if it will result in a withdrawal, downgrade or qualification (if applicable) of the then current rating on any class of certificates. In the case of 163 of these mortgage loans, representing approximately 95.6% of the initial pool balance, collateral substitution is the only method of obtaining a release of the lien on the mortgaged property prior to the maturity date and all voluntary prepayments are prohibited during the defeasance period.

     9 mortgage loans, representing 6.2% of the initial pool balance, are cross-collateralized and/or secured by two or more mortgaged properties and grant the related borrower the right, at any time commencing generally three to four years after the date of origination, but in all cases not less than two years after the date of issuance of the certificates, (i) to obtain the release of all of those mortgaged properties from the lien of the mortgage on terms substantially similar to those described in the immediately preceding paragraph and (ii) to obtain the release of one or more (but less than all) of those mortgaged properties (the "Partial Release Mortgaged Properties") by substituting for the Partial Release Mortgaged Properties direct, non-callable obligations of the United States of America which provide for payments on or prior to each due date in an amount at least equal to 110% (and in some cases 125%) of the amounts payable on each due date under the terms of the related Mortgage Loan; provided, however, that, in the case of all of these mortgage loans, a partial release will be permitted only if other criteria, such as debt service coverage ratio and loan to value ratio tests, are satisfied by the remaining mortgaged property or properties and provided that the partial release will not result in a withdrawal, downgrade or qualification (if applicable) of the then current rating on any class of certificates (as evidenced by notice to that effect in writing from each rating agency then rating the certificates).

     15 mortgage loans, representing approximately 2.9% of the initial pool balance, contain provisions that prohibit voluntary prepayment for a specified period of time (generally between three and five years) after origination, but in all cases not less than two years after the date of issuance of the certificates, and thereafter permit (i) voluntary prepayment, provided that the prepayment is accompanied by a yield maintenance charge or (ii) a release of the lien on the related mortgaged property upon substitution of US Treasury securities as collateral for the mortgage loan until a time which is generally three to six months prior to maturity, and thereafter permit prepayment without restriction.

     Releases of Properties Without Principal Reduction or Substitution of Collateral. In the case of 3 mortgage loans, representing approximately 1.9% of the initial pool balance, the related mortgage loan documents provide for the release of specified parcels of real estate that secure these mortgage loans but were not ascribed value or cash flow for purposes of determining the related Underwritten Cash Flow. This real estate is generally subject to release without reduction of the principal balance of the related mortgage note or substitution of additional collateral if zoning and other specified requirements are satisfied. The parcels that may be released were not generating cash flow as of the date of origination and their release will not result in any reduction of the related Underwritten Cash Flow.


"DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" PROVISIONS; ASSUMPTIONS

     The mortgage loans generally contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property without the consent of the holder of the mortgage; provided, however that, under the terms of some of the mortgage loans this consent must be granted if specified conditions are met. With respect to a mortgage loan containing a "due-on-sale" clause, the special servicer will be required either (i) to enforce the due-on-sale clause, or (ii) to waive the effect of the due-on-sale clause if it believes waiver would be in the best economic interest of the trust fund. However, the special servicer will not be permitted to waive a due-on-sale clause under a mortgage loan with a principal balance greater than $2.5 million if that mortgage loan represents 5% or more of the aggregate certificate principal balance without first confirming that the waiver will not result in a withdrawal, downgrade or qualification (if applicable) of the then current rating on any class of certificates. With respect to a mortgage loan with a "due-on-encumbrance" clause, the servicer (with respect to mortgage loans that are not Specially Serviced Mortgage Loans) and the special servicer (with respect to any Specially Serviced Mortgage Loan) will be required to exercise (or waive its right to exercise) any right it may have (i) to accelerate the payments thereon, or (ii) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard and the terms of the related mortgage loan; provided that the servicer will not be permitted to waive a "due-on-encumbrance" clause in connection with the creation of additional debt secured by the related mortgaged property without
(i) the consent of the special servicer (except that the special servicer will be deemed to have consented if it does not respond to a written request for consent within five business days) and (ii) delivery of confirmation by each of DCR and Fitch that waiver of the "due-on-encumbrance" clause will not result in a downgrade, withdrawal or qualification (if applicable) of the then current rating on any class of certificates.


     Some of the mortgage loans expressly permit the assignment of the related mortgaged property to, and assumption of the mortgage loan by, another entity. In the event the servicer receives a request from a mortgagor to make an assignment pursuant to these provisions for any of these mortgage loans (other than a Specially Serviced Mortgage Loan), the servicer shall obtain relevant information for purposes of evaluating the request. If the servicer recommends approval of the assignment, the servicer shall provide to the special servicer a copy of the recommendation and the materials upon which the recommendation is based. The special servicer shall have the right to grant or withhold consent to any request for assignment and assumption in accordance with the terms of the mortgage loan and the pooling and servicing agreement, provided that the special servicer may not unreasonably withhold consent, and any decision of the special servicer to consent to an assignment and assumption is subject to the Servicing Standard. Failure of the special servicer to notify the servicer in writing of its determination to grant or withhold consent to an assignment and assumption within five business days of the servicer's delivery of the recommendation described above and the relevant loan information shall be deemed to constitute a grant of that consent.


DELINQUENT MORTGAGE LOANS


     As of the Cut-Off Date, no mortgage loan was 30 days or more delinquent in respect of any monthly payment.


ADDITIONAL MORTGAGE LOAN INFORMATION


     The following tables set forth the specified characteristics of the mortgage loans. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the Cut-Off Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made, and (ii) there will be no principal prepayments on or before the Cut-Off Date. Mortgage loans may be removed from the mortgage pool (i.e., not sold by the related mortgage loan seller to us) as a result of prepayments, delinquencies, incomplete documentation or otherwise, if we deem or the related mortgage loan seller deems that removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates, unless including those other mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement.

  The following table sets forth information as of the Cut-Off Date with respect to the types of mortgaged properties.

                         TYPES OF MORTGAGED PROPERTIES



                                              AGGREGATE        % OF
                                 NUMBER        CUT-OFF       INITIAL
                                   OF            DATE          POOL
        PROPERTY TYPE          PROPERTIES      BALANCE       BALANCE
----------------------------- ------------ --------------- -----------
Office
 Urban ......................       15      $177,011,303       19.93%
 Suburban ...................        5        46,162,271        5.20
                                    --      ------------      ------
  Subtotal: .................       20      $223,173,574       25.12%
Retail
 Anchored ...................       18      $100,740,843       11.34%
 Unanchored .................       17        41,369,843        4.66
 Theater ....................        4        25,640,000        2.89
 Big Box ....................        2         5,266,246        0.59
 Shadow/Minor Anchored               1         4,643,428        0.52
 Free-Standing ..............        1         3,985,712        0.45
 Specialty ..................        2         2,430,021        0.27
                                    --      ------------      ------
  Subtotal: .................       45      $184,076,092       20.72%
Multifamily
 Garden .....................       32      $109,669,171       12.35%
 Low-Rise ...................        3        14,174,379        1.60
 High-Rise ..................        1         6,783,344        0.76
 Mid-Rise ...................        1         3,748,480        0.42
                                    --      ------------      ------
  Subtotal: .................       37      $134,375,373       15.13%
Industrial/Warehouse
 Flex Industrial ............       18      $ 57,953,742        6.52%
 Warehouse/Distribution .....       15        45,622,596        5.14
 Light Industrial ...........       11        21,856,412        2.46
                                    --      ------------      ------
  Subtotal: .................       44      $125,432,750       14.12%
Self-storage ................       34      $ 92,965,037       10.47%
                                    --      ------------      ------
  Subtotal: .................       34      $ 92,965,037       10.47%
Hospitality
 Limited Service ............        6      $ 22,070,368        2.48%
 Full Service ...............        1        21,633,104        2.44
 Boutique ...................        1        20,000,000        2.25
 Extended Stay ..............        1         4,840,045        0.54
                                    --      ------------      ------
  Subtotal: .................        9      $ 68,543,517        7.72%
Manufactured Housing
 Community ..................        9      $ 27,501,934        3.10%
                                    --      ------------      ------
  Subtotal: .................        9      $ 27,501,934        3.10%
Mixed Use ...................        9      $ 19,437,067        2.19%
                                    --      ------------      ------
  Subtotal ..................        9      $ 19,437,067        2.19%
Land Subject to Ground
 Lease ......................        3      $  8,690,788        0.98%
                                    --      ------------      ------
  Subtotal ..................        3      $  8,690,788        0.98%
Marina ......................        1      $  4,073,620        0.46%
                                    --      ------------      ------
  Subtotal ..................        1      $  4,073,620        0.46%
                                    --      ------------      ------
Totals/Weighted Avg.  .......      211      $888,269,752      100.00%
                                   ===      ============      ======



                                                               WEIGHTED AVERAGES
                              ------------------------------------------------------------------------------------
                                              STATED      REMAINING
                                MORTGAGE     REMAINING   AMORT. TERM               CUT-OFF    MATURITY
        PROPERTY TYPE             RATE      TERM (MO.)      (MO.)        DSCR     DATE LTV      LTV      OCCUPANCY
----------------------------- ------------ ------------ ------------- ---------- ---------- ----------- ----------
Office
 Urban ......................     7.9515%       101         348           1.67x     52.71%      47.80%      95.5%
 Suburban ...................     7.8294%       123         333           1.60x     56.81%      48.42%      97.9%
                                  ------        ---         ---           ----      -----       -----      -----
  Subtotal: .................     7.9262%       106         345           1.66x     53.56%      47.93%      96.0%
Retail
 Anchored ...................     8.1184%       113         325           1.44x     64.29%      55.07%      97.3%
 Unanchored .................     8.4038%       131         326           1.38x     66.14%      50.04%      96.4%
 Theater ....................     8.4443%        73         313           1.80x     51.36%      47.75%     100.0%
 Big Box ....................     7.9077%       115         295           1.77x     53.41%      44.22%     100.0%
 Shadow/Minor Anchored            8.3700%       117         357           1.41x     58.78%      53.10%     100.0%
 Free-Standing ..............     8.0800%       113         353           1.30x     71.17%      64.03%     100.0%
 Specialty ..................     7.7618%       159         220           1.75x     41.87%       8.78%     100.0%
                                  ------        ---         ---           ----      -----       -----      -----
  Subtotal: .................     8.2227%       112         323           1.49x     62.31%      52.14%      97.7%
Multifamily
 Garden .....................     7.5741%       116         327           1.60x     65.19%      53.51%      97.7%
 Low-Rise ...................     7.7605%       134         258           1.34x     66.06%      35.87%      93.3%
 High-Rise ..................     7.3800%       116         356           1.60x     60.03%      53.01%      97.0%
 Mid-Rise ...................     8.2700%       119         359           1.24x     76.50%      68.88%      96.6%
                                  ------        ---         ---           ----      -----       -----      -----
  Subtotal: .................     7.6033%       118         322           1.56x     65.34%      52.05%      97.2%
Industrial/Warehouse
 Flex Industrial ............     7.8775%       141         258           1.45x     62.43%      31.52%      99.0%
 Warehouse/Distribution .....     7.9503%       130         300           1.38x     64.45%      45.65%      98.6%
 Light Industrial ...........     7.7749%       124         267           1.59x     59.20%      41.22%      97.9%
                                  ------        ---         ---           ----      -----       -----      -----
  Subtotal: .................     7.8861%       134         274           1.45x     62.60%      38.35%      98.7%
Self-storage ................     8.0039%       115         294           1.61x     63.78%      52.68%      90.3%
                                  ------        ---         ---           ----      -----       -----      -----
  Subtotal: .................     8.0039%       115         294           1.61x     63.78%      52.68%      90.3%
Hospitality
 Limited Service ............     8.4300%       117         264           1.64x     64.23%      50.04%      75.9%
 Full Service ...............     7.4000%       101         281           1.70x     61.81%      51.15%      78.7%
 Boutique ...................     8.5800%       120         300           2.12x     48.19%      40.37%      88.0%
 Extended Stay ..............     7.9450%       117         237           1.70x     53.78%      38.04%      91.9%
                                  ------        ---         ---           ----      -----       -----      -----
  Subtotal: .................     8.1144%       113         278           1.80x     58.05%      46.72%      81.4%
Manufactured Housing
 Community ..................     7.7347%       117         314           1.86x     54.83%      46.15%      97.6%
                                  ------        ---         ---           ----      -----       -----      -----
  Subtotal: .................     7.7347%       117         314           1.86x     54.83%      46.15%      97.6%
Mixed Use ...................     8.1483%       121         313           1.67x     49.91%      38.84%      97.6%
                                  ------        ---         ---           ----      -----       -----      -----
  Subtotal ..................     8.1483%       121         313           1.67x     49.91%      38.84%      97.6%
Land Subject to Ground
 Lease ......................     7.9015%       125         344           1.61x     60.10%      49.99%     100.0%
                                  ------        ---         ---           ----      -----       -----      -----
  Subtotal ..................     7.9015%       125         344           1.61x     60.10%      49.99%     100.0%
Marina ......................     8.7200%       112         292           1.50x     59.04%      50.00%      95.7%
                                  ------        ---         ---           ----      -----       -----      -----
  Subtotal ..................     8.7200%       112         292           1.50x     59.04%      50.00%      95.7%
                                  ------        ---         ---           ----      -----       -----      -----
Totals/Weighted Avg.  .......     7.9581%       115         315           1.59x     59.89%      48.25%      95.3%

  The following table sets forth the range of Mortgage Rates as of the Cut-Off
                           Date.


                  RANGE OF MORTGAGE RATES AS OF CUT-OFF DATE




                                                        AGGREGATE        % OF     CUM. % OF
                                                         CUT-OFF       INITIAL     CUT-OFF
                            NUMBER        NUMBER           DATE          POOL       DATE
 RANGE OF MORTGAGE RATES   OF LOANS   OF PROPERTIES      BALANCE       BALANCE     BALANCE
------------------------- ---------- --------------- --------------- ----------- ----------
6.1500% to 6.2500% ......       1            1        $  3,155,764        0.36%      0.36%
6.5001% to 6.7500% ......       1            1           2,958,882        0.33       0.69
6.7501% to 7.0000% ......       3            3           5,981,900        0.67       1.36
7.0001% to 7.2500% ......       7            7          18,552,993        2.09       3.45
7.2501% to 7.5000% ......      20           23         117,626,681       13.24      16.69
7.5001% to 7.7500% ......      19           21         121,558,752       13.68      30.38
7.7501% to 8.0000% ......      37           45         204,707,847       23.05      53.42
8.0001% to 8.5000% ......      73           88         325,375,024       36.63      90.05
8.5001% to 9.0000% ......      17           19          75,041,339        8.45      98.50
9.0001% to 9.4550% ......       3            3          13,310,568        1.50     100.00
                               --           --        ------------      ------     ------
Totals/Weighted Avg. ....     181          211        $888,269,752      100.00%    100.00%
                              ===          ===        ============      ======     ======



                                                      WEIGHTED AVERAGES
                          -------------------------------------------------------------------------
                                          STATED      REMAINING               CUT-OFF
                            MORTGAGE     REMAINING     AMORT.                   DATE      MATURITY
 RANGE OF MORTGAGE RATES      RATE      TERM (MO.)   TERM (MO.)     DSCR        LTV         LTV
------------------------- ------------ ------------ ------------ ---------- ----------- -----------
6.1500% to 6.2500% ......     6.1500%     105          345           1.69x      57.38%      49.56%
6.5001% to 6.7500% ......     6.5400%     110          289           2.31x      38.43%      30.64%
6.7501% to 7.0000% ......     6.8112%     119          280           2.12x      59.76%      40.77%
7.0001% to 7.2500% ......     7.1675%     127          276           1.83x      55.53%      34.60%
7.2501% to 7.5000% ......     7.3853%     112          306           1.69x      60.37%      49.98%
7.5001% to 7.7500% ......     7.6609%     109          298           1.61x      56.73%      40.23%
7.7501% to 8.0000% ......     7.8827%     119          323           1.61x      57.76%      47.80%
8.0001% to 8.5000% ......     8.1973%     115          320           1.52x      62.06%      50.85%
8.5001% to 9.0000% ......     8.6826%     120          318           1.57x      61.55%      51.30%
9.0001% to 9.4550% ......     9.3254%     118          323           1.37x      66.58%      58.52%
                              ------      ---          ---           ----       -----       -----
Totals/Weighted Avg. ....     7.9581%     115          315           1.59x      59.89%      48.25%

     The following table sets forth the mortgaged properties by state.

                         MORTGAGED PROPERTIES BY STATE

                                               AGGREGATE        % OF
                                                CUT-OFF       INITIAL
                                 NUMBER OF        DATE          POOL
             STATE              PROPERTIES      BALANCE       BALANCE
------------------------------ ------------ --------------- -----------
California (Northern) ........       33      $182,266,272       20.52%
California (Southern) ........       42       124,084,597       13.97
Texas ........................       31        88,774,156        9.99
North Carolina ...............        4        80,918,917        9.11
New York .....................       14        64,291,251        7.24
Florida ......................       17        52,689,302        5.93
Pennsylvania .................        8        32,397,081        3.65
Washington ...................        5        30,556,628        3.44
Virginia .....................        3        26,271,958        2.96
Nevada .......................        4        23,448,408        2.64
New Jersey ...................        6        23,050,167        2.59
Delaware .....................        3        17,375,135        1.96
Colorado .....................        5        15,802,211        1.78
Massachusetts ................        2        10,337,924        1.16
Oregon .......................        3        10,155,738        1.14
North Dakota .................        2         9,572,882        1.08
Connecticut ..................        4         8,812,561        0.99
Michigan .....................        3         8,803,118        0.99
Wisconsin ....................        1         8,795,170        0.99
New Hampshire ................        1         8,480,137        0.95
Ohio .........................        2         8,287,789        0.93
Maryland .....................        3         8,069,617        0.91
Idaho ........................        1         8,000,000        0.90
Montana ......................        2         6,364,565        0.72
Nebraska .....................        1         6,173,896        0.70
New Mexico ...................        1         3,985,712        0.45
Mississippi ..................        1         3,967,393        0.45
Arizona ......................        2         3,488,259        0.39
Missouri .....................        1         3,333,119        0.38
Minnesota ....................        2         3,141,512        0.35
Illinois .....................        1         2,498,456        0.28
Georgia ......................        1         1,926,110        0.22
Kansas .......................        1         1,247,824        0.14
Rhode Island .................        1           901,886        0.10
                                     --      ------------      ------
Totals/Weighted Avg. .........      211      $888,269,752      100.00%
                                    ===      ============      ======
                                                          WEIGHTED AVERAGES
                               ------------------------------------------------------------------------
                                               STATED      REMAINING
                                 MORTGAGE     REMAINING     AMORT.                 CUT-OFF    MATURITY
             STATE                 RATE      TERM (MO.)   TERM (MO.)     DSCR     DATE LTV      LTV
------------------------------ ------------ ------------ ------------ ---------- ---------- -----------
California (Northern) ........     7.8727%       126         319          1.60x     55.24%      43.02%
California (Southern) ........     7.7321%       118         295          1.71x     59.05%      45.39%
Texas ........................     8.0742%       115         300          1.51x     66.69%      52.57%
North Carolina ...............     7.7535%        78         353          1.54x     62.07%      58.63%
New York .....................     8.2420%       123         293          1.81x     48.82%      35.26%
Florida ......................     8.1350%       107         304          1.54x     63.33%      53.95%
Pennsylvania .................     7.9353%       116         290          1.58x     63.03%      50.50%
Washington ...................     8.1856%       116         350          1.62x     58.43%      52.14%
Virginia .....................     7.9150%       118         353          1.54x     57.03%      50.52%
Nevada .......................     8.3632%       119         359          1.49x     61.82%      55.80%
New Jersey ...................     7.8498%       104         319          1.83x     59.10%      50.23%
Delaware .....................     8.0584%       154         241          1.32x     73.86%      27.01%
Colorado .....................     8.4540%       122         330          1.39x     64.84%      54.19%
Massachusetts ................     8.0588%       118         358          1.40x     63.30%      56.74%
Oregon .......................     7.6487%       144         199          1.36x     58.47%      17.70%
North Dakota .................     7.5480%       114         294          1.37x     68.99%      56.48%
Connecticut ..................     8.2518%       113         353          1.48x     64.26%      58.04%
Michigan .....................     7.9020%       112         352          1.47x     64.08%      57.46%
Wisconsin ....................     7.4150%       119         359          1.64x     64.20%      56.63%
New Hampshire ................     8.5300%       104         355          1.26x     70.67%      65.02%
Ohio .........................     8.0211%       117         357          1.66x     51.81%      46.43%
Maryland .....................     7.9929%       116         320          1.96x     50.67%      43.88%
Idaho ........................     8.1800%        60         300          1.93x     49.69%      46.30%
Montana ......................     7.3300%       114         294          1.41x     69.56%      56.58%
Nebraska .....................     7.2150%       116         296          1.47x     65.33%      52.84%
New Mexico ...................     8.0800%       113         353          1.30x     71.17%      64.03%
Mississippi ..................     8.1200%       111         291          1.24x     71.94%      60.02%
Arizona ......................     7.7272%       151         228          1.33x     55.19%      22.61%
Missouri .....................     9.4550%       119         299          1.47x     68.02%      58.37%
Minnesota ....................     8.1767%       116         303          1.39x     69.13%      56.83%
Illinois .....................     8.9200%       118         358          1.31x     73.48%      67.17%
Georgia ......................     9.0000%       115         355          1.25x     71.34%      65.40%
Kansas .......................     7.8100%       118         298          1.54x     62.30%      51.17%
Rhode Island .................     8.3000%       110         290          1.47x     60.13%      50.46%
                                   ------        ---         ---          ----      -----       -----
Totals/Weighted Avg. .........     7.9581%       115         315          1.59x     59.89%      48.25%

     The following tables set forth the original term and the remaining term of the mortgage loans.


                       RANGE OF ORIGINAL TERMS IN MONTHS


                                                           AGGREGATE       % OF
                                                            CUT-OFF      INITIAL
    RANGE OF ORIGINAL TERMS     NUMBER OF    NUMBER OF       DATE          POOL
       TO MATURITY (MO.)          LOANS     PROPERTIES      BALANCE      BALANCE
------------------------------ ----------- ------------ -------------- -----------
60 to 70 .....................       4            6      $ 80,671,510       9.08%
71 to 100 ....................       3            3        15,829,597       1.78
101 to 120 ...................     140          166       674,542,252      75.94
121 to 140 ...................       8            8        38,433,406       4.33
161 to 180 ...................      24           26        75,080,852       8.45
201 to 240 ...................       2            2         3,712,134       0.42
                                   ---          ---      ------------     ------
Totals/Weighted Avg. .........     181          211      $888,269,752     100.00%
                                   ===          ===      ============     ======



                                                           WEIGHTED AVERAGES
                               -------------------------------------------------------------------------
                                               STATED      REMAINING               CUT-OFF
    RANGE OF ORIGINAL TERMS      MORTGAGE     REMAINING     AMORT.                   DATE      MATURITY
       TO MATURITY (MO.)           RATE      TERM (MO.)   TERM (MO.)     DSCR        LTV         LTV
------------------------------ ------------ ------------ ------------ ---------- ----------- -----------
60 to 70 .....................     7.8597%        58        338           1.69x      57.72%      55.80%
71 to 100 ....................     8.3203%        81        357           1.56x      45.53%      42.89%
101 to 120 ...................     7.9995%       116        327           1.58x      61.18%      52.92%
121 to 140 ...................     7.4232%       120        296           1.79x      56.41%      45.28%
161 to 180 ...................     7.8877%       174        181           1.52x      55.20%       3.12%
201 to 240 ...................     8.0008%       235        235           1.43x      66.29%       2.93%
                                   ------        ---        ---           ----       -----       -----
Totals/Weighted Avg. .........     7.9581%       115        315           1.59x      59.89%      48.25%

                      RANGE OF REMAINING TERMS IN MONTHS




                                                           AGGREGATE       % OF
                                                            CUT-OFF      INITIAL
           RANGE OF             NUMBER OF    NUMBER OF       DATE          POOL
     REMAINING TERMS (MO.)        LOANS     PROPERTIES      BALANCE      BALANCE
------------------------------ ----------- ------------ -------------- -----------
56 to 70 .....................       4            6      $ 80,671,510       9.08%
71 to 100 ....................       3            3        15,829,597       1.78
101 to 120 ...................     147          173       693,793,086      78.11
121 to 140 ...................       1            1        19,182,572       2.16
161 to 180 ...................      24           26        75,080,852       8.45
181 to 237 ...................       2            2         3,712,134       0.42
                                   ---          ---      ------------     ------
Totals/Weighted Avg. .........     181          211      $888,269,752     100.00%
                                   ===          ===      ============     ======



                                                           WEIGHTED AVERAGES
                               -------------------------------------------------------------------------
                                               STATED      REMAINING               CUT-OFF
           RANGE OF              MORTGAGE     REMAINING     AMORT.                   DATE      MATURITY
     REMAINING TERMS (MO.)         RATE      TERM (MO.)   TERM (MO.)     DSCR        LTV         LTV
------------------------------ ------------ ------------ ------------ ---------- ----------- -----------
56 to 70 .....................     7.8597%        58        338           1.69x      57.72%      55.80%
71 to 100 ....................     8.3203%        81        357           1.56x      45.53%      42.89%
101 to 120 ...................     7.9782%       115        326           1.58x      61.09%      52.76%
121 to 140 ...................     7.6140%       131        299           1.68x      54.81%      43.19%
161 to 180 ...................     7.8877%       174        181           1.52x      55.20%       3.12%
181 to 237 ...................     8.0008%       235        235           1.43x      66.29%       2.93%
                                   ------        ---        ---           ----       -----       -----
Totals/Weighted Avg. .........     7.9581%       115        315           1.59x      59.89%      48.25%

     The following table sets forth the range of original amortization periods of the mortgage loans.


                 RANGE OF ORIGINAL AMORTIZATION TERMS IN MONTHS


                                                          AGGREGATE       % OF
                                                           CUT-OFF      INITIAL
       RANGE OF ORIGINAL         NUMBER     NUMBER OF       DATE          POOL
   AMORTIZATION TERMS (MO.)     OF LOANS   PROPERTIES      BALANCE      BALANCE
------------------------------ ---------- ------------ -------------- -----------
121 to 180 ...................      22          22      $ 70,018,080       7.88%
181 to 240 ...................      13          15        40,663,907       4.58
241 to 300 ...................      63          87       315,445,633      35.51
301 to 360 ...................      83          87       462,142,131      52.03
                                    --          --      ------------     ------
Totals/Weighted Avg. .........     181         211      $888,269,752     100.00%
                                   ===         ===      ============     ======

                                                          WEIGHTED AVERAGES
                               -----------------------------------------------------------------------
                                               STATED      REMAINING               CUT-OFF
       RANGE OF ORIGINAL         MORTGAGE     REMAINING     AMORT.                   DATE     MATURITY
   AMORTIZATION TERMS (MO.)        RATE      TERM (MO.)   TERM (MO.)     DSCR        LTV        LTV
------------------------------ ------------ ------------ ------------ ---------- ----------- ---------
121 to 180 ...................     7.8428%      173          174          1.45x      55.13%     1.48%
181 to 240 ...................     7.8434%      135          236          1.63x      55.95%    33.35%
241 to 300 ...................     7.9332%      110          294          1.67x      60.58%    50.46%
301 to 360 ...................     8.0027%      108          357          1.55x      60.49%    55.15%
                                   ------       ---          ---          ----       -----     -----
Totals/Weighted Avg. .........     7.9581%      115          315          1.59x      59.89%    48.25%

     The following table sets forth the years of scheduled maturity of the mortgage loans.


               YEARS OF SCHEDULED MATURITY OF THE MORTGAGE LOANS

                                                                             CUM.
                                                 AGGREGATE       % OF        % OF
                                                  CUT-OFF      INITIAL     CUT-OFF
      SCHEDULED         NUMBER     NUMBER OF       DATE          POOL        DATE
    MATURITY YEAR      OF LOANS   PROPERTIES      BALANCE      BALANCE     BALANCE
--------------------- ---------- ------------ -------------- ----------- -----------
2004 ................       1           1      $ 47,000,000       5.29%       5.29%
2005 ................       3           5        33,671,510       3.79        9.08
2006 ................       2           2        13,030,432       1.47       10.55
2007 ................       1           1         2,799,165       0.32       10.86
2008 ................       5           6        46,442,670       5.23       16.09
2009 ................     119         144       453,336,409      51.04       67.13
2010 ................      23          23       194,014,007      21.84       88.97
2011 ................       1           1        19,182,572       2.16       91.13
2013 ................       1           1         1,056,714       0.12       91.25
2014 ................      22          24        69,524,138       7.83       99.08
2015 ................       1           1         4,500,000       0.51       99.58
2019 ................       2           2         3,712,134       0.42      100.00
                          ---         ---      ------------     ------      ------
Totals/Weighted Avg.      181         211      $888,269,752     100.00%     100.00%
                          ===         ===      ============     ======      ======

                                                  WEIGHTED AVERAGES
                      -------------------------------------------------------------------------
                                      STATED      REMAINING               CUT-OFF
      SCHEDULED         MORTGAGE     REMAINING     AMORT.                   DATE      MATURITY
    MATURITY YEAR         RATE      TERM (MO.)   TERM (MO.)     DSCR        LTV         LTV
--------------------- ------------ ------------ ------------ ---------- ----------- -----------
2004 ................     7.6960%        56         356          1.61x      59.27%      58.32%
2005 ................     8.0883%        60         313          1.80x      55.57%      52.27%
2006 ................     8.1775%        81         357          1.60x      40.65%      38.19%
2007 ................     8.9850%        83         359          1.35x      68.27%      64.79%
2008 ................     7.5123%       103         306          1.57x      65.11%      55.57%
2009 ................     7.9331%       115         318          1.57x      62.58%      53.28%
2010 ................     8.1953%       120         350          1.63x      56.64%      50.87%
2011 ................     7.6140%       131         299          1.68x      54.81%      43.19%
2013 ................     6.9850%       165         165          1.50x      55.91%       1.05%
2014 ................     7.8767%       174         181          1.53x      55.01%       3.27%
2015 ................     8.2700%       180         180          1.27x      57.88%       1.42%
2019 ................     8.0008%       235         235          1.43x      66.29%       2.93%
                          ------        ---         ---          ----       -----       -----
Totals/Weighted Avg.      7.9581%       115         315          1.59x      59.89%      48.25%

     The following table sets forth the range of years in which the mortgaged properties were built or renovated.


            RANGE OF YEARS BUILT/RENOVATED FOR MORTGAGED PROPERTIES




                                               AGGREGATE        % OF
                                                CUT-OFF       INITIAL
        RANGE OF YEARS           NUMBER OF        DATE          POOL
        BUILT/RENOVATED         PROPERTIES      BALANCE       BALANCE
------------------------------ ------------ --------------- -----------
1910 to 1919 .................        2      $  1,226,183        0.14%
1920 to 1939 .................        1         1,600,729        0.18
1940 to 1959 .................        2         7,213,997        0.81
1960 to 1969 .................        6        14,076,532        1.58
1970 to 1979 .................       27        75,372,611        8.49
1980 to 1989 .................       56       203,271,586       22.88
1990 to 1999 .................      117       585,508,114       65.92
                                    ---      ------------      ------
Totals/Weighted Avg. .........      211      $888,269,752      100.00%
                                    ===      ============      ======



                                                          WEIGHTED AVERAGES
                               ------------------------------------------------------------------------
                                               STATED      REMAINING
        RANGE OF YEARS           MORTGAGE     REMAINING     AMORT.                 CUT-OFF    MATURITY
        BUILT/RENOVATED            RATE      TERM (MO.)   TERM (MO.)     DSCR     DATE LTV      LTV
------------------------------ ------------ ------------ ------------ ---------- ---------- -----------
1910 to 1919 .................     7.5300%      115          355          2.21x     39.24%      34.80%
1920 to 1939 .................     8.0800%      178          178          1.53x     36.38%       0.00%
1940 to 1959 .................     8.0050%      118          340          2.36x     59.71%      53.20%
1960 to 1969 .................     8.0085%      127          332          1.75x     65.94%      53.89%
1970 to 1979 .................     7.8196%      118          310          1.62x     60.40%      46.31%
1980 to 1989 .................     7.8585%      114          322          1.62x     59.21%      50.01%
1990 to 1999 .................     8.0094%      115          312          1.56x     60.03%      47.86%
                                   ------       ---          ---          ----      -----       -----
Totals/Weighted Avg. .........     7.9581%      115          315          1.59x     59.89%      48.25%

  The following tables set forth a range of Debt Service Coverage Ratios for the mortgage loans as of the Cut-Off Date.

         RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE




                                                        AGGREGATE        % OF
                                                         CUT-OFF       INITIAL
        RANGE OF DEBT          NUMBER     NUMBER OF        DATE          POOL
   SERVICE COVERAGE RATIOS    OF LOANS   PROPERTIES      BALANCE       BALANCE
---------------------------- ---------- ------------ --------------- -----------
1.15x to 1.19x .............       3           3      $  9,942,577        1.12%
1.20x to 1.24x .............       4           4        11,533,493        1.30
1.25x to 1.29x .............      23          24        90,541,323       10.19
1.30x to 1.34x .............      19          19        67,402,186        7.59
1.35x to 1.39x .............      12          12        32,413,883        3.65
1.40x to 1.44x .............      21          37       112,579,939       12.67
1.45x to 1.49x .............      14          15        55,791,015        6.28
1.50x to 1.59x .............      25          32       134,716,778       15.17
1.60x to 1.69x .............      20          20       147,476,503       16.60
1.70x to 1.79x .............      15          16       125,362,794       14.11
1.80x to 1.89x .............       3           3        10,401,932        1.17
1.90x to 1.99x .............       4           6        27,639,589        3.11
2.00x to 2.49x .............      10          12        45,481,303        5.12
2.50x to 2.99x .............       4           4         9,907,563        1.12
3.00x to 6.48x .............       4           4         7,078,874        0.80
                                  --          --      ------------      ------
Totals/Weighted Avg. .......     181         211      $888,269,752      100.00%
                                 ===         ===      ============      ======



                                                        WEIGHTED AVERAGES
                             -----------------------------------------------------------------------
                                             STATED      REMAINING               CUT-OFF
        RANGE OF DEBT          MORTGAGE     REMAINING     AMORT.                   DATE     MATURITY
   SERVICE COVERAGE RATIOS       RATE      TERM (MO.)   TERM (MO.)     DSCR        LTV        LTV
---------------------------- ------------ ------------ ------------ ---------- ----------- ---------
1.15x to 1.19x .............     7.6889%       171         171          1.16x      62.99%     0.94%
1.20x to 1.24x .............     8.3290%       114         314          1.24x      72.71%    62.53%
1.25x to 1.29x .............     8.1063%       131         301          1.27x      70.07%    47.01%
1.30x to 1.34x .............     8.2962%       123         321          1.32x      67.32%    54.63%
1.35x to 1.39x .............     8.2286%       117         317          1.37x      69.21%    56.33%
1.40x to 1.44x .............     8.0181%       119         305          1.42x      68.52%    55.91%
1.45x to 1.49x .............     8.1242%       114         337          1.47x      61.45%    52.94%
1.50x to 1.59x .............     7.9460%       115         327          1.54x      60.55%    51.39%
1.60x to 1.69x .............     7.6930%       101         321          1.64x      56.96%    47.78%
1.70x to 1.79x .............     7.8218%       113         327          1.74x      52.03%    44.97%
1.80x to 1.89x .............     7.7684%       116         293          1.83x      52.81%    42.26%
1.90x to 1.99x .............     8.1388%        75         299          1.93x      48.45%    43.89%
2.00x to 2.49x .............     8.0178%       128         281          2.16x      42.40%    30.19%
2.50x to 2.99x .............     7.2834%       112         326          2.74x      39.37%    33.67%
3.00x to 6.48x .............     7.4206%       123         306          4.28x      26.02%    21.40%
                                 ------        ---         ---          ----       -----     -----
Totals/Weighted Avg. .......     7.9581%       115         315          1.59x      59.89%    48.25%

     The following table sets forth the range of stated principal balances as of the Cut-Off Date.


              RANGE OF PRINCIPAL BALANCES AS OF THE CUT-OFF DATE




                                                          AGGREGATE        % OF
           RANGE OF                                        CUT-OFF       INITIAL
           CUT-OFF             NUMBER OF    NUMBER OF        DATE          POOL
        DATE BALANCES            LOANS     PROPERTIES      BALANCE       BALANCE
----------------------------- ----------- ------------ --------------- -----------
$    888,571 to $   999,999..       6            6      $  5,633,023        0.63%
$  1,000,000 to $ 1,999,999..      48           51        76,626,416        8.63
$  2,000,000 to $ 3,999,999..      66           67       191,192,741       21.52
$  4,000,000 to $ 5,999,999..      29           32       140,789,245       15.85
$  6,000,000 to $ 7,999,999..      12           12        80,040,920        9.01
$  8,000,000 to $ 9,999,999..       3            3        25,754,407        2.90
$ 10,000,000 to $11,999,999..       4            4        41,442,203        4.67
$ 12,000,000 to $13,999,999..       2            4        27,659,993        3.11
$ 14,000,000 to $15,999,999..       1            8        15,722,584        1.77
$ 16,000,000 to $17,999,999..       2            2        33,000,000        3.72
$ 18,000,000 to $19,999,999..       2            2        38,451,881        4.33
$ 20,000,000 to $24,999,999..       3            5        61,808,104        6.96
$ 27,000,000 to $58,500,000..       3           15       150,148,233       16.90
                                   --           --      ------------      ------
Totals/Weighted Avg. ........     181          211      $888,269,752      100.00%
                                  ===          ===      ============      ======



                                                          WEIGHTED AVERAGES
                              -------------------------------------------------------------------------
           RANGE OF                           STATED      REMAINING               CUT-OFF
           CUT-OFF              MORTGAGE     REMAINING     AMORT.                   DATE      MATURITY
        DATE BALANCES             RATE      TERM (MO.)   TERM (MO.)     DSCR        LTV         LTV
----------------------------- ------------ ------------ ------------ ---------- ----------- -----------
$    888,571 to $   999,999..     8.3200%       145          254         1.33x      62.10%      32.01%
$  1,000,000 to $ 1,999,999..     8.0096%       126          293         1.68x      57.88%      42.17%
$  2,000,000 to $ 3,999,999..     7.9332%       120          315         1.63x      60.80%      48.26%
$  4,000,000 to $ 5,999,999..     8.0975%       125          297         1.48x      60.85%      45.32%
$  6,000,000 to $ 7,999,999..     7.8824%       101          332         1.52x      58.99%      51.98%
$  8,000,000 to $ 9,999,999..     7.7509%       109          333         1.48x      68.26%      59.70%
$ 10,000,000 to $11,999,999..     8.0106%       147          267         1.49x      61.77%      28.83%
$ 12,000,000 to $13,999,999..     7.7475%       115          325         1.55x      64.70%      55.20%
$ 14,000,000 to $15,999,999..     7.8100%       118          298         1.54x      62.30%      51.17%
$ 16,000,000 to $17,999,999..     8.1727%       120          360         1.54x      56.77%      51.75%
$ 18,000,000 to $19,999,999..     7.7974%       124          328         1.47x      63.24%      53.69%
$ 20,000,000 to $24,999,999..     8.0364%        94          293         1.91x      53.45%      46.08%
$ 27,000,000 to $58,500,000..     7.8969%        98          339         1.61x      58.66%      53.26%
                                  ------        ---          ---         ----       -----       -----
Totals/Weighted Avg. ........     7.9581%       115          315         1.59x      59.89%      48.25%

     The following two tables set forth the range of LTV Ratios of the mortgage loans as of the Cut-Off Date and the maturity date of the mortgage loans. The LTV Ratio as of the maturity date described below was calculated based on the principal balance of the related mortgage loan on the maturity date, assuming that all mortgage loans are repaid at their expected maturity dates. In addition, because it is based on the value of a mortgaged property determined as of loan origination, the information set forth in the table below is not necessarily a reliable measure of the related borrower's current equity in each mortgaged property or of the borrower's equity in each mortgaged property as of the maturity date of the mortgage loan. In a declining real estate market, the appraised value of a mortgaged property could have decreased from the appraised value determined at origination, and the LTV Ratio of a mortgage loan as of the maturity date may be higher than its LTV Ratio at origination, even after taking into account amortization since origination.

             RANGE OF LOAN TO VALUE RATIOS AS OF THE CUT-OFF DATE

                                                                        % OF
                                NUMBER     NUMBER       AGGREGATE     INITIAL      CUM. % OF
     RANGE OF CUT-OFF DATE        OF         OF       CUT-OFF DATE      POOL        CUT-OFF
          LTV RATIOS             LOANS   PROPERTIES      BALANCE      BALANCE    DATE BALANCE
------------------------------ -------- ------------ -------------- ----------- --------------
10.89% to 30.00% .............      2          2      $  3,414,157       0.38%        0.38%
30.01% to 40.00% .............     15         17        43,312,924       4.88         5.26
40.01% to 45.00% .............      6          6        13,766,921       1.55         6.81
45.01% to 50.00% .............     13         15       148,088,071      16.67        23.48
50.01% to 55.00% .............     14         14        73,521,773       8.28        31.76
55.01% to 60.00% .............     26         27       142,582,137      16.05        47.81
60.01% to 65.00% .............     31         40       140,452,214      15.81        63.62
65.01% to 70.00% .............     35         38       119,936,339      13.50        77.12
70.01% to 75.00% .............     32         45       178,179,201      20.06        97.18
75.01% to 79.11% .............      7          7        25,016,015       2.82       100.00
                                   --         --      ------------     ------       ------
Totals/Weighted Avg. .........    181        211      $888,269,752     100.00%      100.00%
                                  ===        ===      ============     ======       ======

                                                            WEIGHTED AVERAGES
                               ----------------------------------------------------------------------------
                                               STATED      REMAINING
     RANGE OF CUT-OFF DATE       MORTGAGE     REMAINING     AMORT.                CUT-OFF DATE    MATURITY
          LTV RATIOS               RATE      TERM (MO.)   TERM (MO.)     DSCR          LTV          LTV
------------------------------ ------------ ------------ ------------ ---------- -------------- -----------
10.89% to 30.00% .............     7.7213%       138          297         5.29x       17.42%        13.66%
30.01% to 40.00% .............     7.6521%       123          294         2.23x       35.56%        23.90%
40.01% to 45.00% .............     8.0448%       124          267         1.82x       41.46%        28.13%
45.01% to 50.00% .............     7.9840%       115          310         1.80x       48.19%        37.96%
50.01% to 55.00% .............     7.8368%       122          314         1.68x       53.56%        43.41%
55.01% to 60.00% .............     7.9256%        99          330         1.56x       58.54%        49.56%
60.01% to 65.00% .............     7.8636%       121          310         1.52x       62.23%        48.36%
65.01% to 70.00% .............     8.0264%       119          314         1.44x       67.38%        54.36%
70.01% to 75.00% .............     8.0688%       116          316         1.36x       72.16%        58.90%
75.01% to 79.11% .............     8.2777%       117          340         1.33x       77.22%        68.11%
                                   ------        ---          ---         ----        -----         -----
Totals/Weighted Avg. .........     7.9581%       115          315         1.59x       59.89%        48.25%

                   RANGE OF LOAN TO VALUE RATIOS AT MATURITY

                                                                        % OF
                                NUMBER     NUMBER       AGGREGATE     INITIAL      CUM. % OF
       RANGE OF MATURITY          OF         OF       CUT-OFF DATE      POOL        CUT-OFF
          LTV RATIOS             LOANS   PROPERTIES      BALANCE      BALANCE    DATE BALANCE
------------------------------ -------- ------------ -------------- ----------- --------------
 0.00% to 10.00% .............     24         24      $ 73,440,404       8.27%        8.27%
10.01% to 20.00% .............      1          1         2,216,031       0.25         8.52
20.01% to 30.00% .............      5          7        12,564,490       1.41         9.93
30.01% to 35.00% .............     15         17        48,957,315       5.51        15.44
35.01% to 40.00% .............      6          6        17,039,911       1.92        17.36
40.01% to 45.00% .............     11         11       127,454,806      14.35        31.71
45.01% to 50.00% .............     18         21        77,760,197       8.75        40.46
50.01% to 55.00% .............     29         36       162,356,040      18.28        58.74
55.01% to 60.00% .............     30         33       169,580,222      19.09        77.83
60.01% to 65.00% .............     22         34       125,549,343      14.13        91.97
65.01% to 70.00% .............     19         20        69,056,876       7.77        99.74
70.01% to 71.32% .............      1          1         2,294,116       0.26       100.00
                                   --         --      ------------     ------       ------
Totals/Weighted Avg. .........    181        211      $888,269,752     100.00%      100.00%
                                  ===        ===      ============     ======       ======

                                                           WEIGHTED AVERAGES
                               --------------------------------------------------------------------------
                                               STATED      REMAINING
       RANGE OF MATURITY         MORTGAGE     REMAINING     AMORT.                CUT-OFF DATE   MATURITY
          LTV RATIOS               RATE      TERM (MO.)   TERM (MO.)     DSCR          LTV         LTV
------------------------------ ------------ ------------ ------------ ---------- -------------- ---------
 0.00% to 10.00% .............     7.8484%       178         179          1.52x       55.23%       1.25%
10.01% to 20.00% .............     7.4300%       116         296          4.65x       20.96%      17.06%
20.01% to 30.00% .............     7.9396%       134         248          2.09x       44.44%      26.56%
30.01% to 35.00% .............     7.7316%       112         306          2.00x       40.87%      32.85%
35.01% to 40.00% .............     7.7875%       115         269          1.83x       48.99%      37.56%
40.01% to 45.00% .............     7.9606%       119         333          1.80x       49.45%      43.09%
45.01% to 50.00% .............     7.9788%       101         316          1.68x       55.03%      47.57%
50.01% to 55.00% .............     7.8691%       112         327          1.56x       60.89%      52.88%
55.01% to 60.00% .............     7.9019%        98         333          1.49x       64.75%      57.76%
60.01% to 65.00% .............     8.1436%       115         329          1.36x       71.36%      62.04%
65.01% to 70.00% .............     8.2715%       109         351          1.35x       74.11%      66.98%
70.01% to 71.32% .............     8.2250%       115         355          1.41x       79.11%      71.32%
                                   ------        ---         ---          ----        -----       -----
Totals/Weighted Avg. .........     7.9581%       115         315          1.59x       59.89%      48.25%

     The following table sets forth the mortgage loans subject to lockout/prepayment restrictions, expressed as a percentage of the outstanding principal balance at each period, assuming that each mortgage loan is repaid on its respective maturity date.

           REMAINING POOL BALANCE SUBJECT TO PREPAYMENT RESTRICTIONS



                                                              (greater than)
      PERIOD              LOCKOUT                FLEX           1% OR YM(1)
------------------ ---------------------- ------------------ ------------------
                     $ (MM)        %       $ (MM)      %      $ (MM)      %
                   ---------- ----------- -------- --------- -------- ---------
Current   2/1/00       888.3      100.0%      --       0.0%      --       0.0%
Year 1    2/1/01       878.5      100.0%      --       0.0%      --       0.0%
Year 2    2/1/02       867.7      100.0%      --       0.0%      --       0.0%
Year 3    2/1/03       829.7       97.0%     22.2      2.6%      3.4      0.4%
Year 4    2/1/04       811.9       96.5%     21.8      2.6%      7.9      0.9%
Year 5    2/1/05       713.3       95.2%     23.1      3.1%     12.7      1.7%
Year 6    2/1/06       699.1       95.2%     22.5      3.1%     12.5      1.7%
Year 7    2/1/07       668.9       95.1%     21.8      3.1%     12.3      1.8%
Year 8    2/1/08       652.4       95.2%     21.1      3.1%     12.1      1.8%
Year 9    2/1/09       541.8       86.3%     11.0      1.8%     11.8      1.9%
Year 10   2/1/10        52.0       96.6%      1.8      3.4%      --       0.0%
Year 11   2/1/11        30.7       95.4%      1.5      4.6%      --       0.0%
Year 12   2/1/12        24.4       95.6%      1.1      4.4%      --       0.0%
Year 13   2/1/13        17.7       96.2%      0.7      3.8%      --       0.0%
Year 14   2/1/14         7.6       71.8%      0.3      2.4%      --       0.0%
Year 15   2/1/15         1.6      100.0%      --       0.0%      --       0.0%
Year 16   2/1/16         1.3      100.0%      --       0.0%      --       0.0%
Year 17   2/1/17         1.0      100.0%      --       0.0%      --       0.0%
Year 18   2/1/18         0.7      100.0%      --       0.0%      --       0.0%
Year 19   2/1/19         0.4      100.0%      --       0.0%      --       0.0%
Year 20   2/1/20         0.0        0.0%      --       0.0%      --       0.0%



              PREPAYABLE
           WITHOUT PENALTY                 TOTALS
          ------------------ ----------------------------------
                                            % OF        % OF
           $ (MM)      %       $ (MM)      TOTAL       IPB(2)
          -------- --------- ---------- ----------- -----------
Current       --       0.0%      888.3      100.0%      100.0%
Year 1        --       0.0%      878.5      100.0%       98.9%
Year 2        --       0.0%      867.7      100.0%       97.7%
Year 3        --       0.0%      855.3      100.0%       96.3%
Year 4        --       0.0%      841.6      100.0%       94.7%
Year 5        --       0.0%      749.2      100.0%       84.3%
Year 6        --       0.0%      734.2      100.0%       82.7%
Year 7        --       0.0%      703.0      100.0%       79.1%
Year 8        --       0.0%      685.6      100.0%       77.2%
Year 9       63.2     10.1%      627.8      100.0%       70.7%
Year 10       --       0.0%       53.9      100.0%        6.1%
Year 11       --       0.0%       32.1      100.0%        3.6%
Year 12       --       0.0%       25.5      100.0%        2.9%
Year 13       --       0.0%       18.4      100.0%        2.1%
Year 14       2.7     25.7%       10.6      100.0%        1.2%
Year 15       --       0.0%        1.6      100.0%        0.2%
Year 16       --       0.0%        1.3      100.0%        0.1%
Year 17       --       0.0%        1.0      100.0%        0.1%
Year 18       --       0.0%        0.7      100.0%        0.1%
Year 19       --       0.0%        0.4      100.0%        0.0%
Year 20       --       0.0%        0.0        0.0%        0.0%

-------
(1) As used above, "YM" means yield maintenance charge.
(2) As used above, "IPB" means initial pool balance.


                    MORTGAGE LOANS BY MORTGAGE LOAN SELLER



                                                                              % OF
                                                              AGGREGATE     INITIAL
             MORTGAGE              NUMBER OF    NUMBER OF   CUT-OFF DATE      POOL
           LOAN SELLER               LOANS     PROPERTIES      BALANCE      BALANCE
--------------------------------- ----------- ------------ -------------- -----------
Wells Fargo Bank, N.A. ..........      84          106      $415,715,489      46.80%
Bear, Stearns Funding, Inc. .....      74           79       363,558,833      40.93
Morgan Stanley Mortgage
 Capital Inc. ...................      23           26       108,995,430      12.27
                                       --          ---      ------------     ------
Totals/Weighted Avg. ............     181          211      $888,269,752     100.00%
                                      ===          ===      ============     ======



                                                               WEIGHTED AVERAGES
                                  ---------------------------------------------------------------------------
                                                   STATED      REMAINING                CUT-OFF
             MORTGAGE               MORTGAGE     REMAINING       AMORT.                   DATE      MATURITY
           LOAN SELLER                RATE      TERM (MOS.)   TERM (MOS.)     DSCR        LTV         LTV
--------------------------------- ------------ ------------- ------------- ---------- ----------- -----------
Wells Fargo Bank, N.A. ..........    7.8651%        117           306         1.57x      58.86%      45.58%
Bear, Stearns Funding, Inc. .....    8.0856%        114           323         1.62x      60.17%      49.83%
Morgan Stanley Mortgage
 Capital Inc. ...................    7.8878%        113           318         1.54x      62.91%      53.18%
                                     ------         ---           ---         ----       -----       -----
Totals/Weighted Avg. ............    7.9581%        115           315         1.59x      59.89%      48.25%
                                     ======         ===           ===         ====       =====       =====

     The following table sets forth some of the characteristics of the ten largest mortgage loans.


                          TEN LARGEST MORTGAGE LOANS




                                              AGGREGATE
                                NUMBER OF   CUT-OFF DATE   % OF INITIAL
PROPERTY NAME                  PROPERTIES      BALANCE     POOL BALANCE
----------------------------- ------------ -------------- --------------
650 Townsend ................       1       $ 58,500,000        6.59%
First Union Capitol
 Center .....................       1         47,000,000        5.29
Private Mini Storage ........      13         44,648,233        5.03
Holiday Inn-Mission Bay .....       1         21,633,104        2.44
Entertainment Properties
 Trust ......................       3         20,175,000        2.27
The Mercer Hotel ............       1         20,000,000        2.25
Seattle Gift & Design
 Centres ....................       2         19,961,344        2.25
International Airport
 Drive-Charlotte ............       1         19,269,309        2.17
Orchard Business Center .....       1         19,182,572        2.16
Circuit City Corporate
 Headquarters ...............       1         17,000,000        1.91
                                   --       ------------       -----
Totals/Weighted Avg. ........      25       $287,369,562       32.35%
                                   ==       ============       =====



                                                          WEIGHTED AVERAGES
                              -------------------------------------------------------------------------
                                              STATED
                                            REMAINING    REMAINING                CUT-OFF       LTV
                                MORTGAGE       TERM        AMORT                    DATE      RATIO AT
PROPERTY NAME                     RATE        (MOS.)    TERM (MOS.)     DSCR     LTV RATIO    MATURITY
----------------------------- ------------ ----------- ------------- ---------- ----------- -----------
650 Townsend ................     7.8500%      120           360         1.75x      47.56%      43.76%
First Union Capitol
 Center .....................     7.6960%       56           356         1.61x      59.27%      58.32%
Private Mini Storage ........     8.1700%      115           295         1.42x      72.56%      60.38%
Holiday Inn-Mission Bay .....     7.4000%      101           281         1.70x      61.81%      51.15%
Entertainment Properties
 Trust ......................     8.1800%       60           300         1.93x      49.69%      46.30%
The Mercer Hotel ............     8.5800%      120           300         2.12x      48.19%      40.37%
Seattle Gift & Design
 Centres ....................     8.1700%      116           356         1.69x      56.05%      50.44%
International Airport
 Drive-Charlotte ............     7.9800%      117           357         1.27x      71.63%      64.14%
Orchard Business Center .....     7.6140%      131           299         1.68x      54.81%      43.19%
Circuit City Corporate
 Headquarters ...............     8.1000%      120           360         1.53x      54.84%      49.15%
                                  ------       ---           ---         ----       -----       -----
Totals/Weighted Avg. ........     7.9446%      103           330         1.66x      57.74%      51.33%

     Specified in Annex A to this prospectus supplement are additional characteristics of the mortgage loans set forth on a loan-by-loan basis. Additional information regarding the related mortgage loans also is contained in this prospectus supplement under "--Underwritten Cash Flow," "--Assessments of Property Condition" and "--Representations and Warranties; Repurchases" and in the prospectus under "Description of the Trust Funds" and "Legal Aspects of Mortgage Loans".


TEN LARGEST MORTGAGE LOANS

     Annex B contains a brief summary of the ten largest mortgage loans (including cross-collateralized mortgage loans) in the pool. The ten largest mortgage loans represent, in the aggregate, less than 33% of the aggregate Cut-Off Date Balance and no single mortgage loan represents more than 7% of the aggregate principal balance of the mortgage loans as of February 1, 2000.


UNDERWRITTEN CASH FLOW

     In general, the "Underwritten Cash Flow" for a mortgaged property is the estimated stabilized revenue derived from the use and operation of a mortgaged property (consisting primarily of rental income) less the sum of:

    o estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising);

    o fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments); and

    o reserves for capital expenditures, including tenant improvement costs and leasing commissions.

Underwritten Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization. In determining Underwritten Cash Flow for a mortgaged property, the related mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the related mortgage loan seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The related mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritten Cash Flow derived therefrom, based upon the related mortgage loan seller's evaluation of the operating statements and operating information and the assumptions applied by the respective borrowers in preparing the statements and information. In most cases, borrower supplied "trailing-12 months" income and/or expense information was utilized. In some cases, partial year operating income data was annualized, with adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritten Cash Flow for mortgage loans the rents under some leases have been adjusted downward to reflect market rents for similar properties if the rent actually being paid under the lease was significantly higher than the market rent for similar properties. Several mortgage loans are secured by mortgaged properties with newly constructed improvements and, accordingly, there were no historical operating results or financial statements available with respect to these mortgaged properties. In these cases, items of revenue and expense used in calculating Underwritten Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal or from borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

     Escrow Requirements. In some cases the mortgage loan sellers require borrowers to fund escrows for taxes, insurance and future capital expenditures. In some cases, these escrows are not required prior to a default under the mortgage loan or upon the occurrence of some other event. Escrows for taxes and insurance typically entail a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premiums. Escrows for future capital expenditures typically entail an initial deposit and/or monthly deposits determined at the time of origination of the mortgage loan to be sufficient to pay for anticipated capital expenditures. 168 mortgage loans, representing approximately 93.3% of the initial pool balance, require escrows for taxes, 134 mortgage loans, representing approximately 65.4% of the initial pool balance, require escrows for insurance premiums, and 123 mortgage loans, representing approximately 82.4% of the initial pool balance, require escrows for capital expenditures.


ASSESSMENTS OF PROPERTY CONDITION

     Property Inspection. All of the mortgaged properties were inspected by a member of the related mortgage loan seller's professional staff or, in some cases, by a third party professional engaged by the related mortgage loan seller to assess the mortgaged property's general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interest of the mortgagee for which the related mortgage loan seller has not established an escrow arrangement that it deemed adequate to cover this deficiency.

     Appraisals. In connection with the origination or acquisition of the mortgage loans, the related mortgaged property was appraised by an independent appraiser who, generally, was a member of the Appraisal Institute. Each of these appraisals complied with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if that person used the same general approach to and same method of valuing the property. Moreover, the appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. This amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-Off Date is presented in this prospectus supplement for illustrative purposes only.

     Property Condition Assessments. Other than in the case of a mortgage loan secured by a newly constructed property, in connection with the origination of each mortgage loan, a professional engineer, licensed architect or qualified consultant inspected each related mortgaged property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items on some mortgaged properties which were generally required to be remediated and recommended certain capital improvements which were required to be made or for which reserves were generally established at origination. In addition, the property condition assessments provided a projection of necessary replacements and repair of structural and mechanical systems over the life of the related mortgage loan, which were used to establish replacement reserve requirements and to derive Underwritten Cash Flow.

     Seismic Review Process. For the loans to be sold by Wells Fargo Bank, National Association, loan requests secured by properties located in California were screened using a software system to perform a preliminary PML analysis. Properties with any one of the following characteristics were subject to a third party seismic survey performed by an approved seismic engineering firm:

    o a property with a preliminary PML over 20% of the estimated replacement cost of the improvements;

    o  a loan of more than $10,000,000;

    o a property located in an Alquist Priolo Zone (a zone surrounding active California earthquake faults, as established under California law);

    o  a property constructed of non-reinforced masonry; or

    o a property found to exhibit indications of significant seismic stress during the completion of the property condition assessment or a property located in a county having special inspection or retrofit requirements.

     For the loans sold by Bear, Stearns Funding, Inc. and Morgan Stanley Mortgage Capital Inc., seismic reports have been completed for each mortgaged property located in areas classified as seismic zones 3 or 4 in order to determine a PML estimate. For the loans sold by Bear, Stearns Funding, Inc., Bear, Stearns Funding, Inc.'s technical services director, who is not a member of its underwriting group, has reviewed all seismic reports in conjunction with the professional consultant who prepared the report.

     Generally, any of the mortgage loans as to which the property was estimated to have a PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan to value limit at origination, be conditioned on seismic upgrading, or be conditioned on satisfactory earthquake insurance. The mortgage pool contains 3 mortgaged properties, for which the related mortgage loans (or allocated principal portion thereof) constitute 8.3% of the initial pool balance, have PMLs in excess of 20% of the estimated replacement costs of the improvements and are subject to the above-described mitigants.


THE MORTGAGE LOAN SELLERS

     On the closing date for the sale of the certificates to the underwriters, we will acquire the mortgage loans from Bear, Stearns Funding, Inc., a Delaware corporation, Wells Fargo Bank, National Association, a national banking association, and Morgan Stanley Mortgage Capital, Inc., a New York corporation, each a "mortgage loan seller," pursuant to the relevant mortgage loan purchase and sale agreements, each dated as of February 1, 2000, between us and the respective mortgage loan seller.

     A description of Wells Fargo Bank, National Association is contained under "Servicing of the Mortgage Loans--The Servicer" in this prospectus supplement.

     Bear, Stearns Funding, Inc. is a wholly-owned subsidiary of Bear Stearns Mortgage Capital Corporation, a Delaware corporation and affiliate of Bear, Stearns & Co. Inc., one of the underwriters. Bear, Stearns Funding, Inc. originated and underwrote all of the mortgage loans sold by it.

     Morgan Stanley Mortgage Capital Inc. is a subsidiary of Morgan Stanley & Co. Incorporated formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the mortgage loans sold by Morgan Stanley Mortgage Capital Inc. was originated by one of the participants in Morgan Stanley Mortgage Capital Inc.'s commercial and multifamily mortgage loan conduit program, was originated directly by Morgan Stanley Mortgage Capital Inc. or was purchased in the secondary market. Morgan Stanley Mortgage Capital Inc. underwrote all of the mortgage loans sold by it.

     The information set forth in this prospectus supplement concerning each mortgage loan seller has been provided by the respective mortgage loan seller, and neither we nor the underwriters makes any representation or warranty as to the accuracy or completeness of that information.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In each mortgage loan purchase and sale agreement, the related mortgage loan seller has represented and warranted with respect to each of its mortgage loans or all of its mortgage loans, as applicable, subject to the exceptions specified in that mortgage loan purchase and sale agreement, as of the closing date for the sale of the certificates to the underwriters or as of any other date specifically provided in the representation and warranty, among other things, generally to the effect that:

    o Mortgage Loan Schedule. The information set forth in the schedule of mortgage loans attached to the related mortgage loan purchase and sale agreement is true and correct in all material respects as of the Cut-Off Date.

    o Ownership of Mortgage Loans. Immediately prior to the transfer to the depositor of the mortgage loans, the mortgage loan seller had good title to, and was the sole owner of, the mortgage loan, free and clear of any and all pledges, liens and/or other encumbrances.

    o Payment Record. No scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the Cut-Off Date, and no mortgage loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

    o Lien; Valid Assignment. The mortgage related to and delivered in connection with the mortgage loan constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien (subject to certain permitted encumbrances) upon the related mortgaged property, and the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment.

    o Assignment of Leases and Rents. The assignment of leases set forth in the mortgage establishes and creates a valid and, subject to certain creditor's rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the related mortgaged property.

    o Mortgage Status. The mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of the mortgage, in whole or in material part.

    o Condition of Property; Condemnation. Except as set forth in a property inspection report prepared in connection with the origination of the mortgage loan, the related mortgaged property is, to the mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan and, to the mortgage loan seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of the related mortgaged property.

    o Title Insurance. The mortgaged property is covered by a Title Policy that insures that the related mortgage is a valid, first priority lien on the mortgaged property, subject only to certain permitted encumbrances.

    o No Holdbacks. The proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect to the mortgage loan.

    o Environmental Conditions. An Environmental Report has been delivered to us, and the mortgage loan seller has no knowledge of any material and adverse environmental condition or circumstance affecting the mortgaged property that was not disclosed in that report.

    o Loan Document Status. Each mortgage note, mortgage and other document conveyed to the depositor with respect to the mortgage loan that evidences or secures the mortgage loan and was executed by or on behalf of the related mortgagor is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, and to the knowledge of the mortgage loan seller there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to any mortgage note, mortgage or other agreement.

    o Insurance. The related mortgaged property is, and is required pursuant to the related mortgage, to be insured by casualty and liability insurance policies of a type specified in the related mortgage loan purchase and sale agreement.

    o Taxes and Assessments. To the mortgage loan seller's knowledge, there are no delinquent or unpaid taxes that are due and payable, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related mortgage.

    o Mortgagor Bankruptcy. The mortgagor is not, to the mortgage loan seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

    o Fee Simple or Leasehold Estate. The related mortgaged property consists of the related mortgagor's fee simple estate in real estate or, if the mortgage loan is secured by the interest of a mortgagor as a lessee under a ground lease of the related mortgaged property, by the related mortgagor's interest in the ground lease, and with respect to that ground lease:

     -- the ground lease or a memorandum thereof has been or will be duly recorded and permits the interest of the lessee under the ground lease to be encumbered by the related mortgage;

     -- the lessee's interest in the ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than permitted encumbrances;

     -- the mortgagor's interest in the ground lease is assignable to the depositor and its successors and assigns upon notice to, but without the consent of, the lessor under the ground lease;

     -- the ground lease is in full force and effect and, to the knowledge of the seller, no material default has occurred under the ground lease;

     -- the ground lease, or an estoppel letter related thereto, requires the lessor under the ground lease to give notice of any default by the lessee to the holder of the mortgage, and further provides that no notice of termination given under the ground lease is effective against the holder of the mortgage unless a copy has been delivered to that holder;

     -- the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease) to cure any default under the ground lease, which is curable after the receipt of notice of any default under the ground lease, before the lessor under the ground lease may terminate the ground lease; and

     -- except as set forth in the schedule of mortgage loans attached to the related mortgage loan purchase and sale agreement, the ground lease has an original term (including any extension options set forth therein) which extends not less than ten years beyond the maturity date of the mortgage loan.

    o Cross-collateralization. Other than the Pari Passu Loan, no mortgage loan is cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans.

    o Releases of Mortgaged Property. Except as described in the next sentence, no mortgage note or mortgage requires the mortgagee to release all or any material portion of the related mortgaged property from the lien of the related mortgage except upon payment in full of all amounts due under the mortgage loan or in connection with the defeasance provisions of the related mortgage note and mortgage. With respect to 7 mortgage loans, representing approximately 3.7% of the initial pool balance, the related mortgage note or mortgage requires the mortgagee to grant releases of portions of the related mortgaged property upon (a) the satisfaction of specified legal and underwriting requirements and (b) the payment of a partial defeasance price set forth in the related mortgage note or mortgage in connection with the partial substitution of U.S. Treasury obligations or the payment of yield maintenance consideration in connection with a partial prepayment of the mortgage loan.

    o No Material Default. To the mortgage loan seller's best knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related mortgage note or mortgage that materially and adversely affects the value of the mortgage loan and the related mortgaged property.

     If the related mortgage loan seller has been notified that any document or documents constituting a part of a mortgage file has not been delivered as and when required, has not been properly executed, or is defective on its face (any such omission or other defect a "Document Defect") or of a breach of any of the representations and warranties set forth in the related mortgage loan purchase and sale agreement and, in either case, that Document Defect or that breach materially and adversely affects the interests of the certificateholders (a "Material Document Defect" or "Material Breach", respectively), and if the related mortgage loan seller cannot cure that Material Breach or Material Document Defect within a period of 90 days following the earlier of its receipt of that notice or its discovery of that Material Breach or Material Document Defect (as that period may be extended by up to an additional 90 days under the limited circumstances specified in the related mortgage loan purchase and sale agreement), then the related mortgage loan seller will be obligated pursuant to the related mortgage loan purchase and sale agreement (the relevant rights under which will be assigned, together with its interests in the mortgage loans, by us to the trustee) to (a) repurchase the affected mortgage loan within that period at a price (the "Purchase Price") equal to the sum of:

    o the outstanding principal balance of that mortgage loan as of the date of purchase;

    o all accrued and unpaid interest on that mortgage loan at the related Mortgage Rate, in effect from time to time, to but not including the due date in the Collection Period of purchase; and

    o the amount of any expenses related to that mortgage loan or REO Property (including unreimbursed Servicing Advances plus accrued and unpaid interest on related Advances at the Advance Rate, unpaid Special Servicing Fees and Liquidation Fees), or (b) at the related mortgage loan seller's option and if within the three-month period commencing on the closing date for the sale of the certificates (or within the two-year period thereafter if the related mortgage loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Internal Revenue Code and Treasury Regulation Section 1.860G-2(f)), (i) replace that mortgage loan with a mortgage loan having specified payment terms comparable to the mortgage loan to be replaced and that is acceptable to each of DCR and Fitch (a "Qualifying Substitute Mortgage Loan") and (ii) pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before that date, whether or not received. If a Material Breach or Material Document Defect would cause the mortgage loan to be other than a "qualified mortgage" (as defined in the Internal Revenue Code), then notwithstanding the previous sentence, repurchase must occur within 90 days from the date the related mortgage loan seller was notified of the defect and substitution must occur within the sooner of (i) 90 days from the date the related mortgage loan seller was notified of the defect or (ii) two years from the closing date for the sale of the certificates to the underwriters.

     The foregoing obligations of each mortgage loan seller to either cure a Material Document Defect or a Material Breach with respect to any of its mortgage loans within the permitted cure period or repurchase or replace the defective mortgage loan will constitute the only remedies available to the certificateholders and the trustee with respect to that Material Document Defect or Material Breach. The related mortgage loan seller will be the only party making representations and warranties in respect of the mortgage loans sold by that mortgage loan seller to us, and neither we, the servicer (other than in its capacity as a mortgage loan seller), the special servicer, the trustee, the fiscal agent, the underwriters or any of their respective affiliates (other than a mortgage loan seller that is an affiliate of an underwriter) will be obligated to repurchase any affected mortgage loan in connection with a breach of the related mortgage loan seller's representations and warranties if the related mortgage loan seller defaults on its obligation to do so. However, we will not include any mortgage loan in the mortgage pool if anything has come to our attention prior to the closing date for the sale of the certificates to the underwriters that causes us to believe that the representations and warranties made by the related mortgage loan seller regarding that mortgage loan, subject to the exceptions set forth in the applicable mortgage loan purchase and sale agreement, will not be correct in all material respects when made. See "Description of the Pooling and Servicing Agreements--Representations and Warranties; Repurchases" in the prospectus.


MORTGAGED PROPERTY ACCOUNTS

     Lock Box Accounts. With respect to 24 mortgage loans, representing approximately 30.1% of the initial pool balance, one or more accounts (collectively, the "Lock Box Accounts") have been, or may be, established in the name of the lender and on behalf of the borrower pursuant to the related loan documents (such mortgage loans, the "Lock Box Loans"). With respect to 7 Lock Box Loans, representing approximately 8.8% of the initial pool balance, the tenants, the related property manager or the borrower's bank are required to deposit property operating income directly into the related Lock Box Account. The terms of 17 Lock Box Loans, representing approximately 21.2% of the initial pool balance, provide for the establishment of a Lock Box Account upon the occurrence and continuation of certain events, generally relating to the failure of major tenants to renew or extend their respective leases, or the failure of the related borrower to lease the related premises to new tenants acceptable to the lender, or the failure of the mortgaged property to meet specified DSCR requirements. The agreements which govern the Lock Box Accounts provide that the existing borrower has no withdrawal or transfer rights with respect thereto except to the extent that funds on deposit in the related Lock Box Account are released to the borrower in accordance with the applicable agreements. Pursuant to the terms of the agreements governing the Lock Box Accounts for the ARD Loans, the funds in the Lock Box Accounts may be released to the related borrowers prior to the Anticipated Repayment Dates to the extent that those amounts are in excess of amounts needed to pay debt service and property operating expenses and reserves. After the Anticipated Repayment Dates, all funds on deposit in the Lock Box Accounts in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan. The Lock Box Accounts will not be assets of any REMIC.


UNDERWRITING STANDARDS

     All of the mortgage loans were originated or acquired by each mortgage loan seller generally in accordance with each mortgage loan seller's respective underwriting guidelines.

     The mortgage loans selected for inclusion in the mortgage pool from each mortgage loan seller's portfolio were not selected on any basis which is expected to have a material adverse effect on you.

CHANGES IN MORTGAGE POOL CHARACTERISTICS


     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as expected to be constituted at the time the offered certificates are issued, as adjusted for the scheduled principal payments due on or before the Cut-Off Date. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the mortgage pool if we deem the removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including the mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued, although the range of Mortgage Rates and maturities and other characteristics of the mortgage loans in the mortgage pool may vary.


     A Current Report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the initial issuance of the offered certificates and will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission thereafter. In the event mortgage loans are removed from or added to the mortgage pool as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL


     The certificates will be issued pursuant to a pooling and servicing agreement, to be dated as of the Cut-Off Date, among us, the servicer, the special servicer, the trustee, the fiscal agent and the paying agent, and will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting of:


   o the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-Off Date, exclusive of payments of principal and interest due on or before the Cut-Off Date and Principal Prepayments received prior to the Cut-Off Date;


   o any REO Property the trust fund may acquire in respect of a defaulted mortgage loan;


   o the funds or assets as from time to time are deposited in the certificate account;


   o the rights of the mortgagee under all insurance policies with respect to the mortgage loans; and


   o some of our rights under the mortgage loan purchase and sale agreements relating to mortgage loan document delivery requirements and the representations and warranties of the mortgage loan sellers regarding the mortgage loans, including the rights to enforce the obligations of the mortgage loan sellers to repurchase or substitute Qualifying Substitute Mortgage Loans for defective mortgage loans.


     The certificates will consist of the following eighteen classes: Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class R-I, Class R-II and Class R-III. The certificates will have the following designations:



   Class A Certificates ...................   Class A-1 and Class A-2 Certificates
   Interest Only Certificates .............   Class X Certificates
   Senior Certificates ....................   Class A and Class X Certificates
   Subordinate Certificates ...............   Class B, Class C, Class D, Class E, Class F,
                                              Class G, Class H, Class I, Class J, Class K, Class
                                              L and Class M Certificates
   REMIC Regular Certificates .............   Senior Certificates and Subordinate Certificates
   Residual Certificates ..................   Class R-I, Class R-II and Class R-III
                                              Certificates
   Private Certificates ...................   Class G, Class H, Class I, Class J, Class K, Class
                                              L and Class M Certificates
   Principal Balance Certificates .........   Class A-1, Class A-2, Class B, Class C, Class D,
                                              Class E, Class F, Class G, Class H, Class I, Class
                                              J, Class K, Class L and Class M Certificates

     Only the Class A, Class B, Class C, Class D, Class E, Class F and Class X Certificates are offered hereby. The Private Certificates have not been registered under the Securities Act of 1933 and are not offered hereby.


     Upon initial issuance, the Principal Balance Certificates will have the following aggregate certificate balances (in each case, subject to a variance of plus or minus 5%):

                          INITIAL AGGREGATE        APPROXIMATE         APPROXIMATE
                             CERTIFICATE       PERCENT OF INITIAL       PERCENT OF
         CLASS                 BALANCE            POOL BALANCE        CREDIT SUPPORT
----------------------   ------------------   --------------------   ---------------
   Class A-1 .........      $260,078,000              29.279%              19.5%
   Class A-2 .........      $454,979,000              51.221%              19.5%
   Class B ...........      $ 31,089,000               3.500%              16.0%
   Class C ...........      $ 35,531,000               4.000%              12.0%
   Class D ...........      $  8,882,000               1.000%              11.0%
   Class E ...........      $ 26,648,000               3.000%               8.0%
   Class F ...........      $  8,882,000               1.000%               7.0%
   Classes G-M              $ 62,180,752               7.000%                --

     The certificate balance of any Principal Balance Certificate outstanding at any time will equal the then maximum amount that the holder thereof will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund. The initial certificate balance of each Principal Balance Certificate will be set forth on the face thereof. On each Distribution Date, the certificate balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on that Distribution Date, and will be further reduced by any Realized Losses allocated to that certificate on that Distribution Date. See "--Distributions--Application of Available Distribution Amount" and "----Subordination; Allocation of Losses, Shortfalls and Expenses" below.

     The Interest Only Certificates will not have a certificate balance. That class of certificates will represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional amount equal to 100% of the aggregate Scheduled Principal Balance of the mortgage loans outstanding from time to time. The Interest Only Certificates will have an initial aggregate notional amount of $888,269,752, subject to a permitted variance of plus or minus 5%. The notional amount of each Interest Only Certificate is used solely for the purpose of determining the amount of interest to be distributed on that certificate and does not represent the right to receive any distributions of principal.

     The Residual Certificates will not have certificate balances or notional amounts.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     You may hold and trade the Class A-1 and Class A-2 Certificates only in minimum denominations of $25,000. You may hold and trade the Class X Certificates only in minimum denominations of $1,000,000 (notional amount). The remaining offered certificates will be offered in minimum denominations of $100,000. Investments in excess of the minimum denominations may be made in any whole dollar denomination in excess thereof.

     Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC. We have been informed by DTC that DTC's nominee initially will be Cede & Co. No Certificate Owner will be entitled to receive a Definitive Certificate representing that interest, except as set forth in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Unless and until Definitive Certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's Participants, and all references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until Definitive Certificates are issued in respect of any class of offered certificates, interests in those certificates will be transferred on the book-entry records of DTC (and its Participants). See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC (in the United States) and may be made through the facilities of Clearstream or Euroclear (in Europe). Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or The Chase Manhattan Bank, the relevant depositaries of Clearstream and Euroclear, respectively.

     Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear participant or Clearstream customer on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     According to DTC, the foregoing information with respect to DTC has been provided to its Participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     Until the time, if any, when Definitive Certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by the Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The servicer, the special servicer, the trustee, the paying agent and the depositor are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar as of the related Record Date.


DISTRIBUTIONS

     Method, Timing and Amount. Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority set forth in this prospectus supplement, on the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day, commencing in March, 2000. Except as otherwise described below, all of these distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date (as defined below) and, as to each of these certificateholders, will be made by wire transfer in immediately available funds to the account specified by the certificateholder at a bank or other entity having appropriate facilities therefor, if that certificateholder will have provided the paying agent with wiring instructions on or before the related Record Date, or otherwise by check mailed to that certificateholder. The final distribution on any certificate (determined without regard to any possible future reimbursement of any Realized Losses previously allocated to that certificate) will be made in a like manner, but only upon presentation and surrender of that certificate at the location that will be specified in a notice of the pendency of that final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss previously allocated to that certificate, which reimbursement is to occur after the date on which that certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the certificateholder that surrendered that certificate. All distributions made on or with respect to a class of certificates will be allocated pro rata among the certificates of that class based on their respective Percentage Interests (as defined below) in that class.

     Available Distribution Amount. With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution Amount for that Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal the sum of:

   1. all amounts on deposit in the Distribution Account (described below) as of the commencement of business on that Distribution Date, exclusive of any portion thereof that represents one or more of the following:

     o scheduled payments collected but due on a due date subsequent to the related Collection Period;

     o yield maintenance charges (which are separately distributable on the certificates as hereinafter described);

     o amounts that are payable or reimbursable to any person other than the certificateholders (including, among other things, amounts payable to the servicer, the special servicer, the paying agent, the trustee and the Related Trust Fund Servicer as compensation or in reimbursement of outstanding Advances);

     o  amounts deposited in the Certificate Account in error; and

     o if that Distribution Date occurs during January or February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account;

   2. to the extent not already included in clause 1., any P&I Advances made and any Compensating Interest Payments paid with respect to that Distribution Date; and

   3. if that Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

     With respect to the Distribution Date occurring in each January (other than a leap year) and each February, there will be deposited to the Interest Reserve Account in respect of the Interest Reserve Loans an amount equal to one day's interest at the related Net Mortgage Rate (without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described above) on its principal balance as of the due date in the month in which that Distribution Date occurs, to the extent a scheduled payment or P&I Advance is timely made in respect thereof for that due date (all amounts so deposited with respect to scheduled payments due in any applicable January and February, the "Interest Reserve Amount"). In addition, we anticipate that on the closing date for the sale of the certificates to the underwriters, we will make a deposit to the Interest Reserve Account with respect to each Interest Reserve Loan in an amount equal to one day's interest accrued at the related Net Mortgage Rate. With respect to the Distribution Date occurring in March of each year, an amount is required to be withdrawn from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January (if applicable) and February, and that withdrawn amount is to be included as part of the Available Distribution Amount for that Distribution Date.

     Application of Available Distribution Amount. On each Distribution Date, except as described under "----Optional Termination; Retirement of Certificates" below, for so long as any class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount (other than Excess Interest and Excess Liquidation Proceeds, if any) for that Distribution Date for the following purposes and in the following order of priority:

   1. to the holders of the Class A-1, Class A-2 and Class X Certificates, the Distributable Certificate Interest Amount in respect of each of those classes of certificates for that Distribution Date, pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each of those classes;

   2. to the holders of the Class A-1 Certificates, the Principal Distribution Amount for that Distribution Date, until the aggregate certificate balance of the Class A-1 Certificates has been reduced to zero;

   3. upon payment in full of the aggregate certificate balance of the Class A-1 Certificates, to the holders of the Class A-2 Certificates, the Principal Distribution Amount for that Distribution Date (reduced by any portion thereof distributed to the holders of the Class A-1 Certificates), until the aggregate certificate balance of the Class A-2 Certificates has been reduced to zero;

   4. to the holders of the Class A and Class X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause (iv), to reimburse them for any Realized Losses previously allocated to those classes of certificates (in the case of the Class X Certificates, only insofar as Realized Losses have resulted in shortfalls in the amount of interest distributed thereto), plus interest on those Realized Losses at the applicable pass-through rate;

   5. to the holders of the Class B Certificates, the Distributable Certificate Interest Amount in respect of that class of certificates for that Distribution Date;

   6. upon payment in full of the aggregate certificate balance of the Class A-2 Certificates, to the holders of the Class B Certificates, the Principal Distribution Amount for that Distribution Date (reduced by any portion thereof distributed to the holders of the Class A Certificates), until the aggregate certificate balance of the Class B Certificates has been reduced to zero;

   7. to the holders of the Class B Certificates, to reimburse them for any Realized Losses previously allocated to that class of certificates, plus interest on those Realized Losses at the applicable pass-through rate;

   8. to the holders of the Class C Certificates, the Distributable Certificate Interest Amount in respect of that class of certificates for that Distribution Date;

   9. upon payment in full of the aggregate certificate balance of the Class B Certificates, to the holders of the Class C Certificates, the Principal Distribution Amount for that Distribution Date (reduced by any portion thereof distributed to the holders of the Class A and Class B Certificates), until the aggregate certificate balance of the Class C Certificates has been reduced to zero;

  10. to the holders of the Class C Certificates, to reimburse them for any Realized Losses previously allocated to that class of certificates, plus interest on those Realized Losses at the applicable pass-through rate;

  11. to the holders of the Class D Certificates, the Distributable Certificate Interest Amount in respect of that class of certificates for that Distribution Date;

  12. upon payment in full of the aggregate certificate balance of the Class
      C Certificates, to the holders of the Class D Certificates, the Principal Distribution Amount for that Distribution Date (reduced by any portion thereof distributed to the holders of the Class A, Class B and Class C Certificates), until the aggregate certificate balance of the Class D Certificates has been reduced to zero;

  13. to the holders of the Class D Certificates, to reimburse them for any Realized Losses previously allocated to that class of certificates, plus interest on those Realized Losses at the applicable pass-through rate;

  14. to the holders of the Class E Certificates, the Distributable Certificate Interest Amount in respect of that class of certificates for that Distribution Date;

  15. upon payment in full of the aggregate certificate balance of the Class
      D Certificates, to the holders of the Class E Certificates, the Principal Distribution Amount for that Distribution Date (reduced by any portion thereof distributed to the holders of the Class A, Class B, Class C and Class D Certificates), until the aggregate certificate balance of the Class E Certificates has been reduced to zero;

  16. to the holders of the Class E Certificates, to reimburse them for any Realized Losses previously allocated to that class of certificates, plus interest on those Realized Losses at the applicable pass-through rate;

  17. to the holders of the Class F Certificates, the Distributable Certificate Interest Amount in respect of that class of certificates for that Distribution Date;

  18. upon payment in full of the aggregate certificate balance of the Class
      E Certificates, to the holders of the Class F Certificates, the Principal Distribution Amount for that Distribution Date (reduced by any portion thereof distributed to the holders of the Class A, Class B, Class C, Class D and Class E Certificates), until the aggregate certificate balance of the Class F Certificates has been reduced to zero;

  19. to the holders of the Class F Certificates, to reimburse them for any Realized Losses previously allocated to that class of certificates, plus interest on those Realized Losses at the applicable pass-through rate; and

  20. to make payments to the holders of the Private Certificates as contemplated below.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate certificate balance of all classes of Subordinate Certificates has been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate certificate balance of all classes of Subordinate Certificates, the Principal Distribution Amount will be distributed, first, to the Class A-1 and Class A-2 Certificates, pro rata, based on their respective certificate balances, in reduction of their respective certificate balances, until the aggregate certificate balance of each of those classes is reduced to zero; and, second, to the Class A-1 and Class A-2 Certificates to reimburse them for any Realized Losses previously allocated to those classes of certificates, pro rata, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses previously allocated to those classes.

     On each Distribution Date, following the above-described distributions on the offered certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for that Distribution Date to make payments to the holders of each of the respective classes of Private Certificates (other than the Residual Certificates), in alphabetical order of class designation, in each case for the following purposes and in the following order of priority (i.e., payments under clauses 1., 2., and 3. below, in that order, to the holders of the Class G Certificates, then payments under clauses 1., 2., and 3. below, in that order, to the holders of the Class H, Class I, Class J, Class K, Class L and Class M Certificates):

   1. to pay interest to the holders of the particular class of certificates, up to an amount equal to the Distributable Certificate Interest Amount in respect of that class of certificates for that Distribution Date;

   2. if the aggregate certificate balance of each other class of Subordinate Certificates, if any, with an earlier alphabetical class designation has been reduced to zero, to pay principal to the holders of the particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate certificate balance of that class of certificates and (b) the aggregate of the remaining Principal Distribution Amount for that Distribution Date; and

   3. to reimburse the holders of the particular class of certificates, up to an amount equal to (a) all Realized Losses, if any, previously allocated to that class of certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on those amounts accrued at the pass-through rate for that class.

     Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I Certificates.

     Excess Interest, if any, will be paid on each Distribution Date to the holders of the Class M Certificates (regardless of whether the certificate principal balance of the Class M Certificates has been reduced to zero) and Excess Liquidation Proceeds will be deposited to the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates (in order of alphabetical class designation) for any, and to the extent of, Realized Losses previously allocated to them; second, to fund current shortfalls that otherwise would constitute Realized Losses reimbursable on future Distribution Dates; and third, upon the reduction of the aggregate certificate balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in the Reserve Account to the special servicer as additional special servicer compensation.

     Pass-Through Rates. The pass-through rates applicable to the Class A-1 and Class A-2 Certificates for each Distribution Date will, at all times, be equal to 7.640% and 7.780% per annum, respectively; provided, however, that each of those pass-through rates will not exceed the NWAC Rate (as defined below) for that Distribution Date.

     The pass-through rates of the Class B, Class C, Class D, Class E and Class F Certificates for the initial Distribution Date will be 7.772%, 7.892%, 7.902%, 7.902% and 7.902% per annum, respectively. For interest periods relating to Distribution Dates after March 15, 2000, the pass-through rate of the Class B Certificates will be the NWAC Rate for that Distribution Date minus 0.130% per annum, the pass-through rate of the Class C Certificates will be the NWAC Rate for that Distribution Date minus 0.010% per annum, and the pass-through rate of the Class D, Class E and Class F Certificates will be a per annum rate equal to the NWAC Rate for that Distribution Rate.

     The pass-through rate applicable to the Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates, which are Private Certificates, for each Distribution Date will each, at all times, be equal to 6.50% per annum; provided, however, that this pass-through rate will not exceed the Weighted Average Net Mortgage Rate (as defined below) for that Distribution Date.

     The pass-through rate applicable to the Class X Certificates for the initial Distribution Date will initially equal approximately 0.24256% per annum. The pass-through rate applicable to the Class X Certificates for each Distribution Date subsequent to the initial Distribution Date will, in general, equal the excess, if any, of (i) the Weighted Average Net Mortgage Rate for that Distribution Date, over (ii) the weighted average of the pass-through rates applicable to the respective classes of Principal Balance Certificates for that Distribution Date, the relevant weighting to be on the basis of the respective aggregate certificate balances of the Principal Balance Certificates immediately prior to that Distribution Date. In addition, subject to reduction by the effect of modifications, waivers or amendments subsequent to the Cut-Off Date, the Class X Certificates will generally receive on an annual basis with respect to each Interest Reserve Loan the excess of interest actually accrued on that loan (other than Excess Interest, if any) over the interest that would have accrued on that loan at the Mortgage Rate applied on the basis of a 360 day year consisting of twelve 30 day months.

     The "Weighted Average Net Mortgage Rate" or "NWAC Rate" for any Distribution Date is the weighted average of the Net Mortgage Rates for the mortgage loans, weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date. For purposes of calculating interest accrued on the certificates, the NWAC Rate will be applied on the basis of a 360 day year consisting of twelve 30 day months.

     The "Net Mortgage Rate" with respect to any mortgage loan will, in general, be a per annum rate equal to the related Mortgage Rate minus the related Administrative Cost Rate; provided that, for purposes of calculating the limit on the pass-through rates for the Class A-1 and Class A-2 Certificates, or the pass-through rates for each other class of REMIC Regular Certificates (other than the Class X Certificates) from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of that mortgage loan subsequent to the closing date for the sale of the certificates to the underwriters. When calculating the pass-through rate and the resulting interest accrual for each class of certificates for each Distribution Date, the Net Mortgage Rate will be applied on the basis of a 360 day year consisting of twelve 30 day months regardless of whether the related mortgage loan is an Interest Reserve Loan.

     Distributable Certificate Interest Amount. The "Distributable Certificate Interest Amount" in respect of any class of REMIC Regular Certificates for any Distribution Date will equal the sum of (a) Accrued Certificate Interest in respect of that class of certificates for that Distribution Date, reduced (to not less than zero) by (i) any Net Aggregate Prepayment Interest Shortfalls and Net Aggregate Balloon Interest Shortfalls and (ii) Realized Losses specifically allocated with respect to that Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of that class in accordance with the terms of the pooling and servicing agreement and (b) the portion of the Distributable Certificate Interest Amount for that class remaining unpaid as of the close of business on the preceding Distribution Date, plus interest accrued thereon at the applicable pass-through rate (such amount, "Unpaid Interest").

     Prepayment Interest Shortfalls and Prepayment Interest Excesses. For any Distribution Date, a "Prepayment Interest Shortfall" will arise with respect to any mortgage loan if the related borrower makes a full or partial Principal Prepayment (including any Balloon Payment received within 60 days after the maturity date thereof) during the related Collection Period, and the date that payment was made occurred prior to the due date for that mortgage loan in that Collection Period. For any Distribution Date, a Balloon Interest Shortfall will arise with respect to any Balloon Payment (other than with respect to voluntary Balloon Payments made with respect to any Specially Serviced Mortgage Loans) made more than 60 days after its maturity date during the related Collection Period, and the date that payment was made occurred prior to the due date for that mortgage loan in that Collection Period. Those shortfalls arise because the amount of interest (net of the Servicing Fee and Special Servicing Fee, if applicable, and the Trustee Fee and Excess Interest) that accrues on the amount of that Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the certificates. The related Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest which would have accrued on the Scheduled Principal Balance of that mortgage loan or on that Balloon Payment for the 30 days ending on that due date if that Principal Prepayment or Balloon Payment had not been made prior to that due date (net of the Servicing Fee or the Special Servicing Fee, as applicable, and the Trustee Fee) over (b) the aggregate interest that did accrue on that mortgage loan through the date that payment was made. The related Balloon Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest which would have accrued on that Balloon Payment made more than 60 days after its maturity date for the 30 days ending on the related due date if that Balloon Payment had not been made prior to that due date (net of the Servicing Fee, the Special Servicing Fee and the Trustee Fee) over (b) the aggregate interest that did so accrue on that Balloon Payment through the date that payment was made.

     In any case in which a full or partial Principal Prepayment or Balloon Payment that is made not more than 60 days after its related due date is made during any Collection Period after the due date for the related mortgage loan or Balloon Payment, a "Prepayment Interest Excess" will arise since the amount of interest which accrues on the amount of that Principal Prepayment or Balloon Payment will exceed the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan or Balloon Payment from that due date to the date that payment was made (net of the Servicing Fee and Special Servicing Fee, if applicable, and the Trustee Fee and any Excess Interest), to the extent collected.

     In any case in which a Balloon Payment is made 60 or more days after the related maturity date and after the related due date occurring during a Collection Period, a Balloon Interest Excess will arise since the amount of interest which accrues on the amount of that Balloon Payment will exceed the amount of interest accruing on a corresponding principal amount of the certificates. The amount of the Balloon Interest Excess in any such case will generally equal the interest that accrues on the Balloon Payment from that due date to the date that payment was made (net of the Servicing Fee and Special Servicing Fee, if applicable, and the Trustee Fee and any Excess Interest), to the extent collected.

     To the extent that the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Excesses for those mortgage loans for the Collection Period related to a Distribution Date, the Servicing Fee (other than the portion thereof payable to sub-servicers) will be reduced by the amount of that excess. Likewise, to the extent that the aggregate Prepayment Interest Shortfalls on all Specially Serviced Mortgage Loans that result from voluntary Principal Prepayments (and not from Liquidation Proceeds or from modifications to Specially Serviced Mortgage Loans) exceed the aggregate Prepayment Interest Excesses for those mortgage loans for the Collection Period related to a Distribution Date, the Special Servicing Fee will be reduced by the amount of that excess. See "Servicing of the Mortgage Loans----Servicing and Other Compensation and Payment of Expenses----Servicer Compensation" and "----Special Servicer Compensation" in this prospectus supplement. Any such reduction of the Servicing Fee or the Special Servicing Fee to cover those shortfalls will constitute a "Compensating Interest Payment" by the servicer or the special servicer, as applicable. The aggregate of all Prepayment Interest Shortfalls incurred in respect of all of the mortgage loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on the mortgage loans during that Collection Period nor covered by a Compensating Interest Payment paid by the servicer or special servicer will constitute the "Net Aggregate Prepayment Interest Shortfall" for the related Distribution Date. The aggregate of all Balloon Interest Shortfalls incurred in respect of all of the Balloon Loans during any Collection Period that are not offset by Balloon Interest Excesses or Compensating Interest Payments paid by the servicer or special servicer will constitute "Net Aggregate Balloon Interest Shortfalls" for the related Distribution Date. Compensating Interest Payments will not be required to be made in connection with Prepayment Interest Shortfalls or Balloon Interest Shortfalls relating to involuntary prepayments.

     Any Net Aggregate Prepayment Interest Shortfall and any Net Aggregate Balloon Interest Shortfall for a Distribution Date will be allocated to each class of certificates, pro rata, in each case reducing interest otherwise payable thereon. The Distributable Certificate Interest Amount in respect of any class of REMIC Regular Certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls and any Net Aggregate Balloon Interest Shortfalls are allocated to that class of certificates. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     On any Distribution Date, to the extent that the aggregate Prepayment Interest Excesses on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for those mortgage loans for that Distribution Date, the excess amount will be payable to the servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for those mortgage loans for that Distribution Date, or to the extent that any Balloon Interest Excesses on all Balloon Loans exceed the aggregate Balloon Interest Shortfalls for those Balloon Loans for that Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

   o the principal portions of all scheduled payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments due or deemed due, as the case may be, in respect of the mortgage loans for their respective due dates occurring during the related Collection Period; and

   o all payments (including Principal Prepayments and the principal portion of Balloon Payments) and other collections (including Liquidation Proceeds, condemnation proceeds, Insurance Proceeds and REO Income (each as defined in this prospectus supplement) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans during the related Collection Period and that were identified and applied by the servicer as recoveries of principal thereof, in each case net of any portion of that payment or other collection that represents a recovery of the principal portion of any scheduled payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related mortgage loan on a due date during or prior to the related Collection Period and not previously recovered.

     Payments and collections with respect to principal of the mortgage loans include all Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and REO Income.

     The scheduled payment for any mortgage loan on any due date will, in general, be the amount of the scheduled payment of principal and interest (or interest only) due thereon on that due date (taking into account any waiver, modification or amendment of the terms of that mortgage loan subsequent to the closing date for the sale of the certificates to the underwriters, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower).

     The Assumed Scheduled Payment deemed due on any Balloon Loan on its original stated maturity date and on each successive due date that it remains or is deemed to remain outstanding will equal the scheduled payment that would have been due thereon on that date if the related Balloon Payment had not come due, but rather that Balloon Loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to its maturity date. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each due date for so long as the REO Property remains part of the trust fund, equals the scheduled payment (or Assumed Scheduled Payment) due on the last due date prior to the acquisition of that REO Property.

     Allocation of Yield Maintenance Charges. On any Distribution Date, yield maintenance charges collected during the related Collection Period will be distributed by the paying agent on the classes of offered certificates as follows: to each of the Class A, Class B, Class C, Class D, Class E and Class F Certificates, for each of those classes an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to all classes of certificates on that Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that class of offered certificates and (c) the aggregate amount of yield maintenance charges collected on that principal prepayment during the related Collection Period. Any yield maintenance charges collected during the related Collection Period remaining after those distributions will be distributed to the holders of the Class X Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any mortgage loan that provides for payment of a yield maintenance charge and with respect to any class of offered certificates is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class of offered certificates and (ii) the Yield Rate used in calculating the yield maintenance charge with respect to that principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Yield Rate used in calculating the yield maintenance charge with respect to that principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If that Yield Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction shall equal zero.

     No yield maintenance charges will be distributed to holders of the Class G, Class H, Class I, Class J, Class K, Class L, Class M or Residual Certificates. Any yield maintenance charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related Principal Prepayments.

     For a description of yield maintenance charges, see "Description of the Mortgage Pool--Yield Maintenance, Prepayment and Lockout Provisions" in this prospectus supplement. See also "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of yield maintenance charges.

     Expected Final Distribution Date; Rated Final Distribution Date. The "Expected Final Distribution Date" with respect to any class of offered certificates is the Distribution Date on which the aggregate certificate balance of that class of certificates would be reduced to zero based on the assumptions set forth below. That Distribution Date shall in each case be as follows:

  CLASS DESIGNATION            EXPECTED FINAL DISTRIBUTION DATE
  -----------------            --------------------------------
  Class A-1 ...............          February 15, 2009
  Class A-2 ...............          February 15, 2010
  Class B .................          February 15, 2010
  Class C .................          February 15, 2010
  Class D .................          February 15, 2010
  Class E .................          February 15, 2010
  Class F .................          February 15, 2010
  Class X .................          November 15, 2019

     The Expected Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans (or in the event the ARD Loans are not prepaid on their Anticipated Repayment Dates), the actual final Distribution Date for one or more classes of the offered certificates may be later, and could be substantially later, than the related Expected Final Distribution Date(s).


     In addition, the Expected Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loans are prepaid on their Anticipated Repayment Dates. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the offered certificates may be earlier, and could be substantially earlier, than the related Expected Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual payment experience. Finally, the Assumed Distribution Dates were calculated assuming that there would not be an early termination of the trust fund and that no losses were experienced as a result of a default on any of the mortgage loans.


     The "Rated Final Distribution Date" for each class of offered certificates will be the first Distribution Date after the 24th month following the end of the amortization term for the mortgage loan that, as of the Cut-Off Date, has the longest remaining amortization term.


     Examples of Distributions. The following chart sets forth an example of distributions on the certificates for the first month of the trust fund's existence, assuming the certificates are issued in February 2000:



   The close of business on
   February 1                   (A)        Cut-Off Date.
   February 29                  (B)        Record Date for all classes of certificates.
   February 1 -- March 8        (C)        The Collection Period. The servicer receives
                                           scheduled payments due on March 1 and any
                                           Principal Prepayments made after the Cut-Off Date
                                           and on or prior to March 8.
   March 8                      (D)        Determination Date.
   March 14                     (E)        Servicer remittance date.
   March 15                     (F)        Distribution Date.

     Succeeding monthly periods follow the pattern of (B) through (F) (except as described below).

     (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on February 1, 2000 (after deducting principal payments due on or before that date, whether or not received). Principal payments due on or before that date, and the accompanying interest payments, are not part of the trust fund.

     (B) Distributions on the next Distribution Date will be made to those persons that are certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

     (C) Any scheduled payments due and collected and Principal Prepayments collected, after the Cut-Off Date and on or prior to March 8, 2000 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs.

     (D) As of the close of business on the Determination Date, the servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

     (E) The servicer will remit to the paying agent on the business day preceding the related Distribution Date all amounts held by the servicer, and any P&I Advances required to be made by the servicer, that together constitute the Available Distribution Amount for that Distribution Date.

     (F) The paying agent will make distributions to certificateholders on the 15th day of each month or, if that day is not a business day, the next succeeding business day.


SUBORDINATION; ALLOCATION OF LOSSES, SHORTFALLS AND EXPENSES

     As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of Class A Certificates of principal in an amount equal to the entire certificate balance of the Class A Certificates. Similarly, but to decreasing degrees (in alphabetical order of class designation), this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates (other than the Class M Certificates, which do not have the benefit of any effective subordination) of the full amount of interest payable in respect of those classes of certificates on each Distribution Date, and the ultimate receipt by those holders of principal equal to, in each case, the entire certificate balance of that class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "----Distributions----Application of the Available Distribution Amount" and by the allocation of Realized Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

     Allocation to the Class A-1 Certificates, for so long as they are outstanding, and then to the Class A-2 Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the certificate balances of those classes at a faster rate than would be the case if principal payments were allocated pro rata to all classes of certificates with certificate balances. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust fund evidenced first by the Class A-1 Certificates, for so long as they are outstanding, and then by the Class A-2 Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective certificate balances, the subordination afforded the Class A Certificates by the Subordinate Certificates. Following retirement of the Class A Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of class designation, in each case until that class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each of those classes of certificates as regards the relative amount of subordination afforded thereto by the other classes of certificates with later alphabetical class designations.

     Realized Losses of principal and interest on the mortgage loans for any Distribution Date (to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account) will be allocated to the Class M, Class L, Class K, Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1 and Class A-2 Certificates and, solely with respect to Realized Losses that reduce the amount of interest otherwise distributable, to the Class X Certificates, pro rata, in each case reducing principal and/or interest otherwise payable thereon.

     "Realized Losses" are losses arising from the inability of the servicer, the trustee or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan (or related REO Property) will generally equal the excess, if any, of:

    o the outstanding principal balance of that mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related Mortgage Rate; over

    o the aggregate amount of Liquidation Proceeds, if any, recovered in connection with that liquidation (net of any portion of those liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses), plus any Expense Losses.

     If the Mortgage Rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss.

     "Expense Losses", which are included among Realized Losses, include, among other things:

    o any interest paid to the servicer, trustee, fiscal agent and/or the Related Trust Fund Servicer in respect of unreimbursed Advances;

    o all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust fund;

    o certain other expenses of the trust fund specified in the pooling and servicing agreement, including, but not limited to, reimbursements and indemnification payments to the trustee, the paying agent and related persons, reimbursements and indemnification payments to us, the servicer, the special servicer, the Related Trust Fund Servicer, the Related Trust Fund Special Servicer and related persons, taxes payable from the assets of the trust fund, the costs and expenses of any tax audits with respect to the trust fund and other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust fund; and


    o any other expense of the trust fund not otherwise specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from the borrower.

     Any shortfall in the amount of the Distributable Certificate Interest Amount paid to the certificateholders of any class of certificates on any Distribution Date will result in Unpaid Interest for that class which, together with interest thereon accrued at the applicable pass-through rate, will be distributable in subsequent periods to the extent of funds available therefor.

ADVANCES

     P&I Advances. On the business day prior to each Distribution Date, the servicer will be obligated to make an advance (each, a "P&I Advance") in the amount of any scheduled payments (net of the related Servicing Fees), other than any Balloon Payment, on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date, but only to the extent that the servicer determines, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, will be recoverable from subsequent payments or collections (including Insurance Proceeds and Liquidation Proceeds) in respect of the related mortgage loan, and only until the mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be made by the servicer with respect to a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of (i) the amount required to be advanced by the servicer without giving effect to this proviso and (ii) a fraction, the numerator of which is the principal balance of that mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to that mortgage loan and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of that Determination Date; and provided, further, that with respect to scheduled payments on any mortgage loan that has been modified for which the servicer is obligated to make a P&I Advance, the amount of that P&I Advance shall be adjusted in conformity with the modification.

     With respect to any mortgage loan that is delinquent in respect of its Balloon Payment (including any REO Property as to which the related mortgage loan provided for a Balloon Payment), P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Servicing Fee, subject to the same conditions and limitations (as described above) that apply to P&I Advances of other scheduled payments. The servicer will not be required to advance interest accrued above the non-default Mortgage Rate as a result of the imposition of any default rate.

     The servicer will be entitled to interest on P&I Advances, which interest will accrue at a rate equal to the Advance Rate.

     P&I Advances (and interest accrued thereon at the Advance Rate) will be reimbursable (or payable) from recoveries on the related mortgage loans and, to the extent the servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from any funds on deposit in the Certificate Account and Distribution Account. In no event will the servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued thereon at the Advance Rate, equals an amount greater than the principal balance (plus all overdue amounts) thereof, less any Appraisal Reductions with respect thereto. This right of the servicer to reimbursement (or payment) out of recoveries will be prior to the right of the certificateholders to receive any amounts recovered with respect to any mortgage loan. If the servicer fails to make a required P&I Advance, the trustee is required to make that P&I Advance, and if the trustee fails to make any required P&I Advance, the fiscal agent is required to make that P&I Advance.

     The Related Trust Fund Servicer is obligated to make P&I Advances on the Pari Passu Loan as described below under "--Advances on the Pari Passu Loan." The servicer will be obligated to make a P&I Advance with respect to the Pari Passu Loan only if it has knowledge, or would have had knowledge if it had acted in accordance with the Servicing Standard, of any failure of the Related Trust Fund Servicer to make any P&I Advance on the Pari Passu Loan under the Related Pooling and Servicing Agreement.

     Servicing Advances. In general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the servicer in connection with the servicing of a mortgage loan after a default (whether or not a payment default), delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" and, in all cases, will be reimbursable as described below. The servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or Distribution Account and under some circumstances without regard to the relationship between the expense and the funds from which it is being paid.

     With respect to mortgage loans other than the Pari Passu Loan, the servicer will be obligated to make Servicing Advances for real estate taxes and insurance premiums not paid by the related borrower on a timely basis and for collection or foreclosure costs (including reasonable attorneys fees). With respect to REO Properties, the servicer will be obligated to make Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

      o  insurance premiums;

      o real estate taxes and assessments in respect of that REO Property that may result in the imposition of a lien;

      o  any ground rents in respect of that REO Property; and

      o costs and expenses necessary to maintain, manage or operate that REO Property.

Notwithstanding the foregoing, the servicer will be obligated to make Servicing Advances only to the extent that the servicer determines that the amount so advanced will be recoverable from subsequent payments or collections (including Insurance Proceeds, Liquidation Proceeds and REO Income) in respect of the mortgage loan or REO Property for which the Servicing Advances will be made. Servicing Advances (including interest accrued thereon at the Advance Rate) will be reimbursable from recoveries or collections on the related mortgage loan or REO Property. However, if the servicer determines (as described below) that any Servicing Advance previously made (and accrued interest thereon at the Advance Rate) will not be ultimately recoverable from related recoveries, those advances will be reimbursable from any amounts on deposit in the Certificate or Distribution Account. If the servicer fails to make a required Servicing Advance, the trustee is required to make that Servicing Advance, and if the trustee fails to make any required Servicing Advance, the fiscal agent is required to make that Servicing Advance.

     The Related Trust Fund Servicer is obligated to make Servicing Advances on the Pari Passu Loan as described below under "--Advances on the Pari Passu Loan." The servicer will be obligated to make a Servicing Advance with respect to the Pari Passu Loan only if it has knowledge, or would have had knowledge if it had acted in accordance with the Servicing Standard, of any failure of the Related Trust Fund Servicer to make any Servicing Advance with respect to the mortgaged property securing the Pari Passu Loan under the Related Pooling and Servicing Agreement.

     Advances on the Pari Passu Loan. The Pari Passu Loan, as to which there is pari passu debt, as described above under "Description of the Mortgage Pool--The Pari Passu Loan," will be serviced by the Related Trust Fund Servicer and specially serviced by the Related Trust Fund Special Servicer pursuant to the Related Pooling and Servicing Agreement. Advances will be made with respect to the Pari Passu Loan by the Related Trust Fund Servicer. Repayment of those Advances (and any interest accrued thereon) will be from the proceeds of the Pari Passu Loan prior to the transfer of those proceeds by the Related Trust Fund Servicer to the servicer. If any previously made Advances are subsequently determined to be nonrecoverable under the Related Pooling and Servicing Agreement, the Related Trust Fund Servicer will be repaid, together with interest at the Advance Rate, from the assets of the trust fund. The Related Mortgage Loan Servicer's determination of nonrecoverability with respect to Advances on the Pari Passu Loan will be conclusive and binding upon the certificateholders and may be relied upon by the trustee, the fiscal agent and the servicer.

     Nonrecoverable Advances. The determination by the servicer that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the servicer, exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee and the paying agent and setting forth the reasons for that determination, with copies of appraisals or internal valuations, if any, or other information that supports that determination. The servicer's determination of nonrecoverability will be conclusive and binding upon the certificateholders, the trustee and the fiscal agent. The trustee and the fiscal agent shall be entitled to rely conclusively on any determination by the servicer of nonrecoverability with respect to that Advance and shall have no obligation (but will be entitled) to make a separate determination of recoverability.

APPRAISAL REDUCTIONS

     Not later than the earliest of:

   1. the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan if that delinquency remains uncured;

   2. the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition or a receiver is appointed in respect of the related mortgaged property, provided that the petition or appointment remains in effect;

   3. the effective date of any modification to a Money Term of a mortgage loan, other than an extension of the date that a Balloon Payment is due for a period of less than six months; and

   4. the date 30 days following the date a mortgaged property becomes an REO Property (each of 1., 2., 3. and 4., an "Appraisal Event"),

the special servicer is required to have obtained an MAI appraisal (if the Scheduled Principal Balance of the mortgage loan is greater than $1,000,000) or an internal valuation (if the Scheduled Principal Balance of the mortgage loan is equal to or less than $1,000,000) of the related mortgaged property or REO Property, as the case may be, unless such an appraisal or valuation had been obtained within the prior twelve months; provided, that if the special servicer is required to obtain an MAI appraisal of a mortgaged property after receipt of the notice described in 2. above, that appraisal will be obtained no later than 60 days after receipt of the notice described in 2. above and an internal valuation will be obtained no later than 30 days after receipt of that notice. As a result of that appraisal or internal valuation, an "Appraisal Reduction" may be created.

     The "Appraisal Reduction" for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO Property, will be an amount, calculated as of the first Determination Date that is at least fifteen days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of the sum of:

    o  the Scheduled Principal Balance of that mortgage loan;

    o to the extent not previously advanced by the servicer, the trustee or the fiscal agent, all accrued and unpaid interest on that mortgage loan;

    o all related unreimbursed Advances and interest on those Advances at the Advance Rate (as defined in this prospectus supplement); and

    o to the extent not previously advanced by the servicer, the trustee or the fiscal agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts in respect of the related mortgaged property or REO Property, as the case may be (in each case, net of any amounts escrowed for that item, including, but not limited to maintenance reserves, replacement reserves and environmental reserves), over 90% of the value (net of any prior mortgage liens) of the related mortgaged property or REO Property, as determined by the appraisal or internal valuation, or with respect to the Pari Passu Loan, the pro rata portion of the value allocable thereto. Notwithstanding the foregoing, if an internal valuation of the mortgaged property is performed, the Appraisal Reduction will equal the greater of (a) the amount calculated in the preceding sentence and
(b) 25% of the principal balance of the mortgage loan. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan is brought current under the then current terms of the mortgage loan for at least three consecutive months (and no Appraisal Reduction will exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of). An appraisal for any mortgage loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually, with a corresponding adjustment to the amount of the related Appraisal Reduction.

     The existence of an Appraisal Reduction will proportionately reduce the servicer's, the trustee's or the fiscal agent's, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions of interest in respect of the then most subordinate class of Principal Balance Certificates. See "----Advances----P&I Advances" above.


REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     Distribution Date Statements. Based solely on information provided in monthly reports prepared by the servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each certificateholder on each Distribution Date a distribution date statement, in the form of Annex C to this prospectus supplement setting forth, to the extent applicable:

   1. the amount, if any, of the distributions made on that Distribution Date to the holders of each class of Principal Balance Certificates applied to reduce the aggregate certificate balance thereof;

   2. the amount of the distribution made on that Distribution Date to holders of each class of REMIC Regular Certificates allocable to (a) interest and
      (b) yield maintenance charges;

   3. the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the mortgage loans at the close of business on that Distribution Date;

   4. the number, the aggregate principal balance and aggregate Scheduled Principal Balance of mortgage loans (a) delinquent 30 to 59 days, (b) delinquent 60 to 89 days, (c) delinquent 90 days or more, or (d) as to which foreclosure proceedings have been commenced;

   5. with respect to any REO Property included in the trust fund, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property, the aggregate principal balance and the Scheduled Principal Balance thereof;

   6. as of the related Determination Date (a) as to any REO Property sold during the related Collection Period, the date of the related determination by the special servicer or servicer, as the case may be, that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of that sale deposited into the Certificate Account, and (b) the aggregate amount of other revenues collected by the special servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying the REO Property by the loan number of the related mortgage loan;

   7. the aggregate certificate balance or notional amount of each class of REMIC Regular Certificates before and after giving effect to the distribution made on that Distribution Date;

   8. the aggregate amount of Principal Prepayments made during the related Collection Period;

   9. the pass-through rate applicable to each class of REMIC Regular Certificates for that Distribution Date;

  10. the aggregate amount of servicing fees paid to the servicer and the special servicer;

  11. the amount of Unpaid Interest and Realized Losses, if any, incurred with respect to the mortgage loans;

  12. the aggregate amount of Servicing Advances and P&I Advances outstanding that have been made by the servicer, the Related Trust Fund Servicer, the trustee and the fiscal agent separately stated;

  13. the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of that Distribution Date; and

  14. any other information as shall be specified in the pooling and servicing agreement.

     In the case of information furnished pursuant to items 1., 2. and 11. above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable class.

     The paying agent will be required to make available each month, to any interested party, the foregoing distribution date reports, the CMSA bond file and the CMSA collateral summary file via its website, initially located at "www.ctslink.com/cmbs." The distribution date reports will also be required to be made available via the paying agent's fax on demand service to any interested party. The paying agent's fax-on-demand service may be accessed by calling (301) 815-6610. For assistance with the above-mentioned services, you may call (301) 815-6600.

     The paying agent will also be required to make the following CMSA reports available via its website, to the extent timely received from the servicer pursuant to the pooling and servicing agreement: the loan setup file, the loan periodic update file, the property file, the comparative financial status report, the delinquent loan status report, the historical loan modification report, the historical liquidation report, the REO status report and the servicer watch list. The paying agent will be required to make these reports available each month to any Privileged Person via its website. The comparative financial status report, the delinquent loan status report, the historical loan modification report, the historical liquidation report, the REO status report and the servicer watch list will be substantially in the form included in Annex C to this prospectus supplement. The paying agent will not be required to make the property file available until the Distribution Date in April 2000. In addition, pursuant to the pooling and servicing agreement, the paying agent will be required to make available to Privileged Persons as a convenience (and not in furtherance of the distribution of the prospectus or the prospectus supplement under the securities laws), the pooling and servicing agreement, the prospectus and the prospectus supplement via the paying agent's website. We may, at any time, direct the paying agent to make any or all of the foregoing reports available to any interested party. The paying agent will make no representations or warranties as to the accuracy or completeness of those documents and will assume no responsibility therefor. In addition, the paying agent may disclaim responsibility for any information of which it is not the original source.

     In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The paying agent shall not be liable for the dissemination of information in accordance with the pooling and servicing agreement.

     Operating Statement Analysis Reports. On an annual basis, the servicer will be required to deliver to the trustee and the paying agent, an operating statement analysis report (in CMSA format) for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower (to the extent that information is provided to the servicer) containing the information and analyses required by the pooling and servicing agreement, including, without limitation, debt service coverage ratios, to the extent available. This report will be substantially in the form included in Annex C to this prospectus supplement. Subject to satisfaction of the conditions described above under "--Distribution Date Reports," the paying agent will be required to make the most recent annual report available to Privileged Persons via its website, initially located at "www.ctslink.com/cmbs."

     Other Information. The pooling and servicing agreement generally will require that the servicer make available, at its offices primarily responsible for servicing the mortgage loans or at any other office as it may reasonably designate, during normal business hours, upon reasonable advance notice for review by any holder of a certificate, each rating agency or us, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the mortgage loan documents):

    o the pooling and servicing agreement and any amendments thereto;

    o all reports or statements delivered to the paying agent since the closing date for the sale of the certificates to the underwriters;

    o all officer's certificates delivered to the trustee or the paying agent since the closing date for the sale of the certificates to the underwriters;

    o all accountants' reports delivered to the trustee or the paying agent since the closing date for the sale of the certificates to the underwriters;

    o the most recent property inspection report prepared by or on behalf of the servicer or the special servicer in respect of each mortgaged property and any Appraisal obtained by the special servicer;

    o the most recent mortgaged property annual operating statements and rent rolls, if any, collected by or on behalf of the servicer or the special servicer;

    o any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the servicer and/or the special servicer; and

    o any and all officer's certificates and other evidence delivered to the trustee or the paying agent to support the servicer's determination that any Advance was not or, if made, would not be, recoverable.

     Copies of any and all of the foregoing items and any servicer reports will be available from the servicer upon request; however, the servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing these copies. Recipients of this information will generally be required to acknowledge that the information may be used only in connection with an evaluation of the certificates by the recipient.


OPTIONAL TERMINATION; RETIREMENT OF CERTIFICATES

     We, the servicer, the special servicer, the majority of the holders of the Controlling Class, the operating adviser and the holder of the majority interest in the Class R-I Certificates, each in turn, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust fund on any Distribution Date on or after the Distribution Date on which the aggregate certificate balance of all classes of Principal Balance Certificates then outstanding is less than or equal to 1% of the initial pool balance. The purchase price for any such purchase will be:

   o 100% of the aggregate unpaid principal balances of the mortgage loans (other than any mortgage loans as to which the servicer has determined that all payments or recoveries with respect thereto have been made), plus accrued and unpaid interest at the Mortgage Rate (or the Mortgage Rate less the Servicing Fee Rate if the servicer is the purchaser) to the due date for each mortgage loan ending in the Collection Period with respect to which the purchase occurs; plus

   o  unreimbursed Advances, with interest thereon at the Advance Rate; plus


   o  the fair market value of any other property remaining in the trust fund.

     The optional termination of the trust fund must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the Internal Revenue Code. Upon any such termination, the purchase price for the mortgage loans and the other property in the trust fund will be applied to pay accrued and unpaid interest on and reduce the certificate balance of all outstanding classes to zero in the manner provided under "Description of the Certificates----Distributions----
Application of Available Distribution Amount" in this prospectus supplement. Notice of any optional termination must be mailed by the trustee to the certificateholders and the rating agencies upon the receipt of written notice of the optional termination by the trustee.

     ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

     Treatment of REO Properties. Notwithstanding that any mortgaged property may be acquired as part of the trust fund through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining pass-through rates of, distributions on and allocations of Realized Losses to the certificates, as well as the amount of Servicing Fees, Trustee Fees and Special Servicing Fees payable under the pooling and servicing agreement, be treated as having remained outstanding until that REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from that REO Property (exclusive of related operating costs) will be "applied" by the servicer as principal, interest and other amounts "due" on the related mortgage loan and, subject to the recoverability determination described under "--Advances" above and the effect of any Appraisal Reductions described under "--Appraisal Reductions" above, the servicer will be required to make P&I Advances in respect of the related mortgage loan, in all cases as if the related mortgage loan had remained outstanding. References to "mortgage loan" and "mortgage loans" in the definitions of "Weighted Average Net Mortgage Rate" and "Principal Distribution Amount" are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.


THE TRUSTEE

     LaSalle Bank National Association will act as trustee. LaSalle Bank National Association is a subsidiary of LaSalle National Corporation which is a subsidiary of the fiscal agent. The trustee is at all times required to be, and will be required to resign if it fails to be:

    o  an institution insured by the FDIC;

    o a corporation or national bank, organized and doing business under the laws of the United States of America or any state thereof, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority; and

    o an institution whose long-term senior unsecured debt (or that of its fiscal agent, if applicable) is rated not less than "AA" by each of DCR and Fitch (or any other ratings as each of these rating agencies would permit without resulting in a withdrawal, downgrade or qualification (if applicable) of the then current rating on any class of certificates).

     The corporate trust office of the trustee responsible for administration of the trust fund is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group--Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-WF1. See "Description of the Pooling and Servicing Agreements--The Trustee", "--Duties of the Trustee", "--Regarding the Fees, Indemnities and Powers of the Trustee" and "--Resignation and Removal of the Trustee" in the prospectus.

     As compensation for the performance of its duties, the trustee will be paid the Trustee Fee.


THE FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee, will act as fiscal agent for the trust fund and will be obligated to make any Advance required to be made, and not made, by the servicer and the trustee under the pooling and servicing agreement, provided that the fiscal agent will not be obligated to make any Advance that it determines, in its sole discretion, exercised in good faith, to be a Nonrecoverable Advance. The fiscal agent will be entitled to rely conclusively on any determination by the servicer, the special servicer (solely in the case of Servicing Advances) or the trustee that an Advance, if made, would be a Nonrecoverable Advance. The fiscal agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the servicer and the trustee. See "--Advances" above. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent. As of June 30, 1999, the fiscal agent had consolidated assets of approximately $480 billion. In the event that LaSalle Bank National Association shall, for any reason, cease to act as trustee under the pooling and servicing agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of fiscal agent thereunder.

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     Norwest Bank Minnesota, National Association will serve as the paying agent. In addition, Norwest Bank Minnesota, National Association will serve as registrar for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the Definitive Certificates, if issued, and as authenticating agent of the certificates. Norwest Bank Minnesota, National Association's principal office is located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Norwest Bank Minnesota, National Association is an affiliate of the servicer. As compensation for the performance of its duties as paying agent, certificate registrar and authenticating agent, Norwest Bank Minnesota, National Association will be paid a portion of the monthly Trustee Fee as set forth in the pooling and servicing agreement.


                       YIELD AND MATURITY CONSIDERATIONS


YIELD CONSIDERATIONS

     General. The yield on any offered certificate will be affected by:

     o the pass-through rate in effect from time to time for that offered certificate;

     o the price paid for that offered certificate and, if the price was other than par, the rate and timing of principal payments (including voluntary and involuntary principal prepayments, repurchases as a result of breaches of a mortgage loan seller's representations and warranties and delinquent payments);

     o losses and shortfalls on the mortgage loans; and

     o the extent to which principal payments or losses are applied or losses are allocated on any Distribution Date in reduction of the certificate balance or notional amount of the class to which that certificate belongs or in reduction of amounts distributable thereon. See "Description of the Certificates--Distributions--Application of Available Distribution Amount" and "--Distributions--Principal Distribution Amount" in this prospectus supplement.

     Pass-Through Rate. The pass-through rates applicable to the Class A-1 and Class A-2, Certificates for each Distribution Date will, at all times, be equal to 7.640% and 7.780% per annum, respectively; provided, however, that each of these pass-through rates will not exceed the Weighted Average Net Mortgage Rate for that Distribution Date. The initial pass-through rates for the Class B, Class C, Class D, Class E, and Class F Certificates will be 7.772%, 7.892%, 7.902%, 7.902% and 7.902%, respectively. For interest periods relating to Distribution Dates after March 15, 2000, the pass-through rate of the Class B Certificates will be the NWAC Rate for that Distribution Date minus 0.13% per annum, the pass-through rate of the Class C Certificates will be the NWAC Rate for that Distribution Date minus 0.010% per annum, and the pass-through rate of the Class D, Class E and Class F Certificates will be a per annum rate equal to the NWAC Rate for that Distribution Date. Because the pass-through rates for the Class B, Class C, Class D, Class E and Class F Certificates will adjust with the NWAC Rate, the yield on each of those classes of certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and involuntary liquidations of the mortgage loans. See "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Some of the mortgage loans have a Net Mortgage Rate which may be less than the pass-through rate of the Class A-1 or Class A-2 Certificates. However, the shortfall between the Net Mortgage Rate of those mortgage loans and the fixed pass-through rates of the offered certificates is expected to be covered at all times during the life of the offered certificates by the amount of interest payments on the other mortgage loans in the mortgage pool, all of which bear interest at Mortgage Rates (and with corresponding Net Mortgage Rates) greater than the Net Mortgage Rate for those mortgage loans. However, in the event that substantially all of the other mortgage loans pay off or are otherwise liquidated before the offered certificates are retired it is possible that the pass-through rate could be adjusted downward to avoid a mismatch between that rate and the Net Mortgage Rate of those mortgage loans. Accordingly, the Class A-1 and Class A-2 Certificates also may be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and involuntary liquidations of the mortgage loans. See "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to holders of offered certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations and repurchases as a result of breaches of representations and warranties made by the sellers). The rate and timing of principal payments on the mortgage loans will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extensions of maturity dates by the special servicer and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund). In addition, although the borrowers under the ARD Loans may have incentives to prepay those mortgage loan on their related Anticipated Repayment Dates, there can be no assurance that the borrowers under the ARD Loans will be able to prepay those mortgage loans on their related Anticipated Repayment Dates. The failure of the related borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of that Mortgage Loan. However, the servicer or the special servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the related mortgage loan documents.

     Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the offered certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the offered certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans in the mortgage pool.

     The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon, among other things, the degree to which those certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to you that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an offered certificate purchased at a discount or premium, the greater will be the effect on your yield to maturity. As a result, the effect on your yield of principal payments distributed on offered certificates purchased by you occurring at a rate higher (or lower) than the rate anticipated by you during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Losses and Shortfalls. The yield to holders of the offered certificates will also depend on the extent to which those holders are required to bear the effects of any losses or shortfalls on the mortgage loans or shortfalls or losses otherwise resulting in the reduction of the assets of the trust fund. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class M, Class L, Class K, Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and in each case to the extent of amounts otherwise distributable in respect of that class of certificates. In the event of the reduction of the certificate balances of all those classes of certificates to zero, losses and shortfalls will then be borne, pro rata, by the Class A-1 and Class A-2 Certificates (and Class X Certificates with respect to shortfalls of interest). As more fully described in this prospectus supplement under "Description of the Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses," Net Aggregate Prepayment Interest Shortfalls and Net Aggregate Balloon Interest Shortfalls will be allocated to each class of certificates, pro rata, in each case reducing interest otherwise distributable thereon.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation:

    o prevailing interest rates;

    o the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods, yield maintenance charges and amortization terms that require Balloon Payments);

    o the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental properties in those areas;

    o the quality of management of the mortgaged properties;

    o the servicing of the mortgage loans; and

    o possible changes in tax laws and other opportunities for investment.

See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on the mortgage pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans voluntary prepayments are subject to lockout periods and/or yield maintenance periods, although the enforceability of those provisions is, in many states, subject to certain equitable principles even outside of the bankruptcy context. See "Description of the Mortgage Pool--Yield Maintenance, Prepayment and Lockout Provisions" in this prospectus supplement.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related interest accrual period, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rates and purchase prices.

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates-- Distributions--Application of Available Distribution Amount" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any class of offered certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class, the shortfall will be distributable to holders of that class of certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of certificates for so long as it is outstanding.


YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

     The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class X Certificates at various prices and constant prepayment rates. The allocations and calculations do not take account of any yield maintenance charges. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class X Certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices plus accrued interest of that class of certificates and converting those monthly rates to corporate bond equivalent rates. These calculations do not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as distributions on the Class X Certificates and consequently do not purport to reflect the return on any investment in that class of certificates when those reinvestment rates are considered.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-Scheduled Principal Balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before its maturity date. The columns headed "3% CPR", "6% CPR", "9% CPR" and "12% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and/or Yield Maintenance Period. There is no assurance, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following table has been prepared on the basis of the following assumptions (collectively, the "Maturity Assumptions"), among others:

    o scheduled monthly payments of principal and/or interest on the mortgage loans, in each case prior to any prepayment of the mortgage loan, will be timely received (with no defaults) and will be distributed on the 15th day of each month commencing in March, 2000;

    o the Mortgage Rate in effect for a mortgage loan as of the Cut-Off Date will remain in effect until the maturity date of that mortgage loan;

    o the monthly principal and interest payment due for each mortgage loan on the first due date following the Cut-Off Date will continue to be due on each due date until the maturity date of such mortgage loan;

    o any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout and/or Yield Maintenance Period at the respective levels of CPR set forth in the tables;

    o the mortgage loan sellers will not be required to repurchase any mortgage loan, and no party will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund;

    o no yield maintenance charges are included in any allocations or calculations;

    o no Expense Losses will be incurred;

    o any principal prepayments received on the mortgage loans are prepayments in full;

    o the closing date for the sale of the certificates to the underwriters is February 10, 2000; and

    o the ARD Loans prepay on their Anticipated Repayment Dates.


 SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX YIELDS TO MATURITY OF THE
                              CLASS X CERTIFICATES


  ASSUMED
  PURCHASE
   PRICE         0% CPR          3%CPR         6% CPR          9%CPR         12% CPR
-----------   ------------   ------------   ------------   ------------   ------------
   1.961%        10.644%        10.643%        10.642%        10.641%        10.640%
   1.981%        10.391%        10.390%        10.389%        10.388%        10.387%
   2.001%        10.142%        10.141%        10.140%        10.139%        10.138%

     There can be no assurance that the mortgage loans will prepay at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X Certificates will correspond to the cash flows assumed for purposes of the above table or that the aggregate purchase price of the Class X Certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay at any of the specified percentages of CPR until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect your actual yield to maturity, even if the average rate of principal prepayments is consistent with your expectations. You must make your own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class X Certificates.

     THE YIELD TO MATURITY ON THE CLASS X CERTIFICATES WILL BE SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS), PRINCIPAL LOSSES AND INTEREST RATE DECREASES DUE TO MODIFICATIONS ON THE MORTGAGE LOANS AND TO OTHER FACTORS SET FORTH IN THIS PROSPECTUS SUPPLEMENT. YOU SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS AND/OR PRINCIPAL LOSSES ON THE MORTGAGE POOL COULD RESULT IN YOUR FAILURE TO FULLY RECOUP YOUR INVESTMENT IN THE CLASS X CERTIFICATES.

WEIGHTED AVERAGE LIFE

     The weighted average life of an offered certificate (other than a Class X Certificate) refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of that certificate is distributed to the investor. The weighted average life of the Class X Certificates is determined by (i) multiplying the amount of each reduction in the notional amount of the Class X Certificates by the number of years from the date of issuance of the Class X Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the notional amount of the Class X Certificates. The weighted average life of any certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, condemnation proceeds, Insurance Proceeds and Liquidation Proceeds.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-outstanding principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before its maturity date. The columns headed "3% CPR", "6% CPR", "9% CPR" and "12% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and/or Yield Maintenance Period. There is no assurance, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial certificate balance of each class of the offered certificates (other than the Class X Certificates) that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each of those classes of certificates. The tables have been prepared on the basis of the Maturity Assumptions, among others. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below as well as the weighted average lives and principal or notional windows set forth under "Certificate Summary" in this prospectus supplement, a class of offered certificates may mature earlier or later than indicated therein. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial certificate balances (and weighted average lives) shown in the following tables and the weighted average lives and principal or notional windows set forth under "Certificate Summary" in this prospectus supplement. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. You are urged to conduct your own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of offered certificates (other than the Class X Certificates) and set forth the percentage of the initial certificate balance of that class of offered certificate that would be outstanding after each of the dates shown at the indicated CPRs.



                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS




DATE                                           0% CPR     3% CPR     6% CPR     9% CPR     12% CPR
----                                          --------   --------   --------   --------   --------
Initial Percentage ........................      100        100        100        100        100
February 15, 2001 .........................       96         96         96         96         96
February 15, 2002 .........................       92         92         92         92         92
February 15, 2003 .........................       87         87         87         87         87
February 15, 2004 .........................       82         82         82         82         82
February 15, 2005 .........................       47         47         47         47         47
February 15, 2006 .........................       41         41         41         41         41
February 15, 2007 .........................       29         29         29         29         29
February 15, 2008 .........................       22         22         22         22         22
February 15, 2009 .........................        0          0          0          0          0
Weighted Average Life (Years)(1) ..........      5.6        5.6        5.6        5.6        5.6

----------
(1)   The weighted average life of the Class A-1 Certificates is determined by
      (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS




DATE                                           0% CPR     3% CPR     6% CPR     9% CPR     12% CPR
----                                          --------   --------   --------   --------   --------
Initial Percentage ........................      100        100        100        100        100
February 15, 2001 .........................      100        100        100        100        100
February 15, 2002 .........................      100        100        100        100        100
February 15, 2003 .........................      100        100        100        100        100
February 15, 2004 .........................      100        100        100        100        100
February 15, 2005 .........................      100        100        100        100        100
February 15, 2006 .........................      100        100        100        100        100
February 15, 2007 .........................      100        100        100        100        100
February 15, 2008 .........................      100        100        100        100        100
February 15, 2009 .........................      100        100        100        100        100
February 15, 2010 .........................        0          0          0          0          0
Weighted Average Life (Years)(1) ..........      9.6        9.6        9.6        9.6        9.6

----------
(1)   The weighted average life of the Class A-2 Certificates is determined by
      (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.


                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS




DATE                                           0% CPR     3% CPR     6% CPR     9% CPR     12% CPR
----                                          --------   --------   --------   --------   --------
Initial Percentage ........................      100        100        100        100        100
February 15, 2001 .........................      100        100        100        100        100
February 15, 2002 .........................      100        100        100        100        100
February 15, 2003 .........................      100        100        100        100        100
February 15, 2004 .........................      100        100        100        100        100
February 15, 2005 .........................      100        100        100        100        100
February 15, 2006 .........................      100        100        100        100        100
February 15, 2007 .........................      100        100        100        100        100
February 15, 2008 .........................      100        100        100        100        100
February 15, 2009 .........................      100        100        100        100        100
February 15, 2010 .........................        0          0          0          0          0
Weighted Average Life (Years)(1) ..........     10.0       10.0       10.0       10.0       10.0

----------
(1)   The weighted average life of the Class B Certificates is determined by
      (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS




DATE                                           0% CPR     3% CPR     6% CPR     9% CPR     12% CPR
----                                          --------   --------   --------   --------   --------
Initial Percentage ........................      100        100        100        100        100
February 15, 2001 .........................      100        100        100        100        100
February 15, 2002 .........................      100        100        100        100        100
February 15, 2003 .........................      100        100        100        100        100
February 15, 2004 .........................      100        100        100        100        100
February 15, 2005 .........................      100        100        100        100        100
February 15, 2006 .........................      100        100        100        100        100
February 15, 2007 .........................      100        100        100        100        100
February 15, 2008 .........................      100        100        100        100        100
February 15, 2009 .........................      100        100        100        100        100
February 15, 2010 .........................        0          0          0          0          0
Weighted Average Life (Years)(1) ..........     10.0       10.0       10.0       10.0       10.0

----------
(1)   The weighted average life of the Class C Certificates is determined by
      (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.


                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS




DATE                                           0% CPR     3% CPR     6% CPR     9% CPR     12% CPR
----                                          --------   --------   --------   --------   --------
Initial Percentage ........................      100        100        100        100        100
February 15, 2001 .........................      100        100        100        100        100
February 15, 2002 .........................      100        100        100        100        100
February 15, 2003 .........................      100        100        100        100        100
February 15, 2004 .........................      100        100        100        100        100
February 15, 2005 .........................      100        100        100        100        100
February 15, 2006 .........................      100        100        100        100        100
February 15, 2007 .........................      100        100        100        100        100
February 15, 2008 .........................      100        100        100        100        100
February 15, 2009 .........................      100        100        100        100        100
February 15, 2010 .........................        0          0          0          0          0
Weighted Average Life (Years)(1) ..........     10.0       10.0       10.0       10.0       10.0

----------
(1)   The weighted average life of the Class D Certificates is determined by
      (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS E CERTIFICATES AT THE RESPECTIVE CPRS




DATE                                           0% CPR     3% CPR     6% CPR     9% CPR     12% CPR
----                                          --------   --------   --------   --------   --------
Initial Percentage ........................      100        100        100        100        100
February 15, 2001 .........................      100        100        100        100        100
February 15, 2002 .........................      100        100        100        100        100
February 15, 2003 .........................      100        100        100        100        100
February 15, 2004 .........................      100        100        100        100        100
February 15, 2005 .........................      100        100        100        100        100
February 15, 2006 .........................      100        100        100        100        100
February 15, 2007 .........................      100        100        100        100        100
February 15, 2008 .........................      100        100        100        100        100
February 15, 2009 .........................      100        100        100        100        100
February 15, 2010 .........................        0          0          0          0          0
Weighted Average Life (Years)(1) ..........     10.0       10.0       10.0       10.0       10.0

----------
(1)   The weighted average life of the Class E Certificates is determined by
      (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class E Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class E Certificates.


                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS F CERTIFICATES AT THE RESPECTIVE CPRS




DATE                                           0% CPR     3% CPR     6% CPR     9% CPR     12% CPR
----                                          --------   --------   --------   --------   --------
Initial Percentage ........................      100        100        100        100        100
February 15, 2001 .........................      100        100        100        100        100
February 15, 2002 .........................      100        100        100        100        100
February 15, 2003 .........................      100        100        100        100        100
February 15, 2004 .........................      100        100        100        100        100
February 15, 2005 .........................      100        100        100        100        100
February 15, 2006 .........................      100        100        100        100        100
February 15, 2007 .........................      100        100        100        100        100
February 15, 2008 .........................      100        100        100        100        100
February 15, 2009 .........................      100        100        100        100        100
February 15, 2010 .........................        0          0          0          0          0
Weighted Average Life (Years)(1) ..........     10.0       10.0       10.0       10.0       10.0

----------
(1)   The weighted average life of the Class F Certificates is determined by
      (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class F Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in theprincipal balance of the Class F Certificates.

                        SERVICING OF THE MORTGAGE LOANS


GENERAL

     The servicer and the special servicer, either directly or through sub-servicers, will be required to service and administer the mortgage loans, subject to the servicing of the Pari Passu Loan by the Related Trust Fund Servicer and the Related Trust Fund Special Servicer, with the higher of the following standards of care (the "Servicing Standard"):

    o in the same manner in which and with the same care, skill, prudence and diligence with which the servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and to the maximization of the net present value of the mortgage loans; or

    o the care, skill, prudence and diligence the servicer or the special servicer, as the case may be, uses for loans which it owns and which are substantially the same as the mortgage loans, giving due consideration to the maximization of the net present value of the mortgage loans.

     Each of the servicer and the special servicer is required to adhere to the Servicing Standard without regard to any of the following:

    o any conflict of interest that it may have;

    o any fees or other compensation to which it is entitled and any relationship it may have with any borrower;

    o the different payment priorities among the classes of certificates; and

    o its ownership of any certificate.

     Each of the servicer and the special servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the servicer or the special servicer, as the case may be. Any such interest of the servicer or the special servicer in the certificates will not be taken into account when evaluating whether actions of the servicer or the special servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether those actions may have the effect of benefiting the class or classes of certificates owned by the servicer or the special servicer. In addition, the servicer or the special servicer may, under some limited circumstances, lend money on an unsecured basis, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the servicer or the special servicer were not a party to the transactions contemplated hereby.

     Each of the servicer and the special servicer is permitted to enter into a sub-servicing agreement with a sub-servicer, and any such sub-servicer will receive a fee for the services specified in that sub-servicing agreement. However, the servicer or the special servicer, as the case may be, will remain liable for its servicing obligations under the pooling and servicing agreement. The servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

     The servicer or the special servicer may resign from the obligations and duties imposed on it under the pooling and servicing agreement, upon 30 days notice to the trustee, provided that:

    o a successor servicer is available and willing to assume the obligations of the servicer on substantially the same terms and conditions, and for not more than equivalent compensation;

    o the servicer bears all costs associated with its resignation and the transfer of servicing; and

    o DCR and Fitch have confirmed in writing that the servicing transfer will not result in a withdrawal, downgrade or qualification (if applicable) of the then current rating on any class of certificates.

     Furthermore, the servicer or the special servicer may resign as servicer if it determines that the servicer's duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

     No such resignation shall become effective until a successor servicer or special servicer designated by the trustee, with the consent of the depositor, shall have assumed the servicer's responsibilities and obligations under the pooling and servicing agreement. The relationship of each of the servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

     The Pari Passu Loan, as to which there is pari passu debt as described above under "Description of the Mortgage Pool--The Pari Passu Loan," will be serviced by the Related Trust Fund Servicer and specially serviced by the Related Trust Fund Special Servicer pursuant to the Related Pooling and Servicing Agreement. Generally, Advances will be made with respect to the Pari Passu Loan by the Related Trust Fund Servicer as described above under "Description of the Certificates--Advances--
Advances on the Pari Passu Loan." The servicer is obligated to use reasonable best efforts consistent with the Servicing Standard to monitor the servicing of the Pari Passu Loan by the Related Trust Fund Servicer and the Related Trust Fund Special Servicer pursuant to the Related Pooling and Servicing Agreement and is obligated to enforce the rights of the trust fund (as holder of the Pari Passu Loan) under the Related Pooling and Servicing Agreement.

     The servicer will have no responsibility for the performance by the special servicer of its duties under the pooling and servicing agreement, and the special servicer will have no responsibility for the performance by the servicer of its duties under the pooling and servicing agreement.

     Except for the Pari Passu Loan, the servicer initially will be responsible for the servicing and administration of the entire mortgage pool. However, the special servicer will be responsible for servicing and administering:

    o any mortgage loan as to which a Balloon Payment is past due, and the servicer has determined that payment is unlikely to be made on or before the second due date succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second due date following the date that payment was due;

    o any mortgage loan as to which, to the servicer's knowledge, the related borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to that borrower or to all or substantially all of its property, or that borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and the decree or order shall have remained undischarged or unstayed for a period of 60 days;

    o any mortgage loan as to which the servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

    o any mortgage loan as to which the servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which in the judgment of the servicer materially and adversely affects the interests of the certificateholders and which has occurred and remains unremedied for the applicable grace period specified in the loan documents for that mortgage loan (or, if no grace period is specified, 60 days);

    o any mortgage loan as to which the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; and

    o any mortgage loan as to which, in the judgment of the servicer, a default has occurred or in the judgment of the servicer is imminent or is likely to occur within 60 days (any of the foregoing events, a "Servicing Transfer Event").

     In the event of any of the foregoing with respect to any mortgage loan, the servicer will be required to transfer its principal servicing responsibilities with respect thereto to the special servicer in accordance with certain procedures set forth in the pooling and servicing agreement. Notwithstanding this transfer, the servicer will continue to receive payments on the mortgage loan (including amounts collected by the special servicer), to make required calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare required reports to the trustee and the paying agent with respect to the mortgage loan. If title to the related mortgaged property is acquired by the trust fund, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management of the related REO Property.

     A mortgage loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Rehabilitated Mortgage Loan" as to which the servicer will re-assume all servicing responsibilities) when:

    o three consecutive scheduled payments have been made (in the case of any mortgage loan that was modified, based on the modified terms);

    o no other Servicing Transfer Event has occurred and is continuing with respect to that mortgage loan; and

    o the trust fund has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or those amounts have been forgiven.

     The servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement and will not be entitled to reimbursement therefor except as expressly provided in the pooling and servicing agreement. See "Description Of The Certificates----Advances---- Servicing Advances" in this prospectus supplement.

     The servicer and the special servicer and any director, officer, employee or agent of either of them will be entitled to indemnification from the trust fund against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement, the mortgage loans or the certificates other than any loss, liability or expense incurred by reason of the servicer's or special servicer's willful misfeasance, bad faith or negligence in the performance of their respective duties thereunder.

     Furthermore, the Related Trust Fund Servicer, the Related Trust Fund Special Servicer and any director, officer, employee or agent of either of them will be entitled to indemnification by the trust fund against any loss, liability or and expense incurred in connection with any legal action relating to the Related Pooling and Servicing Agreement and the pooling and servicing agreement, and relating to the Pari Passu Loan (but excluding any such losses allocable to the Related Trust Fund Mortgage Loan) other than any loss, liability or expense incurred by reason of the Related Trust Fund Servicer's or the Related Trust Fund Special Servicer's willful misfeasance, bad faith or negligence in the performance of their respective duties under the Related Pooling and Servicing Agreement.


THE SERVICER

     Wells Fargo Bank, National Association, in its capacity as servicer under the pooling and servicing agreement, will be responsible for servicing the mortgage loans (other than the Pari Passu Loan, Specially Serviced Mortgage Loans and REO Properties). Although the servicer is authorized to employ agents, including sub-servicers, to directly service the mortgage loans for which it is responsible, the servicer will remain liable for its servicing obligations under the pooling and servicing agreement. Wells Fargo Bank, National Association provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. Wells Fargo Bank, National Association is an affiliate of the paying agent. See "Servicing of the Mortgage Loans--General" above.

     The servicer's principal servicing offices are located at 555 Montgomery Street, San Francisco, California 94104.

     As of December 31, 1999, Wells Fargo Bank, National Association was responsible for servicing approximately 1,888 commercial and multifamily mortgage loans, totaling approximately $10.84 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     Wells Fargo & Company is the holding company for the servicer. Wells Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Those reports include information regarding the servicer and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

     The information set forth in this prospectus supplement concerning the servicer has been provided by Wells Fargo Bank, National Association. Accordingly, we make no representations or warranties as to the accuracy or completeness of that information.


SERVICER EVENTS OF DEFAULT

     An "Event of Default" with respect to the servicer under the pooling and servicing agreement will include any one of the following events:

     1. any failure by the servicer to remit to the paying agent any payment required to be remitted by the servicer under the terms of the pooling and servicing agreement, including any required Advances;

     2. any failure on the part of the servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the servicer contained in the pooling and servicing agreement which continues unremedied for a period of 30 days after the date on which notice shall have been given by us or the trustee; provided, however, that if the servicer certifies to the trustee and to us that the servicer is in good faith attempting to remedy that failure, the cure period will be extended to the extent necessary to permit the servicer to cure that failure; provided, further that the cure period may not exceed 90 days;

     3. any breach of the representations and warranties of the servicer in the pooling and servicing agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after notice shall have been given to the servicer by us or the trustee, provided, however, that if the servicer certifies to the trustee and to us that the servicer is in good faith attempting to remedy that breach, the cure period will be extended to the extent necessary to permit the servicer to cure that breach; provided, further that the cure period may not exceed 90 days;

     4. the trustee shall have received written notice from either DCR or Fitch that the continuation of the servicer or the special servicer in that capacity would result in a withdrawal, downgrade or qualification (if applicable) of the then current rating assigned by that rating agency to any class of certificates; or

     5. events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations, in each case as specified in the pooling and servicing agreement.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default described in clauses 2, 3 or 4 above has occurred, the obligations and responsibilities of the servicer under the pooling and servicing agreement will terminate on the date which is 60 days following the date on which we or the trustee give written notice to the servicer that the servicer is terminated. If an Event of Default described in clauses 1 or 5 above has occurred, the obligations and responsibilities of the servicer under the pooling and servicing agreement will terminate immediately upon the date on which we or the trustee give written notice to the servicer that the servicer is terminated. After any Event of Default, the trustee may elect to terminate the servicer by providing notice to the servicer of its termination and shall provide notice to the servicer of its termination if holders of certificates representing more than 25% of the certificate balance of all certificates so direct the trustee. On the date the servicer is terminated, all authority, power and rights of the servicer under the pooling and servicing agreement, whether with respect to the mortgage loans or otherwise, shall terminate; provided that in no event shall the termination of the servicer be effective until a successor servicer shall have succeeded the servicer as successor servicer, notified the servicer of its designation, and the successor servicer shall have assumed the servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the pooling and servicing agreement. The trustee may not succeed the servicer as servicer until and unless it has satisfied the provisions specified in the pooling and servicing agreement. However, if the servicer is terminated as a result of an Event of Default described in clause 5. of the definition thereof, the trustee shall act as successor servicer immediately and shall use its best efforts to either satisfy the conditions specified in the pooling and servicing agreement or transfer the duties of the servicer to a successor servicer who has satisfied those conditions.


     If the servicer is terminated on the basis of an Event of Default described in clause 4. of the definition thereof and the terminated servicer provides the trustee appropriate "request for proposal" materials, then the trustee will solicit good faith bids for the right to service the mortgage loans from at least three persons that are qualified to act as servicers under the pooling and servicing agreement as to whom each of DCR and Fitch has delivered written confirmation that the appointment of that person as successor servicer would not result in a withdrawal, downgrade or qualification (if applicable) of the then current rating on any class of certificates (any such person so qualified, a "Qualified Bidder"), or, if three Qualified Bidders cannot be located, then from as many persons as the trustee can determine are Qualified Bidders. The trustee will select the Qualified Bidder that makes the highest cash bid or any other Qualified Bidder as the terminated servicer may direct to act as successor servicer (the "Successful Bidder"). The trustee will direct the Successful Bidder to enter into the pooling and servicing agreement as successor servicer pursuant to the terms thereof. Upon the assignment and acceptance of the servicing rights under the pooling and servicing agreement by the Successful Bidder, the trustee will remit to the terminated servicer the amount of the cash bid received from the Successful Bidder (net of out-of-pocket expenses incurred in connection with obtaining that bid and transferring servicing). If a Successful Bidder has not entered into the pooling and servicing agreement as successor servicer within a specified period of time, the trustee may select another successor to act as servicer under the pooling and servicing agreement.


THE SPECIAL SERVICER


     The initial special servicer will be GMAC Commercial Mortgage Corporation. GMAC Commercial Mortgage Corporation will oversee the resolution of Specially Serviced Mortgage Loans, act as disposition manager of REO Properties acquired on behalf of the trust fund through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO Properties and provide monthly reports to the servicer, the trustee and the paying agent. As of September 30, 1999, GMAC Commercial Mortgage Corporation was responsible for performing certain special servicing functions with respect to commercial and multifamily loans with an aggregate principal balance of approximately $35 billion. It is anticipated that GMAC Commercial Mortgage Corporation or one of its affiliates will purchase all or a significant portion of certain classes of the Subordinate Certificates on or about the closing date. GMAC Commercial Mortgage Corporation's principal offices are located at 650 Dresher Road, Horsham, Pennsylvania 19044.


     The information set forth in this prospectus supplement concerning GMAC Commercial Mortgage Corporation has been provided by GMAC Commercial Mortgage Corporation. Accordingly, we make no representations or warranty as to the accuracy or completeness of that information.

TERMINATION OF THE SPECIAL SERVICER

     The trustee may terminate the special servicer due to:

    o any failure by the special servicer to remit to the paying agent or the servicer when due any amount required to be so remitted under the terms of the pooling and servicing agreement;

    o any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the pooling and servicing agreement which continues unremedied for a period of 30 days after the date on which written notice of that failure, requiring the same to be remedied, shall have been given to the special servicer by the servicer or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and us that the special servicer is in good faith attempting to remedy that failure and the certificateholders shall not be materially and adversely affected thereby, the cure period will be extended for up to an additional 90 days;

    o any breach by the special servicer of the representations and warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, shall have been given to the special servicer by the servicer or the trustee;

    o the trustee shall have received written notice from either rating agency that the continuation of the special servicer in that capacity would result in the withdrawal, downgrade or qualification (if applicable) of the then current rating assigned by that rating agency to any class of certificates; or

    o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by or on behalf of the special servicer indicating its insolvency or inability to pay its obligations, in each case as specified in the pooling and servicing agreement.

     In addition to the above events of termination, upon the direction of the operating adviser, subject to the satisfaction of the conditions specified in the pooling and servicing agreement, the trustee will remove the special servicer from its duties as special servicer at any time upon the appointment and acceptance of that appointment by a successor special servicer appointed by the operating adviser. The operating adviser will have the right to appoint any successor special servicer provided that, prior to the effectiveness of that appointment the trustee shall have received a letter from each rating agency to the effect that the appointment of that successor special servicer would not result in a withdrawal, downgrade or qualification (if applicable) of the then current rating assigned by that rating agency to any class of certificates.


THE OPERATING ADVISER

     An operating adviser appointed by the holders of a majority of the Controlling Class will have the right to receive notification from the special servicer in regard to some of its actions. The special servicer will be required to notify the operating adviser of, among other things:

    o any proposed modification of a Money Term of a mortgage loan other than an extension of the original maturity date for two years or less;

    o any foreclosure or comparable conversion of the ownership of a Mortgaged Property;

    o any proposed sale of a Specially Serviced Mortgage Loan (other than in connection with the termination of the trust fund as described in this prospectus supplement under "Description of the Certificates----Optional Termination; Retirement of the Certificates");

    o any proposal to bring an REO Property into compliance with applicable environmental laws; and

    o any acceptance of substitute or additional collateral for a mortgage loan.

     In addition, subject to the satisfaction of the conditions specified in the pooling and servicing agreement, the operating adviser will have the right to direct the trustee to remove the special servicer at any time upon the appointment and acceptance of that appointment by a successor special servicer appointed by the operating adviser; provided that, prior to the effectiveness of that appointment the trustee shall have received a letter from each rating agency to the effect that the appointment of that successor special servicer would not result in a withdrawal, downgrade or qualification (if applicable) of the then current rating assigned by that rating agency to any class of certificates.

     At any time, the holders of a majority of the Controlling Class may direct the trustee in writing to hold an election for an operating adviser, which election will be held commencing as soon as practicable thereafter or upon (i) the resignation or removal of the person acting as operating adviser or (ii) upon a determination by the trustee, based upon a written notice from the certificate registrar, that the Controlling Class has changed. After receipt of that direction or upon making that determination, the trustee is required to call a meeting of the holders of the Controlling Class (which may be held by telephone) in the manner specified in the pooling and servicing agreement. The meeting will be held in accordance with the procedures specified in the pooling and servicing agreement. At the meeting, each holder of the Controlling Class will be entitled to nominate one person to act as operating adviser.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     Servicer Compensation. The servicer will be entitled to receive each month a servicing fee (the "Servicing Fee") equal to the portion of a specified rate per annum (the "Servicing Fee Rate") applicable to that month (determined in the same manner as the applicable Mortgage Rate is determined for each mortgage loan for that month) applied to the outstanding Scheduled Principal Balance of each mortgage loan (including REO Properties and the Pari Passu Loan) as compensation for servicing the mortgage loans. The Pari Passu Loan Servicing Fee Rate, payable to the Related Trust Fund Servicer in connection with servicing the Pari Passu Loan and the Related Trust Fund Mortgage Loan pursuant to the Related Pooling and Servicing Agreement, is 0.057% per annum.

     The servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account, and (in each case to the extent not payable to the special servicer or any sub-servicer as provided in the pooling and servicing agreement or any sub-servicing agreement) late payment charges, assumption fees, modification fees, extension fees, defeasance fees, partial defeasance fees and default interest payable at a rate above the related Mortgage Rate. However, the amount of the related Servicing Fee (but not the fee payable to the trustee or, in general, the portion of the Servicing Fee payable to sub-servicers) will be reduced (to not less than zero) on each Distribution Date by the amount (if any) of Compensating Interest paid by the servicer on that Distribution Date. Any Net Aggregate Prepayment Interest Shortfall will be allocated as set forth under "Description of the Certificates----Distributions----Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement. If Prepayment Interest Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for those mortgage loans as of any Distribution Date, that excess amount will be payable to the servicer as additional servicing compensation.

     Special Servicer Compensation. The special servicer will be entitled to receive:

    o a special servicing fee (the "Special Servicing Fee") equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to that month (determined in the same manner as the applicable Mortgage Rate is determined for each Specially Serviced Mortgage Loan for that month) of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan;

    o a fee (the "Workout Fee"), payable with respect to any Rehabilitated Mortgage Loan (other than the Pari Passu Loan), equal to the product of
      (x) 1.0% and (y) the amount of each collection of interest and principal received on that mortgage loan for so long as it remains a Rehabilitated Mortgage Loan; and

    o a fee (the "Liquidation Fee") equal to the product of (x) 1.0% and (y) the related Liquidation Proceeds, other than Liquidation Proceeds received in connection with the Pari Passu Loan (collectively, such fees payable to the special servicer, the "Special Servicer Compensation").

The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if that loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property. The special servicer is also permitted to retain, in general, assumption fees, modification fees and extension fees collected on Specially Serviced Mortgage Loans, borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the pooling and servicing agreement. The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the trust fund and will represent Expense Losses. The Special Servicer Compensation will be payable in addition to the Servicing Fee payable to the servicer. The special servicer will be entitled to 100% of any fees collected in connection with the assumption of Specially Serviced Mortgage Loans. The special servicer is entitled to 50% of any other assumption fees (other than any such fees payable in connection with the Pari Passu Loan). The amount of the Special Servicing Fee (but not the fee payable to the trustee) will be reduced (to not less than zero) on each Distribution Date by the amount (if any) of Compensating Interest required to be paid by the special servicer on that Distribution Date. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for those mortgage loans as of any Distribution Date, that excess amount will be payable to the special servicer as additional servicing compensation. The special servicer will be entitled to approve assumptions with respect to all Specially Serviced Mortgage Loans and mortgage loans (other than the Pari Passu
Loan) which are not specially serviced, but contain "due-on-sale" provisions or require the consent of the lender.

     As described in this prospectus supplement under "----The Operating Adviser," the operating adviser will have the right to receive notification of certain actions of the special servicer, subject to the limitations described in this prospectus supplement.


MODIFICATIONS, WAIVER AND AMENDMENTS

     Subject to any restrictions applicable to REMICs, and to the limitations imposed by the pooling and servicing agreement, the servicer may amend any term, other than a Money Term, of a mortgage loan that is not a Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan (other than a Specially Serviced Mortgage Loan) to a date not more than 60 days beyond the original maturity date.

     Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

    o reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge;

    o reduce the amount of the scheduled payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate;

    o forebear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan;

    o extend the maturity date of any Specially Serviced Mortgage Loan; and/or


    o accept a Principal Prepayment during any Lockout Period;

provided in each case that (i) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, default is reasonably foreseeable, and (ii) in the reasonable judgment of the special servicer, modification, waiver or amendment would increase the recovery to certificateholders on a net present value basis, as demonstrated in writing to the trustee and the paying agent.

   In no event, however, will the special servicer be permitted to:

    o extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date;

    o if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of that Specially Serviced Mortgage Loan beyond a date which is ten (10) years prior to the expiration of the term of that ground lease;

    o reduce the related Net Mortgage Rate to less than the lesser of (i) the original Net Mortgage Rate and (ii) the highest pass-through rate on any class of certificates (other than the Class X Certificates); or

    o defer interest due on any Specially Serviced Mortgage Loan in excess of 10% of the Scheduled Principal Balance of that Specially Serviced Mortgage Loan or defer the collection of interest on any Specially Serviced Mortgage Loan without accruing interest on that deferred interest at a rate at least equal to the related Mortgage Rate.

     Notwithstanding the foregoing, if a mortgage loan is a Balloon Loan whose borrower failed to make the Balloon Payment at scheduled maturity, and that Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of failure to make the Balloon Payment) and has not been delinquent in the preceding 12 months (other than with respect to the Balloon Payment), then in addition to the other alternatives specified above, the special servicer may agree to one or more extensions of the maturity of the mortgage loan in the aggregate not exceeding three years, in each case at the existing Mortgage Rate.

     Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on that mortgage loan and those Realized Losses will be allocated among the various classes of certificates in the manner described under "Description of the Certificates----Subordination; Allocation of Losses, Shortfalls and Expenses" in this prospectus supplement.

     The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield and Maturity Considerations" in this prospectus supplement.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The special servicer may, with notification to the operating adviser, offer to sell for cash to any person, for an amount equal to the Purchase Price, any REO Property or any mortgage loan that is in default or as to which the special servicer has made a determination that default is imminent. The special servicer is required to give the operating adviser, the trustee and the paying agent not less than five days' prior written notice of its intention to sell any such defaulted mortgage loan or REO Property, to offer such defaulted mortgage loan or REO Property for sale in a fair auction or other manner as is consistent with the Servicing Standard, and to accept the highest cash bid received in that auction or other procedure from any person other than an interested person (as described in the pooling and servicing agreement) for any defaulted mortgage loan or REO Property in an amount, except as otherwise provided in the pooling and servicing agreement in the case of REO Property, at least equal to the Purchase Price.

     In the absence of any bid in the amount of the Purchase Price, the special servicer may accept the highest cash bid, if the special servicer determines, consistent with the Servicing Standard and with notification to the operating adviser, that the sale at that price is in the best interest of certificateholders; provided that the special servicer may not accept that bid if made by the trustee in its individual capacity, any of the trustee's affiliates, or any interested person (as described in the pooling and servicing agreement), except in limited circumstances described in the pooling and servicing agreement, including the ability of the special servicer to purchase a defaulted mortgage loan or REO Property only if it is the highest bidder and at least three offers are received from independent third parties.

FORECLOSURES

     The special servicer may at any time, with notification to the operating adviser and in accordance with the pooling and servicing agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if that action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in some cases, the receipt of an opinion of counsel relating to REMIC requirements.

     If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property within three years after the end of the year in which it was acquired, or any applicable extension period, unless the special servicer has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust fund subsequent to three years after the end of the year in which it was acquired, or to the expiration of that extension period, will not result in the failure of that REO Property to qualify as "foreclosure property" under the REMIC provisions of the Internal Revenue Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date.

     In general, the special servicer will be obligated to, or may contract with a third party to, operate and manage any mortgaged property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from that property. After the special servicer reviews the operation of that property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to income it is anticipated that the trust fund would derive from that property, the special servicer could determine that it would not be commercially feasible to manage and operate that property in a manner that would avoid the imposition of an REO Tax. To the extent that income the trust fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property", that income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) and (ii) "prohibited transactions," that income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property, but is particularly an issue as to an REO Property operated as a hotel or skilled health care facility. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of that income could be subject to federal tax either at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. We advise you to consult your own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the offered certificates, Shearman & Sterling, New York, New York, our special tax counsel, will deliver its opinion that, assuming (i) the making of appropriate elections, (ii) compliance with the provisions of the pooling and servicing agreement and (iii) compliance with applicable changes in the Internal Revenue Code, including the REMIC Provisions, for federal income tax purposes, the trust fund will qualify as three separate REMICs within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code, and (i) the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K and Class L Certificates will evidence "regular interests" in a REMIC, (ii) the Class M Certificates will evidence ownership of both a "regular interest" in a REMIC and the right to receive the Excess Interest, if any, on the ARD Loans and (iii) each of the Class R-I, Class R-II and

Class R-III Certificates will be the sole class of "residual interests" in one of the three REMICs, respectively, within the meaning of the REMIC Provisions in effect on the date hereof. The offered certificates are "REMIC Regular Certificates" as defined in the prospectus.

     Because they represent regular interests in a REMIC, each class of offered certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Certificateholders will be required to include in income all interest on those certificates in accordance with the accrual method of accounting, regardless of a certificateholder's usual method of accounting. It is anticipated that the Class F and Class X Certificates will be issued with OID for federal income tax purposes in an amount equal to the excess of the initial certificate balances thereof over their respective issue prices (including accrued interest) or, in the case of the Class X Certificates, the excess of all distributions of interest expected to be received thereon over the issue price (including accrued interest). We also anticipate that the Class A, Class B and Class C Certificates will be issued at a premium and that the Class D and Class E Certificates will be issued with de minimus OID for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of OID and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, however, that it is further assumed that each ARD Loan prepays on its Anticipated Repayment Date (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Distributions--REMIC Regular Certificates--Original Issue Discount" and "--Premium" in the prospectus.

     Yield maintenance charges actually collected will be distributed among the holders of the respective classes of certificates as described under "Description of the Certificates--Distributions--Allocation of Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of yield maintenance charges so allocated should be taxed to the certificateholder, but it is not expected, for federal income tax reporting purposes, that yield maintenance charges will be treated as giving rise to any income to the certificateholder prior to the servicer's actual receipt thereof. It appears that yield maintenance charges, if any, will be treated as ordinary income rather than capital gain. However, that result is not entirely clear and certificateholders should consult their own tax advisers concerning the treatment of yield maintenance charges.

     The offered certificates will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and interest (including OID, if any) on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code. Moreover, the offered certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code. The offered certificates generally will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code to the extent the mortgage loans are secured by multifamily properties. In the case of the mortgage loans secured by multifamily properties, however, if the related mortgaged properties are used in part for nonresidential purposes, each of those mortgage loans will qualify for the treatment described in the preceding sentence in their entirety only if the planned residential use with respect to the related mortgaged property exceeds 80 percent of the mortgaged property's planned use, determined as of the time the mortgage loan was originated. According to the legislative history of this provision, Congress intended that this determination be based on the usable space in the building. You should consult your own tax advisor regarding whether mortgage loans secured by manufactured housing communities would also constitute qualifying assets under Section 7701(a)(19)(C)(v) of the Internal Revenue Code. Mortgage loans secured by multifamily properties represented approximately 15.13% of the initial pool balance. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Status of REMIC Certificates" in the prospectus.

     The Treasury Department has issued new regulations which modify the withholding and backup withholding rules. The new regulations generally are effective for payments made after December 31, 2000. You should consult your tax advisors regarding those regulations.

     For further information regarding the federal income tax consequences of investing in the offered certificates, See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the prospectus.


                             METHOD OF DISTRIBUTION

     We have entered into an underwriting agreement with Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated and Norwest Investment Services, Inc., the underwriters. Each of the underwriters is an affiliate of a mortgage loan seller. Subject to the terms and conditions set forth in the underwriting agreement, the offered certificates will be purchased from us by the underwriters upon issuance, in the percentages of the respective aggregate certificate balance of each class of offered certificates set forth below.

UNDERWRITER                          CLASS A-1   CLASS A-2   CLASS X   CLASS B   CLASS C   CLASS D   CLASS E   CLASS F
-----------                         ----------- ----------- --------- --------- --------- --------- --------- --------
Bear, Stearns & Co. Inc. ..........      72%         72%       100%      100%      100%      100%      100%      100%
Morgan Stanley & Co.
 Incorporated .....................      23%         23%         0%        0%        0%        0%        0%        0%
Norwest Investment
 Services, Inc. ...................       5%          5%         0%        0%        0%        0%        0%        0%
                                         --          --        ---       ---       ---       ---       ---       ---
  Total ...........................     100%        100%       100%      100%      100%      100%      100%      100%
                                        ===         ===        ===       ===       ===       ===       ===       ===

     Proceeds to us from the sale of offered certificates, before deducting expenses payable by us, estimated to be approximately $3,300,000, will be 102.4% of the initial aggregate certificate balance of the offered certificates, plus accrued interest on the offered certificates from the Cut-Off Date. We have been advised by the underwriters that they propose to offer the offered certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The underwriters may effect those transactions by selling offered certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the offered certificates offered hereby, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts.

     There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The underwriters expect to make, but are not obligated to make, a secondary market in the offered certificates. The primary source of ongoing information available to you concerning the offered certificates will be the distribution date statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the offered certificates and the status of the applicable form of credit enhancement. Except as described under "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement, there can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, we are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of the information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

     If and to the extent required by applicable law or regulation, this prospectus supplement and the prospectus will be used by the underwriters in connection with offers and sales related to market-making transactions in the offered certificates with respect to which the underwriter acts as principal. The underwriters may also act as agent in these transactions. Sales may be made at negotiated prices determined at the time of sale.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for us and the underwriters, as special counsel, and for Wells Fargo Bank, National Association, by Orrick, Herrington & Sutcliffe LLP, San Francisco, California. Certain legal matters will be passed upon for us and the underwriters by Shearman & Sterling, New York, New York.


                                    RATINGS

     It is a condition to issuance that the offered certificates be rated not lower than the following ratings by the rating agencies:

CLASS                        DCR     FITCH
-----                      ------   ------
  A-1 ..................     AAA      AAA
  A-2 ..................     AAA      AAA
  B ....................     AA       AA
  C ....................      A        A
  D ....................     A-       A-
  E ....................     BBB      BBB
  F ....................     BBB-     BBB-
  X ....................     AAA      AAA

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely payment of interest on the certificates and ultimate payment of principal thereof by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments required under the certificates. The ratings on the offered certificates do not, however, constitute a statement regarding the likelihood or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of Excess Interest, or whether and to what extent payments of yield maintenance charges will be received or the corresponding effect on yield to investors.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class thereof and, if so, what that rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by DCR or Fitch.

     The ratings of the certificates do not represent any assessment of:

    o the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans;

    o the degree to which those prepayments might differ from those originally anticipated;

    o whether and to what extent yield maintenance charges, default interest or Excess Interest will be received; or

    o whether and to what extent Net Aggregate Prepayment Interest Shortfalls or Net Aggregate Balloon Interest Shortfalls will be realized.

     A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of Class X Certificates might not fully recover their investments in the event of rapid prepayments (voluntary or involuntary). In general, the ratings thus address credit risk and not prepayment risk.

     As described in this prospectus supplement, the amounts payable with respect to the Class X Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the holders of the Class X Certificates receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to holders of the Class X Certificates nevertheless will have been paid, and this result is consistent with the "AAA" rating received on the Class X Certificates. The notional amount upon which interest is calculated for the Class X Certificates is reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of that notional amount, but only the obligation to pay interest timely on the notional amount as so reduced from time to time. Accordingly, the ratings of the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.


                        LEGAL INVESTMENT CONSIDERATIONS

     The offered certificates will not constitute "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984. As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates, is subject to significant interpretive uncertainties.

     We make no representation as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.


                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and insurance company general and separate accounts in which any such plans, annuities, accounts or arrangements are invested, that is subject to Title I of ERISA, or Section 4975 of the Internal Revenue Code should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted under either ERISA or Section 4975 of the Internal Revenue Code or whether there exists any statutory or administrative exemption applicable to an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued individual prohibited transaction exemptions to each of the underwriters which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on the related prohibited transactions pursuant to Sections 4975(a) and (b) of the Internal Revenue Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, including the mortgage pool, and the purchase, sale and holding of mortgage pass-through certificates, including the Class A and Class X Certificates, underwritten by an "Underwriter," as defined below, provided that certain conditions set forth in the individual exemptions are satisfied. For purposes of this "ERISA Considerations" section, the term "underwriter" shall include:

   1. each of the underwriters;

   2. any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with any of the underwriters; and

   3. any member of the underwriting syndicate or selling group of which a person described in 1. or 2. is a manager or co-manager with respect to the Class A and Class X Certificates.

     The individual exemptions set forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Class A or Class X Certificates to be eligible for exemptive relief under the exemptions.

    o First, the acquisition of those certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

    o Second, the rights and interests evidenced by those certificates must not be subordinated to the rights and interests evidenced by other certificates of the same trust.

    o Third, those certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Structured Rating Group, Moody's Investors Service, Inc., DCR or Fitch.

    o Fourth, the trustee cannot be an affiliate of any other member of the "Restricted Group", which consists of:

     o   any underwriter;

     o   the depositor;

     o   the servicer;

     o   the special servicer;

     o   the trustee;

     o   any sub-servicer; and

     o any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Senior Certificates.

    o Fifth, the following additional requirements must be met:

     o the sum of all payments made to and retained by the underwriter must represent not more than reasonable compensation for underwriting the Senior Certificates;

     o the sum of all payments made to and retained by us pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the related obligations; and

     o the sum of all payments made to and retained by the servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith.

    o Sixth, the investing Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended.

     Because the Class A and Class X Certificates are not subordinated to any other class of certificates, the second general condition set forth above is satisfied with respect to those certificates. With respect to the third general condition, it is a condition of the issuance of the Class A and Class X Certificates that they be rated not lower than "AAA" by each of DCR and Fitch. As of the closing date, the fourth general condition set forth above will be satisfied with respect to the Class A and Class X Certificates. A fiduciary of a Plan contemplating purchasing a Class A or Class X Certificate in the secondary market must make its own determination that, at the time of the purchase, those certificates continue to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing a Class A or Class X Certificate, whether in the initial issuance of the certificates or in the secondary market, must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to that certificate.

   The individual exemptions also require that the trust fund meet the following requirements:

   o the trust fund must consist solely of assets of the type that have been included in other investment pools;

   o certificates in the other investment pools must have been rated in one of the three highest categories of Standard & Poor's Structured Ratings Group, Moody's Investors Service, Inc., DCR or Fitch for at least one year prior to the Plan's acquisition of Class A or Class X Certificates; and

   o certificates in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Class A or Class X Certificates.

     If the general conditions of the individual exemptions are satisfied, the individual exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1) (A) through (D) of the Internal Revenue Code) in connection with:

   o the direct or indirect sale, exchange or transfer of Class A or Class X Certificates in the initial issuance of Certificates between us or an underwriter and a Plan when we, the underwriter, the trustee, the servicer, a sub-servicer or a mortgagor is a Party in Interest with respect to the investing Plan;

   o the direct or indirect acquisition or disposition in the secondary market of the Class A or Class X Certificates by a Plan; and

      o  the holding of Class A or Class X Certificates by a Plan.

However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Class A or Class X Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan.

     If certain specific conditions of the individual exemption are also satisfied, the individual exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c)(1)(E) of the Internal Revenue Code) in connection with:

   o  the direct or indirect sale, exchange or transfer of Class A and Class
      X Certificates in the initial issuance of certificates between us or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the certificates is either a mortgagor with respect to 5% or less of the fair market value of the mortgage loans or an affiliate of that person;

   o the direct or indirect acquisition or disposition in the secondary market of Class A or Class X Certificates by a Plan; and

      o  the holding of Class A or Class X Certificates by a Plan.

     Further, if certain specific conditions of the individual exemption are satisfied, the individual exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code) for transactions in connection with the servicing, management and operation of the mortgage pool.

     Before purchasing a Class A or Class X Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the individual exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the individual exemptions, the Plan fiduciary should consider the availability of any other individual or class prohibited transaction exemptions. See "ERISA Considerations" in the prospectus. A purchaser of a Class A or Class X Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.


     Because the characteristics of the subordinate offered certificates do not meet the requirements of the individual exemptions, the purchase or holding of those certificates by a Plan may result in prohibited transactions and the imposition of excise taxes or civil penalties. As a result, no transfer of a subordinate offered certificate or any interest in a subordinate offered certificate may be made to a Plan or to any person who is directly or indirectly purchasing a subordinate offered certificate or interest in a subordinate offered certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the transfer will be exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code under Section III of Prohibited Transaction Class Exemption 95-60, which provides an exemption from the prohibited transaction rules for certain transactions involving an insurance company general account. Any such Plan or person to whom a transfer of any subordinate offered certificate or interest therein is made shall be deemed to have represented to us, the servicer, the special servicer, the trustee, the paying agent, the underwriters, any sub-servicer and any borrower with respect to the mortgage loans that the purchase and holding of that certificate or interest is exempt on the basis of Prohibited Transaction Class Exemption 95-60. See "ERISA Considerations" in the prospectus.


     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, to define whether assets held by an insurance company general account constitute plan assets by reason of the insurance company issuing one or more policies to employee benefit plans. Pursuant to Section 401(c), the Department of Labor published final regulations on January 5, 2000, but these final regulations are not generally applicable until July 5, 2001. These regulations provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the regulations issued by the Department of Labor become final, no person shall be subject to liability under Part 4 of Title I of ERISA, including the prohibited transaction provisions of Sections 406 and 407 of ERISA, or Section 4975 of the Internal Revenue Code on the basis of a claim that the assets of an insurance company general account constitute plan assets, except as otherwise provided by the Secretary of Labor in regulations intended to prevent avoidance of the regulations proposed by the Department of Labor or in an action brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Absent further changes to the law, any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the regulations issued by the Department of Labor 18 months after those regulations become final may be treated as plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are treated as plan assets of any Plan invested in the separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the offered certificates after the date which is 18 months after the regulations issued by the Department of Labor become final.


     Any Plan fiduciary considering whether to purchase an offered certificate on behalf of or with assets of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the related investment.


     The sale of certificates to a Plan is in no respect a representation by us or the underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                   GLOSSARY

     "Accrued Certificate Interest" means, in respect of each class of REMIC Regular Certificates for each Distribution Date, the amount of interest for the calendar month immediately preceding the month in which that Distribution Date occurs accrued at the applicable pass-through rate on the aggregate certificate balance or notional amount, as the case may be, of that class of certificates outstanding immediately prior to that Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Administrative Cost Rate" means, for any mortgage loan in any month, an amounts equal to the sum of the related Servicing Fee Rate and the Trustee Fee Rate for that month and, in the case of the Pari Passu Loan, the Pari Passu Loan Servicing Fee Rate (in each case, expressed as a per annum rate). The Administrative Cost Rate for each mortgage loan is set forth in Annex A to this prospectus supplement. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis (i.e., a 360-day year consisting of twelve 30-day months or a 360 day year and actual days elapsed) on which interest accrues under the terms of that mortgage loan.

     "Advance Rate" means the "Prime Rate" as reported in The Wall Street Journal from time to time.

     "Advances" means all Servicing Advances and P&I Advances.

     "Anticipated Repayment Date" means, with respect to any ARD Loan, the date upon which the any principal outstanding thereunder shall begin to accrue interest at an increased interest rate.

     "Appraisal Event" has the meaning set forth under "Description of the Certificates--Appraisal Reductions" in this prospectus supplement.

     "Appraisal Reduction" has the meaning set forth under "Description of the Certificates--Appraisal Reductions" in this prospectus supplement.

     "ARD Loans" means any mortgage loan that calls for the automatic imposition of rapid amortization features and an interest rate increase beginning on a date substantially prior to the maturity date for the mortgage loan such that the borrower is expected to repay the mortgage loan on that earlier date.

     "Assumed Scheduled Payment" means an amount deemed due in respect of (i) any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date or
(ii) any mortgage loan as to which the related mortgaged property has become an REO Property.

     "Available Distribution Amount" has the meaning set forth under "Description of the Certificates--Distributions--Available Distribution Amount" in this prospectus supplement.

     "Balloon Interest Excess" has the meaning set forth under "Description of the Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement.

     "Balloon Interest Shortfall" has the meaning set forth under "Description of the Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement.

     "Balloon Loan" is a mortgage loan that does not fully amortize over its stated term to maturity and has substantial payments of principal due at maturity unless previously prepaid.

     "Balloon Payment" is the principal payment that is due at maturity of a Balloon Loan, unless previously prepaid.

     "Base Interest Fraction" has the meaning set forth under "Description of the Certificates--Distributions--Allocation of Yield Maintenance Charges" in this prospectus supplement.

     "Certificate Account" means the account established and maintained by the servicer in the name of the trustee for the benefit of the holders of the certificates for the deposit of collections on the mortgage loans.

     "Certificate Owner" means any person acquiring an interest in a certificate.

     "Class A Certificates" means, collectively, the Class A-1 and Class A-2 Certificates.

     "Clearstream" means Clearstream Banking, societe anonyme.

     "CMSA" means the Commercial Mortgage Securities Association.

     "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding that Distribution Date (or, in the case of the first Distribution Date, the Cut-Off Date) and ending with the Determination Date occurring in the month in which that Distribution Date occurs.

     "Compensating Interest Payment" has the meaning set forth under "Description of the Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses."

     "Constant Prepayment Rate" means an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-Scheduled Principal Balance of the pool of mortgage loans.

     "Controlling Class" means the most subordinate class of Subordinate Certificates outstanding at any time of determination; provided, however, that if the aggregate certificate balance of that class of certificates is less than 25% of the initial aggregate certificate balance of that class, the Controlling Class shall be the next most subordinate class of certificates. Appraisal Reductions will not affect the certificate balances of any class for purposes of determining the Controlling Class.

     "CPR" means the Constant Prepayment Rate.

     "Cut-Off Date" means February 1, 2000.

     "Cut-Off Date Balance" generally means, with respect to any mortgage loan, its principal balance outstanding as of the Cut-Off Date, after application of all payments of principal due on or before that date, whether or not received.

     "Cut-Off Date LTV" means the LTV Ratio based on the scheduled Cut-Off Date Balance.

     "DCR" means Duff & Phelps Credit Rating Co.

     "Debt Service Coverage Ratio" means, for any mortgage loan means, the ratio of (i) Underwritten Cash Flow produced by the related mortgaged property or mortgaged properties to (ii) the aggregate amount of the scheduled payments due for the 12-month period immediately following the Cut-Off Date.

     "DSCR" means Debt Service Coverage Ratio.

     "Definitive Certificate" means fully registered physical certificate representing an interest in a certificate.

     "Determination Date" means, with respect to any Distribution Date, the 5th business day prior to that Distribution Date.

     "Distributable Certificate Interest Amount" has the meaning set forth under "Description of the Certificates--Distributions--Distributable Certificate Interest Amount" in this prospectus supplement.

     "Distribution Account" means the account established and maintained by the paying agent in the name of the trustee for the benefit of the holders of the certificates for the deposit of amounts remitted by the servicer in respect to the mortgage loans prior to distribution to the certificateholders.

     "Distribution Date" means the 15th day of each month or, if the 15th day is not a business day then the next succeeding business day, beginning on March 15, 2000.

     "Document Defect" has the meaning set forth under "Description of the Mortgage Pool--Representations and Warranties; Repurchases" in this prospectus supplement.

     "DTC" means The Depository Trust Company.

     "Environmental Report" means the report based on the environmental site assessment that was performed with respect to each mortgaged property in connection with the origination of the related mortgage loan.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Euroclear" means The Euroclear System.

     "Event of Default" has the meaning set forth under "Servicing of the Mortgage Loans--Servicer Events of Default" in this prospectus supplement.

     "Excess Interest" means, with respect of any ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of interest accrued at the Revised Rate for that ARD Loan over interest accrued at the Initial Rate for that ARD Loan. Excess Interest on an ARD Loan is not due and payable until that ARD Loan is paid in full.

     "Excess Liquidation Proceeds" are the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses and any related Advances and interest thereon over (ii) the amount that would have been received if a prepayment in full had been made with respect to that mortgage loan on the date those proceeds were received.

     "Excluded Plan" means a Plan sponsored by any member of the Restricted
Group.

     "Expected Final Distribution Date" has the meaning set forth under "Description of the Certificates--Distributions--Expected Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.

     "Expense Losses" has the meaning set forth under "Description of the Certificates--Subordination; Allocation of Losses, Shortfalls and Expenses" in this prospectus supplement.

     "Fitch" means Fitch IBCA, Inc.

     "Initial Rate" means, with respect to any ARD Loan, the Mortgage Rate for that ARD Loan before the Anticipated Repayment Date for that ARD Loan.

     "Insurance Proceeds" means, with respect to any mortgage loan, all amounts paid by an insurer in connection with that mortgage loan, other than any amounts required to be paid to the related borrower; provided that, with respect to the trust fund's interest in the Pari Passu Loan, Insurance Proceeds mean a any portion of those amounts allocable to the Pari Passu Loan.

     "Interest Only Certificates" means the Class X Certificates.

     "Interest Reserve Account" means the account, which may be a subaccount of the Collection Account, established and maintained by the servicer in the name of the trustee for the benefit of the holders of the certificates for the deposit of Interest Reserve Amounts.

     "Interest Reserve Amount" has the meaning set forth under "Description of the Certificates--Distributions--Available Distribution Amount" in this prospectus supplement.

     "Interest Reserve Loans" means the mortgage loans identified on Annex D to this prospectus supplement as Interest Reserve Loans.

     "Liquidation Fee" has the meaning set forth under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of
Expenses--Special Servicer Compensation" in this prospectus supplement.

     "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan or related REO Property (exclusive of Excess Liquidation Proceeds), net of expenses and any related

Advances and interest thereon; provided that, with respect to the sale or liquidation of the Pari Passu Loan or any REO Property related to the Related Trust Fund Mortgage Loan and the Pari Passu Loan, Liquidation Proceeds means any portion of those amounts allocable to the Pari Passu Loan.

     "Lock Box Accounts" has the meaning set forth under "Description of the Mortgage Pool--Mortgaged Property Accounts--Lock Box Accounts" in this prospectus supplement.

     "Lock Box Loans" has the meaning set forth under "Description of the Mortgage Pool--Mortgaged Property Accounts--Lock Box Accounts" in this prospectus supplement.

     "Lockout Period" means, with respect to any mortgage loan, a specified period of time, generally two to five years after the date of origination of that mortgage loan, during which time voluntary prepayments are prohibited.

     "LTV Ratio" means, for any mortgage loan as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the principal balance of that mortgage loan as of that date (assuming no defaults or prepayments on that mortgage loan prior to that date), and the denominator of which is the appraised value of the related mortgaged property or mortgaged properties as determined by an appraisal thereof obtained in connection with the origination of that mortgage loan.

     "Material Breach" has the meaning set forth under "Description of the Mortgage Pool--Representations and Warranties; Repurchases" in this prospectus supplement.

     "Material Document Defect" has the meaning set forth under "Description of the Mortgage Pool--Representations and Warranties; Repurchases" in this prospectus supplement.

     "Maturity Assumptions" has the meaning set forth under "Yield and Maturity Considerations--Yield Sensitivity of the Class X Certificates" in this propsectus supplement.

     "Maturity LTV" means the LTV Ratio as of the maturity date of the mortgage loan based on the principal balance of the mortgage loan on its maturity date (assuming all scheduled payments have been made as of the date due).

     "Money Term" means, with respect to any mortgage loan, the maturity date, Mortgage Rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a prepayment premium or yield maintenance charge payable in connection with a Principal Prepayment (but shall not include late fees or default interest provisions).

     "Mortgage Rate" means, with respect to any mortgage loan, the stated annual rate of interest that accrues on the principal amount of the mortgage loan.

     "Net Aggregate Balloon Interest Shortfall" has the meaning set forth under "Description of the Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement.

     "Net Aggregate Prepayment Interest Shortfall" has the meaning set forth under "Description of the Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement.

     "Net Mortgage Rate" has the meaning set forth under "Description of the Certificates-- Distributions--Pass-Through Rates" in this prospectus supplement.

     "NWAC Rate" has the meaning set forth under "Description of the Certificates--Distributions-- Pass-Through Rates" in this prospectus supplement.

     "Pari Passu Loan" means mortgage loan number 25138 which is secured on a pari passu basis with the Related Trust Fund Mortgage Loan pursuant to the Pari Passu Mortgage.

     "Pari Passu Loan Servicing Fee Rate" means the "Servicing Fee Rate," as defined in the Related Pooling and Servicing Agreement, applicable to the Pari Passu Loan.

     "Pari Passu Mortgage" means the mortgage securing the Pari Passu Loan and the Related Trust Fund Mortgage Loan.

     "Partial Release Mortgaged Properties" has the meaning set forth under "Description of the Mortgage Pool--Defeasance" in this prospectus supplement.

     "Participants" means DTC's participating organizations.

     "Percentage Interest" evidenced by any REMIC Regular Certificate in the class to which it belongs means a fraction, expressed as a percentage, the numerator of which is equal to the initial certificate balance or notional amount, as the case may be, of that certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate certificate balance or notional amount, as the case may be, of that class.

     "P&I Advance" has the meaning set forth under "Description of the Certificates--Advances-- P&I Advances" in this prospectus supplement.

     "Plan" means any plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code.


     "PML" means probable maximum loss.

     "Prepayment Assumption" has the meaning set forth under "Material Federal Income Tax Consequences" in this prospectus supplement.

     "Prepayment Interest Excess" has the meaning set forth under "Description of the Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement.

     "Prepayment Interest Shortfall" has the meaning set forth under "Description of the Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement.

     "Prime Rate" means the Prime Rate as reported in The Wall Street Journal from time to time.

     "Principal Balance Certificates" means, collectively, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates.

     "Principal Distribution Amount" has the meaning set forth under "Description of the Certificates--Distributions--Principal Distribution Amount" in this prospectus supplement.

     "Principal Prepayments" means, with respect to the mortgage loans, all voluntary and involuntary prepayments of principal made thereon prior to their scheduled due dates.

     "Private Certificates" means, collectively, the Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates.

     "Privileged Person" means (i) any certificateholder, (ii) each of the parties to the pooling and servicing agreement, (iii) each of DCR and Fitch,
(iv) each of the underwriters, (v) any person identified to the paying agent as a Certificate Owner or prospective purchaser of a certificate that delivers to the paying agent an investor certification (which may be in electronic form) in the form prescribed by the pooling and servicing agreement, and (vi) any other party designated by the depositor.

     "Purchase Price" has the meaning set forth under "Description of the Mortgage Pool--Representations and Warranties; Repurchases" in this prospectus supplement.

     "Qualified Bidder" has the meaning set forth under "Servicing of the Mortgage Loans--Rights Upon Event of Default" in this prospectus supplement.

     "Qualified Mortgage" has the meaning set forth under "Description of the Mortgage Pool--Representations and Warranties; Repurchases" in this prospectus supplement.

     "Qualifying Substitute Mortgage Loan" has the meaning set forth under "Description of the Mortgage Pool--Representations and Warranties; Repurchases" in this prospectus supplement.

     "Rated Final Distribution Date" has the meaning set forth under "Description of the Certificates--Distributions--Expected Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.

     "Realized Losses" has the meaning set forth under "Description of the Certificates-- Subordination; Allocation of Losses, Shortfalls and Expenses" in this prospectus supplement.

     "Record Date" means, with respect to each class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which that Distribution Date occurs.

     "Rehabilitated Mortgage Loan" has the meaning set forth under "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     "Related Pooling and Servicing Agreement" means the pooling and servicing agreement dated as of February 1, 1999 by and among the depositor, the Related Trust Fund Fiscal Agent, the Related Trust Fund Servicer, the Related Trust Fund Special Servicer and the Related Trust Fund Trustee, pursuant to which the depositor issued its Commercial Mortgage Pass-Through Certificates, Series 1999-C1.

     "Related Trust Fund" means the trust fund created in connection with the issuance of the depositor's Commercial Mortgage Pass-Through Certificates, Series 1999-C1.

     "Related Trust Fund Fiscal Agent" means the fiscal agent under the Related Pooling and Servicing Agreement. As of the Cut-Off Date, the Related Trust Fund Fiscal Agent is ABN AMRO Bank N.V.

     "Related Trust Fund Mortgage Loan" means the mortgage loan secured by the Pari Passu Mortgage on a pari passu basis with the Pari Passu Loan. The Related Trust Fund Mortgage Loan is not an asset of the trust fund. The Related Trust Fund Mortgage Loan is owned by the Related Trust Fund.

     "Related Trust Fund Servicer" means the servicer under the Related Trust Fund Pooling and Servicing Agreement. As of the Cut-Off Date, the Related Trust Fund Servicer is GE Capital Loan Services, Inc.

     "Related Trust Fund Special Servicer" means the special servicer under the Related Pooling and Servicing Agreement. As of the Cut-Off Date, the Related Trust Fund Special Servicer is GE Capital Realty Group, Inc.

     "Related Trust Fund Trustee" means the trustee under the Related Pooling and Servicing Agreement. As of the Cut-Off Date, the Related Trust Fund Trustee is LaSalle Bank National Association.

     "REMIC" means a real estate mortgage investment conduit within the meaning of Sections 860A through 860G of the Internal Revenue Code.

     "REMIC Regular Certificates" means, collectively, the Senior Certificates and the Subordinate Certificates.

     "REO Income" means income received in connection with the operation of an REO Property, or in the case of REO Income received in connection with the Pari Passu Loan, the portion thereof allocable to the Pari Passu Loan, in each case net of the expenses specified in the pooling and servicing agreement or the Related Pooling and Servicing Agreement, as applicable.

     "REO Property" means any mortgaged property (or an interest therein, in the case of the mortgaged property secured by the Pari Passu Mortgage) acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise.

     "REO Tax" means either a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Internal Revenue Code or a tax on "prohibited transactions" under Section 860F of the Internal Revenue Code.

     "Reserve Account" means the account set up in the name of the trustee by the paying agent for the deposit of any Excess Liquidation Proceeds.

     "Residual Certificates" means, collectively, the Class R-I, Class R-II and Class R-III Certificates.

     "Restricted Group" has the meaning set forth under "ERISA Considerations" in this prospectus supplement.

     "Revised Rate" means, with respect to any ARD Loan, the Mortgage Rate for that ARD Loan on and after the Anticipated Repayment Date for that ARD Loan.

     "Scheduled Principal Balance" means, with respect to any mortgage loan on any Distribution Date, a principal amount equal to the Cut-Off Date Balance thereof, reduced (to not less than zero) by (a) any payments or other collections of principal (or Advances in lieu thereof) on that mortgage loan that have been collected or received during any preceding Collection Period, other than any scheduled payments due in any subsequent Collection Period, and
(b) the principal portion of any Realized Loss incurred in respect of that mortgage loan during any preceding Collection Period.

     "Senior Certificates" means, collectively, the Class A and Class X Certificates.

     "Servicing Advances" has the meaning set forth under "Description of the Certificates-- Advances--Servicing Advances" in this prospectus supplement.

     "Servicing Fee" has the meaning set forth under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     "Servicing Fee Rate" has the meaning set forth under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     "Servicing Standard" has the meaning set forth under "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     "Servicing Transfer Event" has the meaning set forth under "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     "Specially Serviced Mortgage Loan" means any mortgage loan (other than the Pari Passu Loan) as to which a Servicing Transfer Event has occurred.

     "Special Servicer Compensation" has the meaning set forth under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses--Special Servicer Compensation" in this prospectus supplement.

     "Special Servicing Fee" has the meaning set forth under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of
Expenses--Special Servicer Compensation" in this prospectus supplement.

     "Subordinate Certificates" means, collectively, the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates.

     "Successful Bidder" has the meaning set forth under "Servicing of the Mortgage Loans--Rights Upon Event of Default" in this prospectus supplement.

     "Title Policy" means, with respect to any mortgaged property, an American Land Title Association (or an equivalent form of) lender's title insurance policy or mark-up title insurance commitment (on which the required premium has been paid) which evidences that title insurance policy.

     "Trustee Fee" means a monthly fee as set forth in the pooling and servicing agreement, which fee will include the paying agent's fee.

     "Trustee Fee Rate" means the portion of a rate per annum set forth in the pooling and servicing agreement applied to the Scheduled Principal Balance of the mortgage loans each month to calculate the Trustee Fee for that month.

     "Underwritten Cash Flow" has the meaning set forth under "Description of the Mortgage Pool--Underwritten Cash Flow" in this prospectus supplement.


     "Unpaid Interest" has the meaning set forth under "Description of the Certificates-- Distributions--Distributable Certificate Interest Amount" in this prospectus supplement.


     "Weighted Average Net Mortgage Rate" has the meaning set forth under "Description of the Certificates--Distributions--Pass-Through Rates" in this prospectus supplement.


     "Workout Fee" has the meaning set forth under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses--Special Servicer Compensation" in this prospectus supplement.


     "Yield Maintenance Period" means, with respect to any mortgage loan, a specified period of time after the date of origination of that mortgage loan, or in the case of a mortgage loan also subject to a Lockout Period, after the expiration of that Lockout Period, during which time voluntary prepayments must be accompanied by a yield maintenance charge intended to compensate the lender for foregone interest.


     "Yield Rate" has the meaning set forth under "Description of the Mortgage Pool--Yield Maintenance, Prepayment and Lockout Provisions" in this prospectus supplement.

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
                                    ANNEX A

                                             MORTGAGE LOAN
   LOAN NUMBER           COUNT                  SELLER                LOAN NAME
---------------------------------------------------------------------------------------------------------------------------
310900043                  1                     WFBNA                650 Townsend Center
310900024                  2                     WFBNA                First Union Capitol Center
310851624                  3                     WFBNA                Private Mini Storage
       310851624A
       310851624B
       310851624C
       310851624D
       310851624E
       310851624F
       310851624G
       310851624H
       310851624I
       310851624J
       310851624K
       310851624L
       310851624M

---------------------------------------------------------------------------------------------------------------------------
9905426                    4                     MSMC                 HOLIDAY INN-MISSION BAY
26287                      5                     BSFI                 Entertainment Properties Trust
           26287A
           26287B
           26287C

---------------------------------------------------------------------------------------------------------------------------
27657                      6                     BSFI                 THE MERCER HOTEL
310900004                  7                     WFBNA                International Airport Center
310900032                  8                     WFBNA                Orchard Business Centre
9905921                    9                     MSMC                 Circuit City Corporate Headquarters
310900041                  10                    WFBNA                Vacaville Commons Shopping Center
---------------------------------------------------------------------------------------------------------------------------
310900020                  11                    WFBNA                Security Self Storage
       310900020A
       310900020B
       310900020C
       310900020D
       310900020E
       310900020F
       310900020G
       310900020H

---------------------------------------------------------------------------------------------------------------------------
26660                      12                    BSFI                 IRET APARTMENT PORTFOLIO
           26660A
           26660B
           26660C

---------------------------------------------------------------------------------------------------------------------------
26511                      13                    BSFI                 SEATTLE DESIGN CENTER
25503                      14                    BSFI                 97 Commerce Way
27112                      15                    BSFI                 Cameron Green Apartments
27874                      16                    BSFI                 Bank West Office Building
310900011                  17                    WFBNA                34801 Campus Drive
---------------------------------------------------------------------------------------------------------------------------
27931                      18                    BSFI                 American Colony Apartments
9905475                    19                    MSMC                 Community Shopping Center
9904248                    20                    MSMC                 Best Buy & Kitchen etc @ The Mall of New Hampshire
310851607                  21                    WFBNA                Tracy Corners Shopping Center
27942                      22                    BSFI                 Cinnamon Creek Apartments
---------------------------------------------------------------------------------------------------------------------------
26334                      23                    BSFI                 Wild Oats Marketplace
28027                      24                    BSFI                 Tustin French Quarter
26863                      25                    BSFI                 Hampton Apartments
27355                      26                    BSFI                 One Exchange Place
26597                      27                    BSFI                 Fountainview Estates
---------------------------------------------------------------------------------------------------------------------------
26569                      28                    BSFI                 Stephen Wise Congress House
27018                      29                    BSFI                 Seattle Gift Center
26779                      30                    BSFI                 Thomasbrook Apartments
310851270                  31                    WFBNA                IDC Petaluma
18079                      32                    BSFI                 36 West 47th Street
---------------------------------------------------------------------------------------------------------------------------
27638                      33                    BSFI                 Randalls Court Southview
9905484                    34                    MSMC                 Richland Meadows Mobile Home Park
27130                      35                    BSFI                 Lake Highlands Plaza
27708                      36                    BSFI                 Home Depot - Ground Lease
310851529                  37                    WFBNA                King City Apartments
---------------------------------------------------------------------------------------------------------------------------
9904270                    38                    MSMC                 Castle Park Shopping Center
5250                       39                    BSFI                 ISIS Theatre
26724                      40                    BSFI                 Comfort Inn
26136                      41                    BSFI                 Gun Hill Apartments
26282                      42                    BSFI                 The National East Sixth Street Building
---------------------------------------------------------------------------------------------------------------------------
310851505                  43                    WFBNA                Casa Grande Apartments
27287                      44                    BSFI                 Stop & Stor - Woodhaven
27945                      45                    BSFI                 Audubon Gardens
27489                      46                    BSFI                 Marriott Residence Inn
25138                      47                    BSFI                 Founders Plaza & Tower 14
           25138A
           25138B

---------------------------------------------------------------------------------------------------------------------------
17584                      48                    BSFI                 NAHATAN PLACE
26722                      49                    BSFI                 Econo Lodge
26120                      50                    BSFI                 Roffe Building
26985                      51                    BSFI                 Holiday Inn Express-Ft. Lauderdale
27611                      52                    BSFI                 Woodbury Town Plaza
---------------------------------------------------------------------------------------------------------------------------
310851522                  53                    WFBNA                Loera Industrial Portfolio
       310851522A
       310851522B
       310851522C

---------------------------------------------------------------------------------------------------------------------------
310851643                  54                    WFBNA                PACIFIC RIM COMMERCE
9904545                    55                    MSMC                 Plaza Del Mar
310851609                  56                    WFBNA                La Mirada Shopping Center
26989                      57                    BSFI                 Sierra Village Shopping Center
9905478                    58                    MSMC                 Kmart Shopping Plaza
---------------------------------------------------------------------------------------------------------------------------
310851557                  59                    WFBNA                Lakeway Marina
310851562                  60                    WFBNA                One Hallidie Plaza
310851622                  61                    WFBNA                19780 Pacific Gateway Drive
27292                      62                    BSFI                 35 West 35th Street
9904417                    63                    MSMC                 Furr's Supermarket
---------------------------------------------------------------------------------------------------------------------------
9905472                    64                    MSMC                 Meridian Plaza
310900033                  65                    WFBNA                Laguna Greens Shopping Center
25413                      66                    BSFI                 GR Corporate Center
25465                      67                    BSFI                 El Norte Heights Apartments
27937                      68                    BSFI                 Bank Street Court Apartments
---------------------------------------------------------------------------------------------------------------------------
27005                      69                    BSFI                 Ivy Hall Apartments
310851641                  70                    WFBNA                Talcott Plaza
27397                      71                    BSFI                 Lancaster Court Apartments
26766                      72                    BSFI                 Northwest Executive Center
26271                      73                    BSFI                 Balboa Park Plaza
---------------------------------------------------------------------------------------------------------------------------
26600                      74                    BSFI                 Coral Springs Surgical Center
26709                      75                    BSFI                 South Lander Business Park
310851432                  76                    WFBNA                Olivenhain Self Storage
310851547                  77                    WFBNA                Natrol Industrial Building
310851612                  78                    WFBNA                North County Self Storage
---------------------------------------------------------------------------------------------------------------------------
310851598                  79                    WFBNA                Windsor Park Apartments
25895                      80                    BSFI                 Mary Avenue Plaza
26367                      81                    BSFI                 Holiday Inn Express
26734                      82                    BSFI                 La Canada Mobile Home Park
27319                      83                    BSFI                 Security Station
---------------------------------------------------------------------------------------------------------------------------
310851571                  84                    WFBNA                1931 Old Middlefield Way
310900012                  85                    WFBNA                Borders Books
310851414                  86                    WFBNA                Springview Village Apartments
310851482                  87                    WFBNA                Hollander Industrial Park
26553                      88                    BSFI                 Keystone Apartments
---------------------------------------------------------------------------------------------------------------------------
310851633                  89                    WFBNA                Rancho Chula Vista
26494                      90                    BSFI                 Center Square
27654                      91                    BSFI                 Country Fair Shopping Center
9905404                    92                    MSMC                 1313 Third Avenue
310851495                  93                    WFBNA                La Habra Woods Apartments
---------------------------------------------------------------------------------------------------------------------------
310851627                  94                    WFBNA                Manor Oaks Mobile Estate
310851644                  95                    WFBNA                104 Lee Road
27379                      96                    BSFI                 Madison Centre
310851549                  97                    WFBNA                Woodbridge Apartments
310851448                  98                    WFBNA                Bridgeport Woods
---------------------------------------------------------------------------------------------------------------------------
25466                      99                    BSFI                 San Marcos Racquet Club
25473                     100                    BSFI                 Office Depot Shopping Center
310900021                 101                    WFBNA                Meadowbrook Apartments
9905501                   102                    MSMC                 Safeland Self Storage
26528                     103                    BSFI                 Rite Aid
---------------------------------------------------------------------------------------------------------------------------
25454                     104                    BSFI                 Huntington Shopping Center
310851521                 105                    WFBNA                Martin Avenue Office Warehouse
310851632                 106                    WFBNA                Bays-Dulles Building
310851489                 107                    WFBNA                A-Storage Place Chula Vista
9905467                   108                    MSMC                 U-Stor Delta
---------------------------------------------------------------------------------------------------------------------------
9905468                   109                    MSMC                 U-Stor Beta
9905451                   110                    MSMC                 Edgewater & Plaza Arms
         9905451A
         9905451B

---------------------------------------------------------------------------------------------------------------------------
27165                     111                    BSFI                 THE ARRANGEMENT APARTMENTS
310851588                 112                    WFBNA                Redwood Business Park
310851634                 113                    WFBNA                Al's Formal Wear Distribution Center
9904923                   114                    MSMC                 Village At Weber Ranch
27064                     115                    BSFI                 The Marlborough
---------------------------------------------------------------------------------------------------------------------------
310851541                 116                    WFBNA                1483 Broadway
310851614                 117                    WFBNA                Electric Lightwave Building
26725                     118                    BSFI                 Days Inn
25773                     119                    BSFI                 Rocky Hill Plaza
310851616                 120                    WFBNA                Plantation Atlantana
---------------------------------------------------------------------------------------------------------------------------
27936                     121                    BSFI                 Southpointe 79
26023                     122                    BSFI                 Best Western
310851631                 123                    WFBNA                Pacific Spectrum One Limited
25339                     124                    BSFI                 Colonial Village Shopping Center
27780                     125                    BSFI                 Lakeview Square Shopping Center
---------------------------------------------------------------------------------------------------------------------------
9905453                   126                    MSMC                 Riverpark Apartments
310851533                 127                    WFBNA                Staples-Minot
310851640                 128                    WFBNA                Desert Village Corporate Center
27108                     129                    BSFI                 Ye Olde Colony Apartments
310851496                 130                    WFBNA                Westside Business Park
---------------------------------------------------------------------------------------------------------------------------
310851576                 131                    WFBNA                Ruffin Road Building
310900031                 132                    WFBNA                Hammer Lane
310900036                 133                    WFBNA                Corsa Self Storage
310851621                 134                    WFBNA                Canoga Park Self Storage
9904324                   135                    MSMC                 Green Trails Shopping Plaza
---------------------------------------------------------------------------------------------------------------------------
25309                     136                    BSFI                 Southpointe Shopping Center
26909                     137                    BSFI                 Los Coyotes Shopping Center
310851546                 138                    WFBNA                Imming Office Building
310851572                 139                    WFBNA                Tab Transportation
9905053                   140                    MSMC                 Third Ave & Second Ave & 70th St
         9905053A
         9905053B
         9905053C

---------------------------------------------------------------------------------------------------------------------------
310851596                 141                    WFBNA                WILCO BUILDING
310851604                 142                    WFBNA                Pottery Barn/William Sonoma
310851517                 143                    WFBNA                Nestle Industrial Park
310851527                 144                    WFBNA                Sail Otay Business Park
26981                     145                    BSFI                 Grove Square
---------------------------------------------------------------------------------------------------------------------------
26832                     146                    BSFI                 River Reach Plaza
9904785                   147                    MSMC                 530 North 3rd Street Office Building
310851587                 148                    WFBNA                The Meadows Apartments
310851611                 149                    WFBNA                Alpine Business Center
310851613                 150                    WFBNA                Poway Road Mini Storage
---------------------------------------------------------------------------------------------------------------------------
310851490                 151                    WFBNA                West Collins and South Standard
       310851490A
       310851490B

25540                     152                    BSFI                 HAMPTON MANOR APARTMENTS
---------------------------------------------------------------------------------------------------------------------------
310900030                 153                    WFBNA                243 West 30th Street
310851608                 154                    WFBNA                Crocker's Lockers
310851497                 155                    WFBNA                Chaparral Heights Mobile Home Park
310851558                 156                    WFBNA                La Casa de Flores
310851575                 157                    WFBNA                Napa/Riley/Gaines Properties
---------------------------------------------------------------------------------------------------------------------------
310900006                 158                    WFBNA                Brandywyne Apartrments
310900018                 159                    WFBNA                Arizona Republic Distribution Center
310900022                 160                    WFBNA                Placerville Mini-Storage
310900037                 161                    WFBNA                Desert Colony Town Home Apartments
310851601                 162                    WFBNA                807 Eden Street
---------------------------------------------------------------------------------------------------------------------------
310851568                 163                    WFBNA                Trade Center Business Park
310900029                 164                    WFBNA                Kasota Avenue
310900035                 165                    WFBNA                Gin'l Fabrics Industrial
26567                     166                    BSFI                 CVS-Groton
9904982                   167                    MSMC                 Park Lane I Apartments
---------------------------------------------------------------------------------------------------------------------------
25840                     168                    BSFI                 Lincoln Center Mobile Home
310851646                 169                    WFBNA                AMD Building
310851625                 170                    WFBNA                848 Gish Rd
310851257                 171                    WFBNA                Johnson Warehouse-Englewood
310851321                 172                    WFBNA                Off Broadway Industrial Park
---------------------------------------------------------------------------------------------------------------------------
9905494                   173                    MSMC                 Hampton Place Townhomes
310851600                 174                    WFBNA                17711-17721 Railroad Street
310851544                 175                    WFBNA                Livermore Industrial
26302                     176                    BSFI                 Sears Auto - Ground Lease
310851583                 177                    WFBNA                1227 & 1227 A Knox Street
---------------------------------------------------------------------------------------------------------------------------
310851599                 178                    WFBNA                554 Easy Street
310851626                 179                    WFBNA                Idle Wheels Mobile Home Park
9905485                   180                    MSMC                 Video Junction Retail Center
310900002                 181                    WFBNA                Spring Creek Plaza
===========================================================================================================================


                                                                                                                           % OF
                                                                                         ORIGINAL          CUT-OFF     INITIAL POOL
   LOAN NUMBER       COUNT         PROPERTY NAME                                         BALANCE           BALANCE        BALANCE
------------------------------------------------------------------------------------------------------------------------------------
310900043              1       650 Townsend Center                                       58,500,000       58,500,000       6.59%
310900024              2       First Union Capitol Center                                47,000,000       47,000,000       5.29%
310851624              3                                                                 44,850,000       44,648,233       5.03%
       310851624A              Private Mini Storage La Marque                             3,616,201        3,599,933
       310851624B              Private Mini Storage-Katy                                  5,437,779        5,413,316
       310851624C              Private Mini Storage League City                           3,858,360        3,841,002
       310851624D              Private Mini Storage Eastlake                              3,509,051        3,493,265
       310851624E              Private Mini Storage Florida Avenue                        3,413,375        3,398,019
       310851624F              Private Mini Storage Cutten                                2,691,575        2,679,466
       310851624G              Private Mini Storage Fountainview                          4,701,329        4,680,179
       310851624H              Private Mini Storage Clearlake                             3,125,303        3,111,243
       310851624I              Private Mini Storage Voss                                  4,054,758        4,036,517
       310851624J              Private Mini Storage Palm Harbor                           2,889,681        2,876,681
       310851624K              Private Mini Storage Jacksonville                          2,024,673        2,015,565
       310851624L              Private Mini Storage Westbelt                              3,901,342        3,883,791
       310851624M              Private Mini Storage Westbelt RV                           1,626,573        1,619,256

------------------------------------------------------------------------------------------------------------------------------------
9905426                4       HOLIDAY INN-MISSION BAY                                   22,100,000       21,633,104       2.44%
26287                  5                                                                 20,175,000       20,175,000       2.27%
           26287A              Raleigh Grand 16                                           4,175,000        4,175,000
           26287B              Boise Stadium 21                                           8,000,000        8,000,000
           26287C              Muvico Pompano 18                                          8,000,000        8,000,000

------------------------------------------------------------------------------------------------------------------------------------
27657                  6       THE MERCER HOTEL                                          20,000,000       20,000,000       2.25%
310900004              7       International Airport Center                              19,300,000       19,269,309       2.17%
310900032              8       Orchard Business Centre                                   19,200,000       19,182,572       2.16%
9905921                9       Circuit City Corporate Headquarters                       17,000,000       17,000,000       1.91%
310900041              10      Vacaville Commons Shopping Center                         16,000,000       16,000,000       1.80%
------------------------------------------------------------------------------------------------------------------------------------
310900020              11                                                                15,750,000       15,722,584       1.77%
       310900020A              Security Self Storage - Arlington                          1,330,000        1,327,685
       310900020B              Security Self Storage - Austin                             2,180,000        2,176,205
       310900020C              Security Self Storage - Dallas                             2,460,000        2,455,718
       310900020D              Security Self Storage - Denver                             2,170,000        2,166,223
       310900020E              Security Self Storage - Houston                            2,030,000        2,026,466
       310900020F              Security Self Storage - Shawnee                            1,250,000        1,247,824
       310900020G              Security Self Storage - Skillman                           2,210,000        2,206,153
       310900020H              Security Self Storage - Westminster                        2,120,000        2,116,310

------------------------------------------------------------------------------------------------------------------------------------
26660                  12                                                                14,000,000       13,911,618       1.57%
           26660A              Forest Park Apartments                                     7,595,000        7,547,053
           26660B              Rim Rock West Apartments                                   2,625,000        2,608,428
           26660C              Rocky Meadows                                              3,780,000        3,756,137

------------------------------------------------------------------------------------------------------------------------------------
26511                  13      SEATTLE DESIGN CENTER                                     13,775,000       13,748,376       1.55%
25503                  14      97 Commerce Way                                           10,800,000       10,683,388       1.20%
27112                  15      Cameron Green Apartments                                  10,500,000       10,474,608       1.18%
27874                  16      Bank West Office Building                                 10,250,000       10,250,000       1.15%
310900011              17      34801 Campus Drive                                        10,150,000       10,034,207       1.13%
------------------------------------------------------------------------------------------------------------------------------------
27931                  18      American Colony Apartments                                 8,800,000        8,795,170       0.99%
9905475                19      Community Shopping Center                                  8,625,000        8,479,101       0.95%
9904248                20      Best Buy & Kitchen etc @ The Mall of New Hampshire         8,500,000        8,480,137       0.95%
310851607              21      Tracy Corners Shopping Center                              7,770,000        7,727,680       0.87%
27942                  22      Cinnamon Creek Apartments                                  7,500,000        7,496,510       0.84%
------------------------------------------------------------------------------------------------------------------------------------
26334                  23      Wild Oats Marketplace                                      7,150,000        7,146,850       0.80%
28027                  24      Tustin French Quarter                                      6,900,000        6,900,000       0.78%
26863                  25      Hampton Apartments                                         6,800,000        6,783,344       0.76%
27355                  26      One Exchange Place                                         6,800,000        6,789,981       0.76%
26597                  27      Fountainview Estates                                       6,500,000        6,466,944       0.73%
------------------------------------------------------------------------------------------------------------------------------------
26569                  28      Stephen Wise Congress House                                6,250,000        6,240,451       0.70%
27018                  29      Seattle Gift Center                                        6,225,000        6,212,968       0.70%
26779                  30      Thomasbrook Apartments                                     6,200,000        6,173,896       0.70%
310851270              31      IDC Petaluma                                               6,135,000        6,102,295       0.69%
18079                  32      36 West 47th Street                                        6,000,000        5,881,529       0.66%
------------------------------------------------------------------------------------------------------------------------------------
27638                  33      Randalls Court Southview                                   6,000,000        6,000,000       0.68%
9905484                34      Richland Meadows Mobile Home Park                          6,000,000        5,965,945       0.67%
27130                  35      Lake Highlands Plaza                                       5,840,000        5,837,573       0.66%
27708                  36      Home Depot - Ground Lease                                  5,700,000        5,694,496       0.64%
310851529              37      King City Apartments                                       5,700,000        5,549,783       0.62%
------------------------------------------------------------------------------------------------------------------------------------
9904270                38      Castle Park Shopping Center                                5,500,000        5,428,839       0.61%
5250                   39      ISIS Theatre                                               5,465,000        5,465,000       0.62%
26724                  40      Comfort Inn                                                5,445,000        5,418,805       0.61%
26136                  41      Gun Hill Apartments                                        5,400,000        5,388,929       0.61%
26282                  42      The National City East Sixth Street Building               5,300,000        5,289,077       0.60%
------------------------------------------------------------------------------------------------------------------------------------
310851505              43      Casa Grande Apartments                                     5,220,000        5,156,334       0.58%
27287                  44      Stop & Stor - Woodhaven                                    5,000,000        4,986,617       0.56%
27945                  45      Audubon Gardens                                            5,000,000        4,997,965       0.56%
27489                  46      Marriott Residence Inn                                     4,863,000        4,840,045       0.54%
25138                  47                                                                 5,100,000        4,694,564       0.53%
           25138A              Tower 14                                                   3,350,000        2,964,988
           25138B              Founders Plaza                                             1,750,000        1,729,576

------------------------------------------------------------------------------------------------------------------------------------
17584                  48      NAHATAN PLACE                                              4,650,000        4,643,428       0.52%
26722                  49      Econo Lodge                                                4,575,000        4,552,990       0.51%
26120                  50      The Roffe Building                                         4,550,000        4,546,269       0.51%
26985                  51      Holiday Inn Express-Ft. Lauderdale                         4,525,000        4,512,449       0.51%
27611                  52      Woodbury Town Plaza                                        4,500,000        4,500,000       0.51%
------------------------------------------------------------------------------------------------------------------------------------
310851522              53                                                                 4,400,000        4,355,376       0.49%
       310851522A              Loera Industrial Portfolio-East 14th                       2,500,000        2,474,646
       310851522B              Loera Industrial Portfolio-Austin Road                     1,000,000          989,858
       310851522C              Loera Industrial Portfolio-Los Indios                        900,000          890,872

------------------------------------------------------------------------------------------------------------------------------------
310851643              54      PACIFIC RIM COMMERCE                                       4,300,000        4,283,055       0.48%
9904545                55      Plaza Del Mar                                              4,268,000        4,259,724       0.48%
310851609              56      La Mirada Shopping Center                                  4,200,000        4,139,807       0.47%
26989                  57      Sierra Village Shopping Center                             4,100,000        4,092,326       0.46%
9905478                58      Kmart Plaza                                                4,100,000        4,066,578       0.46%
------------------------------------------------------------------------------------------------------------------------------------
310851557              59      Lakeway Marina                                             4,100,000        4,073,620       0.46%
310851562              60      One Hallidie Plaza                                         4,100,000        4,087,177       0.46%
310851622              61      19780 Pacific Gateway Drive                                4,100,000        4,080,944       0.46%
27292                  62      35 West 35th Street                                        4,000,000        3,985,786       0.45%
9904417                63      Furr's Supermarket                                         4,000,000        3,985,712       0.45%
------------------------------------------------------------------------------------------------------------------------------------
9905472                64      Meridian Plaza                                             4,000,000        3,967,393       0.45%
310900033              65      Laguna Greens Shopping Center                              3,800,000        3,796,991       0.43%
25413                  66      GR Corporate Center                                        3,800,000        3,788,130       0.43%
25465                  67      El Norte Heights Apartments                                3,750,000        3,736,165       0.42%
27937                  68      Bank Street Court Apartments                               3,750,000        3,748,480       0.42%
------------------------------------------------------------------------------------------------------------------------------------
27005                  69      Ivy Hall Apartments                                        3,700,000        3,693,549       0.42%
310851641              70      Talcott Plaza                                              3,700,000        3,691,169       0.42%
27397                  71      Lancaster Court Apartments                                 3,585,000        3,583,391       0.40%
26766                  72      Northwest Executive Center                                 3,530,000        3,520,745       0.40%
26271                  73      Balboa Park Plaza                                          3,500,000        3,490,876       0.39%
------------------------------------------------------------------------------------------------------------------------------------
26600                  74      Coral Springs Surgical Center                              3,500,000        3,493,967       0.39%
26709                  75      South Lander Business Park                                 3,500,000        3,494,780       0.39%
310851432              76      Olivenhain Self Storage                                    3,500,000        3,439,727       0.39%
310851547              77      Natrol Industrial Building                                 3,500,000        3,415,382       0.38%
310851612              78      North County Self Storage                                  3,500,000        3,481,683       0.39%
------------------------------------------------------------------------------------------------------------------------------------
310851598              79      Windsor Park Apartments                                    3,480,000        3,468,261       0.39%
25895                  80      Mary Avenue Plaza                                          3,425,000        3,418,847       0.38%
26367                  81      Holiday Inn Express                                        3,335,000        3,333,119       0.38%
26734                  82      La Canada Mobile Home Park                                 3,250,000        3,243,271       0.37%
27319                  83      Security Station                                           3,250,000        3,245,190       0.37%
------------------------------------------------------------------------------------------------------------------------------------
310851571              84      1931 Old Middlefield Way                                   3,250,000        3,231,017       0.36%
310900012              85      Borders Books                                              3,250,000        3,240,416       0.36%
310851414              86      Springview Village Apartments                              3,200,000        3,155,764       0.36%
310851482              87      Hollander Industrial Park                                  3,200,000        3,158,709       0.36%
26553                  88      Keystone Apartments                                        3,100,000        3,089,034       0.35%
------------------------------------------------------------------------------------------------------------------------------------
310851633              89      Rancho Chula Vista                                         3,100,000        3,087,923       0.35%
26494                  90      Center Square                                              3,000,000        2,998,197       0.34%
27654                  91      Country Fair Shopping Center                               3,000,000        2,998,712       0.34%
9905404                92      1313 Third Avenue                                          3,000,000        2,997,209       0.34%
310851495              93      La Habra Woods Apartments                                  3,000,000        2,958,882       0.33%
------------------------------------------------------------------------------------------------------------------------------------
310851627              94      Manor Oaks Mobile Estate                                   3,000,000        2,990,812       0.34%
310851644              95      104 Lee Road                                               3,000,000        2,994,820       0.34%
27379                  96      Madison Centre                                             2,950,000        2,947,766       0.33%
310851549              97      Woodbridge Apartments                                      2,870,000        2,787,621       0.31%
310851448              98      Bridgeport Woods                                           2,820,000        2,775,293       0.31%
------------------------------------------------------------------------------------------------------------------------------------
25466                  99      San Marcos Racquet Club                                    2,800,000        2,789,670       0.31%
25473                 100      Office Depot Shopping Center                               2,800,000        2,799,165       0.32%
310900021             101      Meadowbrook Apartments                                     2,680,000        2,679,005       0.30%
9905501               102      Safeland Self Storage                                      2,577,607        2,554,234       0.29%
26528                 103      Rite Aid                                                   2,535,000        2,530,813       0.28%
------------------------------------------------------------------------------------------------------------------------------------
25454                 104      Huntington  Shopping Center                                2,500,000        2,498,456       0.28%
310851521             105      Martin Avenue Office Warehouse                             2,500,000        2,432,087       0.27%
310851632             106      Bays-Dulles Building                                       2,500,000        2,488,614       0.28%
310851489             107      A-Storage Place Chula Vista                                2,450,000        2,431,965       0.27%
9905467               108      U-Stor Delta                                               2,425,000        2,413,706       0.27%
------------------------------------------------------------------------------------------------------------------------------------
9905468               109      U-Stor Beta                                                2,425,000        2,410,721       0.27%
9905451               110                                                                 2,350,000        2,338,465       0.26%
         9905451A              Edgewater Apartments                                       1,490,000        1,482,686
         9905451B              Plaza Arms Apartments                                        860,000          855,779

------------------------------------------------------------------------------------------------------------------------------------
27165                 111      THE ARRANGEMENT APARTMENTS                                 2,300,000        2,294,116       0.26%
310851588             112      Redwood Business Park                                      2,300,000        2,283,270       0.26%
310851634             113      Al's Formal Wear Distribution Center                       2,245,000        2,212,996       0.25%
9904923               114      Village At Weber Ranch                                     2,240,000        2,219,515       0.25%
27064                 115      The Marlborough                                            2,225,000        2,216,031       0.25%
------------------------------------------------------------------------------------------------------------------------------------
310851541             116      1483 Broadway                                              2,200,000        2,179,258       0.25%
310851614             117      Electric Lightwave Building                                2,200,000        2,162,566       0.24%
26725                 118      Days Inn                                                   2,198,000        2,187,426       0.25%
25773                 119      Rocky Hill Plaza                                           2,150,000        2,144,853       0.24%
310851616             120      Plantation Atlantana                                       2,150,000        2,131,199       0.24%
------------------------------------------------------------------------------------------------------------------------------------
27936                 121      Southpointe 79                                             2,100,000        2,100,000       0.24%
26023                 122      Best Western                                               2,075,000        2,065,579       0.23%
310851631             123      Pacific Spectrum One Limited                               2,065,000        2,035,722       0.23%
25339                 124      Colonial Village Shopping Center                           2,050,000        2,050,000       0.23%
27780                 125      Lakeview Square Shopping Center                            2,050,000        2,050,000       0.23%
------------------------------------------------------------------------------------------------------------------------------------
9905453               126      Riverpark Apartments                                       2,050,000        2,032,691       0.23%
310851533             127      Staples-Minot                                              2,040,000        2,025,829       0.23%
310851640             128      Desert Village Corporate Center                            2,020,000        1,990,883       0.22%
27108                 129      Ye Olde Colony Apartments                                  2,000,000        1,991,622       0.22%
310851496             130      Westside Business Park                                     2,000,000        1,975,843       0.22%
------------------------------------------------------------------------------------------------------------------------------------
310851576             131      Ruffin Road Building                                       2,000,000        1,990,483       0.22%
310900031             132      Hammer Lane                                                2,000,000        1,999,086       0.23%
310900036             133      Corsa Self Storage                                         2,000,000        1,996,636       0.22%
310851621             134      A-American Self-Storage                                    1,990,000        1,979,892       0.22%
9904324               135      Green Trails Shopping Plaza                                1,975,000        1,969,395       0.22%
------------------------------------------------------------------------------------------------------------------------------------
25309                 136      Southpointe Shopping Center                                1,930,000        1,926,110       0.22%
26909                 137      Los Coyotes Shopping Center                                1,900,000        1,896,693       0.21%
310851546             138      Imming Office Building                                     1,900,000        1,882,156       0.21%
310851572             139      Tab Transportation                                         1,900,000        1,885,407       0.21%
9905053               140                                                                 1,850,000        1,844,259       0.21%
         9905053A              1275 Third Avenue                                            620,000          618,076
         9905053B              1559 Second Avenue                                           615,000          613,091
         9905053C              314 East 70th Street                                         615,000          613,091

------------------------------------------------------------------------------------------------------------------------------------
310851596             141      WILCO BUILDING                                             1,850,000        1,830,661       0.21%
310851604             142      Pottery Barn/William Sonoma                                1,850,000        1,816,929       0.20%
310851517             143      San Fernando/Tyburn Industrial                             1,800,000        1,791,791       0.20%
310851527             144      Sail Otay Business Park                                    1,800,000        1,790,405       0.20%
26981                 145      Grove Square                                               1,785,000        1,784,467       0.20%
------------------------------------------------------------------------------------------------------------------------------------
26832                 146      River Reach Plaza                                          1,775,000        1,770,286       0.20%
9904785               147      530 North 3rd Street Office Building                       1,750,000        1,745,684       0.20%
310851587             148      The Meadows Apartments                                     1,750,000        1,714,661       0.19%
310851611             149      Alpine Business Center                                     1,735,000        1,726,644       0.19%
310851613             150      Poway Road Mini Storage                                    1,700,000        1,691,037       0.19%
------------------------------------------------------------------------------------------------------------------------------------
310851490             151                                                                 1,650,000        1,633,006       0.18%
       310851490A              1601-1649 West Collins Avenue                                650,000          643,305
       310851490B              2101-2119 South Standard Avenue                            1,000,000          989,701

25540                 152      HAMPTON MANOR APARTMENTS                                   1,625,000        1,620,082       0.18%
------------------------------------------------------------------------------------------------------------------------------------
310900030             153      243 West 30th Street                                       1,610,000        1,600,729       0.18%
310851608             154      Crocker's Lockers                                          1,550,000        1,540,808       0.17%
310851497             155      Chaparral Heights Mobile Home Park                         1,500,000        1,485,459       0.17%
310851558             156      La Casa de Flores                                          1,500,000        1,459,098       0.16%
310851575             157      Napa/Riley/Gaines Properties                               1,500,000        1,495,232       0.17%
------------------------------------------------------------------------------------------------------------------------------------
310900006             158      Brandywyne Apartrments                                     1,500,000        1,492,620       0.17%
310900018             159      Arizona Republic Distribution Center                       1,500,000        1,497,377       0.17%
310900022             160      Placerville Mini-Storage                                   1,500,000        1,487,935       0.17%
310900037             161      Desert Colony Town Home Apartments                         1,500,000        1,498,679       0.17%
310851601             162      807 Eden Street                                            1,440,000        1,431,792       0.16%
------------------------------------------------------------------------------------------------------------------------------------
310851568             163      Trade Center Business Park                                 1,400,000        1,389,161       0.16%
310900029             164      Kasota Avenue                                              1,400,000        1,395,828       0.16%
310900035             165      Gin'l Fabrics Industrial                                   1,300,000        1,298,880       0.15%
26567                 166      CVS-Groton                                                 1,250,000        1,246,963       0.14%
9904982               167      Park Lane 1 Apartments                                     1,225,000        1,220,783       0.14%
------------------------------------------------------------------------------------------------------------------------------------
25840                 168      Lincoln Center Mobile Home Park                            1,200,000        1,198,125       0.13%
310851646             169      AMD Building                                               1,200,000        1,190,058       0.13%
310851625             170      848 Gish Rd                                                1,140,000        1,133,274       0.13%
310851257             171      Johnson Warehouse-Englewood                                1,110,000        1,056,714       0.12%
310851321             172      Off Broadway Industrial Park                               1,100,000        1,075,880       0.12%
------------------------------------------------------------------------------------------------------------------------------------
9905494               173      Hampton Place Townhomes                                    1,090,000        1,080,348       0.12%
310851600             174      17711-17721 Railroad Street                                1,070,000        1,065,097       0.12%
310851544             175      Livermore Industrial                                       1,050,000        1,041,458       0.12%
26302                 176      Sears Auto - Ground Lease                                  1,000,000          997,206       0.11%
310851583             177      1227 & 1227 A Knox Street                                  1,000,000          977,412       0.11%
------------------------------------------------------------------------------------------------------------------------------------
310851599             178      554 Easy Street                                              940,000          935,693       0.11%
310851626             179      Idle Wheels Mobile Home Park                                 935,000          932,255       0.10%
9905485               180      Video Junction Retail Center                                 910,000          901,886       0.10%
310900002             181      Spring Creek Plaza                                           900,000          888,571       0.10%
====================================================================================================================================

                                                                                                         888,269,752

                                                                                                                          STATED
                                CUMULATIVE                      GROSS        INTEREST                      NET        ORIGINAL TERM
                               % OF INITIAL     NUMBER OF      MORTGAGE      ACCRUAL       SERVICING     MORTGAGE      TO MATURITY
   LOAN NUMBER       COUNT     POOL BALANCE     PROPERTIES       RATE         METHOD       FEE RATE        RATE           (MOS.)
-----------------------------------------------------------------------------------------------------------------------------------
310900043              1           6.59%            1          7.8500%      Actual 360      0.0532%      7.7968%           120
310900024              2          11.88%            1          7.6960%      Actual 360      0.0532%      7.6428%            60
310851624              3          16.90%            13         8.1700%      Actual 360      0.0532%      8.1168%           120
       310851624A                                   1
       310851624B                                   1
       310851624C                                   1
       310851624D                                   1
       310851624E                                   1
       310851624F                                   1
       310851624G                                   1
       310851624H                                   1
       310851624I                                   1
       310851624J                                   1
       310851624K                                   1
       310851624L                                   1
       310851624M                                   1

-----------------------------------------------------------------------------------------------------------------------------------
9905426                4          19.34%            1          7.4000%      ACTUAL 360      0.0532%      7.3468%           120
26287                  5          21.61%            3          8.1800%      Actual 360      0.0532%      8.1268%            60
           26287A                                   1
           26287B                                   1
           26287C                                   1

-----------------------------------------------------------------------------------------------------------------------------------
27657                  6          23.86%            1          8.5800%      ACTUAL 360      0.0532%      8.5268%           120
310900004              7          26.03%            1          7.9800%      Actual 360      0.0532%      7.9268%           120
310900032              8          28.19%            1          7.6140%      Actual 360      0.0532%      7.5608%           132
9905921                9          30.10%            1          8.1000%      Actual 360      0.1332%      7.9668%           120
310900041              10         31.91%            1          8.2500%      Actual 360      0.0532%      8.1968%           120
-----------------------------------------------------------------------------------------------------------------------------------
310900020              11         33.68%            8          7.8100%      Actual 360      0.0532%      7.7568%           120
       310900020A                                   1
       310900020B                                   1
       310900020C                                   1
       310900020D                                   1
       310900020E                                   1
       310900020F                                   1
       310900020G                                   1
       310900020H                                   1

-----------------------------------------------------------------------------------------------------------------------------------
26660                  12         35.24%            3          7.3300%      ACTUAL 360      0.0532%      7.2768%           120
           26660A                                   1
           26660B                                   1
           26660C                                   1

-----------------------------------------------------------------------------------------------------------------------------------
26511                  13         36.79%            1          8.1700%      ACTUAL 360      0.0532%      8.1168%           120
25503                  14         37.99%            1          8.1900%      Actual 360      0.0532%      8.1368%           180
27112                  15         39.17%            1          7.4250%      Actual 360      0.0532%      7.3718%           120
27874                  16         40.33%            1          8.7850%      Actual 360      0.0532%      8.7318%           120
310900011              17         41.46%            1          7.6400%      Actual 360      0.0532%      7.5868%           180
-----------------------------------------------------------------------------------------------------------------------------------
27931                  18         42.45%            1          7.4150%      Actual 360      0.0532%      7.3618%           120
9905475                19         43.40%            1          7.3200%      Actual 360      0.0532%      7.2668%           120
9904248                20         44.35%            1          8.5300%      Actual 360      0.0532%      8.4768%           109
310851607              21         45.22%            1          8.0600%      Actual 360      0.0532%      8.0068%           120
27942                  22         46.07%            1          7.9000%      Actual 360      0.0532%      7.8468%            60
-----------------------------------------------------------------------------------------------------------------------------------
26334                  23         46.87%            1          8.0500%      Actual 360      0.0532%      7.9968%           120
28027                  24         47.65%            1          8.6200%      Actual 360      0.0532%      8.5668%           120
26863                  25         48.41%            1          7.3800%      Actual 360      0.0532%      7.3268%           120
27355                  26         49.18%            1          8.2350%      Actual 360      0.0532%      8.1818%            84
26597                  27         49.91%            1          7.4300%      Actual 360      0.0532%      7.3768%           120
-----------------------------------------------------------------------------------------------------------------------------------
26569                  28         50.61%            1          8.1150%      Actual 360      0.0532%      8.0618%            84
27018                  29         51.31%            1          8.1700%      Actual 360      0.0532%      8.1168%           120
26779                  30         52.00%            1          7.2150%      Actual 360      0.0532%      7.1618%           120
310851270              31         52.69%            1          7.2650%      Actual 360      0.0532%      7.2118%           120
18079                  32         53.35%            1          7.8800%      Actual 360      0.0532%      7.8268%           180
-----------------------------------------------------------------------------------------------------------------------------------
27638                  33         54.03%            1          8.0150%        30-360        0.0532%      7.9618%            60
9905484                34         54.70%            1          7.9200%      Actual 360      0.0532%      7.8668%           120
27130                  35         55.36%            1          8.2050%      Actual 360      0.0532%      8.1518%           120
27708                  36         56.00%            1          7.8050%      Actual 360      0.0532%      7.7518%           120
310851529              37         56.62%            1          7.6000%      Actual 360      0.0532%      7.5468%           180
-----------------------------------------------------------------------------------------------------------------------------------
9904270                38         57.23%            1          7.5000%        30-360        0.1332%      7.3668%           120
5250                   39         57.85%            1          9.4200%      Actual 360      0.0532%      9.3668%           120
26724                  40         58.46%            1          7.8150%      Actual 360      0.0532%      7.7618%           120
26136                  41         59.07%            1          7.9820%      Actual 360      0.0532%      7.9288%           120
26282                  42         59.66%            1          7.9650%      Actual 360      0.0532%      7.9118%           120
-----------------------------------------------------------------------------------------------------------------------------------
310851505              43         60.24%            1          7.9000%      Actual 360      0.0532%      7.8468%           121
27287                  44         60.80%            1          8.0950%      Actual 360      0.0532%      8.0418%           120
27945                  45         61.37%            1          8.2600%      Actual 360      0.0532%      8.2068%           120
27489                  46         61.91%            1          7.9450%      Actual 360      0.0532%      7.8918%           120
25138                  47         62.44%            2          7.4550%      Actual 360      0.0632%      7.3918%           120
           25138A                                   1
           25138B                                   1

-----------------------------------------------------------------------------------------------------------------------------------
17584                  48         62.96%            1          8.3700%      ACTUAL 360      0.0532%      8.3168%           120
26722                  49         63.47%            1          7.8150%      Actual 360      0.0532%      7.7618%           120
26120                  50         63.99%            1          8.2500%      Actual 360      0.0532%      8.1968%           120
26985                  51         64.49%            1          9.1150%      Actual 360      0.0532%      9.0618%           120
27611                  52         65.00%            1          8.2700%      Actual 360      0.0532%      8.2168%           180
-----------------------------------------------------------------------------------------------------------------------------------
310851522              53         65.49%            3          8.5400%      Actual 360      0.0532%      8.4868%           180
       310851522A                                   1
       310851522B                                   1
       310851522C                                   1

-----------------------------------------------------------------------------------------------------------------------------------
310851643              54         65.97%            1          7.5400%      ACTUAL 360      0.0532%      7.4868%           120
9904545                55         66.45%            1          8.1600%      Actual 360      0.0532%      8.1068%           120
310851609              56         66.92%            1          7.7400%      Actual 360      0.0532%      7.6868%           180
26989                  57         67.38%            1          8.2700%      Actual 360      0.0532%      8.2168%           120
9905478                58         67.84%            1          8.1200%      Actual 360      0.0532%      8.0668%           120
-----------------------------------------------------------------------------------------------------------------------------------
310851557              59         68.30%            1          8.7200%      Actual 360      0.0532%      8.6668%           120
310851562              60         68.76%            1          8.5000%      Actual 360      0.0532%      8.4468%           120
310851622              61         69.22%            1          8.0100%      Actual 360      0.0532%      7.9568%           120
27292                  62         69.66%            1          8.0300%      Actual 360      0.0532%      7.9768%           120
9904417                63         70.11%            1          8.0800%      Actual 360      0.1332%      7.9468%           120
-----------------------------------------------------------------------------------------------------------------------------------
9905472                64         70.56%            1          8.1200%      Actual 360      0.0532%      8.0668%           120
310900033              65         70.99%            1          8.1900%      Actual 360      0.0532%      8.1368%           120
25413                  66         71.41%            1          7.9500%      Actual 360      0.0532%      7.8968%           120
25465                  67         71.83%            1          7.4900%      Actual 360      0.0532%      7.4368%           120
27937                  68         72.26%            1          8.2700%      Actual 360      0.0532%      8.2168%           120
-----------------------------------------------------------------------------------------------------------------------------------
27005                  69         72.67%            1          7.6600%      Actual 360      0.0532%      7.6068%           120
310851641              70         73.09%            1          8.4600%      Actual 360      0.0532%      8.4068%           120
27397                  71         73.49%            1          8.0000%      Actual 360      0.0532%      7.9468%           120
26766                  72         73.89%            1          8.1400%      Actual 360      0.0532%      8.0868%           120
26271                  73         74.28%            1          8.1600%      Actual 360      0.0532%      8.1068%           120
-----------------------------------------------------------------------------------------------------------------------------------
26600                  74         74.67%            1          7.7000%      Actual 360      0.0532%      7.6468%           120
26709                  75         75.07%            1          8.1950%      Actual 360      0.0532%      8.1418%           120
310851432              76         75.45%            1          6.7800%      Actual 360      0.0532%      6.7268%           123
310851547              77         75.84%            1          7.7500%        30-360        0.0532%      7.6968%           180
310851612              78         76.23%            1          8.2500%      Actual 360      0.0532%      8.1968%           120
-----------------------------------------------------------------------------------------------------------------------------------
310851598              79         76.62%            1          7.8100%      Actual 360      0.0532%      7.7568%           120
25895                  80         77.01%            1          8.3950%      Actual 360      0.0532%      8.3418%           120
26367                  81         77.38%            1          9.4550%      Actual 360      0.0532%      9.4018%           120
26734                  82         77.75%            1          7.9500%      Actual 360      0.0532%      7.8968%           120
27319                  83         78.11%            1          8.2200%      Actual 360      0.0532%      8.1668%           120
-----------------------------------------------------------------------------------------------------------------------------------
310851571              84         78.48%            1          8.5800%        30-360        0.0532%      8.5268%           120
310900012              85         78.84%            1          7.6250%      Actual 360      0.0532%      7.5718%           120
310851414              86         79.20%            1          6.1500%      Actual 360      0.0532%      6.0968%           120
310851482              87         79.55%            1          7.5900%      Actual 360      0.0532%      7.5368%           121
26553                  88         79.90%            1          7.0250%      Actual 360      0.0532%      6.9718%           120
-----------------------------------------------------------------------------------------------------------------------------------
310851633              89         80.25%            1          7.7900%      Actual 360      0.0532%      7.7368%           120
26494                  90         80.58%            1          8.0800%      Actual 360      0.0532%      8.0268%           120
27654                  91         80.92%            1          8.1200%      Actual 360      0.0532%      8.0668%           120
9905404                92         81.26%            1          7.9100%      Actual 360      0.0532%      7.8568%           120
310851495              93         81.59%            1          6.5400%      Actual 360      0.0532%      6.4868%           121
-----------------------------------------------------------------------------------------------------------------------------------
310851627              94         81.93%            1          8.1400%      Actual 360      0.0532%      8.0868%           120
310851644              95         82.27%            1          7.8450%      Actual 360      0.0532%      7.7918%           120
27379                  96         82.60%            1          8.4500%      Actual 360      0.0532%      8.3968%           120
310851549              97         82.91%            1          7.1500%        30-360        0.0532%      7.0968%           180
310851448              98         83.22%            1          7.2900%      Actual 360      0.0532%      7.2368%           120
-----------------------------------------------------------------------------------------------------------------------------------
25466                  99         83.54%            1          7.4900%      Actual 360      0.0532%      7.4368%           120
25473                 100         83.85%            1          8.9850%      Actual 360      0.0532%      8.9318%            84
310900021             101         84.15%            1          8.4900%      Actual 360      0.0532%      8.4368%           120
9905501               102         84.44%            1          8.1800%      Actual 360      0.0532%      8.1268%           118
26528                 103         84.73%            1          7.8500%      Actual 360      0.0532%      7.7968%           120
-----------------------------------------------------------------------------------------------------------------------------------
25454                 104         85.01%            1          8.9200%      Actual 360      0.0532%      8.8668%           120
310851521             105         85.28%            1          7.2800%      Actual 360      0.0532%      7.2268%           180
310851632             106         85.56%            1          8.1100%      Actual 360      0.0532%      8.0568%           120
310851489             107         85.84%            1          7.2700%      Actual 360      0.0532%      7.2168%           120
9905467               108         86.11%            1          8.0000%      Actual 360      0.0532%      7.9468%           120
-----------------------------------------------------------------------------------------------------------------------------------
9905468               109         86.38%            1          7.6800%      Actual 360      0.0532%      7.6268%           120
9905451               110         86.64%            2          7.9500%      Actual 360      0.0532%      7.8968%           120
         9905451A                                   1
         9905451B                                   1

-----------------------------------------------------------------------------------------------------------------------------------
27165                 111         86.90%            1          8.2250%      ACTUAL 360      0.0532%      8.1718%           120
310851588             112         87.16%            1          7.3600%      Actual 360      0.0532%      7.3068%           120
310851634             113         87.41%            1          7.7950%      Actual 360      0.0532%      7.7418%           180
9904923               114         87.66%            1          8.2300%      Actual 360      0.1332%      8.0968%           240
27064                 115         87.91%            1          7.4300%      Actual 360      0.0532%      7.3768%           120
-----------------------------------------------------------------------------------------------------------------------------------
310851541             116         88.15%            1          7.4000%      Actual 360      0.0532%      7.3468%           120
310851614             117         88.40%            1          7.8300%      Actual 360      0.0532%      7.7768%           180
26725                 118         88.64%            1          7.8150%      Actual 360      0.0532%      7.7618%           120
25773                 119         88.88%            1          8.4500%      Actual 360      0.0532%      8.3968%           120
310851616             120         89.12%            1          7.3100%      Actual 360      0.0532%      7.2568%           120
-----------------------------------------------------------------------------------------------------------------------------------
27936                 121         89.36%            1          7.9450%      Actual 360      0.0532%      7.8918%           120
26023                 122         89.59%            1          8.9000%      Actual 360      0.0532%      8.8468%           120
310851631             123         89.82%            1          8.3700%        30-360        0.0532%      8.3168%           180
25339                 124         90.05%            1          8.2900%      Actual 360      0.0532%      8.2368%           120
27780                 125         90.28%            1          8.4600%      Actual 360      0.0532%      8.4068%           120
-----------------------------------------------------------------------------------------------------------------------------------
9905453               126         90.51%            1          7.9500%      Actual 360      0.0532%      7.8968%           120
310851533             127         90.74%            1          8.3600%      Actual 360      0.0532%      8.3068%           120
310851640             128         90.96%            1          7.6800%      Actual 360      0.0532%      7.6268%           180
27108                 129         91.19%            1          7.2400%      Actual 360      0.0532%      7.1868%           120
310851496             130         91.41%            1          7.2200%      Actual 360      0.0532%      7.1668%           121
-----------------------------------------------------------------------------------------------------------------------------------
310851576             131         91.63%            1          7.6900%      Actual 360      0.0532%      7.6368%           120
310900031             132         91.86%            1          7.9500%      Actual 360      0.0532%      7.8968%           120
310900036             133         92.08%            1          7.9550%      Actual 360      0.0532%      7.9018%           120
310851621             134         92.31%            1          8.3900%      Actual 360      0.0532%      8.3368%           120
9904324               135         92.53%            1          8.3900%      Actual 360      0.0532%      8.3368%           120
-----------------------------------------------------------------------------------------------------------------------------------
25309                 136         92.75%            1          9.0000%      Actual 360      0.0532%      8.9468%           120
26909                 137         92.96%            1          8.4900%      Actual 360      0.0532%      8.4368%           120
310851546             138         93.17%            1          7.4200%      Actual 360      0.0532%      7.3668%           120
310851572             139         93.38%            1          7.8700%      Actual 360      0.0532%      7.8168%           120
9905053               140         93.59%            3          7.5300%      Actual 360      0.0532%      7.4768%           120
         9905053A                                   1
         9905053B                                   1
         9905053C                                   1

-----------------------------------------------------------------------------------------------------------------------------------
310851596             141         93.80%            1          8.3400%      ACTUAL 360      0.0532%      8.2868%           120
310851604             142         94.00%            1          7.8400%        30-360        0.0532%      7.7868%           180
310851517             143         94.20%            1          8.8800%      Actual 360      0.0532%      8.8268%           120
310851527             144         94.40%            1          7.6600%      Actual 360      0.0532%      7.6068%           120
26981                 145         94.61%            1          8.9850%      Actual 360      0.0532%      8.9318%           120
-----------------------------------------------------------------------------------------------------------------------------------
26832                 146         94.80%            1          8.0950%      Actual 360      0.0532%      8.0418%           120
9904785               147         95.00%            1          8.3500%      Actual 360      0.0532%      8.2968%           120
310851587             148         95.19%            1          7.6500%      Actual 360      0.0532%      7.5968%           180
310851611             149         95.39%            1          8.6350%      Actual 360      0.0532%      8.5818%           120
310851613             150         95.58%            1          8.2150%      Actual 360      0.0532%      8.1618%           120
-----------------------------------------------------------------------------------------------------------------------------------
310851490             151         95.76%            2          8.0300%      Actual 360      0.0532%      7.9768%           120
       310851490A                                   1
       310851490B                                   1

25540                 152         95.95%            1          8.1800%      ACTUAL 360      0.0532%      8.1268%           120
-----------------------------------------------------------------------------------------------------------------------------------
310900030             153         96.13%            1          8.0800%        30-360        0.0532%      8.0268%           180
310851608             154         96.30%            1          8.3400%      Actual 360      0.0532%      8.2868%           120
310851497             155         96.47%            1          6.7600%      Actual 360      0.0532%      6.7068%           121
310851558             156         96.63%            1          7.2400%      Actual 360      0.0532%      7.1868%           180
310851575             157         96.80%            1          8.4500%      Actual 360      0.0532%      8.3968%           120
-----------------------------------------------------------------------------------------------------------------------------------
310900006             158         96.97%            1          7.6600%      Actual 360      0.0532%      7.6068%           240
310900018             159         97.14%            1          7.7900%      Actual 360      0.0532%      7.7368%           120
310900022             160         97.30%            1          8.2950%      Actual 360      0.0532%      8.2418%           120
310900037             161         97.47%            1          8.0600%      Actual 360      0.0532%      8.0068%           120
310851601             162         97.63%            1          7.8400%      Actual 360      0.0532%      7.7868%           120
-----------------------------------------------------------------------------------------------------------------------------------
310851568             163         97.79%            1          7.8300%      Actual 360      0.0532%      7.7768%           120
310900029             164         97.95%            1          7.9600%      Actual 360      0.0532%      7.9068%           120
310900035             165         98.09%            1          8.1200%      Actual 360      0.0532%      8.0668%           120
26567                 166         98.23%            1          8.4000%      Actual 360      0.0532%      8.3468%           120
9904982               167         98.37%            1          8.2000%      Actual 360      0.0532%      8.1468%           120
-----------------------------------------------------------------------------------------------------------------------------------
25840                 168         98.51%            1          8.2600%      Actual 360      0.0532%      8.2068%           180
310851646             169         98.64%            1          8.5900%        30-360        0.0532%      8.5368%           180
310851625             170         98.77%            1          7.6700%      Actual 360      0.0532%      7.6168%           120
310851257             171         98.89%            1          6.9850%      Actual 360      0.0532%      6.9318%           180
310851321             172         99.01%            1          7.0200%        30-360        0.0532%      6.9668%           126
-----------------------------------------------------------------------------------------------------------------------------------
9905494               173         99.13%            1          8.7500%      Actual 360      0.0532%      8.6968%           120
310851600             174         99.25%            1          8.0800%      Actual 360      0.0532%      8.0268%           120
310851544             175         99.37%            1          8.1300%      Actual 360      0.0532%      8.0768%           120
26302                 176         99.48%            1          8.3550%      Actual 360      0.0532%      8.3018%           180
310851583             177         99.59%            1          7.9800%      Actual 360      0.0532%      7.9268%           180
-----------------------------------------------------------------------------------------------------------------------------------
310851599             178         99.69%            1          8.0800%      Actual 360      0.0532%      8.0268%           120
310851626             179         99.80%            1          8.2800%      Actual 360      0.0532%      8.2268%           120
9905485               180         99.90%            1          8.3000%      Actual 360      0.0532%      8.2468%           120
310900002             181        100.00%            1          8.9700%      Actual 360      0.0532%      8.9168%           180
===================================================================================================================================

                                 REMAINING
                                  TERM TO          ORIGINAL       INTEREST       FIRST
                                  MATURITY       AMORTIZATION       ONLY        PAYMENT       MATURITY       ANNUAL           IO
   LOAN NUMBER       COUNT         (MOS.)           (MOS.)         MONTHS         DATE          DATE           P&I          PAYMENT
------------------------------------------------------------------------------------------------------------------------------------
310900043              1            120              360             24         3/1/2000      2/1/2010        5,077,811     395,444
310900024              2             56              360             36        11/1/1999      10/1/2004       4,019,539     311,474
310851624              3            115              300             0         10/1/1999      9/1/2009        4,214,706
       310851624A
       310851624B
       310851624C
       310851624D
       310851624E
       310851624F
       310851624G
       310851624H
       310851624I
       310851624J
       310851624K
       310851624L
       310851624M

------------------------------------------------------------------------------------------------------------------------------------
9905426                4            101              300             0          8/1/1998      7/1/2008        1,942,587
26287                  5             60              300             0          3/1/2000      2/1/2005        1,897,527
           26287A
           26287B
           26287C

------------------------------------------------------------------------------------------------------------------------------------
27657                  6            120              300             0          3/1/2000      2/1/2010        1,945,501
310900004              7            117              360             0         12/1/1999      11/1/2009       1,696,171
310900032              8            131              300             0          2/1/2000      1/1/2011        1,719,757
9905921                9            120              360             0          3/1/2000      2/1/2010        1,511,125
310900041              10           120              360             24         3/1/2000      2/1/2010        1,442,432     113,667
------------------------------------------------------------------------------------------------------------------------------------
310900020              11           118              300             0          1/1/2000      12/1/2009       1,435,024
       310900020A
       310900020B
       310900020C
       310900020D
       310900020E
       310900020F
       310900020G
       310900020H

------------------------------------------------------------------------------------------------------------------------------------
26660                  12           114              300             0          9/1/1999      8/1/2009        1,222,988
           26660A
           26660B
           26660C

------------------------------------------------------------------------------------------------------------------------------------
26511                  13           116              360             0         11/1/1999      10/1/2009       1,232,559
25503                  14           176              180             0         11/1/1999      10/1/2014       1,252,782
27112                  15           116              360             0         11/1/1999      10/1/2009         874,548
27874                  16           120              360             0          3/1/2000      2/1/2010          970,718
310900011              17           176              180             0         11/1/1999      10/1/2014       1,138,813
------------------------------------------------------------------------------------------------------------------------------------
27931                  18           119              360             0          2/1/2000      1/1/2010          732,234
9905475                19           105              300             0         12/1/1998      11/1/2008         752,779
9904248                20           104              360             0         10/1/1999      10/1/2008         786,461
310851607              21           114              300             0          9/1/1999      8/1/2009          723,351
27942                  22            59              360             0          2/1/2000      1/1/2005          654,125
------------------------------------------------------------------------------------------------------------------------------------
26334                  23           119              360             0          2/1/2000      1/1/2010          632,563
28027                  24           120              360             0          3/1/2000      2/1/2010          643,715
26863                  25           116              360             0         11/1/1999      10/1/2009         563,869
27355                  26            81              360             0         12/1/1999      11/1/2006         612,173
26597                  27           117              240             0         12/1/1999      11/1/2009         625,028
------------------------------------------------------------------------------------------------------------------------------------
26569                  28            81              360             0         12/1/1999      11/1/2006         556,348
27018                  29           116              360             0         11/1/1999      10/1/2009         557,001
26779                  30           116              300             0         11/1/1999      10/1/2009         536,092
310851270              31           112              360             0          7/1/1999      6/1/2009          502,967
18079                  32           173              180             0          8/1/1999      7/1/2014          683,091
------------------------------------------------------------------------------------------------------------------------------------
27638                  33            59              300             12         2/1/2000      1/1/2005          556,423      40,075
9905484                34           110              360             0          5/1/1999      4/1/2009          524,301
27130                  35           119              360             0          2/1/2000      1/1/2010          524,272
27708                  36           118              360             0          1/1/2000      12/1/2009         492,628
310851529              37           171              180             0          6/1/1999      5/1/2014          637,970
------------------------------------------------------------------------------------------------------------------------------------
9904270                38           109              300             0          4/1/1999      3/1/2009          487,734
5250                   39           120              360             0          3/1/2000      2/1/2010          547,608
26724                  40           117              240             0         12/1/1999      11/1/2009         539,031
26136                  41           116              360             0         11/1/1999      10/1/2009         474,667
26282                  42           116              360             0         11/1/1999      10/1/2009         465,123
------------------------------------------------------------------------------------------------------------------------------------
310851505              43           109              300             0          3/1/1999      3/1/2009          479,323
27287                  44           117              300             0         12/1/1999      11/1/2009         466,872
27945                  45           119              360             0          2/1/2000      1/1/2010          451,182
27489                  46           117              240             0         12/1/1999      11/1/2009         486,117
25138                  47           103              360             0         10/1/1998      9/1/2008          397,232
           25138A
           25138B

------------------------------------------------------------------------------------------------------------------------------------
17584                  48           117              360             0         12/1/1999      11/1/2009         423,923
26722                  49           117              240             0         12/1/1999      11/1/2009         452,905
26120                  50           118              360             0          1/1/2000      12/1/2009         410,192
26985                  51           116              300             0         11/1/1999      10/1/2009         459,967
27611                  52           180              180             0          3/1/2000      2/1/2015          524,504
------------------------------------------------------------------------------------------------------------------------------------
310851522              53           173              240             0          8/1/1999      7/1/2014          459,548
       310851522A
       310851522B
       310851522C

------------------------------------------------------------------------------------------------------------------------------------
310851643              54           116              300             0         11/1/1999      10/1/2009         382,663
9904545                55           116              360             0         11/1/1999      10/1/2009         381,533
310851609              56           175              180             0         10/1/1999      9/1/2014          474,114
26989                  57           116              360             0         11/1/1999      10/1/2009         370,315
9905478                58           111              300             0          6/1/1999      5/1/2009          383,653
------------------------------------------------------------------------------------------------------------------------------------
310851557              59           112              300             0          7/1/1999      6/1/2009          403,492
310851562              60           113              360             0          8/1/1999      7/1/2009          378,305
310851622              61           115              300             0         10/1/1999      9/1/2009          380,060
27292                  62           116              300             0         11/1/1999      10/1/2009         371,426
9904417                63           113              360             0          8/1/1999      7/1/2009          354,888
------------------------------------------------------------------------------------------------------------------------------------
9905472                64           111              300             0          6/1/1999      5/1/2009          374,296
310900033              65           119              300             0          2/1/2000      1/1/2010          357,707
25413                  66           114              360             0          9/1/1999      8/1/2009          333,009
25465                  67           114              360             0          9/1/1999      8/1/2009          314,338
27937                  68           119              360             0          2/1/2000      1/1/2010          338,703
------------------------------------------------------------------------------------------------------------------------------------
27005                  69           117              360             0         12/1/1999      11/1/2009         315,330
310851641              70           115              360             0         10/1/1999      9/1/2009          340,140
27397                  71           119              360             0          2/1/2000      1/1/2010          315,666
26766                  72           115              360             0         10/1/1999      9/1/2009          314,967
26271                  73           115              360             0         10/1/1999      9/1/2009          312,879
------------------------------------------------------------------------------------------------------------------------------------
26600                  74           117              360             0         12/1/1999      11/1/2009         299,443
26709                  75           117              360             0         12/1/1999      11/1/2009         313,910
310851432              76           109              300             0          1/1/1999      3/1/2009          290,979
310851547              77           172              180             0          7/1/1999      6/1/2014          395,336
310851612              78           114              300             0          9/1/1999      8/1/2009          331,149
------------------------------------------------------------------------------------------------------------------------------------
310851598              79           114              360             0          9/1/1999      8/1/2009          300,907
25895                  80           116              360             0         11/1/1999      10/1/2009         312,970
26367                  81           119              300             0          2/1/2000      1/1/2010          348,402
26734                  82           116              360             0         11/1/1999      10/1/2009         284,810
27319                  83           117              360             0         12/1/1999      11/1/2009         292,172
------------------------------------------------------------------------------------------------------------------------------------
310851571              84           114              300             0          9/1/1999      8/1/2009          316,144
310900012              85           117              300             0         12/1/1999      11/1/2009         291,385
310851414              86           105              360             0         12/1/1998      11/1/2008         233,944
310851482              87           109              300             0          3/1/1999      3/1/2009          286,024
26553                  88           115              360             0         10/1/1999      9/1/2009          248,117
------------------------------------------------------------------------------------------------------------------------------------
310851633              89           113              360             0          8/1/1999      7/1/2009          267,534
26494                  90           119              330             0          2/1/2000      1/1/2010          272,116
27654                  91           119              360             0          2/1/2000      1/1/2010          267,173
9905404                92           118              360             0          1/1/2000      12/1/2009         261,900
310851495              93           110              300             0          4/1/1999      4/1/2009          243,975
------------------------------------------------------------------------------------------------------------------------------------
310851627              94           114              360             0          9/1/1999      8/1/2009          267,677
310851644              95           118              300             0          1/1/2000      12/1/2009         274,168
27379                  96           118              360             0          1/1/2000      12/1/2009         270,942
310851549              97           171              180             0          6/1/1999      5/1/2014          312,452
310851448              98           111              240             0          6/1/1999      5/1/2009          268,284
------------------------------------------------------------------------------------------------------------------------------------
25466                  99           114              360             0          9/1/1999      8/1/2009          234,706
25473                 100            83              360             0          2/1/2000      1/1/2007          269,991
310900021             101           119              360             0          2/1/2000      1/1/2010          247,055
9905501               102           109              287             0          6/1/1999      3/1/2009          245,833
26528                 103           117              360             0         12/1/1999      11/1/2009         220,038
------------------------------------------------------------------------------------------------------------------------------------
25454                 104           118              360             0          1/1/2000      12/1/2009         239,662
310851521             105           171              180             0          6/1/1999      5/1/2014          274,366
310851632             106           115              300             0         10/1/1999      9/1/2009          233,735
310851489             107           109              360             0          4/1/1999      3/1/2009          200,959
9905467               108           115              300             0         10/1/1999      9/1/2009          224,598
------------------------------------------------------------------------------------------------------------------------------------
9905468               109           114              300             0          9/1/1999      8/1/2009          218,465
9905451               110           111              360             0          6/1/1999      5/1/2009          205,939
         9905451A
         9905451B

------------------------------------------------------------------------------------------------------------------------------------
27165                 111           115              360             0         10/1/1999      9/1/2009          206,865
310851588             112           113              300             0          8/1/1999      7/1/2009          201,455
310851634             113           175              180             0         10/1/1999      9/1/2014          254,275
9904923               114           234              240             0          9/1/1999      8/1/2019          228,698
27064                 115           116              300             0         11/1/1999      10/1/2009         196,097
------------------------------------------------------------------------------------------------------------------------------------
310851541             116           111              300             0          6/1/1999      5/1/2009          193,380
310851614             117           174              180             0          9/1/1999      8/1/2014          249,708
26725                 118           117              240             0         12/1/1999      11/1/2009         217,592
25773                 119           115              360             0         10/1/1999      9/1/2009          197,466
310851616             120           115              240             0         10/1/1999      9/1/2009          204,856
------------------------------------------------------------------------------------------------------------------------------------
27936                 121           120              300             0          3/1/2000      2/1/2010          193,580
26023                 122           114              300             0          9/1/1999      8/1/2009          207,257
310851631             123           175              180             0         10/1/1999      9/1/2014          242,134
25339                 124           120              360             0          3/1/2000      2/1/2010          185,504
27780                 125           120              360             0          3/1/2000      2/1/2010          188,456
------------------------------------------------------------------------------------------------------------------------------------
9905453               126           111              300             0          6/1/1999      5/1/2009          189,053
310851533             127           112              300             0          7/1/1999      6/1/2009          194,815
310851640             128           175              180             0         10/1/1999      9/1/2014          227,194
27108                 129           116              300             0         11/1/1999      10/1/2009         173,319
310851496             130           110              300             0          4/1/1999      4/1/2009          173,010
------------------------------------------------------------------------------------------------------------------------------------
310851576             131           112              360             0          7/1/1999      6/1/2009          170,945
310900031             132           119              360             0          2/1/2000      1/1/2010          175,268
310900036             133           118              300             0          1/1/2000      12/1/2009         184,521
310851621             134           114              300             0          9/1/1999      8/1/2009          190,521
9904324               135           114              360             0          9/1/1999      8/1/2009          180,388
------------------------------------------------------------------------------------------------------------------------------------
25309                 136           115              360             0         10/1/1999      9/1/2009          186,351
26909                 137           116              360             0         11/1/1999      10/1/2009         175,151
310851546             138           111              300             0          6/1/1999      5/1/2009          167,305
310851572             139           112              300             0          7/1/1999      6/1/2009          174,015
9905053               140           115              360             0         10/1/1999      9/1/2009          155,682
         9905053A
         9905053B
         9905053C

------------------------------------------------------------------------------------------------------------------------------------
310851596             141           113              240             0          8/1/1999      7/1/2009          190,415
310851604             142           174              180             0          9/1/1999      8/1/2014          210,109
310851517             143           114              300             0          9/1/1999      8/1/2009          179,495
310851527             144           111              360             0          6/1/1999      5/1/2009          153,404
26981                 145           119              360             0          2/1/2000      1/1/2010          172,119
------------------------------------------------------------------------------------------------------------------------------------
26832                 146           115              360             0         10/1/1999      9/1/2009          157,705
9904785               147           115              360             0         10/1/1999      9/1/2009          159,245
310851587             148           173              180             0          8/1/1999      7/1/2014          196,467
310851611             149           114              300             0          9/1/1999      8/1/2009          169,547
310851613             150           114              300             0          9/1/1999      8/1/2009          160,367
------------------------------------------------------------------------------------------------------------------------------------
310851490             151           109              300             0          4/1/1999      3/1/2009          153,213
       310851490A
       310851490B

25540                 152           114              360             0          9/1/1999      8/1/2009          145,538
------------------------------------------------------------------------------------------------------------------------------------
310900030             153           178              180             0          1/1/2000      12/1/2014         185,525
310851608             154           113              300             0          8/1/1999      7/1/2009          147,772
310851497             155           109              360             0          3/1/1999      3/1/2009          116,867
310851558             156           171              180             0          6/1/1999      5/1/2014          164,214
310851575             157           113              360             0          8/1/1999      7/1/2009          137,767
------------------------------------------------------------------------------------------------------------------------------------
310900006             158           237              240             0         12/1/1999      11/1/2019         146,773
310900018             159           118              300             0          1/1/2000      12/1/2009         136,432
310900022             160           117              180             0         12/1/1999      11/1/2009         175,097
310900037             161           118              360             0          1/1/2000      12/1/2009         132,831
310851601             162           114              300             0          9/1/1999      8/1/2009          131,544
------------------------------------------------------------------------------------------------------------------------------------
310851568             163           112              300             0          7/1/1999      6/1/2009          127,779
310900029             164           118              240             0          1/1/2000      12/1/2009         140,104
310900035             165           118              360             0          1/1/2000      12/1/2009         115,775
26567                 166           115              360             0         10/1/1999      9/1/2009          114,276
9904982               167           113              360             0          8/1/1999      7/1/2009          109,920
------------------------------------------------------------------------------------------------------------------------------------
25840                 168           178              300             0          1/1/2000      12/1/2014         113,633
310851646             169           177              180             0         12/1/1999      11/1/2014         142,563
310851625             170           114              300             0          9/1/1999      8/1/2009          102,612
310851257             171           165              180             0         12/1/1998      11/1/2013         119,612
310851321             172           109              300             0         10/1/1998      3/1/2009           93,463
------------------------------------------------------------------------------------------------------------------------------------
9905494               173           109              300             0          4/1/1999      3/1/2009          107,536
310851600             174           115              300             0         10/1/1999      9/1/2009           99,783
310851544             175           111              300             0          6/1/1999      5/1/2009           98,336
26302                 176           178              240             0          1/1/2000      12/1/2014         103,040
310851583             177           172              180             0          7/1/1999      6/1/2014          114,540
------------------------------------------------------------------------------------------------------------------------------------
310851599             178           115              300             0         10/1/1999      9/1/2009           87,660
310851626             179           114              360             0          9/1/1999      8/1/2009           84,529
9905485               180           110              300             0          5/1/1999      4/1/2009           86,464
310900002             181           175              180             0         10/1/1999      9/1/2014          109,348
====================================================================================================================================

                                    115              319


                                  1998 NET          1999/T-12        UNDERWRITTEN      UNDERWRITTEN                    DEBT SERVICE
                                 OPERATING        NET OPERATING      NET OPERATING       NET CASH                        COVERAGE
   LOAN NUMBER       COUNT       INCOME (a)         INCOME (a)          INCOME             FLOW          LOCKBOX          RATIO
------------------------------------------------------------------------------------------------------------------------------------
310900043              1            430,206          7,064,944        10,086,058        8,887,940       Springing          1.75
310900024              2          9,527,309          8,839,402         7,189,469        6,467,686                          1.61
310851624              3                                                                                                   1.42
       310851624A                   438,264            496,284           503,651          490,511       In Place
       310851624B                   697,050            741,282           729,716          719,591       In Place
       310851624C                   458,534            539,102           521,523          499,717       In Place
       310851624D                   436,816            481,119           459,371          449,114       In Place
       310851624E                   399,791            466,811           448,112          438,969       In Place
       310851624F                   391,589            370,678           388,600          378,502       In Place
       310851624G                   522,198            645,381           659,565          645,696       In Place
       310851624H                   447,370            425,697           376,063          365,671       In Place
       310851624I                   503,716            554,919           543,964          535,925       In Place
       310851624J                   372,838            396,652           397,740          388,297       In Place
       310851624K                   273,169            278,374           270,471          260,940       In Place
       310851624L                   405,075            534,699           547,545          532,073       In Place
       310851624M                   172,286            308,172           282,019          276,269       In Place

------------------------------------------------------------------------------------------------------------------------------------
9905426                4          4,423,490          4,197,255         3,646,500        3,305,962       SPRINGING          1.70
26287                  5                                                                                                   1.93
           26287A                         -                  -           829,350          784,857       In Place
           26287B                         -                  -         1,584,981        1,471,726       In Place
           26287C                         -                  -         1,471,790        1,398,594       In Place

------------------------------------------------------------------------------------------------------------------------------------
27657                  6          4,508,233          6,798,480         4,605,097        4,123,121       SPRINGING          2.12
310900004              7                             2,710,080         2,298,984        2,149,307                          1.27
310900032              8                             3,474,035         3,010,038        2,889,427                          1.68
9905921                9          2,478,125          2,478,125         2,657,871        2,311,596       Springing          1.53
310900041              10         2,676,404          2,358,101         2,366,606        2,233,146                          1.55
------------------------------------------------------------------------------------------------------------------------------------
310900020              11                                                                                                  1.54
       310900020A                   179,318            199,403           199,184          192,270
       310900020B                   301,697            331,679           307,603          299,647
       310900020C                   364,937            396,194           349,636          340,963
       310900020D                         -            341,384           317,407          310,696
       310900020E                         -            359,008           295,008          286,018
       310900020F                   186,315            199,409           181,750          175,952
       310900020G                   291,636            328,311           325,510          317,854
       310900020H                         -            341,293           298,442          289,916

------------------------------------------------------------------------------------------------------------------------------------
26660                  12                                                                                                  1.41
           26660A                 1,114,493          1,083,271         1,035,459          967,959
           26660B                   333,766            336,644           322,479          302,979
           26660C                   495,215            495,215           473,657          449,157

------------------------------------------------------------------------------------------------------------------------------------
26511                  13         2,032,372          2,282,718         2,412,623        2,084,377       SPRINGING          1.69
25503                  14                 -                  -         1,714,920        1,607,366                          1.28
27112                  15         1,479,260          1,510,351         1,458,938        1,378,938                          1.58
27874                  16                 -          1,039,521         1,535,165        1,439,582                          1.48
310900011              17                            2,213,556         2,012,427        1,836,177                          1.61
------------------------------------------------------------------------------------------------------------------------------------
27931                  18         1,172,564          1,191,628         1,269,033        1,204,033                          1.64
9905475                19                 -          1,189,305         1,172,132        1,148,686                          1.53
9904248                20         1,053,304          1,040,154         1,016,845          988,749       Springing          1.26
310851607              21           992,758          1,029,286           990,611          937,234                          1.30
27942                  22           897,193            937,045         1,090,666        1,021,666                          1.56
------------------------------------------------------------------------------------------------------------------------------------
26334                  23                 -          1,190,513         1,037,233          974,919                          1.54
28027                  24           185,517            566,835           919,288          859,703       Springing          1.34
26863                  25           953,574                  -           937,986          904,236                          1.60
27355                  26           395,163                  -         1,166,708        1,044,777       Springing          1.71
26597                  27           828,700            925,122         1,015,966          988,666                          1.58
------------------------------------------------------------------------------------------------------------------------------------
26569                  28          (152,250)                 -           913,224          823,439                          1.48
27018                  29         1,161,978          1,154,901         1,156,979          938,696       Springing          1.69
26779                  30           875,369            926,046           851,853          785,853                          1.47
310851270              31                              750,288           687,217          643,974                          1.28
18079                  32         1,430,574                  -         1,577,903        1,420,012                          2.08
------------------------------------------------------------------------------------------------------------------------------------
27638                  33           905,834            915,324           995,456          931,123                          1.67
9905484                34           829,747            844,213           778,870          744,661                          1.42
27130                  35           703,096                  -           738,605          693,763                          1.32
27708                  36                 -                  -           692,037          692,037                          1.40
310851529              37           870,596            863,106           785,945          737,195                          1.16
------------------------------------------------------------------------------------------------------------------------------------
9904270                38           615,185            644,931           687,750          646,082                          1.32
5250                   39                 -                  -           729,950          709,245                          1.30
26724                  40         1,453,974          2,816,747         1,111,550          984,103       Springing          1.83
26136                  41           515,230            535,445           639,502          611,602                          1.29
26282                  42           850,690                  -           883,243          733,112                          1.58
------------------------------------------------------------------------------------------------------------------------------------
310851505              43           523,094            738,226           738,863          688,163                          1.44
27287                  44           124,616            818,975           792,616          779,522                          1.67
27945                  45           561,810            572,500           649,163          607,163                          1.35
27489                  46         1,301,556          2,884,573           949,951          824,891       Springing          1.70
25138                  47                                                                                                  1.48
           25138A                   183,501            138,509           218,380          168,524       Springing
           25138B                   473,174            471,647           478,038          418,502       Springing

------------------------------------------------------------------------------------------------------------------------------------
17584                  48           671,182                  -           645,787          598,449                          1.41
26722                  49         1,069,225          2,066,042           888,448          785,002       Springing          1.73
26120                  50           179,181            539,685           650,642          601,640                          1.47
26985                  51           552,049            766,288           724,390          639,582                          1.39
27611                  52                 -                  -           700,123          666,819                          1.27
------------------------------------------------------------------------------------------------------------------------------------
310851522              53                                                                                                  1.40
       310851522A                   420,232            456,254           385,517          340,567
       310851522B                   166,326            172,237           155,329          136,543
       310851522C                   220,205            222,193           184,404          164,717

------------------------------------------------------------------------------------------------------------------------------------
310851643              54                              815,664           709,389          651,059                          1.70
9904545                55           607,276            515,064           503,308          487,326                          1.28
310851609              56           633,742            681,168           682,909          620,908                          1.31
26989                  57           564,063                  -           577,372          526,623                          1.42
9905478                58           726,964            759,018           646,748          597,685                          1.56
------------------------------------------------------------------------------------------------------------------------------------
310851557              59           578,727            738,795           632,621          604,421                          1.50
310851562              60           514,221            800,425           774,338          671,823                          1.78
310851622              61                              515,348           509,258          477,981                          1.26
27292                  62                 -            427,332           784,499          724,190                          1.95
9904417                63                 -            526,586           505,432          461,999                          1.30
------------------------------------------------------------------------------------------------------------------------------------
9905472                64           474,734            524,653           509,433          463,182       In Place           1.24
310900033              65           523,176            526,233           651,217          631,317                          1.76
25413                  66           520,936            555,472           553,212          491,611                          1.48
25465                  67           517,230            611,846           594,202          567,952                          1.81
27937                  68           393,691            423,858           437,266          418,428                          1.24
------------------------------------------------------------------------------------------------------------------------------------
27005                  69           476,495                  -           482,551          461,301                          1.46
310851641              70           389,233            304,422           484,718          456,086                          1.34
27397                  71           420,778            514,056           482,932          451,182                          1.43
26766                  72          (104,647)                 -           514,743          471,621                          1.50
26271                  73           169,276            266,322           533,356          472,272                          1.51
------------------------------------------------------------------------------------------------------------------------------------
26600                  74           218,707                  -           561,832          529,998                          1.77
26709                  75           506,202            565,704           498,552          470,426       Springing          1.50
310851432              76           273,113            481,879           486,231          475,960                          1.64
310851547              77                              556,920           489,740          454,229                          1.15
310851612              78                              462,467           505,806          495,294                          1.50
------------------------------------------------------------------------------------------------------------------------------------
310851598              79           420,336            437,335           470,463          446,463                          1.48
25895                  80           414,350                  -           454,521          431,642                          1.38
26367                  81           607,258            415,124           589,024          512,247       In Place           1.47
26734                  82           448,111                  -           391,436          382,283                          1.34
27319                  83           513,006                  -           456,976          429,067                          1.47
------------------------------------------------------------------------------------------------------------------------------------
310851571              84           306,996            431,266           462,526          418,870                          1.32
310900012              85           628,881            631,235           630,978          615,378                          2.11
310851414              86           412,420            424,403           423,906          396,306                          1.69
310851482              87           533,479            530,625           441,757          392,573                          1.37
26553                  88           933,681            916,574           765,142          712,142                          2.87
------------------------------------------------------------------------------------------------------------------------------------
310851633              89           464,995            501,855           480,102          467,302                          1.75
26494                  90                 -            382,525           355,789          348,554                          1.28
27654                  91           653,428            628,928           560,481          476,950                          1.79
9905404                92           289,613            514,419           634,279          615,975                          2.35
310851495              93           605,668            596,930           608,693          563,893                          2.31
------------------------------------------------------------------------------------------------------------------------------------
310851627              94           419,237            449,947           365,418          358,568                          1.34
310851644              95                              532,440           467,403          440,621                          1.61
27379                  96                 -                  -           361,843          355,135                          1.31
310851549              97           519,543            542,107           482,595          435,336                          1.39
310851448              98           524,015            545,735           517,351          452,937                          1.69
------------------------------------------------------------------------------------------------------------------------------------
25466                  99           388,960            362,347           394,516          373,516                          1.59
25473                 100           (14,748)                 -           377,947          363,174       In Place           1.35
310900021             101           300,495            337,086           339,148          310,116                          1.26
9905501               102           391,849            475,974           395,140          383,759                          1.56
26528                 103                 -                  -           309,460          299,377                          1.36
------------------------------------------------------------------------------------------------------------------------------------
25454                 104           311,820            386,825           338,223          315,119       In Place           1.31
310851521             105           660,118                              618,886          576,804                          2.10
310851632             106           326,679            382,632           375,557          334,181                          1.43
310851489             107           469,954            504,404           544,361          521,777                          2.60
9905467               108           500,171            435,554           436,196          427,172                          1.90
------------------------------------------------------------------------------------------------------------------------------------
9905468               109           605,853            585,126           592,770          584,142                          2.67
9905451               110                                                                                                  1.25
         9905451A                   190,626            164,464           176,627          161,627
         9905451B                   107,218            109,836           105,993           95,993

------------------------------------------------------------------------------------------------------------------------------------
27165                 111           275,858            304,366           320,649          292,649                          1.41
310851588             112           290,061            318,959           333,296          290,234                          1.44
310851634             113                              335,292           344,522          327,671                          1.29
9904923               114           212,153            278,071           326,200          300,802                          1.32
27064                 115           355,295                  -           940,130          912,630       Springing          4.65
------------------------------------------------------------------------------------------------------------------------------------
310851541             116           623,742            647,955           621,217          599,250                          3.10
310851614             117           112,980                              380,508          358,508                          1.44
26725                 118           552,764          1,560,425           462,820          383,841       Springing          1.76
25773                 119           153,178                  -           321,817          295,587                          1.50
310851616             120           544,216            421,655           431,066          420,366                          2.05
------------------------------------------------------------------------------------------------------------------------------------
27936                 121                 -            (76,003)          320,159          289,831                          1.50
26023                 122           562,397                  -           398,367          348,045                          1.68
310851631             123           358,636            338,275           348,048          301,798                          1.25
25339                 124           297,555            272,594           293,205          255,628                          1.38
27780                 125           316,655                  -           298,771          273,337                          1.45
------------------------------------------------------------------------------------------------------------------------------------
9905453               126           250,557            238,732           281,403          255,403                          1.35
310851533             127                              265,444           247,504          237,884       Springing          1.22
310851640             128                              251,085           315,687          287,093                          1.26
27108                 129           285,620            304,232           305,877          283,877                          1.64
310851496             130           548,079                              521,929          484,495                          2.80
------------------------------------------------------------------------------------------------------------------------------------
310851576             131           331,271            359,286           338,391          299,126                          1.75
310900031             132                              201,062           455,806          416,806                          2.38
310900036             133           414,293            437,508           427,472          421,237                          2.28
310851621             134           214,750            309,796           308,100          301,077                          1.58
9904324               135           278,466            265,789           268,666          243,516                          1.35
------------------------------------------------------------------------------------------------------------------------------------
25309                 136                 -                  -           247,176          233,741                          1.25
26909                 137           262,671                  -           247,633          230,893                          1.32
310851546             138                              368,158           295,904          276,016                          1.65
310851572             139                              238,853           235,265          219,065                          1.26
9905053               140                                                                                                  2.21
         9905053A                   119,930            150,252           123,565          118,009
         9905053B                   140,230            146,315           127,542          124,755
         9905053C                   108,484            126,875           105,247          100,932

------------------------------------------------------------------------------------------------------------------------------------
310851596             141           310,478            326,306           281,121          273,485                          1.44
310851604             142           338,589            377,525           346,200          336,450                          1.60
310851517             143           236,726            247,160           235,473          222,264                          1.24
310851527             144           267,888            292,856           279,521          246,155                          1.60
26981                 145           221,506            226,693           226,609          219,180                          1.27
------------------------------------------------------------------------------------------------------------------------------------
26832                 146           270,221            279,312           244,444          223,096                          1.41
9904785               147                 -            261,225           268,256          228,403                          1.43
310851587             148           362,848            343,822           323,225          285,425                          1.45
310851611             149           285,727                              256,572          215,177                          1.27
310851613             150                              197,142           243,897          237,678                          1.48
------------------------------------------------------------------------------------------------------------------------------------
310851490             151                                                                                                  1.71
       310851490A                    83,432            103,998           105,713           90,300
       310851490B                   182,789            197,409           192,360          171,234

25540                 152           213,975                  -           199,682          187,682                          1.29
------------------------------------------------------------------------------------------------------------------------------------
310900030             153                              365,397           334,195          283,555                          1.53
310851608             154           227,726            212,627           210,601          198,238                          1.34
310851497             155           488,050            474,460           436,238          428,638                          3.67
310851558             156           254,646            242,934           226,008          211,058                          1.29
310851575             157           211,577            223,580           240,434          215,009                          1.56
------------------------------------------------------------------------------------------------------------------------------------
310900006             158           277,584            267,487           262,049          233,249                          1.59
310900018             159                              213,129           202,920          194,971                          1.43
310900022             160           321,908            380,830           306,377          306,377                          1.75
310900037             161           206,627            235,342           196,972          187,972                          1.42
310851601             162           248,955            248,555           231,818          215,344                          1.64
------------------------------------------------------------------------------------------------------------------------------------
310851568             163           263,838            259,511           251,224          209,644                          1.64
310900029             164           167,914            191,438           210,834          186,522                          1.33
310900035             165           177,939                              196,065          177,160                          1.53
26567                 166           237,994                  -           212,926          211,306                          1.85
9904982               167           150,968            198,639           169,565          145,065                          1.32
------------------------------------------------------------------------------------------------------------------------------------
25840                 168           845,695                  -           751,865          736,615                          6.48
310851646             169                              191,417           191,412          179,417                          1.26
310851625             170           244,148            232,582           166,697          144,063                          1.40
310851257             171           114,053            233,142           201,385          179,394                          1.50
310851321             172           154,449            157,076           149,381          127,797                          1.37
------------------------------------------------------------------------------------------------------------------------------------
9905494               173           150,558            193,136           160,928          148,928                          1.38
310851600             174           236,312            236,387           218,094          197,218                          1.98
310851544             175           146,555                              146,639          128,615                          1.31
26302                 176                 -                  -           128,308          128,308       In Place           1.25
310851583             177           171,489                              147,328          135,629                          1.18
------------------------------------------------------------------------------------------------------------------------------------
310851599             178           165,724            165,777           133,459          126,597                          1.44
310851626             179           162,318            156,988           111,271          107,071                          1.27
9905485               180           178,552            149,264           137,920          127,260                          1.47
310900002             181           168,574            176,699           170,257          153,221                          1.40
====================================================================================================================================

                                                                                                                           1.59

                                                                             EFFECTIVE
                                                                              LOCKOUT       EFFECTIVE
                                   APPRAISED       CUT-OFF      MATURITY       PERIOD        LOCKOUT
   LOAN NUMBER       COUNT           VALUE           LTV          LTV          (MOS.)        END DATE           CALL PROTECTION
------------------------------------------------------------------------------------------------------------------------------------
310900043              1           123,000,000       47.56%       43.76%     117         11/30/2009         Defeasance
310900024              2            79,300,000       59.27%       58.32%      57         7/31/2004          Defeasance
310851624              3                             72.56%       60.38%     117         6/30/2009          Defeasance
       310851624A                    4,810,000       74.84%       62.28%
       310851624B                    7,140,000       75.82%       63.09%
       310851624C                    5,030,000       76.36%       63.54%
       310851624D                    4,790,000       72.93%       60.69%
       310851624E                    4,360,000       77.94%       64.85%
       310851624F                    3,740,000       71.64%       59.62%
       310851624G                    6,600,000       70.91%       59.01%
       310851624H                    4,270,000       72.86%       60.63%
       310851624I                    5,700,000       70.82%       58.93%
       310851624J                    3,900,000       73.76%       61.38%
       310851624K                    2,890,000       69.74%       58.03%
       310851624L                    5,950,000       65.27%       54.32%
       310851624M                    2,350,000       68.90%       57.34%

------------------------------------------------------------------------------------------------------------------------------------
9905426                4            35,000,000       61.81%       51.15%     117         3/31/2008          DEFEASANCE
26287                  5                             49.69%       46.30%      60         1/31/2005          Defeasance
           26287A                    8,900,000       46.91%       43.71%
           26287B                   16,700,000       47.90%       44.64%
           26287C                   15,000,000       53.33%       49.70%

------------------------------------------------------------------------------------------------------------------------------------
27657                  6            41,500,000       48.19%       40.37%     117         10/31/2009         DEFEASANCE
310900004              7            26,900,000       71.63%       64.14%     117         8/31/2009          Defeasance
310900032              8            35,000,000       54.81%       43.19%     126         7/31/2010          Defeasance
9905921                9            31,000,000       54.84%       49.15%     117         10/31/2009         Defeasance
310900041              10           27,200,000       58.82%       54.50%     116         10/31/2009         Defeasance
------------------------------------------------------------------------------------------------------------------------------------
310900020              11                            62.30%       51.17%     117         9/30/2009          Defeasance
       310900020A                    2,390,000       55.55%       45.63%
       310900020B                    3,300,000       65.95%       54.16%
       310900020C                    4,030,000       60.94%       50.05%
       310900020D                    3,150,000       68.77%       56.48%
       310900020E                    3,800,000       53.33%       43.80%
       310900020F                    1,850,000       67.45%       55.40%
       310900020G                    3,590,000       61.45%       50.47%
       310900020H                    3,125,000       67.72%       55.62%

------------------------------------------------------------------------------------------------------------------------------------
26660                  12                            69.56%       56.58%     120         7/31/2009          DEFEASANCE
           26660A                   10,850,000       69.56%       56.58%
           26660B                    3,750,000       69.56%       56.58%
           26660C                    5,400,000       69.56%       56.58%

------------------------------------------------------------------------------------------------------------------------------------
26511                  13           23,000,000       59.78%       53.79%     120         9/30/2009          DEFEASANCE
25503                  14           14,800,000       72.19%        1.83%     180         9/30/2014          Defeasance
27112                  15           16,900,000       61.98%       54.80%     120         9/30/2009          Defeasance
27874                  16           16,200,000       63.27%       57.60%     120         1/31/2010          Defeasance
310900011              17           20,500,000       48.95%        1.08%     177         7/31/2014          Defeasance
------------------------------------------------------------------------------------------------------------------------------------
27931                  18           13,700,000       64.20%       56.63%     119         11/30/2009         Defeasance
9905475                19           12,100,000       70.08%       57.58%     117         7/31/2008          Defeasance
9904248                20           12,000,000       70.67%       65.02%     106         6/30/2008          Defeasance
310851607              21           10,800,000       71.55%       59.42%     117         5/31/2009          Defeasance
27942                  22           10,500,000       71.40%       68.35%      60         12/31/2004         Defeasance
------------------------------------------------------------------------------------------------------------------------------------
26334                  23           12,250,000       58.34%       52.26%     120         12/31/2009         Defeasance
28027                  24            9,900,000       69.70%       63.22%     120         1/31/2010          Defeasance
26863                  25           11,300,000       60.03%       53.01%     120         9/30/2009          Defeasance
27355                  26           14,200,000       47.82%       44.95%      84         10/31/2006         Defeasance
26597                  27           13,000,000       49.75%       34.57%     120         10/31/2009         Defeasance
------------------------------------------------------------------------------------------------------------------------------------
26569                  28           19,000,000       32.84%       30.82%      83         9/30/2006          Defeasance
27018                  29           13,000,000       47.79%       43.01%     120         9/30/2009          Defeasance
26779                  30            9,450,000       65.33%       52.84%     120         9/30/2009          Defeasance
310851270              31            8,400,000       72.65%       64.16%     114         12/31/2008         Defeasance
18079                  32           16,250,000       36.19%        0.87%     180         6/30/2014          Defeasance
------------------------------------------------------------------------------------------------------------------------------------
27638                  33           10,800,000       55.56%       52.27%      60         12/31/2004         Defeasance
9905484                34            8,950,000       66.66%       59.86%     117         12/31/2008         Defeasance
27130                  35            8,200,000       71.19%       64.00%     120         12/31/2009         Defeasance
27708                  36            8,500,000       66.99%       59.70%     120         11/30/2009         Defeasance
310851529              37            8,765,000       63.32%        1.44%     174         11/30/2013         Defeasance
------------------------------------------------------------------------------------------------------------------------------------
9904270                38            8,350,000       65.02%       52.51%      60         2/29/2004          >1% or Yield Maintenance
5250                   39            9,500,000       57.53%       53.08%     120         1/31/2010          Defeasance
26724                  40           11,000,000       49.26%       34.69%     120         10/31/2009         Defeasance
26136                  41            7,000,000       76.98%       68.98%     120         9/30/2009          Defeasance
26282                  42           10,300,000       51.35%       45.99%     117         6/30/2009          Defeasance
------------------------------------------------------------------------------------------------------------------------------------
310851505              43            7,700,000       66.97%       55.52%     115         9/30/2008          Defeasance
27287                  44           12,450,000       40.05%       33.20%     120         10/31/2009         Defeasance
27945                  45            6,500,000       76.89%       69.22%     120         12/31/2009         Defeasance
27489                  46            9,000,000       53.78%       38.04%     120         10/31/2009         Defeasance
25138                  47                            66.47%       59.28%     119         7/31/2008          Defeasance
           25138A                    4,162,921       71.22%       63.47%
           25138B                    2,899,253       59.66%       53.27%

------------------------------------------------------------------------------------------------------------------------------------
17584                  48            7,900,000       58.78%       53.10%      48         10/31/2003         >1% OR YIELD MAINTENANCE
26722                  49            7,000,000       65.04%       45.80%     120         10/31/2009         Defeasance
26120                  50            7,400,000       61.44%       55.33%     117         8/31/2009          Defeasance
26985                  51            5,900,000       76.48%       65.21%     120         9/30/2009          Defeasance
27611                  52            7,775,000       57.88%        1.42%     180         1/31/2015          Defeasance
------------------------------------------------------------------------------------------------------------------------------------
310851522              53                            60.49%       27.88%     174         1/31/2014          Defeasance
       310851522A                    4,100,000       60.36%       27.82%
       310851522B                    1,500,000       65.99%       30.42%
       310851522C                    1,600,000       55.68%       25.67%

------------------------------------------------------------------------------------------------------------------------------------
310851643              54            8,400,000       50.99%       41.64%     117         7/31/2009          DEFEASANCE
9904545                55            5,800,000       73.44%       66.08%     117         6/30/2009          Defeasance
310851609              56            8,600,000       48.14%        1.08%     177         6/30/2014          Defeasance
26989                  57            5,500,000       74.41%       67.11%     120         9/30/2009          Defeasance
9905478                58            6,500,000       62.56%       52.20%     117         1/31/2009          Defeasance
------------------------------------------------------------------------------------------------------------------------------------
310851557              59            6,900,000       59.04%       50.00%     117         3/31/2009          Defeasance
310851562              60           11,300,000       36.17%       32.85%     114         1/31/2009          Defeasance
310851622              61            5,725,000       71.28%       59.05%     117         6/30/2009          Defeasance
27292                  62            8,400,000       47.45%       39.30%     120         9/30/2009          Defeasance
9904417                63            5,600,000       71.17%       64.03%     117         3/31/2009          Defeasance
------------------------------------------------------------------------------------------------------------------------------------
9905472                64            5,515,000       71.94%       60.02%     117         1/31/2009          Defeasance
310900033              65            7,030,000       54.01%       44.80%     117         10/31/2009         Defeasance
25413                  66            6,200,000       61.10%       54.78%     120         7/31/2009          Defeasance
25465                  67            6,500,000       57.48%       50.97%     120         7/31/2009          Defeasance
27937                  68            4,900,000       76.50%       68.88%     120         12/31/2009         Defeasance
------------------------------------------------------------------------------------------------------------------------------------
27005                  69            4,950,000       74.62%       66.30%     120         10/31/2009         Defeasance
310851641              70            5,400,000       68.35%       61.95%     117         6/30/2009          Defeasance
27397                  71            5,200,000       68.91%       61.66%     120         12/31/2009         Defeasance
26766                  72            5,350,000       65.81%       59.21%     120         8/31/2009          Defeasance
26271                  73            5,740,000       60.82%       54.75%      30         2/28/2002          >1% or T+50 YM
------------------------------------------------------------------------------------------------------------------------------------
26600                  74            5,810,000       60.14%       53.49%     120         10/31/2009         Defeasance
26709                  75            5,640,000       61.96%       55.76%     120         10/31/2009         Defeasance
310851432              76            4,800,000       71.66%       57.40%     117         9/30/2008          Defeasance
310851547              77            5,325,000       64.14%        0.00%     174         12/31/2013         Defeasance
310851612              78            5,400,000       64.48%       53.83%      36         7/31/2002          Flex
------------------------------------------------------------------------------------------------------------------------------------
310851598              79            5,020,000       69.09%       61.73%     114         2/28/2009          Defeasance
25895                  80            5,210,000       65.62%       59.35%     120         9/30/2009          Defeasance
26367                  81            4,900,000       68.02%       58.37%     120         12/31/2009         Defeasance
26734                  82            4,335,000       74.82%       66.99%     120         9/30/2009          Defeasance
27319                  83            4,750,000       68.32%       61.51%     120         10/31/2009         Defeasance
------------------------------------------------------------------------------------------------------------------------------------
310851571              84            4,700,000       68.75%       56.65%     114         2/28/2009          Defeasance
310900012              85            7,200,000       45.01%       36.80%     117         8/31/2009          Defeasance
310851414              86            5,500,000       57.38%       49.56%     114         5/31/2008          Defeasance
310851482              87            4,900,000       64.46%       53.00%     115         9/30/2008          Defeasance
26553                  88            8,800,000       35.10%       30.75%     120         8/31/2009          Defeasance
------------------------------------------------------------------------------------------------------------------------------------
310851633              89            5,800,000       53.24%       47.58%     117         4/30/2009          Defeasance
26494                  90            3,800,000       78.90%       68.33%     120         12/31/2009         Defeasance
27654                  91            5,700,000       52.61%       47.21%     120         12/31/2009         Defeasance
9905404                92            7,700,000       38.92%       34.78%     117         8/31/2009          Defeasance
310851495              93            7,700,000       38.43%       30.64%     115         10/31/2008         Defeasance
------------------------------------------------------------------------------------------------------------------------------------
310851627              94            4,750,000       62.96%       56.69%     117         5/31/2009          Defeasance
310851644              95            5,625,000       53.24%       43.77%     117         9/30/2009          Defeasance
27379                  96            4,100,000       71.90%       65.04%     120         11/30/2009         Defeasance
310851549              97            4,730,000       58.93%        0.00%     174         11/30/2013         Defeasance
310851448              98            5,500,000       50.46%       35.29%     114         11/30/2008         Defeasance
------------------------------------------------------------------------------------------------------------------------------------
25466                  99            4,670,000       59.74%       52.97%     120         7/31/2009          Defeasance
25473                 100            4,100,000       68.27%       64.79%      84         12/31/2006         Defeasance
310900021             101            3,790,000       70.69%       63.97%     117         10/31/2009         Defeasance
9905501               102            3,820,000       66.86%       54.87%     115         11/30/2008         Defeasance
26528                 103            4,200,000       60.26%       53.79%     120         10/31/2009         Defeasance
------------------------------------------------------------------------------------------------------------------------------------
25454                 104            3,400,000       73.48%       67.17%     120         11/30/2009         Defeasance
310851521             105            7,505,000       32.41%        0.68%     174         11/30/2013         Defeasance
310851632             106            3,900,000       63.81%       53.01%     117         6/30/2009          Defeasance
310851489             107            4,850,000       50.14%       44.39%     114         9/30/2008          Defeasance
9905467               108            5,800,000       41.62%       34.47%     117         5/31/2009          Defeasance
------------------------------------------------------------------------------------------------------------------------------------
9905468               109            6,700,000       35.98%       29.57%     117         4/30/2009          Defeasance
9905451               110                            74.83%       67.21%     117         1/31/2009          Defeasance
         9905451A                    1,925,000       77.02%       69.18%
         9905451B                    1,200,000       71.31%       64.05%

------------------------------------------------------------------------------------------------------------------------------------
27165                 111            2,900,000       79.11%       71.32%     120         8/31/2009          DEFEASANCE
310851588             112            3,960,000       57.66%       47.00%     117         4/30/2009          Defeasance
310851634             113            3,200,000       69.16%        1.57%     177         6/30/2014          Defeasance
9904923               114            3,350,000       66.25%        3.14%     237         4/30/2019          Defeasance
27064                 115           10,575,000       20.96%       17.06%     120         9/30/2009          Defeasance
------------------------------------------------------------------------------------------------------------------------------------
310851541             116            6,525,000       33.40%       27.32%     114         11/30/2008         Defeasance
310851614             117            4,180,000       51.74%        1.21%     177         5/31/2014          Defeasance
26725                 118            3,300,000       66.29%       46.68%     120         10/31/2009         Defeasance
25773                 119            3,500,000       61.28%       55.52%     119         7/31/2009          Defeasance
310851616             120            6,300,000       33.83%       23.49%     117         6/30/2009          Defeasance
------------------------------------------------------------------------------------------------------------------------------------
27936                 121            3,100,000       67.74%       55.74%     120         1/31/2010          Defeasance
26023                 122            3,100,000       66.63%       56.59%     120         7/31/2009          Defeasance
310851631             123            3,330,000       61.13%        0.00%     177         6/30/2014          Defeasance
25339                 124            3,250,000       63.08%       56.79%     114         7/31/2009          Defeasance
27780                 125            3,100,000       66.13%       59.77%     120         1/31/2010          Defeasance
------------------------------------------------------------------------------------------------------------------------------------
9905453               126            2,740,000       74.19%       61.62%     117         1/31/2009          Defeasance
310851533             127            3,030,000       66.86%       56.09%      36         5/31/2002          Flex
310851640             128            4,000,000       49.77%        1.10%     177         6/30/2014          Defeasance
27108                 129            3,400,000       58.58%       47.42%     120         9/30/2009          Defeasance
310851496             130            5,350,000       36.93%       30.04%      37         3/31/2002          Flex
------------------------------------------------------------------------------------------------------------------------------------
310851576             131            3,400,000       58.54%       52.23%     114         12/31/2008         Defeasance
310900031             132            5,725,000       34.92%       31.21%     117         10/31/2009         Defeasance
310900036             133            4,830,000       41.34%       34.09%     117         9/30/2009          Defeasance
310851621             134            3,000,000       66.00%       55.30%     117         5/31/2009          Defeasance
9904324               135            2,700,000       72.94%       66.04%     117         4/30/2009          Defeasance
------------------------------------------------------------------------------------------------------------------------------------
25309                 136            2,700,000       71.34%       65.40%     120         8/31/2009          Defeasance
26909                 137            2,750,000       68.97%       62.52%     120         9/30/2009          Defeasance
310851546             138            3,350,000       56.18%       45.98%      36         4/30/2002          Flex
310851572             139            2,565,000       73.51%       60.85%      36         5/31/2002          Flex
9905053               140                            39.24%       34.80%     117         5/31/2009          Defeasance
         9905053A                    1,700,000       36.36%       32.25%
         9905053B                    1,600,000       38.32%       33.99%
         9905053C                    1,400,000       43.79%       38.84%

------------------------------------------------------------------------------------------------------------------------------------
310851596             141            3,275,000       55.90%       40.33%     117         4/30/2009          DEFEASANCE
310851604             142            4,250,000       42.75%        0.00%      36         7/31/2002          Flex
310851517             143            2,450,000       73.13%       62.08%      36         7/31/2002          Flex
310851527             144            2,600,000       68.86%       61.44%     114         11/30/2008         Defeasance
26981                 145            2,700,000       66.09%       60.46%     120         12/31/2009         Defeasance
------------------------------------------------------------------------------------------------------------------------------------
26832                 146            2,800,000       63.22%       56.83%     118         6/30/2009          Defeasance
9904785               147            2,400,000       72.74%       65.76%     117         5/31/2009          Defeasance
310851587             148            3,100,000       55.31%        1.26%     177         4/30/2014          Defeasance
310851611             149            3,050,000       56.61%       47.75%     114         2/28/2009          Defeasance
310851613             150            2,850,000       59.33%       49.49%      36         7/31/2002          Flex
------------------------------------------------------------------------------------------------------------------------------------
310851490             151                            57.50%       47.96%      36         2/28/2002          Flex
       310851490A                    1,140,000       56.43%       47.07%
       310851490B                    1,700,000       58.22%       48.56%

25540                 152            2,300,000       70.44%       63.48%     120         7/31/2009          DEFEASANCE
------------------------------------------------------------------------------------------------------------------------------------
310900030             153            4,400,000       36.38%        0.00%     177         9/30/2014          Defeasance
310851608             154            2,170,000       71.00%       59.48%     117         4/30/2009          Defeasance
310851497             155            4,250,000       34.95%       30.51%      37         3/31/2002          Flex
310851558             156            2,600,000       56.12%        1.16%      60         4/30/2004          Flex
310851575             157            2,240,000       66.75%       60.55%     114         1/31/2009          Defeasance
------------------------------------------------------------------------------------------------------------------------------------
310900006             158            2,250,000       66.34%        2.62%     237         8/31/2019          Defeasance
310900018             159            2,400,000       62.39%       51.21%     117         9/30/2009          Defeasance
310900022             160            3,500,000       42.51%       21.07%     117         8/31/2009          Defeasance
310900037             161            2,025,000       74.01%       66.36%      36         11/30/2002         Flex
310851601             162            2,700,000       53.03%       43.77%     117         5/31/2009          Defeasance
------------------------------------------------------------------------------------------------------------------------------------
310851568             163            2,300,000       60.40%       49.94%     114         12/31/2008         Defeasance
310900029             164            2,160,000       64.62%       45.66%     117         9/30/2009          Defeasance
310900035             165            2,200,000       59.04%       53.01%     117         9/30/2009          Defeasance
26567                 166            2,300,000       54.22%       49.07%     119         7/31/2009          Defeasance
9904982               167            1,650,000       73.99%       66.75%     114         12/31/2008         Defeasance
------------------------------------------------------------------------------------------------------------------------------------
25840                 168           11,000,000       10.89%        7.37%     180         11/30/2014         Defeasance
310851646             169            1,800,000       66.11%        0.00%     177         8/31/2014          Defeasance
310851625             170            2,450,000       46.26%       38.00%     117         5/31/2009          Defeasance
310851257             171            1,890,000       55.91%        1.05%     174         5/31/2013          Defeasance
310851321             172            1,400,000       76.85%       60.63%      42         3/31/2002          Flex
------------------------------------------------------------------------------------------------------------------------------------
9905494               173            1,630,000       66.28%       56.33%     117         11/30/2008         Defeasance
310851600             174            2,410,000       44.19%       36.68%     117         6/30/2009          Defeasance
310851544             175            1,570,000       66.33%       55.36%      36         4/30/2002          Flex
26302                 176            1,400,000       71.23%       32.18%     180         11/30/2014         Defeasance
310851583             177            1,712,000       57.09%        1.40%     177         3/31/2014          Defeasance
------------------------------------------------------------------------------------------------------------------------------------
310851599             178            1,480,000       63.22%       52.48%     117         6/30/2009          Defeasance
310851626             179            1,550,000       60.15%       54.32%     117         5/31/2009          Defeasance
9905485               180            1,500,000       60.13%       50.46%     117         12/31/2008         Defeasance
310900002             181            1,475,000       60.24%        1.81%      60         8/31/2004          Flex
====================================================================================================================================

                                                     59.89%       48.25%


                                    CALL            FREE PREPAY
                                 PROTECTION            WINDOW
   LOAN NUMBER       COUNT        END DATE             (MOS.)         ADDRESS
-------------------------------------------------------------------------------------------------------------------------------
310900043              1         11/30/2009              3            650 Townsend
310900024              2         7/31/2004               3            150 Fayetteville Street Mall
310851624              3         6/30/2009               3
       310851624A                                                     4701 Gulf Freeway
       310851624B                                                     7825 Katy Freeway
       310851624C                                                     2500 West Main Street
       310851624D                                                     3182 Curlew Road
       310851624E                                                     9505 N. Florida Ave.
       310851624F                                                     7022 FM 1960 W.
       310851624G                                                     6040 Westpark
       310851624H                                                     16250 Old Galveston Rd
       310851624I                                                     2305 S. Voss Road
       310851624J                                                     30722 US HWY 19
       310851624K                                                     7052 103rd Street
       310851624L                                                     10515 SW Freeway
       310851624M                                                     10650 SW Plaza Court

-------------------------------------------------------------------------------------------------------------------------------
9905426                4         3/31/2008               3            3737 SPORTS ARENA BOULEVARD
26287                  5         1/31/2005               0
           26287A                                                     4840 Grove Barton Rd
           26287B                                                     7701 Overland Road
           26287C                                                     2135 N. Federal Hwy (Route 1)

-------------------------------------------------------------------------------------------------------------------------------
27657                  6         10/31/2009              3            147 MERCER STREET
310900004              7         8/31/2009               3            3100-3401 International Airport Drive , 3100-3140
310900032              8         7/31/2010               6            3101, 3131, 3151 Jay Street
9905921                9         10/31/2009              3            9950 Mayland Drive
310900041              10        10/31/2009              4            2000-3000 Harbison Drive
-------------------------------------------------------------------------------------------------------------------------------
310900020              11        9/30/2009               3
       310900020A                                                     3057 S. Cooper
       310900020B                                                     1515 South Lamar
       310900020C                                                     3334 Forest Lane
       310900020D                                                     2025 South Holly
       310900020E                                                     9740 Stroud
       310900020F                                                     11015 West 62nd
       310900020G                                                     6640 Skillman
       310900020H                                                     9150 Pierce

-------------------------------------------------------------------------------------------------------------------------------
26660                  12        7/31/2009               0
           26660A                                                     2250 34th Street South
           26660B                                                     2220-2260 St. Johns Avenue
           26660C                                                     2440-2460 Village Lane

-------------------------------------------------------------------------------------------------------------------------------
26511                  13        9/30/2009               0            5701 6TH AVENUE SOUTH
25503                  14        9/30/2014               0            1-97 Commerce Way
27112                  15        9/30/2009               0            4512 Emerald Forest Drive
27874                  16        1/31/2010               0            2700 West Sahara Avenue
310900011              17        7/31/2014               3            34801 & 34781 Campus Drive
-------------------------------------------------------------------------------------------------------------------------------
27931                  18        11/30/2009              1            3100 W. Layton Ave
9905475                19        7/31/2008               3            50 Racetrack Road
9904248                20        6/30/2008               3            1500 South Willow Street
310851607              21        5/31/2009               3            3001-3325 North Tracy Blvd.
27942                  22        12/31/2004              0            9109 Dartbrook Drive
-------------------------------------------------------------------------------------------------------------------------------
26334                  23        12/31/2009              0            7208-7290 W. Lake Mead Boulevard
28027                  24        1/31/2010               0            17245-17395 17th Street
26863                  25        9/30/2009               0            1425 South Eads Street
27355                  26        10/31/2006              0            One Exchange Place
26597                  27        10/31/2009              0            8800 Sheldon Road
-------------------------------------------------------------------------------------------------------------------------------
26569                  28        9/30/2006               1            15 East 84th Street
27018                  29        9/30/2009               0            6100 4th Avenue South
26779                  30        9/30/2009               0            5600 South  56th St.
310851270              31        12/31/2008              6            3925 Cypress Drive
18079                  32        6/30/2014               0            36 West 47th Street
-------------------------------------------------------------------------------------------------------------------------------
27638                  33        12/31/2004              0            11021 Fuqua Street
9905484                34        12/31/2008              3            232 Yankee Road
27130                  35        12/31/2009              0            9661 Audelia Road
27708                  36        11/30/2009              0            Traders Way & 1st Street
310851529              37        11/30/2013              6            12160 SW Imperial Avenue
-------------------------------------------------------------------------------------------------------------------------------
9904270                38        2/28/2009               0            1315-43 3rd Avenue
5250                   39        1/31/2010               0            406 East Hopkins Avenue
26724                  40        10/31/2009              0            8051 Peach Street
26136                  41        9/30/2009               0            210 Lake Street
26282                  42        6/30/2009               3            1965 East Sixth Street
-------------------------------------------------------------------------------------------------------------------------------
310851505              43        9/30/2008               6            425-455E. Washington Ave. 415 & 425 N. Hickory Str
27287                  44        10/31/2009              0            76-02 Woodhaven Boulevard
27945                  45        12/31/2009              0            1921 East Van Buren Street
27489                  46        10/31/2009              0            8061 Peach Street
25138                  47        7/31/2008               1
           25138A                                                     21700 Northwestern Highway
           25138B                                                     99, 111 Founders Plaza

-------------------------------------------------------------------------------------------------------------------------------
17584                  48        10/31/2009              0            111 LENOX STREET
26722                  49        10/31/2009              0            8050 Peach Street
26120                  50        8/31/2009               3            808 Howell Street
26985                  51        9/30/2009               0            1500 SE 17th Street Causeway
27611                  52        1/31/2015               0            8025 Jericho Turnpike
-------------------------------------------------------------------------------------------------------------------------------
310851522              53        1/31/2014               6
       310851522A                                                     5845 East 14th Street
       310851522B                                                     4402 Austin Road
       310851522C                                                     502 East Military Hwy

-------------------------------------------------------------------------------------------------------------------------------
310851643              54        7/31/2009               3            9654 SIEMPRE VIVA ROAD AND 9635 HEINRICH HERTZ DR.
9904545                55        6/30/2009               3            1451-1535 N. Federal Highway
310851609              56        6/30/2014               3            12210-12300 La Mirada Blvd. & 15059-15083 Imperial
26989                  57        9/30/2009               0            6410, 6420, 6450 N. Blackstone Blvd.
9905478                58        1/31/2009               3            1075 Middle Country Road
-------------------------------------------------------------------------------------------------------------------------------
310851557              59        3/31/2009               3            103A Lakeway Drive
310851562              60        1/31/2009               6            25 Cyril Magnin Place
310851622              61        6/30/2009               3            19780 Pacific Gateway Drive
27292                  62        9/30/2009               0            35-39 West 35th Street
9904417                63        3/31/2009               3            1700 East 20th Street
-------------------------------------------------------------------------------------------------------------------------------
9905472                64        1/31/2009               3            1801 South Frontage Road
310900033              65        10/31/2009              3            5001-5109 Laquna Blvd
25413                  66        7/31/2009               0            3504-3598 Roger B. Chaffee Memorial Blvd
25465                  67        7/31/2009               0            145-225 W. El Norte Parkway
27937                  68        12/31/2009              0            24-30 Bank Street
-------------------------------------------------------------------------------------------------------------------------------
27005                  69        10/31/2009              0            400 Wollaston Avenue
310851641              70        6/30/2009               3            230 Farmington Avenue
27397                  71        12/31/2009              0            6310-12 Sherwood Rd
26766                  72        8/31/2009               0            3320 N. Buffalo Drive
26271                  73        8/31/2009               0            3033 5th Avenue
-------------------------------------------------------------------------------------------------------------------------------
26600                  74        10/31/2009              0            1725 North University Drive
26709                  75        10/31/2009              0            2454 Occidental Avenue South
310851432              76        9/30/2008               6            1605 Olivenhain Road
310851547              77        12/31/2013              6            21411 Prairie Street
310851612              78        2/28/2009               6            3661 Sunset Drive
-------------------------------------------------------------------------------------------------------------------------------
310851598              79        2/28/2009               6            1531-1611 Adelaide Street
25895                  80        9/30/2009               0            415 North Mary Avenue.
26367                  81        12/31/2009              0            11130 N.W. Ambassador Drive
26734                  82        9/30/2009               0            55 San Juan Grade Road
27319                  83        10/31/2009              0            1700-1750 Rolling Road
-------------------------------------------------------------------------------------------------------------------------------
310851571              84        2/28/2009               6            1931 Old Middlefield Way
310900012              85        8/31/2009               3            330 S. La Cienega Blvd.
310851414              86        5/31/2008               6            5902 Springview Drive
310851482              87        9/30/2008               6            10521-10579 Dale Street
26553                  88        8/31/2009               0            2502 Bacon Ranch Road
-------------------------------------------------------------------------------------------------------------------------------
310851633              89        4/30/2009               3            1011 Beyer Way
26494                  90        12/31/2009              0            124-126 Main Street
27654                  91        12/31/2009              0            4169 Tuscarawas Street West
9905404                92        8/31/2009               3            1313 Third Avenue
310851495              93        10/31/2008              6            701 West Imperial Highway
-------------------------------------------------------------------------------------------------------------------------------
310851627              94        5/31/2009               3            700 East Gobby Street
310851644              95        9/30/2009               3            104 Lee Road
27379                  96        11/30/2009              0            220-228 Main Street
310851549              97        11/30/2013              6            1099 Sylmar Avenue
310851448              98        11/30/2008              6            7470,7504,7556,7582,7600 & 7620 Bridgeport Road
-------------------------------------------------------------------------------------------------------------------------------
25466                  99        7/31/2009               0            502-514 E Bautan Drive
25473                 100        12/31/2006              0            Route 9 West
310900021             101        10/31/2009              3            4912 North Seventh Street #101
9905501               102        11/30/2008              3            13015 Canyon Road East
26528                 103        10/31/2009              0            5675 South Rainbow Boulevard
-------------------------------------------------------------------------------------------------------------------------------
25454                 104        11/30/2009              0            1450-1490 E. Chicago Ave. & 11-15 S. Naper Blvd.
310851521             105        11/30/2013              6            2170-2200 Martin Avenue
310851632             106        6/30/2009               3            108 Powers Court
310851489             107        9/30/2008               6            605 Anita Street
9905467               108        5/31/2009               3            6120 Livingston Road
-------------------------------------------------------------------------------------------------------------------------------
9905468               109        4/30/2009               3            13303 Baltimore Avenue
9905451               110        1/31/2009               3
         9905451A                                                     3215 Pinellas Pointe Drive
         9905451B                                                     920 - 1050 62nd Avenue S.

-------------------------------------------------------------------------------------------------------------------------------
27165                 111        8/31/2009               0            2124 BURTON DRIVE
310851588             112        4/30/2009               3            2109 O'Toole Avenue
310851634             113        6/30/2014               3            11220 South Main Street
9904923               114        4/30/2019               3            1540, 1588,1718 East March Lane and 5052 West Lane
27064                 115        9/30/2009               0            69-74 DeMott St., 54-90 Franklin Ave., 52-56 Weste
-------------------------------------------------------------------------------------------------------------------------------
310851541             116        11/30/2008              6            1483-1485 Broadway
310851614             117        5/31/2014               3            3075 Raymond Street
26725                 118        10/31/2009              0            7415 Schultz Rd.
25773                 119        7/31/2009               1            38 Townline Rd
310851616             120        6/30/2009               3            6860 Lantana Road
-------------------------------------------------------------------------------------------------------------------------------
27936                 121        1/31/2010               0            110,121,140 South Pointe Drive & 79 Industrial Par
26023                 122        7/31/2009               0            1221 State Road 84
310851631             123        6/30/2014               3            1180 Olympic Drive & 1750 & 1760 California
25339                 124        7/31/2009               6            102 North Lime Avenue
27780                 125        1/31/2010               0            43636-43734 Schoenherr Road
-------------------------------------------------------------------------------------------------------------------------------
9905453               126        1/31/2009               3            402 11th Street
310851533             127        12/31/2008              6            10 28th Avenue SW
310851640             128        6/30/2014               3            8955 East Pinnacle Peak Road
27108                 129        9/30/2009               0            1631 Aquarena Springs Drive
310851496             130        10/31/2008              6            10301-10395 Jefferson Blvd.
-------------------------------------------------------------------------------------------------------------------------------
310851576             131        12/31/2008              6            5515, 5521, 5525, 5535 Ruffin Road
310900031             132        10/31/2009              3            7920 Lower Sacramento Road
310900036             133        9/30/2009               3            5730 Corsa Ave.
310851621             134        5/31/2009               3            7900 Deering Avenue
9904324               135        4/30/2009               3            1625 South Fry Road
-------------------------------------------------------------------------------------------------------------------------------
25309                 136        8/31/2009               0            6735 Jonesboro Rd.
26909                 137        9/30/2009               0            3400-3500 Los Coyotes Diagonal
310851546             138        11/30/2008              6            1335 4th Street
310851572             139        3/31/2009               3            3834 Duck Creek Drive
9905053               140        5/31/2009               3
         9905053A                                                     1275 Third Avenue
         9905053B                                                     1559 Second Avenue
         9905053C                                                     314 East 70th Street

-------------------------------------------------------------------------------------------------------------------------------
310851596             141        4/30/2009               3            19224 & 19226 SE MOLALLA AVENUE
310851604             142        5/31/2014               3            1228 3rd Street
310851517             143        2/28/2009               6            3601, 3607 San Fernando Road & 1815, 1821 Tyburn S
310851527             144        11/30/2008              6            9765, 9775, & 9785 Marconi Drive
26981                 145        12/31/2009              0            208-222 East Atlantic Avenue & 29 SE 21nd Ave.
-------------------------------------------------------------------------------------------------------------------------------
26832                 146        6/30/2009               2            1230-1266 Airport Pulling Road
9904785               147        5/31/2009               3            530 North 3rd Street
310851587             148        4/30/2014               3            222 Ramsay Street
310851611             149        2/28/2009               6            8200-8230 Alpine Avenue
310851613             150        2/28/2009               6            14141 Poway Road
-------------------------------------------------------------------------------------------------------------------------------
310851490             151        9/30/2008               6
       310851490A                                                     1601-1649 West Collins Ave.
       310851490B                                                     2101 I-R & 2101-2119 S. Standard Ave.

25540                 152        7/31/2009               0            154-160 ROUTE 31
-------------------------------------------------------------------------------------------------------------------------------
310900030             153        9/30/2014               3            243 West 30th Street
310851608             154        4/30/2009               3            1249 West Stowell Road
310851497             155        9/30/2008               6            6880 Archibald Avenue
310851558             156        2/28/2014               3            517 Oxford Circle
310851575             157        1/31/2009               6            5404-5444 Napa Street, 5220 Gaines Street & 5225 R
-------------------------------------------------------------------------------------------------------------------------------
310900006             158        8/31/2019               3            605 Paredes Line Road
310900018             159        9/30/2009               3            4931 West Brill Street
310900022             160        8/31/2009               3            1066 Locust Street
310900037             161        9/30/2009               3            2818, 2822, 2828, 2832, 2838, 2842, 2848, 2852 Wes
310851601             162        5/31/2009               3            807 Eden Street
-------------------------------------------------------------------------------------------------------------------------------
310851568             163        12/31/2008              6            11367, 11373 and 11379 Trade Center Drive
310900029             164        9/30/2009               3            600 Kasota Avenue
310900035             165        9/30/2009               3            13921 S. Figueroa Street
26567                 166        7/31/2009               1            757 Long Hill Road
9904982               167        12/31/2008              6            5555 W. Gulf Bank Road
-------------------------------------------------------------------------------------------------------------------------------
25840                 168        11/30/2014              0            9080 Bloomfield Ave.
310851646             169        8/31/2014               3            936 East Duane Avenue
310851625             170        5/31/2009               3            848 Gish Road
310851257             171        5/31/2013               6            6989 & 6999 South Jordan Road
310851321             172        9/30/2008               6            146-148 West 132nd Street
-------------------------------------------------------------------------------------------------------------------------------
9905494               173        11/30/2008              3            302-323 Belmont Street
310851600             174        6/30/2009               3            17711/17721 E. Railroad Street
310851544             175        11/30/2008              6            2111, 2127 & 2133 Research Drive
26302                 176        11/30/2014              0            1225 Route 9 North
310851583             177        3/31/2014               3            1227 & 1227A Knox Street
-------------------------------------------------------------------------------------------------------------------------------
310851599             178        6/30/2009               3            554 Easy Street
310851626             179        5/31/2009               3            5701 Live Oak Drive
9905485               180        12/31/2008              3            1020 - 1050 Tiogue Avenue
310900002             181        6/30/2014               3            6450 Louetta Road
===============================================================================================================================




   LOAN NUMBER       COUNT   CITY                        STATE         ZIP CODE      PROPERTY TYPE            PROPERTY SUB-TYPE
------------------------------------------------------------------------------------------------------------------------------------
310900043              1     San Francisco               CA (N)         94103        Office                   Urban
310900024              2     Raleigh                       NC           27601        Office                   Urban
310851624              3                                                             Self-Storage             Self-Storage
       310851624A            La Marque                     TX           77568        Self-Storage             Self-Storage
       310851624B            Houston                       TX           77024        Self-Storage             Self-Storage
       310851624C            League City                   TX           77573        Self-Storage             Self-Storage
       310851624D            Oldsmar                       FL           34677        Self-Storage             Self-Storage
       310851624E            Tampa                         FL           33612        Self-Storage             Self-Storage
       310851624F            Houston                       TX           77069        Self-Storage             Self-Storage
       310851624G            Houston                       TX           77057        Self-Storage             Self-Storage
       310851624H            Webster                       TX           77598        Self-Storage             Self-Storage
       310851624I            Houston                       TX           77057        Self-Storage             Self-Storage
       310851624J            Palm Harbor                   FL           34684        Self-Storage             Self-Storage
       310851624K            Jacksonville                  FL           32210        Self-Storage             Self-Storage
       310851624L            Houston                       TX           77074        Self-Storage             Self-Storage
       310851624M            Houston                       TX           77074        Self-Storage             Self-Storage

------------------------------------------------------------------------------------------------------------------------------------
9905426                4     SAN DIEGO                   CA (S)         92110        HOSPITALITY              FULL SERVICE
26287                  5                                                             Retail                   Theater
           26287A            Raleigh-Durham                NC           27613        Retail                   Theater
           26287B            Boise                         ID           83704        Retail                   Theater
           26287C            Pompano Beach                 FL           33062        Retail                   Theater

------------------------------------------------------------------------------------------------------------------------------------
27657                  6     NEW YORK                      NY         100123203      HOSPITALITY              BOUTIQUE
310900004              7     Charlotte                     NC           28208        Industrial/Warehouse     Warehouse/Distribution
310900032              8     Santa Clara                 CA (N)         95054        Office                   Suburban
9905921                9     Richmond                      VA           23230        Office                   Suburban
310900041              10    Vacaville                   CA (N)         95687        Retail                   Anchored
------------------------------------------------------------------------------------------------------------------------------------
310900020              11                                                            Self-Storage             Self-Storage
       310900020A            Arlington                     TX           76015        Self-Storage             Self-Storage
       310900020B            Austin                        TX           78704        Self-Storage             Self-Storage
       310900020C            Dallas                        TX           75234        Self-Storage             Self-Storage
       310900020D            Denver                        CO           80222        Self-Storage             Self-Storage
       310900020E            Houston                       TX           77036        Self-Storage             Self-Storage
       310900020F            Shawnee                       KS           66203        Self-Storage             Self-Storage
       310900020G            Dallas                        TX           75231        Self-Storage             Self-Storage
       310900020H            Westminster                   CO           80030        Self-Storage             Self-Storage

------------------------------------------------------------------------------------------------------------------------------------
26660                  12                                                            MULTIFAMILY              GARDEN
           26660A            Grand Forks                   ND           58201        Multifamily              Garden
           26660B            Billings                      MT           59102        Multifamily              Garden
           26660C            Billings                      MT           59102        Multifamily              Garden

------------------------------------------------------------------------------------------------------------------------------------
26511                  13    SEATTLE                       WA           98101        OFFICE                   URBAN
25503                  14    Dover                         DE           19901        Industrial/Warehouse     Flex Industrial
27112                  15    Durham                        NC           27713        Multifamily              Garden
27874                  16    Las Vegas                     NV           89102        Office                   Urban
310900011              17    Fremont                     CA (N)         94555        Industrial/Warehouse     Flex Industrial
------------------------------------------------------------------------------------------------------------------------------------
27931                  18    Greenfield                    WI           53201        Multifamily              Garden
9905475                19    East Brunswick                NJ           08816        Retail                   Anchored
9904248                20    Manchester                    NH           03103        Retail                   Anchored
310851607              21    Tracy                       CA (N)         95376        Retail                   Anchored
27942                  22    San Antonio                   TX           78240        Multifamily              Garden
------------------------------------------------------------------------------------------------------------------------------------
26334                  23    Las Vegas                     NV           89128        Retail                   Anchored
28027                  24    Tustin                      CA (S)       927801951      Retail                   Anchored
26863                  25    Arlington                     VA           22202        Multifamily              High-Rise
27355                  26    Jersey City                   NJ           07302        Office                   Urban
26597                  27    Tampa                         FL         336351354      Manufactured Housing     Manufactured Housing
                                                                                     Community                Community
------------------------------------------------------------------------------------------------------------------------------------
26569                  28    New York                      NY           10028        Office                   Urban
27018                  29    Seattle                       WA           98108        Office                   Urban
26779                  30    Lincoln                       NE           68506        Multifamily              Garden
310851270              31    Petaluma                    CA (N)         94954        Industrial/Warehouse     Flex Industrial
18079                  32    New York                      NY           10036        Office                   Urban
------------------------------------------------------------------------------------------------------------------------------------
27638                  33    Houston                       TX           77089        Retail                   Anchored
9905484                34    Quakertown                    PA           18951        Manufactured Housing     Manufactured Housing
                                                                                     Community                Community
27130                  35    Dallas                        TX           75238        Retail                   Anchored
27708                  36    Salem                         MA           01970        Ground Leased Land       Ground Leased Land
310851529              37    King City                     OR           97224        Multifamily              Low-Rise
------------------------------------------------------------------------------------------------------------------------------------
9904270                38    Chula Vista                 CA (S)         91911        Retail                   Anchored
5250                   39    Aspen                         CO           81611        Retail                   Theater
26724                  40    Erie                          PA           16509        Hospitality              Limited Service
26136                  41    Ithaca                        NY           14850        Multifamily              Garden
26282                  42    Cleveland                     OH           44114        Office                   Urban
------------------------------------------------------------------------------------------------------------------------------------
310851505              43    Escondido                   CA (S)         92025        Multifamily              Low-Rise
27287                  44    Glendale                      NY           11385        Self-Storage             Self-Storage
27945                  45    Colorado Springs              CO           80909        Multifamily              Garden
27489                  46    Erie                          PA           16509        Hospitality              Extended Stay
25138                  47                                                            Office
           25138A            Southfield                    MI           48075        Office                   Suburban
           25138B            Hartford                      CT           06101        Office                   Urban

------------------------------------------------------------------------------------------------------------------------------------
17584                  48    NORWOOD                       MA           02062        RETAIL                   SHADOW/WEAK ANCHORED
26722                  49    Erie                          PA           16509        Hospitality              Limited Service
26120                  50    Seattle                       WA           98101        Office                   Urban
26985                  51    Ft. Lauderdale                FL           33316        Hospitality              Limited Service
27611                  52    Woodbury                      NY           11797        Retail                   Unanchored
------------------------------------------------------------------------------------------------------------------------------------
310851522              53                                                            Industrial/Warehouse     Warehouse/Distribution
       310851522A            Brownsville                   TX           78521        Industrial/Warehouse     Warehouse/Distribution
       310851522B            Brownsville                   TX           78521        Industrial/Warehouse     Warehouse/Distribution
       310851522C            Los Indios                    TX           78576        Industrial/Warehouse     Warehouse/Distribution

------------------------------------------------------------------------------------------------------------------------------------
310851643              54    SAN DIEGO                   CA (S)         92154        INDUSTRIAL/WAREHOUSE     WAREHOUSE/DISTRIBUTION
9904545                55    Ft. Lauderdale                FL           33304        Retail                   Unanchored
310851609              56    La Mirada                   CA (S)         90638        Retail                   Anchored
26989                  57    Fresno                      CA (N)         94566        Retail                   Unanchored
9905478                58    Middle Island                 NY           11953        Retail                   Anchored
------------------------------------------------------------------------------------------------------------------------------------
310851557              59    Austin                        TX           78734        Other                    Marina
310851562              60    San Francisco               CA (N)         94102        Mixed Use                Mixed Use
310851622              61    Los Angeles                 CA (S)         90502        Industrial/Warehouse     Light Industrial
27292                  62    New York                      NY           10001        Office                   Urban
9904417                63    Farmington                    NM           87401        Retail                   Free-Standing
------------------------------------------------------------------------------------------------------------------------------------
9905472                64    Meridian                      MS           39301        Retail                   Anchored
310900033              65    Elk Grove                   CA (N)         95758        Retail                   Anchored
25413                  66    Wyoming                       MI           49548        Industrial/Warehouse     Flex Industrial
25465                  67    Escondido                   CA (S)         92026        Multifamily              Garden
27937                  68    Philadelphia                  PA           19106        Multifamily              Mid-Rise
------------------------------------------------------------------------------------------------------------------------------------
27005                  69    Newark                        DE           19711        Multifamily              Garden
310851641              70    Farmington                    CT           06032        Mixed Use                Mixed Use
27397                  71    Philadelphia                  PA           19151        Multifamily              Garden
26766                  72    Las Vegas                     NV           89129        Office                   Suburban
26271                  73    San Diego                   CA (S)         92103        Office                   Urban
------------------------------------------------------------------------------------------------------------------------------------
26600                  74    Coral Springs                 FL           33071        Office                   Suburban
26709                  75    Seattle                       WA           98134        Industrial/Warehouse     Flex Industrial
310851432              76    Encinitas                   CA (S)         92024        Self-Storage             Self-Storage
310851547              77    Chatsworth                  CA (S)         91311        Industrial/Warehouse     Warehouse/Distribution
310851612              78    Escondido                   CA (S)         92025        Self-Storage             Self-Storage
------------------------------------------------------------------------------------------------------------------------------------
310851598              79    Concord                     CA (N)         94520        Multifamily              Low-Rise
25895                  80    Sunnyvale                   CA (N)         94086        Retail                   Unanchored
26367                  81    Kansas City                   MO           64153        Hospitality              Limited Service
26734                  82    Salinas                     CA (N)         93906        Manufactured Housing     Manufactured Housing
                                                                                     Community                Community
27319                  83    Baltimore                     MD           21207        Retail                   Anchored
------------------------------------------------------------------------------------------------------------------------------------
310851571              84    Mountain View               CA (N)         94043        Industrial/Warehouse     Flex Industrial
310900012              85    Los Angeles                 CA (S)         90048        Retail                   Big Box
310851414              86    Rocklin                     CA (N)         95677        Multifamily              Garden
310851482              87    Stanton                     CA (S)         90680        Industrial/Warehouse     Light Industrial
26553                  88    Killeen                       TX           76542        Multifamily              Garden
------------------------------------------------------------------------------------------------------------------------------------
310851633              89    San Diego                   CA (S)         92154        Manufactured Housing     Manufactured Housing
                                                                                     Community                Community
26494                  90    Newark                        DE         197113241      Multifamily              Garden
27654                  91    Canton                        OH           44708        Retail                   Unanchored
9905404                92    New York                      NY           10021        Mixed Use                Mixed Use
310851495              93    La Habra                    CA (S)         90631        Multifamily              Garden
------------------------------------------------------------------------------------------------------------------------------------
310851627              94    Ukiah                       CA (N)         95842        Manufactured Housing     Manufactured Housing
                                                                                     Community                Community
310851644              95    Watsonville                 CA (N)         95076        Industrial/Warehouse     Warehouse/Distribution
27379                  96    Madison                       NJ           07940        Retail                   Anchored
310851549              97    Clovis                      CA (N)         93612        Multifamily              Garden
310851448              98    Durham                        OR           97224        Industrial/Warehouse     Flex Industrial
------------------------------------------------------------------------------------------------------------------------------------
25466                  99    San Marcos                  CA (S)         92069        Multifamily              Garden
25473                 100    Ulster                        NY           12402        Retail                   Anchored
310900021             101    Fresno                      CA (N)         93726        Multifamily              Garden
9905501               102    Puyallup                      WA           98373        Self-Storage             Self-Storage
26528                 103    Las Vegas                     NV           89113        Retail                   Anchored
------------------------------------------------------------------------------------------------------------------------------------
25454                 104    Naperville                    IL           60563        Retail                   Unanchored
310851521             105    Santa Clara                 CA (N)         95050        Industrial/Warehouse     Light Industrial
310851632             106    Sterling                      VA           20166        Industrial/Warehouse     Flex Industrial
310851489             107    Chula Vista                 CA (S)         91911        Self-Storage             Self-Storage
9905467               108    Oxon Hill                     MD           20745        Self-Storage             Self-Storage
------------------------------------------------------------------------------------------------------------------------------------
9905468               109    Laurel                        MD           20707        Self-Storage             Self-Storage
9905451               110                                                            Multifamily              Garden
         9905451A            St. Petersburg                FL           33712        Multifamily              Garden
         9905451B            ST. Petersburg                FL           33705        Multifamily              Garden

------------------------------------------------------------------------------------------------------------------------------------
27165                 111    AUSTIN                        TX           78741        MULTIFAMILY              GARDEN
310851588             112    San Jose                    CA (N)         95131        Industrial/Warehouse     Light Industrial
310851634             113    Houston                       TX           77025        Industrial/Warehouse     Warehouse/Distribution
9904923               114    Stockton                    CA (N)         95210        Retail                   Unanchored
27064                 115    Tenafly                       NJ           07670        Multifamily              Garden
------------------------------------------------------------------------------------------------------------------------------------
310851541             116    Chula Vista                 CA (S)         91911        Self-Storage             Self-Storage
310851614             117    Santa Clara                 CA (N)         95054        Industrial/Warehouse     Flex Industrial
26725                 118    Erie                          PA           16509        Hospitality              Limited Service
25773                 119    Rocky Hill                    CT           06067        Retail                   Unanchored
310851616             120    Lake Worth                    FL           33467        Manufactured Housing     Manufactured Housing
                                                                                     Community                Community
------------------------------------------------------------------------------------------------------------------------------------
27936                 121    South Fayette Township        PA           15017        Industrial/Warehouse     Flex Industrial
26023                 122    Fort Lauderdale               FL           33315        Hospitality              Limited Service
310851631             123    Corona                      CA (S)         91719        Industrial/Warehouse     Light Industrial
25339                 124    Sarasota                      FL           34237        Retail                   Unanchored
27780                 125    Sterling Heights              MI           48313        Retail                   Unanchored
------------------------------------------------------------------------------------------------------------------------------------
9905453               126    Naples                        FL           34102        Multifamily              Garden
310851533             127    Minot                         ND           58701        Retail                   Big Box
310851640             128    Scottsdale                    AZ           85255        Mixed Use                Mixed Use
27108                 129    San Marcos                    TX           78666        Multifamily              Garden
310851496             130    Culver City                 CA (S)         90232        Industrial/Warehouse     Light Industrial
------------------------------------------------------------------------------------------------------------------------------------
310851576             131    San Diego                   CA (S)         92123        Industrial/Warehouse     Flex Industrial
310900031             132    Stockton                    CA (N)         95210        Ground Leased Land       Ground Leased Land
310900036             133    Westlake Village            CA (S)         91362        Self-Storage             Self-Storage
310851621             134    Canoga Park                 CA (S)         91304        Self-Storage             Self-Storage
9904324               135    Katy                          TX           77450        Retail                   Unanchored
------------------------------------------------------------------------------------------------------------------------------------
25309                 136    Morrow                        GA           30260        Retail                   Unanchored
26909                 137    Long Beach                  CA (S)         90808        Retail                   Unanchored
310851546             138    Santa Monica                CA (S)         90401        Mixed Use                Mixed Use
310851572             139    Stockton                    CA (N)         95215        Industrial/Warehouse     Warehouse/Distribution
9905053               140
         9905053A            New York                      NY           10021        Mixed Use                Mixed Use
         9905053B            New York                      NY           10021        Retail                   Specialty
         9905053C            New York                      NY           10021        Mixed Use                Mixed Use

------------------------------------------------------------------------------------------------------------------------------------
310851596             141    OREGON CITY                   OR           97045        MIXED USE                MIXED USE
310851604             142    Santa Monica                CA (S)         90401        Retail                   Specialty
310851517             143    Glendale                    CA (S)         91204        Industrial/Warehouse     Light Industrial
310851527             144    San Diego                   CA (S)         92173        Industrial/Warehouse     Flex Industrial
26981                 145    Delray Beach                  FL           33444        Retail                   Unanchored
------------------------------------------------------------------------------------------------------------------------------------
26832                 146    Naples                        FL           34104        Retail                   Unanchored
9904785               147    Minneapolis                   MN           55401        Office                   Urban
310851587             148    San Marcos                    TX           78666        Multifamily              Garden
310851611             149    Sacramento                  CA (N)         95825        Mixed Use                Mixed Use
310851613             150    Poway                       CA (S)         92064        Self-Storage             Self-Storage
------------------------------------------------------------------------------------------------------------------------------------
310851490             151                                                            Industrial/Warehouse     Light Industrial
       310851490A            Orange                      CA (S)         92867        Industrial/Warehouse     Light Industrial
       310851490B            Santa Ana                   CA (S)         92707        Industrial/Warehouse     Light Industrial

25540                 152    HAMPTON                       NJ           08827        MULTIFAMILY              GARDEN
------------------------------------------------------------------------------------------------------------------------------------
310900030             153    New York                      NY           10001        Office                   Urban
310851608             154    Santa Maria                 CA (S)         93454        Self-Storage             Self-Storage
310851497             155    Rancho Cucamonga            CA (S)         91701        Manufactured Housing     Manufactured Housing
                                                                                     Community                Community
310851558             156    Davis                       CA (N)         95616        Multifamily              Garden
310851575             157    San Diego                   CA (S)         92110        Industrial/Warehouse     Flex Industrial
------------------------------------------------------------------------------------------------------------------------------------
310900006             158    Brownsville                   TX           78521        Multifamily              Garden
310900018             159    Phoenix                       AZ           85008        Industrial/Warehouse     Warehouse/Distribution
310900022             160    Placerville                 CA (N)         95667        Self-Storage             Self-Storage
310900037             161    Lancaster                   CA (S)         93536        Multifamily              Garden
310851601             162    Salinas                     CA (N)         93901        Industrial/Warehouse     Warehouse/Distribution
------------------------------------------------------------------------------------------------------------------------------------
310851568             163    Rancho Cordova              CA (N)         95670        Industrial/Warehouse     Light Industrial
310900029             164    Minneapolis                   MN           55414        Industrial/Warehouse     Flex Industrial
310900035             165    Los Angeles                 CA (S)         90061        Industrial/Warehouse     Warehouse/Distribution
26567                 166    Groton                        CT           06340        Retail                   Anchored
9904982               167    Houston                       TX           77088        Multifamily              Garden
------------------------------------------------------------------------------------------------------------------------------------
25840                 168    Cypress                     CA (S)         90630        Manufactured Housing     Manufactured Housing
                                                                                     Community                Community
310851646             169    Sunnyvale                   CA (N)         94086        Industrial/Warehouse     Flex Industrial
310851625             170    San Jose                    CA (N)         95112        Industrial/Warehouse     Flex Industrial
310851257             171    Engelwood                     CO           80122        Industrial/Warehouse     Flex Industrial
310851321             172    Los Angeles                 CA (S)         90061        Industrial/Warehouse     Light Industrial
------------------------------------------------------------------------------------------------------------------------------------
9905494               173    Tomball                       TX           77375        Multifamily              Garden
310851600             174    City of Industry            CA (S)         91748        Industrial/Warehouse     Warehouse/Distribution
310851544             175    Livermore                   CA (N)         94550        Industrial/Warehouse     Flex Industrial
26302                 176    Old Bridge                    NJ           08557        Ground Leased Land       Ground Leased Land
310851583             177    Torrance                    CA (S)         90502        Industrial/Warehouse     Warehouse/Distribution
------------------------------------------------------------------------------------------------------------------------------------
310851599             178    Simi Valley                 CA (S)         93065        Industrial/Warehouse     Warehouse/Distribution
310851626             179    Kellseyville                CA (N)         95451        Manufactured Housing     Manufactured Housing
                                                                                     Community                Community
9905485               180    Coventry                      RI           02816        Retail                   Unanchored
310900002             181    Houston                       TX           77379        Retail                   Unanchored
====================================================================================================================================


                                                                            CUT-OFF         CUT-OFF
                                   YEAR           SQUARE       NUMBER     BALANCE PER       BALANCE                     OCCUPANCY
   LOAN NUMBER       COUNT    BUILT/RENOVATED      FEET       OF UNITS    SQUARE FOOT       PER UNIT   OCCUPANCY          DATE
------------------------------------------------------------------------------------------------------------------------------------
310900043              1           1998          612,848                        95.46                      98%          10/13/1999
310900024              2           1991          544,482                        86.32                      92%          9/20/1999
310851624              3
       310851624A                  1989           87,600        589             41.10          6,112       77%          9/30/1999
       310851624B                  1989           67,502        676             80.19          8,008       96%          9/30/1999
       310851624C                  1992          145,374       1017             26.42          3,777       78%          9/30/1999
       310851624D                  1991           68,383        571             51.08          6,118       89%          9/30/1999
       310851624E                  1990           60,952        666             55.75          5,102       77%          9/30/1999
       310851624F                  1992           67,317        583             39.80          4,596       91%          9/30/1999
       310851624G                  1992           92,461        718             50.62          6,518       84%          9/30/1999
       310851624H                  1990           69,352        641             44.86          4,854       87%          9/30/1999
       310851624I                  1989           53,587        542             75.33          7,447       91%          6/30/1999
       310851624J                  1991           62,952        651             45.70          4,419       92%          9/30/1999
       310851624K                  1991           63,537        539             31.72          3,739       84%          9/30/1999
       310851624L                  1992          103,149        780             37.65          4,979       85%          9/30/1999
       310851624M                  1998                         115                           14,080       94%          3/31/1999

------------------------------------------------------------------------------------------------------------------------------------
9905426                4           1997          138,000        316            156.76         68,459       79%          7/31/1999
26287                  5
           26287A                  1998           51,450                        81.15                     100%          12/24/1999
           26287B                  1997          140,300                        57.02                     100%          12/24/1999
           26287C                  1998           74,000                       108.11                     100%          12/24/1999

------------------------------------------------------------------------------------------------------------------------------------
27657                  6           1997           17,900         75          1,117.32        266,667       88%          9/30/1999
310900004              7           1998          395,153                        48.76                      97%          10/1/1999
310900032              8           1999          142,552                       134.57                     100%           9/1/1999
9905921                9           1989          288,562                        58.91                     100%          10/1/1999
310900041              10          1992          204,191                        78.36                      98%          9/30/1999
------------------------------------------------------------------------------------------------------------------------------------
310900020              11
       310900020A                  1997           46,090        351             28.81          3,783       92%          9/30/1999
       310900020B                  1996           53,040        449             41.03          4,847       98%          9/30/1999
       310900020C                  1997           57,820        546             42.47          4,498       99%          9/30/1999
       310900020D                  1998           44,740        353             48.42          6,137       97%          9/30/1999
       310900020E                  1998           59,930        485             33.81          4,178       99%          9/30/1999
       310900020F                  1993           38,656        296             32.28          4,216       96%          9/30/1999
       310900020G                  1996           51,040        456             43.22          4,838       93%          9/30/1999
       310900020H                  1998           56,840        459             37.23          4,611       98%          9/30/1999

------------------------------------------------------------------------------------------------------------------------------------
26660                  12
           26660A                  1985                         270                           27,952       99%           7/1/1999
           26660B                  1984                          78                           33,441       97%           6/1/1999
           26660C                  1996                          98                           38,328       94%           6/1/1999

------------------------------------------------------------------------------------------------------------------------------------
26511                  13          1983          362,438                        37.93                      88%          11/4/1999
25503                  14          1999          374,000                        28.57                     100%           5/1/1999
27112                  15          1986             0           320                           32,733       95%          7/27/1999
27874                  16          1997           77,649                       132.00                      99%           1/1/2000
310900011              17          1998           92,254                       108.77                     100%          9/30/1999
------------------------------------------------------------------------------------------------------------------------------------
27931                  18          1976             0           260                           33,828       99%          10/29/1999
9905475                19          1995          111,647                        75.95                     100%           8/1/1999
9904248                20          1998           60,986                       139.05                     100%          6/21/1999
310851607              21          1992           86,050                        89.80                      98%          11/1/1999
27942                  22          1974             0           276                           27,161       97%          10/31/1999
------------------------------------------------------------------------------------------------------------------------------------
26334                  23          1998           90,254                        79.19                      87%          12/19/1999
28027                  24          1998           89,778                        76.86                      97%          10/21/1999
26863                  25          1984                         135                           50,247       97%          7/12/1999
27355                  26          1986          108,683                        62.48                      92%          11/17/1999
26597                  27          1970             0           546                           11,844       95%          9/30/1999
------------------------------------------------------------------------------------------------------------------------------------
26569                  28          1990           32,098                       194.42                     100%          10/14/1999
27018                  29          1983          182,419                        34.06                      99%          11/4/1999
26779                  30          1987             0           264                           23,386       99%           8/8/1999
310851270              31          1999           86,486                        70.56                     100%           3/9/1999
18079                  32          1998           82,441                        71.34                      98%          2/24/1999
------------------------------------------------------------------------------------------------------------------------------------
27638                  33          1984          114,996                        52.18                      99%           9/1/1999
9905484                34          1989                         406                           14,694       98%           6/1/1999
27130                  35          1965           98,558                        59.23                      97%          11/19/1999
27708                  36          1999          710,525                         8.01                     100%           5/1/1999
310851529              37          1993                         195                           28,460       89%          11/2/1999
------------------------------------------------------------------------------------------------------------------------------------
9904270                38          1998           83,336                        65.14                     100%           9/1/1999
5250                   39          1999           25,309         2             215.93      2,732,500      100%          11/1/1999
26724                  40          1989             0           110                           49,262       85%          5/31/1999
26136                  41          1989             0            93                           57,945       99%           8/4/1999
26282                  42          1990          160,607                        32.93                      92%          8/27/1999
------------------------------------------------------------------------------------------------------------------------------------
310851505              43          1971                         169                           30,511       95%          10/27/1998
27287                  44          1997           87,297                        57.12                      84%          8/17/1999
27945                  45          1952             0           168                           29,750       99%          10/5/1999
27489                  46          1995             0            78                           62,052       92%          5/31/1999
25138                  47
           25138A                  1973          254,439                        11.65                      79%           7/2/1999
           25138B                  1970          388,656                         4.45                      97%           7/2/1999

------------------------------------------------------------------------------------------------------------------------------------
17584                  48          1989           46,582                        99.68                     100%          11/23/1999
26722                  49          1990             0            97                           46,938       78%          5/31/1999
26120                  50          1998           43,898                       103.56                     100%          9/30/1999
26985                  51          1997             0            78                           57,852       66%          8/31/1999
27611                  52          1998           28,373                       158.60                     100%           2/1/2000
------------------------------------------------------------------------------------------------------------------------------------
310851522              53
       310851522A                  1996          145,000                        17.07                     100%          9/30/1999
       310851522B                  1992           49,437                        20.02                     100%          9/30/1999
       310851522C                  1997           78,750                        11.31                     100%          9/30/1999

------------------------------------------------------------------------------------------------------------------------------------
310851643              54          1998          146,060                        29.32                     100%          9/27/1999
9904545                55          1990           32,076         0             132.80                     100%          12/1/1999
310851609              56          1987          155,003                        26.71                      94%           8/1/1999
26989                  57          1985           85,552                        47.83                      97%          3/19/1999
9905478                58          1991          160,967                        25.26                     100%          10/1/1999
------------------------------------------------------------------------------------------------------------------------------------
310851557              59          1998                         375                           10,863       96%          9/30/1999
310851562              60          1972           64,072                        63.79                      94%          9/30/1999
310851622              61          1999          113,735                        35.88                     100%          10/1/1999
27292                  62          1980           69,700                        57.18                     100%          12/6/1999
9904417                63          1999           55,684                        71.58                     100%          6/15/1999
------------------------------------------------------------------------------------------------------------------------------------
9905472                64          1998          102,779                        38.60                     100%          11/1/1999
310900033              65          1994           22,190                       171.11                      95%          11/15/1999
25413                  66          1995          159,600                        23.74                      94%          11/1/1999
25465                  67          1988                         105                           35,583       97%          11/30/1999
27937                  68          1983             0            59                           63,534       97%          12/14/1999
------------------------------------------------------------------------------------------------------------------------------------
27005                  69          1995                          85                           43,454      100%          10/1/1999
310851641              70          1999           44,049                        83.80                      98%          11/11/1999
27397                  71          1999                         127                           28,216      100%          11/23/1999
26766                  72          1997           29,772                       118.26                     100%          7/12/1999
26271                  73          1989           51,794                        67.40                      95%          7/27/1999
------------------------------------------------------------------------------------------------------------------------------------
26600                  74          1994           43,728                        79.90                      89%          8/11/1999
26709                  75          1988           51,853                        67.40                     100%           7/1/1999
310851432              76          1998           67,727        605             50.79          5,686       98%          9/30/1999
310851547              77          1997           88,777                        38.47                     100%          10/4/1999
310851612              78          1998           68,542        535             50.80          6,508       98%          9/30/1999
------------------------------------------------------------------------------------------------------------------------------------
310851598              79          1978                          96                           36,128       98%          9/30/1999
25895                  80          1990           20,129                       169.85                      94%           1/1/2000
26367                  81          1997             0            80                           41,664       72%          8/31/1999
26734                  82          1966             0           113                           28,702       98%          7/20/1999
27319                  83          1992           32,671                        99.33                      96%          9/14/1999
------------------------------------------------------------------------------------------------------------------------------------
310851571              84          1998           31,635                       102.13                      99%          9/30/1999
310900012              85          1994           24,000                       135.02                     100%          10/13/1999
310851414              86          1986                          96                           32,873      100%          10/12/1999
310851482              87          1987          114,130                        27.68                      97%          10/15/1999
26553                  88          1988             0           212                           14,571       99%          6/23/1999
------------------------------------------------------------------------------------------------------------------------------------
310851633              89          1975                         128                           24,124       99%          9/30/1999
26494                  90          1999           31,945         14             93.85        214,157      100%          11/15/1999
27654                  91          1999          102,869                        29.15                      90%          10/11/1999
9905404                92          1993           24,360         32            123.04         93,663      100%          9/13/1999
310851495              93          1999                         128                           23,116       96%          9/30/1999
------------------------------------------------------------------------------------------------------------------------------------
310851627              94          1997                         137                           21,831      100%          9/30/1999
310851644              95          1999           76,520                        39.14                     100%           4/1/1999
27379                  96          1999           28,645                       102.91                     100%          11/15/1999
310851549              97          1978                         177                           15,749       97%          9/30/1999
310851448              98          1989           67,421                        41.16                     100%          10/6/1999
------------------------------------------------------------------------------------------------------------------------------------
25466                  99          1988                          84                           33,210       96%          6/28/1999
25473                 100          1999           44,744                        62.56                      90%          11/15/1999
310900021             101          1970                         104                           25,760       98%          10/20/1999
9905501               102          1996           75,875                        33.66                      95%          6/22/1999
26528                 103          1999           16,708                       151.47                     100%           9/1/1999
------------------------------------------------------------------------------------------------------------------------------------
25454                 104          1975           25,490                        98.02                     100%          11/1/1999
310851521             105          1972           76,512                        31.79                     100%          9/30/1999
310851632             106          1995           68,961                        36.09                     100%          10/20/1999
310851489             107          1984           97,790        858             24.87          2,834       86%          9/30/1999
9905467               108          1985           60,100                        40.16                      93%          9/30/1999
------------------------------------------------------------------------------------------------------------------------------------
9905468               109          1982           57,525                        41.91                      91%          9/30/1999
9905451               110
         9905451A                  1964                          60                           24,711       95%          9/30/1999
         9905451B                  1960                          40                           21,394       96%          9/30/1999

------------------------------------------------------------------------------------------------------------------------------------
27165                 111          1973             0           112                           20,483       96%          12/8/1999
310851588             112          1988           30,229                        75.53                      94%          10/8/1999
310851634             113          1999           61,274                        36.12                     100%          10/1/1999
9904923               114          1990           40,315                        55.05                      87%          11/1/1999
27064                 115          1958             0           110                           20,146      100%           9/1/1999
------------------------------------------------------------------------------------------------------------------------------------
310851541             116          1985          140,788        1617            15.48          1,348       92%          9/30/1999
310851614             117          1999           21,000                       102.98                     100%          9/30/1999
26725                 118          1986             0           113                           19,358       74%          5/31/1999
25773                 119          1976           37,462                        57.25                     100%          11/22/1999
310851616             120          1987                         214                            9,959       95%          9/30/1999
------------------------------------------------------------------------------------------------------------------------------------
27936                 121          1979           68,121                        30.83                     100%          11/19/1999
26023                 122          1997             0            52                           39,723       78%          12/31/1998
310851631             123          1990           50,824                        40.05                     100%          8/10/1999
25339                 124          1991           47,442                        43.21                      96%          9/30/1999
27780                 125          1988           30,582                        67.03                     100%          11/22/1999
------------------------------------------------------------------------------------------------------------------------------------
9905453               126          1998             0           104              0.00         19,545       97%          9/30/1999
310851533             127          1999           24,049                        84.24                     100%          9/30/1999
310851640             128          1998           16,467                       120.90                      93%          12/7/1999
27108                 129          1999             0            88                           22,632       94%           9/9/1999
310851496             130          1979           64,543                        30.61                     100%          11/19/1998
------------------------------------------------------------------------------------------------------------------------------------
310851576             131          1978           56,906                        34.98                     100%          9/30/1999
310900031             132          1999           52,000                        38.44                     100%          9/23/1999
310900036             133          1986           41,564        582             48.04          3,431       96%          11/15/1999
310851621             134          1999           46,821        550             42.29          3,600       91%          10/1/1999
9904324               135          1998           22,061                        89.27                     100%          11/18/1999
------------------------------------------------------------------------------------------------------------------------------------
25309                 136          1998           14,562                       132.27                      85%          11/30/1999
26909                 137          1989           16,863                       112.48                     100%          11/23/1999
310851546             138          1999           13,716                       137.22                     100%          10/17/1999
310851572             139          1998           72,000                        26.19                     100%          11/15/1999
9905053               140
         9905053A                  1997           7,405          9              83.47         68,675      100%          7/15/1999
         9905053B                  1910           2,574                        238.19                     100%          7/16/1999
         9905053C                  1910           9,370          15             65.43         40,873      100%          7/15/1999

------------------------------------------------------------------------------------------------------------------------------------
310851596             141          1996           28,365                        64.54                     100%          9/30/1999
310851604             142          1997           15,000                       121.13                     100%          9/30/1999
310851517             143          1973           33,060                        54.20                     100%          10/14/1999
310851527             144          1989           32,394                        55.27                      97%          10/1/1999
26981                 145          1996           17,657                       101.06                     100%           9/1/1999
------------------------------------------------------------------------------------------------------------------------------------
26832                 146          1990           22,698                        77.99                      94%          8/30/1999
9904785               147          1998           37,786                        46.20                      96%          8/20/1999
310851587             148          1978                         108                           15,877      100%          9/24/1999
310851611             149          1983          103,488                        16.68                     100%          10/31/1999
310851613             150          1998           42,371        368             39.91          4,595       97%          9/30/1999
------------------------------------------------------------------------------------------------------------------------------------
310851490             151
       310851490A                  1972           28,750                        22.38                     100%          10/14/1999
       310851490B                  1975           45,926                        21.55                      98%          10/14/1999

25540                 152          1980                          48                           33,752       96%          3/31/1999
------------------------------------------------------------------------------------------------------------------------------------
310900030             153          1924           44,400                        36.05                     100%           8/1/1999
310851608             154          1980           53,750        603             28.67          2,555      100%          10/7/1999
310851497             155          1975                         152                            9,773      100%          10/7/1999
310851558             156          1969                          46                           31,720      100%          9/30/1999
310851575             157          1998           33,900                        44.11                     100%          9/30/1999
------------------------------------------------------------------------------------------------------------------------------------
310900006             158          1974                          96                           15,548       98%          10/3/1999
310900018             159          1999           35,328                        42.38                     100%          11/1/1999
310900022             160          1986           68,600        564             21.69          2,638       87%          9/30/1999
310900037             161          1989                          36                           41,630       94%          11/9/1999
310851601             162          1986           49,248                        29.07                     100%          10/11/1999
------------------------------------------------------------------------------------------------------------------------------------
310851568             163          1985           62,400                        22.26                      94%          10/1/1999
310900029             164          1994           60,780                        22.97                     100%          8/30/1999
310900035             165          1999           54,016                        24.05                     100%          11/10/1999
26567                 166          1996           10,800                       115.46                     100%          6/29/1999
9904982               167          1981           71,878         98             16.98         12,457       96%          9/30/1999
------------------------------------------------------------------------------------------------------------------------------------
25840                 168          1967             0           305                            3,928      100%          4/27/1999
310851646             169          1979           12,000                        99.17                     100%          9/22/1999
310851625             170          1981           28,668                        39.53                      77%          9/30/1999
310851257             171          1998           36,546                        28.91                     100%          9/16/1998
310851321             172          1988           35,210                        30.56                      92%          10/18/1999
------------------------------------------------------------------------------------------------------------------------------------
9905494               173          1984           58,200         48             18.56         22,507       92%           6/1/1999
310851600             174          1987           52,191                        20.41                     100%          10/15/1999
310851544             175          1981           28,609                        36.40                      97%          10/15/1999
26302                 176          1999           85,813                        11.62                     100%          11/18/1999
310851583             177          1974           31,572                        30.96                     100%          11/2/1999
------------------------------------------------------------------------------------------------------------------------------------
310851599             178          1988           17,155                        54.54                     100%          10/15/1999
310851626             179          1970                          84                           11,098       98%          9/30/1999
9905485               180          1986           16,400                        54.99                     100%          10/26/1999
310900002             181          1983           25,812                        34.42                      92%          9/30/1999
====================================================================================================================================

                                      ANNUAL                   ANNUAL
                                   REPLACEMENT               REPLACEMENT                                                  LARGEST
                                  RESERVES PER                RESERVES                                                     TENANT
   LOAN NUMBER       COUNT       SQUARE FOOT (b)            PER UNIT (b)                  LARGEST TENANT                SQUARE FEET
------------------------------------------------------------------------------------------------------------------------------------
310900043              1                                                       Sega                                        155,699
310900024              2              0.32                                     First Union National Bank                    27,623
310851624              3
       310851624A                     0.15
       310851624B                     0.15
       310851624C                     0.15
       310851624D                     0.15
       310851624E                     0.15
       310851624F                     0.15
       310851624G                     0.15
       310851624H                     0.15
       310851624I                     0.15
       310851624J                     0.15
       310851624K                     0.15
       310851624L                     0.15
       310851624M                                               49.98

------------------------------------------------------------------------------------------------------------------------------------
9905426                4
26287                  5
           26287A                     0.55                                     Consolidated Theatres                        51,450
           26287B                     0.11                                     Edwards Cinemas                             140,300
           26287C                     0.14                                     Muvico Theaters                              74,000

------------------------------------------------------------------------------------------------------------------------------------
27657                  6                                      3,333.33         J. CREW                                      11,200
310900004              7              0.10                                     Corporate Express                            40,920
310900032              8              0.20                                     Cylink Corporation                          117,927
9905921                9                                                       Circuit City Stores, Inc.                   288,562
310900041              10             0.16                                     Safeway                                      60,069
------------------------------------------------------------------------------------------------------------------------------------
310900020              11
       310900020A                     0.15
       310900020B                     0.15
       310900020C                     0.15
       310900020D                     0.15
       310900020E                     0.15
       310900020F                     0.15
       310900020G                     0.15
       310900020H                     0.15

------------------------------------------------------------------------------------------------------------------------------------
26660                  12
           26660A                                              250.00
           26660B                                              250.00
           26660C

------------------------------------------------------------------------------------------------------------------------------------
26511                  13             0.15                                     BAKER, KNAPP & TUBBS                         18,223
25503                  14             0.15                                     Catalog Resources                           374,000
27112                  15                                      250.00
27874                  16             0.20                                     Bank West of Nevada                          19,260
310900011              17             0.20                                     Protein Design Labs, Inc.                    92,254
------------------------------------------------------------------------------------------------------------------------------------
27931                  18
9905475                19             0.21                                     Home Depot USA, Inc.                         56,054
9904248                20             0.15                                     Best Buy                                     42,037
310851607              21                                                      Food 4 Less                                  40,320
27942                  22
------------------------------------------------------------------------------------------------------------------------------------
26334                  23             0.15                                     Wild Oats                                    27,000
28027                  24             0.15                                     Marshall's                                   32,504
26863                  25
27355                  26             0.21                                     Fleet Bank                                   27,751
26597                  27
------------------------------------------------------------------------------------------------------------------------------------
26569                  28             0.18                                     American Jewish Congress                     32,098
27018                  29             0.15                                     Pacific Rim                                   8,375
26779                  30                                      250.00
310851270              31                                                      Industrial Devices Corporation               86,486
18079                  32                                                      Kahan Jewelry Corp.                           2,758
------------------------------------------------------------------------------------------------------------------------------------
27638                  33                                                      Randall's                                    52,990
9905484                34                                       84.26
27130                  35             0.15                                     Albertson's (Minyard)                        37,156
27708                  36                                                      Home Depot                                  710,525
310851529              37
------------------------------------------------------------------------------------------------------------------------------------
9904270                38                                                      Rite Aid                                     20,100
5250                   39             0.17                                     Resort Theaters of America                   22,249
26724                  40                                      926.89
26136                  41                                      300.00
26282                  42             0.20                                     National City Bank                           82,412
------------------------------------------------------------------------------------------------------------------------------------
310851505              43
27287                  44             0.15
27945                  45
27489                  46                                     1,282.67
25138                  47
           25138A                     0.20                                     Health Alliance Plan "HAP"                   55,309
           25138B                     0.20                                     Fleet National  Bank                        148,000

------------------------------------------------------------------------------------------------------------------------------------
17584                  48             0.15                                     MAJESTIC CARDS                                7,110
26722                  49                                      853.16
26120                  50             0.15                                     Aventail                                     22,849
26985                  51                                      869.82
27611                  52             0.15                                     Great Shapes Clothing                         4,420
------------------------------------------------------------------------------------------------------------------------------------
310851522              53
       310851522A                                                              Loera Custom Brokerage                       59,540
       310851522B                                                              Auto Trim, Inc.                              31,234
       310851522C                                                              Hand Made Bow                                28,500

------------------------------------------------------------------------------------------------------------------------------------
310851643              54             0.10                                     KOJO WORLDWIDE                               42,340
9904545                55             0.15                                     Houston's                                     6,688
310851609              56             0.15                                     Home Depot of Texas, Inc.                   114,355
26989                  57             0.23                                     AMF Bowl                                     51,760
9905478                58             0.23                                     Kmart Corp.                                 115,974
------------------------------------------------------------------------------------------------------------------------------------
310851557              59
310851562              60                                                      IABC                                          7,740
310851622              61             0.15                                     Tatsumi Intermodal (U.S.A.), Inc.           113,735
27292                  62                                                      Ha-Lo Marketing                              14,000
9904417                63                                                      Furr's Supermarkets                          55,684
------------------------------------------------------------------------------------------------------------------------------------
9905472                64             0.20                                     Kmart Corp                                   86,479
310900033              65             0.18                                     Blockbuster Video                             6,000
25413                  66             0.15                                     Presort Services, Inc                        42,000
25465                  67                                      250.00
27937                  68                                      250.00
------------------------------------------------------------------------------------------------------------------------------------
27005                  69                                      250.00
310851641              70             0.15                                     Dialysis Clinic                              13,000
27397                  71                                      250.00
26766                  72             0.15                                     Shoreline Office Center                       5,019
26271                  73             0.15                                     Balestreri, Dorigan                           8,821
------------------------------------------------------------------------------------------------------------------------------------
26600                  74             0.20                                     Coral Springs Ambulatory Surgical Ctr.       14,576
26709                  75             0.15                                     Burlington Northern 1 & 2                    29,710
310851432              76             0.15
310851547              77             0.15                                     Natrol Inc.                                  88,777
310851612              78             0.15
------------------------------------------------------------------------------------------------------------------------------------
310851598              79
25895                  80             0.15                                     Computerland                                  2,795
26367                  81                                      959.71
26734                  82
27319                  83             0.15                                     Goodwill                                     17,095
------------------------------------------------------------------------------------------------------------------------------------
310851571              84                                                      Larry Autoworks                               8,100
310900012              85                                                      Borders Books                                24,000
310851414              86                                      287.50
310851482              87             0.15                                     Hollander Glass                              30,000
26553                  88
------------------------------------------------------------------------------------------------------------------------------------
310851633              89                                      100.03
26494                  90                                      419.01          Happy Harry's                                10,900
27654                  91             0.15                                     Jo Ann Fabrics                               13,000
9905404                92                                                      Citarella East, Inc.                          5,600
310851495              93
------------------------------------------------------------------------------------------------------------------------------------
310851627              94
310851644              95                                                      Couch Distributing Company, Inc.             76,520
27379                  96             0.15                                     Wild Oats                                    26,050
310851549              97                                      267.12
310851448              98                                                      Bioject                                      21,786
------------------------------------------------------------------------------------------------------------------------------------
25466                  99                                      250.00
25473                 100             0.15                                     Office Depot                                 29,790
310900021             101                                      450.00
9905501               102
26528                 103                                                      Rite Aid                                     16,708
------------------------------------------------------------------------------------------------------------------------------------
25454                 104             0.15                                     Solo Liquors                                  2,660
310851521             105                                                      AMTAI Imports, Inc.                          38,256
310851632             106             0.15                                     Re:Source (Formerly Parcom)                  38,170
310851489             107
9905467               108             0.15
------------------------------------------------------------------------------------------------------------------------------------
9905468               109             0.14
9905451               110
         9905451A                                              264.20
         9905451B                                              228.60

------------------------------------------------------------------------------------------------------------------------------------
27165                 111                                      250.00
310851588             112                                                      HDC                                          12,100
310851634             113                                                      Al's Formal Wear                             61,274
9904923               114                                                      China Palace Restaurant                       8,000
27064                 115                                      250.00
------------------------------------------------------------------------------------------------------------------------------------
310851541             116             0.16
310851614             117             0.20                                     Electric Lightwave, Inc.                     21,000
26725                 118                                      559.35
25773                 119             0.15                                     Fitness Group                                10,000
310851616             120
------------------------------------------------------------------------------------------------------------------------------------
27936                 121             0.15                                     Castrol Industrial                           21,936
26023                 122                                      967.79
310851631             123             0.20                                     Mid Com                                       5,275
25339                 124             0.15                                     Save-A-Lot                                   11,135
27780                 125             0.18                                     Gotta Dance                                   4,800
------------------------------------------------------------------------------------------------------------------------------------
9905453               126                                      250.00
310851533             127                                                      Staples                                      24,049
310851640             128             0.20                                     Piper Jaffray, Inc.                           8,750
27108                 129
310851496             130                                                      M&K Sound Corporation                        15,890
------------------------------------------------------------------------------------------------------------------------------------
310851576             131                                                      Ridout Plastics                              31,610
310900031             132                                                      Soda Corners LLC/ PAQ, Inc.                  52,000
310900036             133
310851621             134
9904324               135             0.15                                     Owen Child Care/Greentrails Academy           4,393
------------------------------------------------------------------------------------------------------------------------------------
25309                 136             0.15                                     Original Mattress Factory                     3,525
26909                 137             0.15                                     Center Stage Dance                            4,015
310851546             138                                                      Miller Wishengrad, Inc.                      10,916
310851572             139                                                      Tab Distribution                             72,000
9905053               140
         9905053A                                                              Scoop East                                    1,800
         9905053B                                                              Starbucks Coffee                              1,930
         9905053C                                                              Shabu-Shabu                                   2,100

------------------------------------------------------------------------------------------------------------------------------------
310851596             141                                                      WILCO FARM STORE                             21,257
310851604             142                                                      Williams & Sonoma dba Pottery Barn           15,000
310851517             143                                                      Nestle USA                                   18,760
310851527             144                                                      KB Foam                                       2,806
26981                 145             0.15                                     City Limits                                   6,900
------------------------------------------------------------------------------------------------------------------------------------
26832                 146             0.15                                     Frascati's Restaurant & Deli                  8,523
9904785               147             0.20                                     Cybernet Systems                              9,829
310851587             148
310851611             149                                                      Deliverex                                    38,000
310851613             150             0.15
------------------------------------------------------------------------------------------------------------------------------------
310851490             151
       310851490A                                                              JR's Sports Collectables, LLC                 5,200
       310851490B                                                              S & R Cutting Service                         5,000

25540                 152                                      250.00
------------------------------------------------------------------------------------------------------------------------------------
310900030             153             0.25                                     Chong Ye Yang                                 7,500
310851608             154
310851497             155
310851558             156
310851575             157                                                      DBA Canteen of San Diego                     11,650
------------------------------------------------------------------------------------------------------------------------------------
310900006             158
310900018             159                                                      Phoenix Newspapers, Inc.                     35,328
310900022             160
310900037             161
310851601             162                                                      Familian Corp.                               49,248
------------------------------------------------------------------------------------------------------------------------------------
310851568             163                                                      Ross's Sign Shop                              3,200
310900029             164             0.15                                     Envirecycle Ink Recovery, Ltd.               31,550
310900035             165                                                      Gin'l Fabrics, Inc.                          54,016
26567                 166                                                      CVS                                          10,800
9904982               167                                      250.00
------------------------------------------------------------------------------------------------------------------------------------
25840                 168
310851646             169                                                      Advanced Micro Devices                       12,000
310851625             170                                                      Weaver's Inc.                                 6,533
310851257             171                                                      Johnson Storage & Moving Cherry Creek        13,040
310851321             172                                                      Mr. Ernest Ramos                              5,220
------------------------------------------------------------------------------------------------------------------------------------
9905494               173                                      250.00
310851600             174                                                      Familian Corp.                               52,191
310851544             175             0.49                                     Custom Grinding                               1,680
26302                 176                                                      Sears                                        85,813
310851583             177                                                      The Prietive Group                           15,972
------------------------------------------------------------------------------------------------------------------------------------
310851599             178                                                      Familian Corp.                               17,155
310851626             179
9905485               180             0.15                                     Video Junction                                5,400
310900002             181                                                      Hockey Stop                                   4,943
====================================================================================================================================

                                                                                         SECOND         SECOND
                                                                                         LARGEST        LARGEST
                              LARGEST TENANT                                              TENANT         TENANT          CROSS-
   LOAN NUMBER       COUNT      EXPIRATION            SECOND LARGEST TENANT            SQUARE FEET     EXPIRATION    COLLATERALIZED
-----------------------------------------------------------------------------------------------------------------------------------
310900043              1        12/31/2009      Ziff Davis Inc.                            139,947      9/30/2005
310900024              2         6/30/2005      First Union National Bank                   25,193      6/30/2024
310851624              3                                                                                                  Yes
       310851624A                                                                                                         Yes
       310851624B                                                                                                         Yes
       310851624C                                                                                                         Yes
       310851624D                                                                                                         Yes
       310851624E                                                                                                         Yes
       310851624F                                                                                                         Yes
       310851624G                                                                                                         Yes
       310851624H                                                                                                         Yes
       310851624I                                                                                                         Yes
       310851624J                                                                                                         Yes
       310851624K                                                                                                         Yes
       310851624L                                                                                                         Yes
       310851624M                                                                                                         Yes

-----------------------------------------------------------------------------------------------------------------------------------
9905426                4
26287                  5                                                                                                  Yes
           26287A                 5/1/2022                                                                                Yes
           26287B               12/31/2018                                                                                Yes
           26287C                 8/1/2019                                                                                Yes

-----------------------------------------------------------------------------------------------------------------------------------
27657                  6          6/1/2011      MERCER KITCHEN                               6,700       6/1/2011
310900004              7         7/14/2006      Nextlink North Carolina, Inc.               31,813      1/31/2015
310900032              8         8/31/2009      Tollbridge Technologies, Inc.               24,625      8/31/2004
9905921                9         2/28/2010
310900041              10        10/9/2017      Ross                                        24,000      1/31/2004
-----------------------------------------------------------------------------------------------------------------------------------
310900020              11                                                                                                 Yes
       310900020A                                                                                                         Yes
       310900020B                                                                                                         Yes
       310900020C                                                                                                         Yes
       310900020D                                                                                                         Yes
       310900020E                                                                                                         Yes
       310900020F                                                                                                         Yes
       310900020G                                                                                                         Yes
       310900020H                                                                                                         Yes

-----------------------------------------------------------------------------------------------------------------------------------
26660                  12                                                                                                 YES
           26660A                                                                                                         Yes
           26660B                                                                                                         Yes
           26660C                                                                                                         Yes

-----------------------------------------------------------------------------------------------------------------------------------
26511                  13        7/31/2009      MICHAEL FOLKS SHOWROOM                      16,810     11/30/2006         YES
25503                  14       10/31/2009
27112                  15
27874                  16       12/31/2007      Harrah's                                    15,528     11/30/2004
310900011              17        9/30/2014
-----------------------------------------------------------------------------------------------------------------------------------
27931                  18
9905475                19        9/30/2013      Pathmark                                    55,593      8/31/2018
9904248                20        1/31/2014      Kitchen Etc.                                18,949      1/31/2009
310851607              21       11/12/2006      Walgreens/$1 Always                         13,990     12/31/2001
27942                  22
-----------------------------------------------------------------------------------------------------------------------------------
26334                  23       11/30/2013      Dunn-Edwards                                 5,964     11/30/2004
28027                  24        4/30/2008      Shoe Pavillions                              8,243      10/1/2001
26863                  25
27355                  26         4/3/2004      Offices Unlimited of Jersey City            11,977      2/28/2004
26597                  27
-----------------------------------------------------------------------------------------------------------------------------------
26569                  28        10/1/2014
27018                  29       11/15/2002      Enesco Corp.                                 6,288      4/30/2000         Yes
26779                  30
310851270              31        1/31/2014
18079                  32        1/31/2003      Menorah Inc.                                 2,300      5/31/2000
-----------------------------------------------------------------------------------------------------------------------------------
27638                  33        7/31/2014      Eckerd Drugs                                10,356      7/28/2004
9905484                34
27130                  35        1/31/2014      Drug Emporium                               26,700      1/31/2001
27708                  36        1/31/2020
310851529              37
-----------------------------------------------------------------------------------------------------------------------------------
9904270                38        5/31/2001      Save A Lot, Ltd.                            20,000      9/30/2003
5250                   39        9/24/2019
26724                  40                                                                                                 Yes
26136                  41
26282                  42       12/31/2003      NatCity Investments                         51,379     12/31/2003
-----------------------------------------------------------------------------------------------------------------------------------
310851505              43
27287                  44
27945                  45
27489                  46
25138                  47                                                                                                 Yes
           25138A                 1/1/2005      Lutheran Social Service                     37,201     12/15/2007         Yes
           25138B               12/31/2006      Phoenix Home Life                           44,882      5/31/2003         Yes

-----------------------------------------------------------------------------------------------------------------------------------
17584                  48        6/30/2001      ENDLESS VIDEO                                5,250     12/31/2003
26722                  49                                                                                                 Yes
26120                  50        6/30/2002      Methodologie                                14,026      5/31/2008
26985                  51
27611                  52        9/30/2008      National Jeans                               3,315      5/31/2014
-----------------------------------------------------------------------------------------------------------------------------------
310851522              53                                                                                                 Yes
       310851522A                 7/1/2003      Hand Made Bow                               30,000      3/31/2000         Yes
       310851522B                1/31/2002      Tex Mex Trim, Inc.                           9,766      1/31/2002         Yes
       310851522C                 2/1/2002      Lucent Technologies                         20,250       3/1/2000         Yes

-----------------------------------------------------------------------------------------------------------------------------------
310851643              54        7/31/2006      SCHLAGE LOCK COMPANY                        36,980      7/31/2004
9904545                55        3/31/2010      BC Sports                                    5,781      1/31/2006
310851609              56       10/31/2008      Auto Zone, Inc.                              7,340      5/31/2009
26989                  57        6/30/2004      DMV                                         10,483      8/31/2008
9905478                58        2/28/2006      Kmart Storage                               30,988      2/28/2006         Yes
-----------------------------------------------------------------------------------------------------------------------------------
310851557              59
310851562              60        1/31/2009      St. Giles College                            7,740      7/31/2000
310851622              61        4/30/2005
27292                  62        5/31/2008      Winfield Realty Corp.                        8,000      9/30/2001
9904417                63        6/30/2024
-----------------------------------------------------------------------------------------------------------------------------------
9905472                64        1/31/2015      Catosouth                                    6,890      1/31/2000         Yes
310900033              65       11/30/2005      Strings                                      2,520      4/30/2005
25413                  66       11/30/2003      Graphic Specialties                         12,000      8/31/2001
25465                  67
27937                  68
-----------------------------------------------------------------------------------------------------------------------------------
27005                  69
310851641              70        3/31/2014      Connecticut Culinary                         6,410     12/31/2004
27397                  71
26766                  72        5/15/2007      Royal Construction Co.                       4,135      11/1/2003
26271                  73       11/30/2005      KPA Associates                               8,278     11/30/2005
-----------------------------------------------------------------------------------------------------------------------------------
26600                  74        5/14/2014      Florida Urological Associates                8,297      7/31/2003
26709                  75        6/30/2003      U. S. Postal Service                         9,430      3/31/2002
310851432              76
310851547              77        4/30/2014
310851612              78
-----------------------------------------------------------------------------------------------------------------------------------
310851598              79
25895                  80       12/31/2001      Roundtable                                   2,398      10/1/2000
26367                  81
26734                  82
27319                  83        9/30/2006      First Union                                  3,859      8/31/2002
-----------------------------------------------------------------------------------------------------------------------------------
310851571              84        5/31/2002      Touchwave                                    8,049      2/28/2002
310900012              85        1/31/2010
310851414              86
310851482              87        11/4/2008      EZ Flow                                     11,600      6/30/2001
26553                  88
-----------------------------------------------------------------------------------------------------------------------------------
310851633              89
26494                  90       10/31/2014      Cafe Gourmet                                 2,450      1/30/2010
27654                  91        4/30/2000      Pat Catan's Crafts                          10,158      1/31/2002
9905404                92        4/30/2022
310851495              93
-----------------------------------------------------------------------------------------------------------------------------------
310851627              94
310851644              95        5/31/2019
27379                  96        1/31/2019      A&P Liquors                                  2,595      11/1/2000
310851549              97
310851448              98        9/30/2002      Molectron                                   19,400      6/30/2002
-----------------------------------------------------------------------------------------------------------------------------------
25466                  99
25473                 100        4/30/2009      Miron Liquor & Wine                          7,245      1/31/2009
310900021             101
9905501               102
26528                 103        5/31/2019
-----------------------------------------------------------------------------------------------------------------------------------
25454                 104         4/1/2004      Smith Beauty Salon                           2,610      3/31/2001
310851521             105        4/30/2002      Dyna Mechtronics                            38,256      4/14/2003
310851632             106        1/31/2006      Advanced Asphalt Tech                       14,394      7/31/2003
310851489             107
9905467               108
-----------------------------------------------------------------------------------------------------------------------------------
9905468               109
9905451               110                                                                                                 Yes
         9905451A                                                                                                         Yes
         9905451B                                                                                                         Yes

-----------------------------------------------------------------------------------------------------------------------------------
27165                 111
310851588             112        5/31/2002      Sanmina                                      4,200      6/30/2000
310851634             113        9/30/2014
9904923               114       11/30/2013      Village Dental Office - Adams                4,200      4/30/2012
27064                 115
-----------------------------------------------------------------------------------------------------------------------------------
310851541             116
310851614             117        3/31/2009
26725                 118                                                                                                 Yes
25773                 119       11/30/2008      Dress Barn                                   9,000      1/31/2006
310851616             120
-----------------------------------------------------------------------------------------------------------------------------------
27936                 121        9/30/2002      York International                          17,965       3/2/2021
26023                 122
310851631             123        1/31/2000      GGS Info.                                    3,350      2/28/2000
25339                 124        12/4/2000      Ace Hardware                                 8,040      3/31/2004
27780                 125       11/30/2003      Service Centers Corp                         3,520     12/31/2001
-----------------------------------------------------------------------------------------------------------------------------------
9905453               126                                                                                                 Yes
310851533             127        2/28/2014
310851640             128        2/28/2008      Fidelity National Title Insurance Co.        2,500      4/30/2003
27108                 129
310851496             130         5/7/2001      Digital Plus, Inc.                           7,137     10/31/2002
-----------------------------------------------------------------------------------------------------------------------------------
310851576             131        3/31/2003      Airtouch Cellular                           13,456       8/6/2000
310900031             132        5/31/2023
310900036             133
310851621             134
9904324               135        6/30/2004      Video Joe #8                                 3,185      2/28/2004
-----------------------------------------------------------------------------------------------------------------------------------
25309                 136       11/30/2003      Casual Male Big & Tall                       3,000      9/30/2008
26909                 137        8/31/2001      Arthur Murray Dance Studio                   2,400      3/31/2002
310851546             138        12/1/2008      Shoe Concepts                                2,800      12/1/2008
310851572             139       12/31/2004
9905053               140                                                                                                 Yes
         9905053A                 8/1/2012                                                                                Yes
         9905053B                 5/1/2009                                                                                Yes
         9905053C               11/30/2003                                                                                Yes

-----------------------------------------------------------------------------------------------------------------------------------
310851596             141        8/31/2011      WESTERN STATES FIRE PROTECTION               5,000      9/30/2001
310851604             142        5/31/2009
310851517             143       10/31/2004      Jon Mcullough Inc.                           8,400      5/30/2002
310851527             144       10/14/2002      Kanematsu                                    1,705      5/17/2003
26981                 145        5/31/2002      Hoots, Toots & Whistle                       4,800      5/31/2002
-----------------------------------------------------------------------------------------------------------------------------------
26832                 146       11/30/2000      Heavenbound Books                            2,600     10/31/2001
9904785               147        6/30/2003      Cybernet Systems                             7,550      6/30/2003
310851587             148
310851611             149        7/31/2008      Western Wire Screen                         20,800      4/30/2003
310851613             150
-----------------------------------------------------------------------------------------------------------------------------------
310851490             151                                                                                                 Yes
       310851490A                8/31/2001      Magtech & Pwer Conversion, Inc.              5,200      6/30/2000         Yes
       310851490B                    M-T-M      Alliance Technology                          3,000          M-T-M         Yes

25540                 152
-----------------------------------------------------------------------------------------------------------------------------------
310900030             153        6/30/2014      Sunders / Perfect Emblems                    3,750      9/30/2004
310851608             154
310851497             155
310851558             156
310851575             157        5/31/2000      Graphic Builders, Inc.                       6,250      8/31/2004
-----------------------------------------------------------------------------------------------------------------------------------
310900006             158
310900018             159         9/1/2006
310900022             160
310900037             161
310851601             162        6/30/2002
-----------------------------------------------------------------------------------------------------------------------------------
310851568             163        1/31/2000      Primary Source                               3,200      4/30/2000
310900029             164       10/31/2008      HDG Automotive Group, Inc.                  29,230     12/31/2001
310900035             165        6/14/2004
26567                 166        1/31/2017
9904982               167
-----------------------------------------------------------------------------------------------------------------------------------
25840                 168
310851646             169        5/31/2004
310851625             170       12/31/2005      The McCall Gym Group                         5,831      8/31/2001
310851257             171        9/30/2013      Info Architects, Inc.                        7,200      9/20/2003
310851321             172            M-T-M      J.R.Q. Trucking                              3,830      2/28/2000
-----------------------------------------------------------------------------------------------------------------------------------
9905494               173
310851600             174        6/30/2002
310851544             175        7/31/2001      AirCrafters                                  1,680      7/18/2000
26302                 176        4/20/2014
310851583             177        5/31/2003      Mothers Cake & Cookie Co.                   15,600      2/28/2006
-----------------------------------------------------------------------------------------------------------------------------------
310851599             178       12/31/2004
310851626             179
9905485               180        3/31/2001      Honey Dew Donuts                             2,800      3/26/2005
310900002             181        10/1/2002      Annie's Little Heart                         2,364      10/1/2001
===================================================================================================================================



                                        CROSS-COLLATERAL              RELEASE
   LOAN NUMBER       COUNT                 DESCRIPTION               PROVISIONS                       RELEASE PROVISION TERMS
------------------------------------------------------------------------------------------------------------------------------------
310900043              1
310900024              2
310851624              3               Multiple Properties
       310851624A                      Multiple Properties
       310851624B                      Multiple Properties
       310851624C                      Multiple Properties
       310851624D                      Multiple Properties
       310851624E                      Multiple Properties
       310851624F                      Multiple Properties
       310851624G                      Multiple Properties
       310851624H                      Multiple Properties
       310851624I                      Multiple Properties
       310851624J                      Multiple Properties
       310851624K                      Multiple Properties
       310851624L                      Multiple Properties
       310851624M                      Multiple Properties

------------------------------------------------------------------------------------------------------------------------------------
9905426                4
26287                  5               Multiple Properties
           26287A                      Multiple Properties
           26287B                      Multiple Properties
           26287C                      Multiple Properties

------------------------------------------------------------------------------------------------------------------------------------
27657                  6
310900004              7
310900032              8
9905921                9
310900041              10
------------------------------------------------------------------------------------------------------------------------------------
310900020              11              Multiple Properties
       310900020A                      Multiple Properties
       310900020B                      Multiple Properties
       310900020C                      Multiple Properties
       310900020D                      Multiple Properties
       310900020E                      Multiple Properties
       310900020F                      Multiple Properties
       310900020G                      Multiple Properties
       310900020H                      Multiple Properties

------------------------------------------------------------------------------------------------------------------------------------
26660                  12              MULTIPLE PROPERTIES              YES
           26660A                      Multiple Properties              Yes        125% Defeasance; 1.43 DSCR; 70% LTV
           26660B                      Multiple Properties              Yes        125% Defeasance; 1.43 DSCR; 70% LTV
           26660C                      Multiple Properties              Yes        125% Defeasance; 1.43 DSCR; 70% LTV

------------------------------------------------------------------------------------------------------------------------------------
26511                  13                  LOAN #27018                  YES        1.55X DSCR; 65% LTV; 110% DEFEASANCE OR SALE ONLY
25503                  14
27112                  15
27874                  16
310900011              17
------------------------------------------------------------------------------------------------------------------------------------
27931                  18
9905475                19
9904248                20
310851607              21
27942                  22
------------------------------------------------------------------------------------------------------------------------------------
26334                  23
28027                  24
26863                  25
27355                  26
26597                  27
------------------------------------------------------------------------------------------------------------------------------------
26569                  28
27018                  29                  Loan #26511                  Yes        1.55xDSCR; 65% LTV; 110% defeasance or sale only
26779                  30
310851270              31
18079                  32
------------------------------------------------------------------------------------------------------------------------------------
27638                  33
9905484                34
27130                  35
27708                  36
310851529              37
------------------------------------------------------------------------------------------------------------------------------------
9904270                38
5250                   39
26724                  40             Loans #26725, #26722              Yes        110% Defeasance; 1.71x DSCR; 65%LTV
26136                  41
26282                  42
------------------------------------------------------------------------------------------------------------------------------------
310851505              43
27287                  44
27945                  45
27489                  46
25138                  47              Multiple Properties              Yes
           25138A                      Multiple Properties              Yes        125%; 1.38xDSCR; 75%LTV
           25138B                      Multiple Properties              Yes        125%; 1.38xDSCR; 75%LTV

------------------------------------------------------------------------------------------------------------------------------------
17584                  48
26722                  49             Loans #26724, #26725              Yes        110% Defeasance; 1.71x DSCR; 65% LTV
26120                  50
26985                  51
27611                  52
------------------------------------------------------------------------------------------------------------------------------------
310851522              53              Multiple Properties
       310851522A                      Multiple Properties
       310851522B                      Multiple Properties
       310851522C                      Multiple Properties

------------------------------------------------------------------------------------------------------------------------------------
310851643              54
9904545                55
310851609              56
26989                  57
9905478                58                 Loan #9905472
------------------------------------------------------------------------------------------------------------------------------------
310851557              59
310851562              60
310851622              61
27292                  62
9904417                63
------------------------------------------------------------------------------------------------------------------------------------
9905472                64                 Loan #9905478
310900033              65
25413                  66
25465                  67
27937                  68
------------------------------------------------------------------------------------------------------------------------------------
27005                  69
310851641              70
27397                  71
26766                  72
26271                  73
------------------------------------------------------------------------------------------------------------------------------------
26600                  74
26709                  75
310851432              76
310851547              77
310851612              78
------------------------------------------------------------------------------------------------------------------------------------
310851598              79
25895                  80
26367                  81
26734                  82
27319                  83
------------------------------------------------------------------------------------------------------------------------------------
310851571              84
310900012              85
310851414              86
310851482              87
26553                  88
------------------------------------------------------------------------------------------------------------------------------------
310851633              89
26494                  90
27654                  91
9905404                92
310851495              93
------------------------------------------------------------------------------------------------------------------------------------
310851627              94
310851644              95
27379                  96
310851549              97
310851448              98
------------------------------------------------------------------------------------------------------------------------------------
25466                  99
25473                 100
310900021             101
9905501               102
26528                 103
------------------------------------------------------------------------------------------------------------------------------------
25454                 104
310851521             105
310851632             106
310851489             107
9905467               108
------------------------------------------------------------------------------------------------------------------------------------
9905468               109
9905451               110    Multiple Properties and Loans #9905453     Yes
         9905451A            Multiple Properties and Loans #9905453     Yes        125% Defeasance; 1.30 DSCR; 75% LTV
         9905451B            Multiple Properties and Loans #9905453     Yes        125% Defeasance; 1.30 DSCR; 75% LTV

------------------------------------------------------------------------------------------------------------------------------------
27165                 111
310851588             112
310851634             113
9904923               114
27064                 115
------------------------------------------------------------------------------------------------------------------------------------
310851541             116
310851614             117
26725                 118             Loans #26722, #26724              Yes         110% Defeasance. 1.71x DSCR, 65%LTV
25773                 119
310851616             120
------------------------------------------------------------------------------------------------------------------------------------
27936                 121
26023                 122
310851631             123
25339                 124
27780                 125
------------------------------------------------------------------------------------------------------------------------------------
9905453               126           Loans #9905451, #9905454
310851533             127
310851640             128
27108                 129
310851496             130
------------------------------------------------------------------------------------------------------------------------------------
310851576             131
310900031             132
310900036             133
310851621             134
9904324               135
------------------------------------------------------------------------------------------------------------------------------------
25309                 136
26909                 137
310851546             138
310851572             139
9905053               140              Multiple Properties              Yes
         9905053A                      Multiple Properties              Yes        125% Defeasance; 2.0 DSCR; 60% LTV
         9905053B                      Multiple Properties              Yes        125% Defeasance; 2.0 DSCR; 60% LTV
         9905053C                      Multiple Properties              Yes        125% Defeasance; 2.0 DSCR; 60% LTV

------------------------------------------------------------------------------------------------------------------------------------
310851596             141
310851604             142
310851517             143
310851527             144
26981                 145
------------------------------------------------------------------------------------------------------------------------------------
26832                 146
9904785               147
310851587             148
310851611             149
310851613             150
------------------------------------------------------------------------------------------------------------------------------------
310851490             151              Multiple Properties
       310851490A                      Multiple Properties
       310851490B                      Multiple Properties

25540                 152
------------------------------------------------------------------------------------------------------------------------------------
310900030             153
310851608             154
310851497             155
310851558             156
310851575             157
------------------------------------------------------------------------------------------------------------------------------------
310900006             158
310900018             159
310900022             160
310900037             161
310851601             162
------------------------------------------------------------------------------------------------------------------------------------
310851568             163
310900029             164
310900035             165
26567                 166
9904982               167
------------------------------------------------------------------------------------------------------------------------------------
25840                 168
310851646             169
310851625             170
310851257             171
310851321             172
------------------------------------------------------------------------------------------------------------------------------------
9905494               173
310851600             174
310851544             175
26302                 176
310851583             177
------------------------------------------------------------------------------------------------------------------------------------
310851599             178
310851626             179
9905485               180
310900002             181
====================================================================================================================================



                                       TAX            INSURANCE         REPLACEMENT
   LOAN NUMBER       COUNT            ESCROW            ESCROW            ESCROW           SPRINGING ESCROW DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
310900043              1               Yes               Yes                No             TI/LC, Replacement Reserves
310900024              2               Yes                No                Yes
310851624              3               Yes                No                Yes
       310851624A                      Yes                No                Yes
       310851624B                      Yes                No                Yes
       310851624C                      Yes                No                Yes
       310851624D                      Yes                No                Yes
       310851624E                      Yes                No                Yes
       310851624F                      Yes                No                Yes
       310851624G                      Yes                No                Yes
       310851624H                      Yes                No                Yes
       310851624I                      Yes                No                Yes
       310851624J                      Yes                No                Yes
       310851624K                      Yes                No                Yes
       310851624L                      Yes                No                Yes
       310851624M                      Yes                No                Yes

------------------------------------------------------------------------------------------------------------------------------------
9905426                4               YES                NO                YES            REPLACEMENT RESERVES
26287                  5                No                No                No
           26287A                       No                No                No             Tax, Insurance, Replacement Reserves
           26287B                       No                No                No             Tax, Insurance, Replacement Reserves
           26287C                       No                No                No             Tax, Insurance, Replacement Reserves

------------------------------------------------------------------------------------------------------------------------------------
27657                  6               YES               YES                YES
310900004              7               Yes               Yes                Yes
310900032              8               Yes                No                Yes            TI/LC
9905921                9                No                No                No             TI/LC
310900041              10              Yes                No                Yes
------------------------------------------------------------------------------------------------------------------------------------
310900020              11              Yes                No                Yes
       310900020A                      Yes                No                Yes
       310900020B                      Yes                No                Yes
       310900020C                      Yes                No                Yes
       310900020D                      Yes                No                Yes
       310900020E                      Yes                No                Yes
       310900020F                      Yes                No                Yes
       310900020G                      Yes                No                Yes
       310900020H                      Yes                No                Yes

------------------------------------------------------------------------------------------------------------------------------------
26660                  12              YES               YES                YES
           26660A                      Yes               Yes                Yes            Tax, Insurance
           26660B                      Yes               Yes                Yes            Tax, Insurance
           26660C                      Yes               Yes                No             Tax, Insurance

------------------------------------------------------------------------------------------------------------------------------------
26511                  13              YES               YES                YES
25503                  14              Yes               Yes                Yes
27112                  15              Yes               Yes                Yes
27874                  16              Yes               Yes                Yes
310900011              17              Yes                No                Yes
------------------------------------------------------------------------------------------------------------------------------------
27931                  18              Yes               Yes                No             Replacement Reserves
9905475                19               No                No                Yes
9904248                20              Yes                No                Yes            TI/LC
310851607              21              Yes               Yes                No
27942                  22              Yes               Yes                No             Replacement Reserves
------------------------------------------------------------------------------------------------------------------------------------
26334                  23              Yes               Yes                Yes
28027                  24              Yes               Yes                Yes
26863                  25              Yes               Yes                No              Replacement Reserves
27355                  26              Yes               Yes                Yes
26597                  27              Yes               Yes                No              Replacement Reserves
------------------------------------------------------------------------------------------------------------------------------------
26569                  28               No                No                Yes            Tax, Insurance
27018                  29              Yes               Yes                Yes
26779                  30              Yes               Yes                Yes            Tax, Insurance
310851270              31              Yes                No                No
18079                  32              Yes                No                No              Insurance, Replacement Reserves
------------------------------------------------------------------------------------------------------------------------------------
27638                  33               No                No                No             Tax, Insurance, Replacement Reserves
9905484                34              Yes               Yes                Yes
27130                  35              Yes               Yes                Yes
27708                  36               No                No                No             Tax, Insurance, Replacement Reserves
310851529              37               No                No                No
------------------------------------------------------------------------------------------------------------------------------------
9904270                38               No                No                No
5250                   39              Yes               Yes                Yes
26724                  40              Yes               Yes                Yes
26136                  41              Yes               Yes                Yes
26282                  42              Yes               Yes                Yes
------------------------------------------------------------------------------------------------------------------------------------
310851505              43              Yes                No                No
27287                  44              Yes               Yes                Yes
27945                  45              Yes               Yes                No
27489                  46              Yes               Yes                Yes
25138                  47              Yes               Yes                Yes
           25138A                      Yes               Yes                Yes
           25138B                      Yes               Yes                Yes

------------------------------------------------------------------------------------------------------------------------------------
17584                  48              YES               YES                YES
26722                  49              Yes               Yes                Yes
26120                  50              Yes               Yes                Yes
26985                  51              Yes               Yes                Yes
27611                  52              Yes               Yes                Yes
------------------------------------------------------------------------------------------------------------------------------------
310851522              53              Yes               Yes                No
       310851522A                      Yes               Yes                No
       310851522B                      Yes               Yes                No
       310851522C                      Yes               Yes                No

------------------------------------------------------------------------------------------------------------------------------------
310851643              54              YES               YES                YES
9904545                55              Yes               Yes                Yes
310851609              56              Yes               Yes                Yes
26989                  57              Yes               Yes                Yes
9905478                58              Yes               Yes                Yes
------------------------------------------------------------------------------------------------------------------------------------
310851557              59              Yes               Yes                No
310851562              60              Yes                No                No
310851622              61              Yes                No                Yes
27292                  62              Yes               Yes                Yes            Replacement Reserves
9904417                63               No                No                No
------------------------------------------------------------------------------------------------------------------------------------
9905472                64              Yes               Yes                Yes
310900033              65              Yes               Yes                Yes
25413                  66              Yes               Yes                Yes
25465                  67              Yes               Yes                Yes
27937                  68              Yes                No                Yes            Insurance
------------------------------------------------------------------------------------------------------------------------------------
27005                  69              Yes               Yes                Yes
310851641              70              Yes               Yes                Yes
27397                  71              Yes                No                Yes             Insurance
26766                  72              Yes               Yes                Yes
26271                  73              Yes               Yes                Yes
------------------------------------------------------------------------------------------------------------------------------------
26600                  74              Yes               Yes                Yes
26709                  75              Yes               Yes                Yes
310851432              76              Yes               Yes                Yes
310851547              77               No                No                Yes
310851612              78              Yes               Yes                Yes
------------------------------------------------------------------------------------------------------------------------------------
310851598              79              Yes                No                No
25895                  80              Yes               Yes                Yes
26367                  81              Yes               Yes                Yes
26734                  82              Yes               Yes                No              Replacement Reserves
27319                  83              Yes               Yes                Yes
------------------------------------------------------------------------------------------------------------------------------------
310851571              84              Yes               Yes                No
310900012              85              Yes                No                No
310851414              86              Yes               Yes                Yes
310851482              87              Yes                No                Yes
26553                  88               No                No                No             Tax, Insurance, Replacement Reserves
------------------------------------------------------------------------------------------------------------------------------------
310851633              89              Yes                No                Yes
26494                  90              Yes               Yes                Yes
27654                  91              Yes                No                Yes            Insurance
9905404                92               No                No                Yes
310851495              93               No                No                No
------------------------------------------------------------------------------------------------------------------------------------
310851627              94              Yes               Yes                No
310851644              95               No                No                No             Tax, Insurance
27379                  96              Yes                No                Yes            Insurance
310851549              97              Yes                No                Yes
310851448              98              Yes               Yes                No
------------------------------------------------------------------------------------------------------------------------------------
25466                  99              Yes               Yes                Yes
25473                 100              Yes               Yes                Yes
310900021             101              Yes               Yes                Yes
9905501               102              Yes                No                No
26528                 103               No                No                No             Tax, Insurance, Replacement Reserves
------------------------------------------------------------------------------------------------------------------------------------
25454                 104              Yes               Yes                Yes
310851521             105               No                No                No
310851632             106              Yes                No                Yes
310851489             107              Yes                No                No
9905467               108              Yes               Yes                Yes
------------------------------------------------------------------------------------------------------------------------------------
9905468               109              Yes               Yes                Yes
9905451               110              Yes               Yes                Yes
         9905451A                      Yes               Yes                Yes
         9905451B                      Yes               Yes                Yes

------------------------------------------------------------------------------------------------------------------------------------
27165                 111              YES               YES                YES
310851588             112              Yes                No                No
310851634             113               No                No                No             Tax, Insurance
9904923               114              Yes                No                No
27064                 115              Yes               Yes                Yes
------------------------------------------------------------------------------------------------------------------------------------
310851541             116              Yes               Yes                Yes
310851614             117              Yes                No                Yes
26725                 118              Yes               Yes                Yes
25773                 119              Yes               Yes                Yes
310851616             120              Yes                No                No
------------------------------------------------------------------------------------------------------------------------------------
27936                 121              Yes               Yes                Yes
26023                 122              Yes               Yes                Yes
310851631             123              Yes               Yes                Yes
25339                 124              Yes                No                Yes            Insurance
27780                 125              Yes               Yes                Yes
------------------------------------------------------------------------------------------------------------------------------------
9905453               126              Yes               Yes                Yes
310851533             127               No                No                No             Tax, Insurance
310851640             128              Yes               Yes                Yes
27108                 129              Yes               Yes                No              Replacement Reserves
310851496             130              Yes               Yes                No
------------------------------------------------------------------------------------------------------------------------------------
310851576             131              Yes               Yes                No
310900031             132               No                No                No
310900036             133              Yes               Yes                No
310851621             134              Yes               Yes                Yes
9904324               135              Yes               Yes                Yes
------------------------------------------------------------------------------------------------------------------------------------
25309                 136              Yes               Yes                Yes
26909                 137              Yes                No                Yes            Insurance
310851546             138              Yes               Yes                No
310851572             139               No                No                No
9905053               140              Yes                No                No
         9905053A                      Yes                No                No
         9905053B                      Yes                No                No
         9905053C                      Yes                No                No

------------------------------------------------------------------------------------------------------------------------------------
310851596             141              YES               YES                NO
310851604             142               No                No                No
310851517             143              Yes               Yes                No             TI/LC
310851527             144              Yes               Yes                No
26981                 145              Yes               Yes                Yes
------------------------------------------------------------------------------------------------------------------------------------
26832                 146              Yes               Yes                Yes
9904785               147              Yes                No                Yes            TI/LC
310851587             148              Yes               Yes                No
310851611             149              Yes               Yes                No
310851613             150              Yes               Yes                Yes
------------------------------------------------------------------------------------------------------------------------------------
310851490             151              Yes                No                Yes
       310851490A                      Yes                No                Yes
       310851490B                      Yes                No                Yes

25540                 152              YES               YES                YES
------------------------------------------------------------------------------------------------------------------------------------
310900030             153              Yes               Yes                Yes
310851608             154              Yes                No                No
310851497             155               No                No                No
310851558             156              Yes               Yes                No
310851575             157              Yes               Yes                No
------------------------------------------------------------------------------------------------------------------------------------
310900006             158              Yes               Yes                No
310900018             159               No                No                No             Tax, Insurance
310900022             160              Yes                No                No
310900037             161              Yes               Yes                No
310851601             162              Yes                No                No
------------------------------------------------------------------------------------------------------------------------------------
310851568             163              Yes               Yes                Yes
310900029             164              Yes               Yes                Yes
310900035             165              Yes                No                No
26567                 166              Yes               Yes                Yes
9904982               167              Yes               Yes                Yes
------------------------------------------------------------------------------------------------------------------------------------
25840                 168               No                No                No             Tax, Insurance, Replacement Reserves
310851646             169               No                No                No             Tax, Insurance
310851625             170              Yes               Yes                No
310851257             171              Yes                No                No
310851321             172              Yes               Yes                No
------------------------------------------------------------------------------------------------------------------------------------
9905494               173              Yes               Yes                Yes
310851600             174              Yes                No                No
310851544             175              Yes               Yes                Yes
26302                 176              Yes               Yes                No             Replacement Reserves
310851583             177              Yes               Yes                No
------------------------------------------------------------------------------------------------------------------------------------
310851599             178              Yes                No                No
310851626             179              Yes               Yes                No
9905485               180              Yes               Yes                Yes
310900002             181              Yes               Yes                No
====================================================================================================================================

(a) 1999/T-12 Net Operating Income may reflect the property's historical operating performance over the most recent 12 month period for which operating statements are available. 1998 Net Operating Income reflects the property's historical operating performance for a previous twelve month period which, in most cases, is equivalent to calendar year 1998.

(b) In certain limited cases, the Annual Replacement Reserve per Square Foot or Unit may represent a single initial deposit made by the borrower at the closing of the related mortgage loan.

Note: As used above, "WFBNA" represents Wells Fargo Bank, National Association; "BSFI" represents Bear Stearns Funding, Inc.; "MSMC" represents Morgan Stanley Mortgage Capital Inc.

Note: In the case of Loan #25138, the related mortgage loan balance was subject to a one time curtailment of approximately $350,000 following origination. As a result, the balance of this mortgage loan as of the Cut-Off Date is lower than it would have been had such curtailment not been applied.

Note: In the case of Loan #25413, the interest rate under the related mortgage note was subject to a one time reduction following origination. As a result, for analytical purposes, it may be difficult to derive the actual Cut-Off date balance (detailed herein) using the actual applicable loan terms.

                                                                         ANNEX B

                   LOAN NO. 310900043 -- 650 TOWNSEND CENTER

OVERVIEW

     This mortgage loan is secured by a first mortgage on the borrower's fee interest in a 612,848 square foot office building located in San Francisco, California. The loan was originated by Wells Fargo Bank, National Association on January 13, 2000.


 CUT-OFF DATE BALANCE:         $58,500,000        PROPERTY TYPE:                  Urban Office
 GROSS MORTGAGE RATE:          7.8500%            LOCATION:                       San Francisco,
                                                                                  California
 INTEREST ACCRUAL METHOD:      Actual/360         YEAR BUILT/RENOVATED:           1998
 FIRST PAYMENT DATE:           3/1/2000           SQUARE FEET                     612,848
 MATURITY DATE:                2/1/2010           CUT-OFF DATE BALANCE/SQ.FT.     95.46
 ORIGINAL AMORTIZATION:        360
 ANNUAL DEBT SERVICE:          $5,077,811         OCCUPANCY:                      98.2%
 LOCKOUT END DATE:             11/30/2009         OCCUPANCY DATE                  10/13/1999
 CALL PROTECTION               Defeasance
 CALL PROTECTION END DATE:     11/30/2009         APPRAISED VALUE:                $123,000,000
 ESCROWS                                          CUT-OFF DATE LTV:               47.6%
  REAL ESTATE TAXES:           Yes                BALLOON LTV:                    43.8%
  INSURANCE:                   Yes
  REPLACEMENT RESERVES:        Springing          UNDERWRITTEN CASH FLOW:         $8,887,940
                                                  DSCR:                           1.75x

THE PROPERTY

     The property is a six-story office building located at the corner of Townsend and 8th Street in the South of Market (SOMA)/Multimedia Gulch office district. The SOMA/Multimedia Gulch office district contains many high-tech and Internet related companies and a variety of other technology firms. The building was constructed in 1989 and substantially renovated in 1998. The building is the 10th largest office building in San Francisco and offers one of the largest floor plates in that market. Major tenants at the property include Sega (155,699 square feet) under a lease expiring December 2009, Ziff-Davis (139,947 square feet) under a lease expiring September 2005, Macromedia (74,140 square feet) under a lease expiring December 2004 and Linuxcare (41,769 square feet) under a lease expiring January 2005.

THE BORROWER

     The borrower is Zoro LLC, a California limited liability company, with Bernard Osher, Irving Rabin and Martin Zankel as managers and principals of members of the borrower, Realstein, Inc., a California corporation, as a member, and Robert Friend as a principal of a member of the borrower. The borrower and Realstein, Inc. are single purpose entities whose organizational documents do not permit them to engage in any business unrelated to the mortgaged property, nor have any assets other than the mortgaged property or any indebtedness (subject to limited exceptions such as trade payables incurred in the ordinary course of business) other than the mortgage loan. Additionally, Realstein, Inc.'s organizational documents require an independent director and the unanimous vote of directors of Realstein, Inc. in connection with the filing of a petition of bankruptcy relating to the borrower or Realstein, Inc. The lender received an opinion from borrower's counsel that, among other things, the assets of the borrower would not be consolidated with the assets of any party considered having a principal interest in the borrower in the event of a bankruptcy or insolvency of that party.

MANAGEMENT

     The property is managed by Kennedy-Wilson Properties, Inc. which is unaffiliated with the borrower.

ESCROWS


     The loan documents require the borrower to fund monthly escrow deposits in amounts sufficient to pay real estate taxes and insurance premiums when due. If the borrower fails to maintain the property in accordance with the loan documents, the loan documents require borrower to fund an escrow to provide for future capital expenditures. In addition, if certain tenants notify the borrower of their intent not to exercise their renewal option, the borrower is required to obtain a letter of credit for the benefit of the lender or deposit cash with the lender in an amount equal to $22.50 per square foot of vacated property to cover the rollover costs of that tenant.


ADDITIONAL DEBT/TRANSFERS


     The loan documents provide that the mortgage loan will become immediately due and payable upon (i) any transfer of the borrower's interest in the property or, except as described below, any transfer of an interest in the borrower or (ii) any additional encumbrance of the property, in each case without the prior written consent of the lender. The loan documents permit transfers of interests in the borrower provided that certain conditions are satisfied, including among other conditions, that certain principals continue to own at least 50% of their original ownership interest in the borrower, at least one of those principals continues to control the management of the borrower and the lender receives confirmation from DCR and Fitch that the transfer would not result in a downgrade, qualification (if applicable) or withdrawal of the then current ratings assigned to any class of certificates.


     See Loan No. 310900043 in the mortgage loan schedule.

                 LOAN NO. 310900024 FIRST UNION CAPITOL CENTER


OVERVIEW

     This mortgage loan is secured by a first mortgage on the borrower's fee interest in a 544,482 square foot high-rise office building located in Raleigh, North Carolina. The loan was originated by Wells Fargo Bank, National Association on September 27, 1999.


 CUT-OFF DATE BALANCE:         $47,000,000        PROPERTY TYPE:                  Urban Office
 GROSS MORTGAGE RATE:          7.6960%            LOCATION:                       Raleigh, NC
 INTEREST ACCRUAL METHOD:      Actual/360         YEAR BUILT/RENOVATED:           1991
 FIRST PAYMENT DATE:           11/1/1999          SQUARE FEET                     544,482
 MATURITY DATE:                10/1/2004          CUT-OFF DATE BALANCE/SQ.FT.     $86.32
 ORIGINAL AMORTIZATION:        360
 ANNUAL DEBT SERVICE:          $4,019,539         OCCUPANCY:                      92.0%
 LOCKOUT END DATE:             7/31/2004          OCCUPANCY DATE:                 9/20/1999
 CALL PROTECTION               Defeasance
 CALL PROTECTION END DATE:     7/31/2004          APPRAISED VALUE:                $79,300,000
 ESCROWS                                          CUT-OFF DATE LTV:               59.3%
  REAL ESTATE TAXES:           Yes                BALLOON LTV:                    58.3%
  INSURANCE:                   No
  REPLACEMENT RESERVES:        Yes                UNDERWRITTEN CASH FLOW:         $6,467,686
                                                  DSCR:                           1.61x

THE PROPERTY

     The property is a 29-story office building located at the 150 Fayetteville Street Mall in downtown Raleigh, North Carolina. The Fayetteville Street Mall contains a pedestrian walkway and is buttressed by the State Capitol Building and the Raleigh Convention Center with the Wake County Courthouse in between. The First Union Capitol Center offers some of the largest floor plates in the market. Major tenants include First Union National Bank (157,469 square feet) under leases expiring between June 2002 and June 2024; Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (55,698 square feet) under a lease expiring September 2011; and Womble Carlyle Sandridge & Rice, PLLC (34,754 square feet) under a lease expiring April 2003. Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. is permitted to terminate its lease upon 180 days notice if the tenant dissolves or ceases to operate as a law firm. Upon any such termination, the tenant is obligated to pay one year of rent and unamortized tenant improvements in excess of $15 per square foot.


THE BORROWER

     The borrower is Capitol Center Acquisition LLC, a Delaware limited liability company, with G&I II Investment Capitol Center LLC as the managing member and DRA Growth and Income Fund II, LLC as the non-managing member. The managing member of G&I II Investment Capitol Center LLC is G&I II Investment Capitol Center Corp. Both the borrower and its managing member are single purpose entities whose organizational documents do not permit them to engage in any business unrelated to the mortgaged property, nor have any assets other than the mortgaged property or ownership interest in the borrower, as the case may be, or any indebtedness (subject to limited exceptions such as trade payables incurred in the ordinary course of business) other than the mortgage loan. Additionally, G&I II Investment Capitol Center Corp.'s organizational documents require an independent director and the unanimous vote of its directors in connection with the filing of a petition in bankruptcy relating to the borrower, the borrower's managing member or G&I II Investment Capitol Center Corp. The lender received an opinion from borrower's counsel that, among other things, the assets of the borrower would not be consolidated with the assets of any partner considered having a principal interest in the borrower in the event of a bankruptcy or insolvency of that party.

MANAGEMENT


     The mortgaged property is managed by Spectrum Properties Management Company, a North Carolina corporation, which is unaffiliated with the borrower.

ESCROWS

     The loan documents require the borrower to fund the following monthly escrow deposits: (a) an amount sufficient to pay real estate taxes when due;
(b) $14,323 for future capital expenditures; and (c) $60,644 to cover any expenses associated with re-leasing the property in the future. In addition, the borrower funded $500,000 at the closing of the loan to offset future re-leasing expenses.

AMORTIZATION

     The mortgage loan requires monthly payments of interest only for the first three years after origination and thereafter amortizes on a 30 year schedule until its maturity date on October 1, 2004 when all outstanding principal, together with accrued and unpaid interest is due.

ADDITIONAL DEBT/TRANSFERS

     The loan documents provide that the mortgage loan will become immediately due and payable upon (i) any transfer of the borrower's interest in the property or, except as described below, any transfer of an interest in the borrower or (ii) any additional encumbrance of the property, in each case without the prior written consent of the lender. The loan documents permit transfers of interests in the borrower to affiliates of the borrower and transfers up to an aggregate of 49% of the original ownership interests in the borrower provided that certain conditions are satisfied, including among other conditions, that the proposed transfer will not result in a change of control or management of the borrower and the lender receives confirmation from DCR and Fitch that the transfer would not result in a downgrade, qualification (if applicable) or withdrawal of the then current ratings assigned to any class of certificates.

     See Loan No. 310900024 in the mortgage loan schedule.

                    LOAN NO. 310851624 PRIVATE MINI STORAGE

OVERVIEW

     This mortgage loan is secured by thirteen first mortgages on the borrower's fee interests in twelve self-storage facilities and one RV park. All of the mortgages are cross-collateralized and cross-defaulted. Nine properties are located in Texas and the remaining four are located in Florida. The twelve self-storage facilities include 8,088 units totaling 942,166 square feet, excluding outside parking and carport space which accounts for an additional 191,125 square feet. The RV park includes 115 pads. The mortgage loan was originated by Wells Fargo Bank, National Association on August 24, 1999. The information in the box immediately below is presented on a combined basis for all 13 properties.

 CUT-OFF DATE BALANCE:         $44,648,233        PROPERTY TYPE:                Self-Storage
 GROSS MORTGAGE RATE:          8.1700%            LOCATION:                     Various, TX/FL
 INTEREST ACCRUAL METHOD:      Actual/360         YEAR BUILT/RENOVATED:         See below
 FIRST PAYMENT DATE:           10/1/1999          NO. OF UNITS                  8,088
 MATURITY DATE:                9/1/2009           CUT-OFF DATE BALANCE/UNIT     $5,520.31
 ORIGINAL AMORTIZATION:        300
 ANNUAL DEBT SERVICE:          $4,214,706         W/A OCCUPANCY:                86.4%
 LOCKOUT END DATE:             6/30/2009
 CALL PROTECTION               Defeasance
 CALL PROTECTION END DATE:     6/30/2009          APPRAISED VALUE:              $61,530,000
 ESCROWS                                          CUT-OFF DATE LTV:             72.6%
  REAL ESTATE TAXES:           Yes                BALLOON LTV:                  60.4%
  INSURANCE:                   No
  REPLACEMENT RESERVES:        Yes                UNDERWRITTEN CASH FLOW:       $5,981,276
                                                  DSCR:                         1.42x

THE PROPERTIES

                                                                                   NUMBER     SQUARE
   LOAN NO.         PROPERTY NAME           LOCATION         PROPERTY TYPE        OF UNITS     FEET
 310851624A     Private Mini Storage     La Marque, TX        Self-Storage           589       87,600
                La Marque
 310851624B     Private Mini Storage     Houston, TX          Self-Storage           676       67,502
                Katy
 310851624C     Private Mini Storage     League City, TX      Self-Storage         1,017      145,374
                League City
 310851624D     Private Mini Storage     Oldsmar, FL          Self-Storage           571       68,383
                Eastlake
 310851624E     Private Mini Storage     Tampa, FL            Self-Storage           666       60,952
                Florida Avenue
 310851624F     Private Mini Storage     Houston, TX          Self-Storage           583       67,317
                Cutten
 310851624G     Private Mini Storage     Houston, TX          Self-Storage           718       92,461
                Fountainview
 310851624H     Private Mini Storage     Webster, TX          Self-Storage           641       69,352
                Clearlake
 310851624I     Private Mini Storage     Houston, TX          Self-Storage           542       53,587
                Voss
 310851624J     Private Mini Storage     Palm Harbor, FL      Self-Storage           651       62,952
                Palm Harbor
 310851624K     Private Mini Storage     Jacksonville, FL     Self-Storage           539       63,537
                Jacksonville
 310851624L     Private Mini Storage     Houston, TX          Self-Storage           780      103,149
                Westbelt
 310851624M     Private Mini Storage     Houston, TX          RV Park                115         N/A
                Westbelt RV
 Total                                                                             8,088      942,166

     Private Mini Storage -- La Marque consists of seven single-story warehouse storage buildings and one single-story office/manager's residence situated on two parcels of land comprising 9.1 acres. The improvements were developed in 1989 and include 589 self-storage units and 102 outside parking/carport spaces, 58 of which are covered. The storage buildings contain 278 climate-controlled units, 223 non climate-controlled units, 7 office/warehouse units, 57 indoor boat storage units and 24 indoor RV storage units. The property was 77.3% occupied as of September 30, 1999.

     Private Mini Storage -- Katy consists of three two-story warehouse storage buildings and one rental office/manager's residence situated on 2.1 acres. The improvements were developed in 1989 and include 676 self-storage units; 407 of the storage units are climate-controlled. The property was 96.0% occupied as of September 30, 1999.

     Private Mini Storage -- League City consists of nine single-story warehouse storage buildings and one RV park office situated on three parcels of land comprising 20.1 acres. The improvements were developed in 1992 and include 766 self-storage units and 251 outside parking/carport spaces. The storage buildings include 273 climate-controlled units, 305 non-climate-controlled units, 18 office/warehouse units, 115 indoor boat storage units and 55 indoor RV storage units. The property was 78.4% occupied as of September 30, 1999.

     Private Mini Storage -- Eastlake consists of seven single-story self-storage buildings, a single-story office/apartment building and 17 enclosed RV/boat storage spaces situated on 4.8 acres. The improvements were developed in 1991 and include 571 self-storage units; 249 of the storage units are climate-controlled. The property was 88.8% occupied as of September 30, 1999.

     Private Mini Storage -- Florida Avenue consists of one single-story storage building, one three-story storage building and one two-story rental office/manager's residence situated on 2.0 acres. The improvements were developed in 1990 and include 666 self-storage units; 401 of the storage units are climate-controlled. The property was 76.8% occupied as of September 30, 1999.

     Private Mini Storage -- Cutten consists of three two-story climate-controlled self-storage buildings, a single-story rental office/manager's residence and two RV/boat storage buildings situated on 3.0 acres. The improvements were developed in 1992 and include 332 climate-controlled units, 219 non-climate-controlled units, 8 office/warehouse units and 24 RV/boat storage units. The property was 91.3% occupied as of September 30, 1999.

     Private Mini Storage -- Fountainview consists of one two-story self-storage building, four single-story ministorage warehouse buildings, three RV/boat storage buildings and a single-story office/manager's residence situated on 4.8 acres. The improvements were developed in 1992 and include 270 climate-controlled units, 428 non-climate-controlled units and 20 outside parking/carport spaces. The property was 83.8% occupied as of September 30, 1999.

     Private Mini Storage -- Clearlake consists of five single-story and one two-story self-storage buildings, eight outside RV/boat storage spaces and a property manager's apartment situated on 3.5 acres. The improvements were developed in 1990 and include 641 storage units, of which 359 are climate-controlled. The property was 86.5% occupied as of September 30, 1999.

     Private Mini Storage -- Voss consists of two two or three-story self-storage buildings and a single-story office/manager's residence building situated on 1.5 acres. The improvements were developed in 1989 and include 542 units, of which 436 are climate-controlled. The property was 90.5% occupied as of June 30, 1999.

     Private Mini Storage -- Palm Harbor consists of one single-story storage building, one two-story storage building, one three-story storage building and a single-story office/manager's residence building situated on 2.2 acres. The improvements were developed in 1991 and include 651 storage units, of which 432 are climate-controlled. The property was 92.3% occupied as of September 30, 1999.

     Private Mini Storage -- Jacksonville consists of six one or two-story storage buildings, an office building and two covered parking structures situated on 5.2 acres. The improvements were developed in 1991 and include 260 climate-controlled storage units, 265 non-climate-controlled units and 32 covered parking spaces. The property was 84.1% occupied as of September 30, 1999.

     Private Mini Storage -- Westbelt consists of four single-story storage buildings, one two-story storage building, four RV/boat storage buildings and one rental office/manager's residence situated on 7.8 acres. The improvements were developed in 1992 with 646 self-storage units including 302 climate-controlled units, 15 office units, 85 RV/boat storage units, and 244 non-climate-controlled units. Additionally, there are 134 outdoor RV/boat storage spaces, of which 96 are covered. The property was 84.5% leased as of September 30, 1999.

     Private Mini Storage -- Westbelt RV is a 115-pad recreational vehicle park known as an All-Star RV Resort situated on 8 acres. The property was developed in 1992 with an additional 25 pads added in 1999. Each pad site is equipped with electrical, water, phone, cable television and sewer hookups for overnight camping. There are also two single-story buildings containing office/laundry/bathroom facilities, and clubhouse/exercise/bathroom facilities. The property was 94.3% leased as of March 31, 1999.


THE BORROWER

     The borrower is PM Partners L.P., a Texas limited partnership that is 99.5% owned by Private Mini Storage Realty L.P., as sole limited partner, and 0.5% owned by Mini Partners, Inc., the sole general partner. The borrower is partially and indirectly owned by U-Haul International and its parent

Amerco. The borrower is a single purpose entity whose organizational documents do not permit it to engage in any business unrelated to the mortgaged properties, nor have any assets other than the mortgaged properties or any indebtedness (subject to limited exceptions such as trade payables incurred in the ordinary course of business) other than the mortgage loan. Additionally, the borrower's organizational documents require an independent director and the unanimous vote of directors of the general partner and the borrower in connection with the filing of a petition in bankruptcy. The lender received an opinion from borrower's counsel that, among other things, the assets of the borrower would not be consolidated with the assets of any party considered having a principal interest in the borrower in the event of a bankruptcy or insolvency of that party.


MANAGEMENT

     The mortgaged properties are managed by Private Mini Storage Inc., an affiliate of the borrower.


ESCROWS

     The loan documents require the borrower to fund monthly escrow deposits in amounts sufficient to pay real estate taxes when due. In addition, the loan documents require the borrower to fund escrow deposits for future capital expenditures.


ADDITIONAL DEBT/TRANSFERS

     The loan documents provide that the mortgage loan will become immediately due and payable upon (i) any transfer of the borrower's interest in the property or any transfer of an interest in the borrower or (ii) any additional encumbrance of the property, in each case without the prior written consent of the lender.

     See Loan No. 310851624 in the mortgage loan schedule.

                 LOAN NO. 9905426 -- HOLIDAY INN -- MISSION BAY


OVERVIEW

     This mortgage loan is secured by a first mortgage on the borrower's fee and leasehold interest in a hotel located in San Diego, California. The loan was originated on June 26, 1998 and acquired by Morgan Stanley Mortgage Capital Inc. in June 1999.

 CUT-OFF DATE BALANCE:         $21,633,104        PROPERTY TYPE:                 Full Service,
                                                                                 Hospitality
 GROSS MORTGAGE RATE:          7.4000%            LOCATION:                      San Diego, CA
 INTEREST ACCRUAL METHOD:      Actual/360         YEAR BUILT/RENOVATED:          1997
 FIRST PAYMENT DATE:           8/1/1998           UNITS:                         316
 MATURITY DATE:                7/1/2008           CUT-OFF DATE BALANCE/UNIT:     $68,459.19
 ORIGINAL AMORTIZATION:        300                OCCUPANCY:                     78.7%
 ANNUAL DEBT SERVICE:          $1,942,587         OCCUPANCY DATE:                7/31/1999
 LOCKOUT END DATE:             3/31/2008          APPRAISED VALUE:               $35,000,000
 CALL PROTECTION:              Defeasance         CUT-OFF DATE LTV:              61.8%
 CALL PROTECTION END DATE:     3/31/2008          BALLOON LTV:                   51.2%
 ESCROWS                                          UNDERWRITTEN CASH FLOW:        $3,305,962
  REAL ESTATE TAXES:           Yes                DSCR:                          1.70x
  INSURANCE:                   No
  REPLACEMENT RESERVES:        Yes

THE PROPERTY

     The property is a 316 room Holiday Inn hotel consisting of eight wood frame and stucco buildings. The property features a 6,498 square foot full service restaurant in a free standing building, currently leased to Bakers Square. In addition, the property has a meeting room and a pool/spa. The property is located near the San Diego Convention Center, Sea World, the San Diego Sports Arena, Balboa Park, the San Diego Zoo, and Old Town San Diego.

     The property was constructed in two phases (1982 and 1987). The borrower purchased the property in phases between 1995 and 1997, and, during these two years, performed an extensive property renovation. The renovation included the conversion of 192 rooms into suites. This work included the addition of new insulation, bathroom fixtures, flooring, furniture, and case goods. The exterior was restuccoed, repainted, and re-roofed.

     The property is divided into eight parcels, of which one approximately 0.60-acre parcel is encumbered by an unsubordinated ground lease expiring on March 15, 2035. 42 of the property's 316 rooms are located on that parcel. The fee owner includes MTB, LLC, the borrower (50%), and Palmer Hughes, unaffiliated to the borrower (50%), as tenants in common. The ground lessee ("Lease 1") is Midway Group, which pays current annual ground rent of $69,194. Midway Group subleases the parcel to Sarika Group ("Lease 2"), an entity related to the borrower, for current annual ground rent of $181,187. Sarika Group sub-subleases the parcel to MTB, LLC ("Lease 3") for a current annual ground rent of $204,096, with a CPI-based increase every three years. Lease 1 provides notice to the lender of default, but does not provide the lender an opportunity to cure any default thereunder; however, a 50% interest in the fee estate of the 0.60-acre parcel is security for this loan. Additionally, Lease 2 and Lease 3 each provide the lender with notice of default, an opportunity to cure and the right to a new lease on the same terms.


THE BORROWER

     The borrower is MTB, LLC, a California limited liability company with MTB Management LLC as its manager. The members of the borrower are B.U. Patel and his son, Mayur Patel. The borrower is a single purpose entity whose organizational documents do not permit it to engage in any business unrelated to the mortgaged property, nor have any assets other than the mortgaged property or any indebtedness (subject to limited exceptions such as trade payables incurred in the ordinary course of business) other than the mortgage loan. The lender received an opinion from borrower's counsel that, among other things, the assets of the borrower would not be consolidated with the assets of any other affiliate (including Sarika Corporation, B.U. Patel or Mayur Patel) in the event of a bankruptcy or insolvency of those parties.


MANAGEMENT

     The property is managed by Tarsadia Hotels, a California corporation, which is affiliated with the borrower.


ESCROWS

     The loan documents require the borrower to fund monthly escrow deposits in amounts sufficient to pay real estate taxes when due.

     The borrower deposited $312,000 in a FF&E escrow at closing. The loan documents require the borrower to make $26,000 monthly contributions to the FF&E escrow if the balance falls below $312,000.

     The lender also holds a $50,000 (original balance) interest accruing escrow to ensure monthly equipment lease payments of $22,735.07. There are six separate leases, five of which will be paid in full during 2000, and one of which extends thorough July 2001.


ADDITIONAL DEBT/TRANSFERS

     The loan documents provide that the mortgage loan will become immediately due and payable upon (i) any transfer of the borrower's interest in the property or any transfer of an interest in the borrower or (ii) any additional encumbrance of the property, in each case without the prior written consent of the lender, except as described below.

     The loan documents permit equipment lease financing for certain items used on the premises, including the telephone system, furniture, televisions, carpeting, wallcovering, artwork and millwork. The last equipment lease is scheduled to be paid off in July 2001.

     Certain sponsor related transfers, as specified in the loan documents, are permitted without payment of any transfer fee.

     The mortgage loan documents also permit the borrower the right to two transfers of the mortgaged property upon payment of a transfer fee equal to 1% of the outstanding principal balance of the mortgage loan and compliance with other conditions specified in the loan documents.

     See Loan No. 9905426 in the mortgage loan schedule.

                LOAN NO. 26287 -- ENTERTAINMENT PROPERTIES TRUST


OVERVIEW

     This mortgage loan consists of 3 properties, each of which is secured by a first mortgage on the borrower's fee or leasehold interest in a megaplex theater situated in North Carolina, Idaho or Florida. The mortgages are cross-defaulted and cross-collateralized. The mortgage loan was originated by Bear, Stearns Funding, Inc. on January 11, 2000. The information in the box immediately below is presented on a combined basis.

 CUT-OFF DATE BALANCE:         $20,175,000        PROPERTY TYPE:                  Retail-Theatre
 GROSS MORTGAGE RATE:          8.1800%            LOCATION:                       Various,
                                                                                  NC/ID/FL
 INTEREST ACCRUAL METHOD:      Actual/360         YEAR BUILT/RENOVATED:           1997,1998
 FIRST PAYMENT DATE:           3/1/2000           SQUARE FEET                     265,750
 MATURITY DATE:                2/1/2005           CUT-OFF DATE BALANCE/SQ.FT.     $75.92
 ORIGINAL AMORTIZATION:        300
 ANNUAL DEBT SERVICE:          $1,897,527         OCCUPANCY:                      100.0%
 LOCKOUT END DATE:             1/31/2005          OCCUPANCY DATE:                 12/24/1999
 CALL PROTECTION:              Defeasance
 CALL PROTECTION END DATE:     1/31/2005          APPRAISED VALUE:                $40,600,000
 ESCROWS                                          CUT-OFF DATE LTV:               49.7%
  REAL ESTATE TAXES:           Springing          BALLOON LTV:                    46.3%
  INSURANCE:                   Springing
  REPLACEMENT RESERVES:        Springing          UNDERWRITTEN CASH FLOW:         $3,655,177
                                                  DSCR:                           1.93x

THE PROPERTIES




LOAN NO.        PROPERTY NAME            LOCATION         PROPERTY TYPE     SQ. FT.     SCREENS
----------   -------------------   -------------------   ---------------   ---------   --------
26287A        Raleigh Grand 16         Raleigh, NC           Theater         51,450       16
26287B        Boise Stadium 21          Boise, ID            Theater        140,300       21
26287C       Muvico Pompano 18      Pompano Beach, FL        Theater         74,000       18
                                                                            -------       --
Total                                                                       265,750       55
                                                                            =======       ==

     Raleigh Grand 16 is a 51,450 square foot, 16-screen two-story megaplex theater. The property, which was constructed in 1998, seats 2,596 and includes stadium seating throughout. Raleigh Grand 16 is 100% leased to Raleigh 16, LLC (whose obligations are guaranteed by Consolidated Theaters) under a lease expiring May 2022.

     Boise Stadium 21 is a 140,300 square foot, 21-screen two-story megaplex theater. The property, which was constructed in late 1997, seats 4,734 and includes stadium seating throughout. The theater is part of the Boise Spectrum entertainment/retail complex. Boise Stadium 21 is 100% leased to Edwards Theatres under a lease expiring December 2018. The property is secured by the borrower's interest as a tenant under a ground lease that expires (including options) on November 30, 2047.

     Muvico Pompano 18 is a 74,000 square foot, 18-screen two-story megaplex theater. The property, which was constructed in 1998, seats 3,484 and includes stadium seating throughout. Muvico Pompano 18 is 100% leased to Muvico Theaters under a lease expiring August 2019.


THE BORROWER

     The borrower is 3 Theaters, Inc., a wholly owned subsidiary of Entertainment Properties Trust, a Maryland real estate investment trust. The borrower is a single purpose entity whose organizational documents do not permit it to engage in any business unrelated to the mortgaged properties, nor have any assets other than the mortgaged properties or any indebtedness (subject to limited exceptions such as trade payables incurred in the ordinary course of business) other than the mortgage loan. Additionally, the borrower's organizational documents require an independent director and the unanimous vote of directors of the borrower in connection with the filing of a petition in bankruptcy relating to the borrower. The lender received an opinion from borrower's counsel that, among other things, the assets of the borrower would not be consolidated with the assets of any party having a controlling interest in the borrower in the event of a bankruptcy or insolvency of that party.


MANAGEMENT

     The properties are managed by the borrower.


ESCROWS

     If the borrower fails to provide to the lender satisfactory evidence of payment of real estate taxes and property insurance premiums (and in the case of the Boise Stadium 21 property, ground rents) in accordance with the loan documents, the loan documents require the borrower to fund escrows for those items. If the properties are not maintained in accordance with the loan documents, the loan documents require the borrower to fund an additional escrow for future capital expenditures.


ADDITIONAL DEBT/TRANSFERS

     The loan documents provide that the mortgage loan will become immediately due and payable upon (i) any transfer of the borrower's interest in the property or any transfer of more than 49% of the shares in the borrower or (ii) any additional encumbrance of the property, in each case without the prior written consent of the lender, except as described below.

     The borrower has the right to transfer simultaneously all three properties subject to the mortgages upon the payment of a 1% assumption fee, confirmation from DCR and Fitch that the transfer would not result in a downgrade, qualification (if applicable) or withdrawal of the then current ratings assigned to any class of certificates and satisfaction of other conditions specified in the loan documents.

     See Loan No. 26287 in the mortgage loan schedule.

                       LOAN NO. 27657 -- THE MERCER HOTEL

OVERVIEW

     This mortgage loan is secured by a first mortgage on the borrower's fee interest in a hotel located in New York, New York. The loan was originated by Bear, Stearns Funding, Inc. on January 7, 2000.

   CUT-OFF DATE BALANCE:      $20,000,000      PROPERTY TYPE:               Boutique, Hospitality
   GROSS MORTGAGE RATE:       8.5800%          LOCATION:                    New York, NY
   INTEREST ACCRUAL METHOD:   Actual/360       YEAR BUILT/RENOVATED:        1997
   FIRST PAYMENT DATE:        3/1/2000         NO. OF ROOMS                 75
   MATURITY DATE:             2/1/2010         CUT-OFF DATE BALANCE/ROOM:   $ 266,666.67
   ORIGINAL AMORTIZATION:     300
   ANNUAL DEBT SERVICE:       $1,945,501       OCCUPANCY:                   88.0%
   LOCKOUT END DATE:          10/31/2009       OCCUPANCY DATE:              9/30/1999
   CALL PROTECTION            Defeasance
   CALL PROTECTION END
    DATE:                     10/31/2009       APPRAISED VALUE:             $41,500,000
   ESCROWS                                     CUT-OFF DATE LTV:            48.2%
    REAL ESTATE TAXES:        Yes              BALLOON LTV:                 40.4%
    INSURANCE:                Yes
    REPLACEMENT RESERVES:     Yes              UNDERWRITTEN CASH FLOW:      $4,123,121
                                               DSCR:                        2.12x

THE PROPERTY

     The Mercer Hotel is a six-story Romanesque-style building originally developed in 1888 as a commercial building and fully renovated and converted to hotel use in 1994. The building was designated as an historical landmark by New York City in 1973. The property is comprised of 75 guest rooms, ranging from 210 to 620 square feet. In addition, the property has retail space currently occupied by two tenants, J. Crew and the Mercer Kitchen restaurant. The property is situated in the SoHo section of lower Manhattan, at the northwest corner of Prince and Mercer Streets. For the trailing twelve months ending September 1999, the property operated at 88.0% occupancy at an average daily rate of $423.28. The Mercer Hotel is not operated as a franchise of any national hotel or motel chain or managed by any hotel or motel management company.


THE BORROWER

     The borrower is The Mercer I, LLC, a Delaware limited liability company, with Mercer Management, LLC and BDL Prince, LLC as managing members. Mercer Management, LLC is wholly owned by Andre Balazs and his wife, Katie Ford Balazs; the ownership of BDL Prince is more widely distributed. The borrower is a single purpose entity whose organizational documents do not permit it to engage in any business unrelated to the mortgaged property, nor have any assets other than the mortgaged property or any indebtedness (subject to limited exceptions such as trade payables incurred in the ordinary course of business) other than the mortgage loan. Additionally, the lender received an opinion from borrower's counsel that, among other things, the assets of the borrower would not be consolidated with the assets of any party having an ownership interest in the borrower in the event of a bankruptcy or insolvency of that party.


MANAGEMENT

     The hotel is managed by an individual, Klaus Ortlieb, who is affiliated with the borrower.


ESCROWS

     The loan documents require the borrower to fund monthly escrow deposits in amounts sufficient to pay real estate taxes and property insurance premiums when due. The loan documents also require the borrower to fund an escrow reserve for capital expenditure in an amount equal to the lesser of (a) 5% of total hotel revenues or (b) $250,000 (but in no event less than the amount required to be funded into the escrow account during the first year after origination of the loan); provided that the unused balance of that escrow reserve shall never be required to exceed $1,250,000.


ADDITIONAL DEBT/TRANSFERS

     The loan documents provide that the mortgage loan will become immediately due and payable upon (i) any transfer of the borrower's interest in the property or any transfer of an interest in excess of 49% in the borrower or
(ii) any additional encumbrance of the property, in each case without the prior written consent of the lender.

     See Loan No. 27657 in the mortgage loan schedule.

                    LOAN NO. 26511 -- SEATTLE DESIGN CENTER

OVERVIEW

     This mortgage loan is secured by a first mortgage on the borrower's fee interest in a design center facility located in Seattle, Washington. The mortgage loan is cross-collateralized and cross-defaulted with Loan No. 27018 -- Seattle Gift Center. On a combined basis, the overall debt service coverage ratio is 1.69x and the overall loan to value ratio is 56.05%. The mortgage loan was originated by Bear, Stearns Funding, Inc. on September 2, 1999. The information in the box immediately below is presented for the Seattle Design Center mortgage loan only.

 CUT-OFF DATE BALANCE:         $13,748,376        PROPERTY TYPE:                  Urban Office
 GROSS MORTGAGE RATE:          8.1700%            LOCATION:                       Seattle, WA
 INTEREST ACCRUAL METHOD:      Actual/360         YEAR BUILT/RENOVATED:           1983
 FIRST PAYMENT DATE:           11/1/1999          SQUARE FEET                     362,438
 MATURITY DATE:                10/1/2009          CUT-OFF DATE BALANCE/SQ.FT.     $37.93
 ORIGINAL AMORTIZATION:        360
 ANNUAL DEBT SERVICE:          $1,232,559         OCCUPANCY:                      88.4%
 LOCKOUT END DATE:             9/30/2009          OCCUPANCY DATE:                 11/4/1999
 CALL PROTECTION               Defeasance
 CALL PROTECTION END DATE:     9/30/2009          APPRAISED VALUE:                $23,000,000
 ESCROWS                                          CUT-OFF DATE LTV:               59.8%
  REAL ESTATE TAXES:           Yes                BALLOON LTV:                    53.8%
  INSURANCE:                   Yes
  REPLACEMENT RESERVES:        Yes                UNDERWRITTEN CASH FLOW:         $2,084,377
                                                  DSCR:                           1.69x

THE PROPERTY

     The Seattle Design Center is comprised of 3 buildings which were constructed between 1973 and 1983. The Seattle Design Center is a full service design center which has over 60 showrooms that represent manufacturers of residential and commercial furniture, fabrics, wall and floor coverings, millwork and lighting. The major tenants at the center include Baker, Knapp & Tubbs (18,223 square feet) under a lease expiring July 2009 and Michael Folks Showroom (16,810 square feet) under a lease expiring November 2006.


THE BORROWER

     The borrower is Bay West Design Center, LLC, a Delaware limited liability company, with BW Seattle Corp., a Washington corporation, as the managing member. Both the borrower and the managing member are single purpose entities whose organizational documents do not permit them to engage in any business unrelated to the mortgaged property (or the mortgaged property securing Loan No. 27018 -- the Seattle Gift Center loan), nor have any assets other than the mortgaged property or any indebtedness (subject to limited exceptions such as trade payables incurred in the ordinary course of business) other than the mortgage loan (or Loan No. 27018 -- the Seattle Gift Center loan). In addition, the lender received an opinion from borrower's counsel that, among other things, the assets of the borrower would not be consolidated with the assets of any party considered having a principal interest in the borrower in the event of a bankruptcy or insolvency of that party.


MANAGEMENT

     The property is managed by Market Center Management, Inc. which is a wholly owned affiliate of the borrower.

ESCROWS

     The loan documents require the borrower to fund monthly escrow deposits in amounts sufficient to pay real estate taxes and insurance premiums when due. The borrower is also required to escrow $4,541 monthly for future capital expenditures. In addition, the borrower escrowed $344,375 at closing and is required to escrow $25,143 monthly for expenses associated with lease rollover.


ADDITIONAL DEBT/TRANSFERS

     The loan documents provide that the mortgage loan will become immediately due and payable upon (i) any transfer of the borrower's interest in the property or any transfer of a controlling interest in the borrower or (ii) any additional encumbrance of the property, in each case without the prior written consent of the lender, subject to the exceptions described below.


RIGHT TO TRANSFER AND UNCROSS

     The loan documents permit the borrower and the immediate transferee of the borrower a one-time only right to transfer the mortgaged property upon payment of a transfer fee equal to 1% of the outstanding principal balance of the mortgage loan, confirmation from DCR and Fitch that the transfer would not result in a downgrade, qualification (if applicable) or withdrawal of the then current ratings assigned to any class of certificates and compliance with other conditions specified in the loan documents. That transfer may not occur prior to three months after the issuance of the certificates.

     The loan documents also permit the borrower to remove the cross-collateralization/cross-default features of Loan No. 26511 and Loan No. 27018 upon a transfer of one or the other of the properties subject to satisfaction of specified underwriting criteria.

     See Loan No. 26511 in the mortgage loan schedule.

                     LOAN NO. 27018 -- SEATTLE GIFT CENTER


OVERVIEW

     This mortgage loan is secured by a first mortgage on the borrower's fee and leasehold interest in a gift mart facility located in Seattle, Washington. The mortgage loan is cross-collateralized and cross-defaulted with Loan No. 26511 -- Seattle Design Center. On a combined basis, the overall debt service coverage ratio is 1.69x and the overall loan to value ratio is 56.05%. The mortgage loan was originated by Bear, Stearns Funding, Inc. on September 2, 1999. The information in the box immediately below is presented for the Seattle Gift Center mortgage loan only.

 CUT-OFF DATE BALANCE:        $6,212,968       PROPERTY TYPE:            Urban, Office
 GROSS MORTGAGE RATE:         8.1700%          LOCATION:                 Seattle, WA
 INTEREST ACCRUAL METHOD:     Actual/360       YEAR BUILT/RENOVATED:     1983
 FIRST PAYMENT DATE:          11/1/1999        SQUARE FEET               182,419
                                               CUT-OFF DATE
 MATURITY DATE:               10/1/2009        BALANCE/SQ.FT.            $34.06
 ORIGINAL AMORTIZATION:       360
 ANNUAL DEBT SERVICE:         $557,001         OCCUPANCY:                99.0%
 LOCKOUT END DATE:            9/30/2009        OCCUPANCY DATE:           11/4/1999
 CALL PROTECTION              Defeasance
 CALL PROTECTION END DATE:    9/30/2009        APPRAISED VALUE:          $13,000,000
 ESCROWS                                       CUT-OFF DATE LTV:         47.8%
  REAL ESTATE TAXES:          Yes              BALLOON LTV:              43.0%
  INSURANCE:                  Yes
  REPLACEMENT RESERVES:       Yes              UNDERWRITTEN CASH
                                               FLOW:                     $938,696
                                               DSCR:                     1.69x

THE PROPERTY

     The Seattle Gift Center is a gift mart facility which was constructed in 1976 as a two-story office building. After conversion to a gift mart, it was expanded twice; three new stories were added in 1978 and a five-story tower was added in 1983. There are approximately 120 showrooms in which wholesale gift products are sold to retailers. The major tenants at the center include Pacific Rim (8,375 square feet) under a lease expiring November 2002 and Enesco Corp. (6,288 square feet) under a lease expiring April 2000.

     A portion of the Seattle Gift Center property is constructed on the borrower's interest as a tenant under a ground lease. The ground lease expires December 31, 2019. Notwithstanding the above, the ground lease is subject to the borrower's option to purchase the ground lessor's fee interest which may be exercised in 2004. The fee interest when purchased will become subject to a first mortgage lien securing the mortgage loan. The borrower has escrowed $715,000 with the lender, which, together with the accrued interest thereon, is expected to be sufficient to purchase the fee at the negotiated price of $850,000. The purchase option is required to consummated immediately upon exercise of the option. If the ground lessor is unable to comply with the terms of the purchase option, the time period for exercising the option will be extended for the duration of that inability.


THE BORROWER

     The borrower is Bay West Gift Center, LLC, a Delaware limited liability company with BW Seattle Corp., a Washington corporation, as the managing member. Both the borrower and the managing member are single purpose entities whose organizational documents do not permit them to engage in any business unrelated to the mortgaged property (or the mortgaged property securing

Loan No. 26511 -- the Seattle Design Center loan), nor have any assets other than the mortgaged property or any indebtedness (subject to limited exceptions such as trade payables incurred in the ordinary course of business) other than the mortgage loan (or Loan No. 26511 -- the Seattle Design Center loan). In addition, the lender received an opinion from borrower's counsel that, among other things, the assets of the borrower shall not be consolidated with the assets of any party considered having a principal interest in the borrower in the event of a bankruptcy or insolvency of that party.


MANAGEMENT

     The property is managed by Market Center Management, Inc. which is a wholly owned affiliate of the borrower.


ESCROWS

     The loan documents require the borrower to fund monthly escrow deposits in amounts sufficient to pay real estate taxes and insurance premiums when due. The borrower is also required to escrow $2,277 monthly for future capital expenditures. In addition, the borrower escrowed $155,625 at closing and is required to escrow $14,674 monthly for expenses associated with lease rollover.


ADDITIONAL DEBT/TRANSFERS

     The loan documents provide that the mortgage loan will become immediately due and payable upon (i) any transfer of the borrower's interest in the property or any transfer of a controlling interest in the borrower or (ii) any additional encumbrance of the property, in each case without the prior written consent of the lender, subject to the exceptions described below.


RIGHT TO TRANSFER AND UNCROSS

     The loan documents permit the borrower and the immediate transferee of the borrower a one-time only right to transfer the mortgaged property upon payment of a transfer fee equal to 1% of the outstanding principal balance of the mortgage loan, confirmation from DCR and Fitch that the transfer would not result in a downgrade, qualification (if applicable) or withdrawal of the then current ratings assigned to any class of certificates and compliance with other conditions specified in the loan documents. That transfer may not occur prior to three months after the issuance of the certificates.

     The loan documents also permit the borrower to remove the cross-collateralization/cross-default features of Loan No. 26511 and Loan No. 27018 upon a transfer of one or the other of the properties subject to satisfaction of specified underwriting criteria.

     See Loan No. 27018 in the mortgage loan schedule.

               LOAN NO. 310900004 -- INTERNATIONAL AIRPORT CENTER


OVERVIEW

     This mortgage loan is secured by a first mortgage on the borrower's fee interest in 10 office/distribution warehouse facilities located in Charlotte, North Carolina. The mortgage loan was originated by Wells Fargo Bank, National Association on October 7, 1999.

 CUT-OFF DATE BALANCE:       $19,269,309      PROPERTY TYPE:          Warehouse Distribution
 GROSS MORTGAGE RATE:        7.9800%          LOCATION:               Charlotte, NC
 INTEREST ACCRUAL METHOD:    Actual/360       YEAR BUILT/RENOVATED:   1999
 FIRST PAYMENT DATE:         12/1/1999        SQUARE FEET             395,153
                                              CUT-OFF DATE
 MATURITY DATE:              11/1/2009        BALANCE/SQ.FT.          $48.76
 ORIGINAL AMORTIZATION:      360
 ANNUAL DEBT SERVICE:        $1,696,171       OCCUPANCY:              96.8%
 LOCKOUT END DATE:           8/31/2009        OCCUPANCY DATE:         10/1/1999
 CALL PROTECTION             Defeasance
 CALL PROTECTION END DATE:   8/31/2009        APPRAISED VALUE:        $26,900,000
 ESCROWS                                      CUT-OFF DATE LTV:       71.6%
  REAL ESTATE TAXES:         Yes              BALLOON LTV:            64.1%
  INSURANCE:                 Yes
  REPLACEMENT RESERVES:      Yes              UNDERWRITTEN CASH
                                              FLOW:                   $2,149,307
                                              DSCR:                   1.27x

THE PROPERTY

     The properties securing the mortgage loan include 10 single-story office/distribution warehouse facilities. All buildings were constructed between 1981 and 1999. The properties consist of approximately 34.9 acres divided into 2 parcels. Tenant sizes range from 1,229 to 40,920 square feet. The properties are located in the southwestern part of the City of Charlotte, south of the Charlotte-Douglas Airport.

                                                                            OFFICE SPACE
                                                                            AS A PERCENT
                                                                              OF TOTAL
PROPERTY NAME                               YEAR BUILT     TOTAL SQ. FT.       SQ. FT.
-------------                              ------------   ---------------   -------------
3401 International Airport Dr., Bldg A         1996           43,345            80.6%
3400 International Airport Dr., Bldg B         1997           42,088            39.4%
3301 International Airport Dr., Bldg C         1996           40,920            10.9%
3300 International Airport Dr., Bldg D         1997           46,921            72.2%
3201 International Airport Dr., Bldg E         1998           31,813            30.0%
3200 International Airport Dr., Bldg F         1998           41,143            12.7%
3101 International Airport Dr., Bldg G         1998           28,238            80.0%
3100 International Airport Dr., Bldg H         1998           50,083            31.2%
3140 Yorkmont Road, Bldg A                     1999           43,340            35.5%
3401 Yorkmont Road, Bldg B                     1981           27,262            10.9%
                                                             -------
Total                                                        395,153
                                                             =======

     Major tenants at the properties include Corporate Express (40,920 square feet) under a lease expiring July 2006, Nextlink North Carolina, Inc. (31,813 square feet) under a lease expiring January 2015, Expeditors International of Washington (31,122 square feet) under a lease expiring March 2001, and Federal Express (30,514 square feet) under a lease expiring April 2001.

THE BORROWER

     The borrower is IAC Charlotte LLC, a Delaware limited liability company, with International Airport Centers LLC as the managing member and IAC Charlotte Inc. and IAC Investors LLC as the non-managing members. The borrower is managed by International Airport Centers LLC, a privately-held, investment and development company which focuses on the construction, ownership and management of air-cargo distribution warehouse facilities located in close proximity to airports. Both the borrower and IAC Charlotte Inc. are single purpose entities whose organizational documents do not permit them to engage in any business unrelated to the mortgaged property, nor have any assets other than the mortgaged property or any indebtedness (subject to limited exceptions such as trade payables incurred in the ordinary course of business) other than the mortgage loan. Additionally, the IAC Charlotte Inc.'s organizational documents require an independent director.


MANAGEMENT

     The property is managed by International Airport Centers LLC which is affiliated with the borrower.


ESCROWS

     The loan documents require the borrower to fund monthly escrow deposits in amounts sufficient to pay real estate taxes and insurance premiums when due. The borrower is also required to escrow $3,282 monthly for future capital expenditures. In addition, the borrower is required to escrow $9,522 monthly for future tenant improvements and leasing commissions.


ADDITIONAL DEBT/TRANSFERS

     The loan documents provide that the mortgage loan will become immediately due and payable upon (i) any transfer of the borrower's interest in the property or, except as described below, any transfer of an interest in the borrower or its managing member or (ii) any additional encumbrance of the property, in each case without the prior written consent of the lender. The loan documents permit transfers of up to an aggregate of 49% of the original ownership interests in the borrower's managing member provided that certain conditions are satisfied, including among other conditions, that the proposed transfer will not result in a change of control or management of the managing member or the borrower and the net worth of that managing member following the transfer will not be less than it was prior to the transfer. The loan documents also permit transfers of more than 49% of the original ownership interests in the managing member provided that certain additional conditions are satisfied, including, among other conditions, the lender's reasonable determination that the debt to asset ratio of any proposed transferee is 70% or less.

     See Loan No. 310900004 in the mortgage loan schedule.

                 LOAN NO. 310900032 -- ORCHARD BUSINESS CENTRE


OVERVIEW

     This mortgage loan is secured by a first mortgage on three research and development/office buildings situated in Santa Clara, California. The mortgage loan was originated by Wells Fargo Bank, National Association on November 15, 1999.

  CUT-OFF DATE BALANCE:       $19,182,572      PROPERTY TYPE:                Suburban Office
  GROSS MORTGAGE RATE:        7.6140%          LOCATION:                     Santa Clara, CA
  INTEREST ACCRUAL METHOD:    Actual/360       YEAR BUILT/RENOVATED:         1999
  FIRST PAYMENT DATE:         2/1/2000         SQUARE FEET                   142,552
  MATURITY DATE:              1/1/2011         CUT-OFF DATE BALANCE/SQ.FT.   $134.57
  ORIGINAL AMORTIZATION:      300
  ANNUAL DEBT SERVICE:        $1,719,757       OCCUPANCY:                    100.0%
  LOCKOUT END DATE:           7/31/2010                                      9/1/1999
  CALL PROTECTION             Defeasance
  CALL PROTECTION END DATE:   7/31/2010        APPRAISED VALUE:              $35,000,000
  ESCROWS                                      CUT-OFF DATE LTV:             54.8%
   REAL ESTATE TAXES:         Yes              BALLOON LTV:                  43.2%
   INSURANCE:                 No
   REPLACEMENT RESERVES:      Yes              UNDERWRITTEN CASH FLOW:       $2,889,427
                                               DSCR:                         1.68x

THE PROPERTY

     The property consists of three 2-story buildings constructed in 1999 on approximately 7.07 acres of land. The properties are located in the San Tomas Business Park, an office campus facility located in Santa Clara, California, part of the region commonly referred to as Silicon Valley.

     Major tenants at the properties include Cylink Corporation (117,927 square feet) under three leases expiring in August and September of 2009, and Tollbridge Technologies, Inc, (24,625 square feet) under a lease expiring August 2004.


THE BORROWER

     The borrowing entity is Orchard Jay Properties, LLC, a California limited liability company, with DJB-MJB Jay Inc, as the managing member. Both the borrower and its managing member are single purpose entities whose organizational documents do not permit them to engage in any business unrelated to the mortgaged property, nor have any assets other than the mortgaged property or any indebtedness (subject to limited exceptions such as trade payables incurred in the ordinary course of business) other than the mortgage loan.


MANAGEMENT

     The property is managed by Orchard Properties, Inc., a California corporation, which is affiliated with the borrower.


ESCROWS

     The loan documents require the borrower to fund monthly escrow deposits in amounts sufficient to pay real estate taxes when due. The loan documents also require the borrower to escrow $2,376 monthly for future capital expenditures. In addition, a reserve in the amount of $1,847,884 is being held by the lender as additional security until Cylink Corporation, the largest single tenant, achieves certain operating results and complies with certain financial covenants.

ADDITIONAL DEBT/TRANSFERS

     The loan documents provide that the mortgage loan will become immediately due and payable upon (i) any transfer of the borrower's interest in the property or any transfer of an interest in the borrower or (ii) any additional encumbrance of the property, in each case without the prior written consent of the lender.

     See Loan No. 310900032 in the mortgage loan schedule.

            LOAN NO. 9905921 -- CIRCUIT CITY CORPORATE HEADQUARTERS


OVERVIEW

     This mortgage loan is secured by a first leasehold deed of trust on an office building located in Richmond, Virginia. The mortgage loan was originated by Morgan Stanley Mortgage Capital Inc. on January 21, 2000.

 CUT-OFF BALANCE:              $17,000,000        PROPERTY TYPE:                   Suburban Office
 GROSS MORTGAGE RATE:          8.1000%            LOCATION:                        Richmond, VA
 INTEREST ACCRUAL METHOD:      Actual/360         YEAR BUILT/RENOVATED:            1989
 FIRST PAYMENT DATE:           3/1/2000           SQUARE FEET:                     288,562
 MATURITY DATE:                2/1/2010           CUT-OFF DATE BALANCE/SQ. FT:     $58.91
 ORIGINAL AMORTIZATION:        360
 ANNUAL DEBT SERVICE:          $1,511,125         OCCUPANCY:                       100.0%
 LOCKOUT END DATE:             10/31/2009         OCCUPANCY DATE:                  10/1/99
 CALL PROTECTION:              Defeasance
 CALL PROTECTION END DATE:     10/31/2009         APPRAISED VALUE:                 $31,000,000
 ESCROWS:                                         CUT-OFF DATE LTV:                54.8%
  REAL ESTATE TAXES:           No                 BALLOON LTV:                     49.2%
  INSURANCE:                   No
  REPLACEMENT RESERVE:         No                 UNDERWRITTEN CASH FLOW:          $2,311,596
                                                  DSCR:                            1.53x

THE PROPERTY

     The property is a 5-story office building located in the northwest quadrant of the Richmond, Virginia suburban office market. The building houses the executive offices of Circuit City Stores, Inc.

     The property has been ground leased to the borrower pursuant to a ground lease with Circuit City Stores, Inc. as fee owner/lessor and the borrower as lessee. The ground lease has an initial term expiration date of February 28, 2010 followed by four (4) options to extend for ten (10) years each and one (1) final option to extend for five (5) years. The borrower has leased 100% of the property back to Circuit City Stores, Inc. pursuant to a triple net lease. The expiration date and extension options in the triple net lease are identical to those in the ground lease.


THE BORROWER

     The borrowing entity is Lexington Richmond, LLC, a Delaware limited liability company, with Lexington Richmond Manager, Inc., a Delaware corporation, as the managing member. Both the borrower and the managing member are single purpose entities whose organizational documents do not permit them to engage in any business unrelated to the mortgaged property, nor have any assets other than the mortgaged property or any indebtedness (subject to limited exceptions such as trade payables incurred in the ordinary course of business) other than the mortgage loan.


MANAGEMENT

     Circuit City Stores, Inc. as lessee under the triple net lease, is responsible for all operating expenses and maintenance of the building. There is no separate manager of the property.


ESCROWS

     If Circuit City Stores, Inc. does not renew its lease at least one year prior to the current expiration, the loan documents provide for a cash sweep of rents to become effective, and all excess rents after operating expenses and debt service will be placed in a tenant improvement and leasing commission escrow account.

ADDITIONAL DEBT/TRANSFERS

     The loan documents provide that the mortgage loan will become immediately due and payable upon (i) any transfer of the borrower's interest in the property or any transfer of an interest in the borrower or (ii) any additional encumbrance of the property, in each case without the prior written consent of the lender.

     Certain sponsor related transfers, as specified in the loan documents, are permitted without payment of any transfer fee.

     The loan documents also give the borrower the right to transfer the mortgaged property up to two times. The first transfer is subject to receipt by the lender of a transfer fee of $10,000 plus all out of pocket costs and expenses incurred in connection with that transfer. The second transfer is subject to receipt by the lender of a transfer fee equal to 1% of the outstanding principal balance of the mortgage loan. Both transfers are subject to compliance with other conditions specified in the loan documents.

     See Loan No. 9905921 in the mortgage loan schedule.

                                                                         ANNEX C


                                      ------------------------------------------
[NORWEST BANKS LOGO]                  For Additional Information, please contact
                                               CTSLink Customer Service
NORWEST BANK MINNESOTA, N.A.                        (301) 815-6600
CORPORATE TRUST SERVICES                REPORTS AVAILABLE ON THE WORLD WIDE WEB
3 NEW YORK PLAZA, 15TH FLOOR                    @ www.ctslink.com/cmbs
NEW YORK, NY 10004                    ------------------------------------------

                                         PAYMENT DATE:             03/15/2000
                                         RECORD DATE:              02/29/2000

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-WF1

--------------------------------------------------------------------------------

                          DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS

================================================================================

STATEMENT SECTIONS                                                       PAGE(S)
------------------                                                       -------

Certificate Distribution Detail                                              2
Certificate Factor Detail                                                    3
Reconciliation Detail                                                        4
Other Required Information                                                   5
Ratings Detail                                                               6
Current Mortgage Loan and Property Stratification Tables                    7-9
Mortgage Loan Detail                                                        10
Principal Prepayment Detail                                                 11
Historical Detail                                                           12
Delinquency Loan Detail                                                     13
Specially Serviced Loan Detail                                             14-15
Modified Loan Detail                                                        16
Liquidated Loan Detai l                                                     17

================================================================================

========================================  ======================================
               UNDERWRITER                             MASTER SERVICER

Bear, Stearns & Co. Inc.                  Wells Fargo Bank, National Association
245 Park Avenue                           420 Montgomery Street, 10th Floor
New York, New York 10167                  San Francisco, CA 94104



Contact:      General Information Number  Contact:      Matilde Sanchez
Phone Number: (212) 272-2000              Phone Number: (415) 222-2364
========================================  ======================================

                   ==========================================
                                SPECIAL SERVICER

                   GMAC Commercial Mortgage Corporation
                   650 Dresher Road
                   Horsham, PA 10944-8015



                   Contact:       Coral I. Horstmeyer
                   Phone Number:  (215) 328-1790
                   ==========================================

This report has been compiled from information provided to Norwest by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Norwest has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Norwest expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 1 of 17

                                      ------------------------------------------
[NORWEST BANKS LOGO]                  For Additional Information, please contact
                                                CTSLink Customer Service
NORWEST BANK MINNESOTA, N.A.                         (301) 815-6600
CORPORATE TRUST SERVICES                REPORTS AVAILABLE ON THE WORLD WIDE WEB
3 NEW YORK PLAZA, 15TH FLOOR                     @ www.ctslink.com/cmbs
NEW YORK, NY 10004                    ------------------------------------------

                                         PAYMENT DATE:             03/15/2000
                                         RECORD DATE:              02/29/2000

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-WF1

--------------------------------------------------------------------------------

                        CERTIFICATE DISTRIBUTION DETAIL

=====================================================================================================================

                                Pass-Through             Original             Beginning           Principal
Class           CUSIP               Rate                 Balance               Balance           Distribution
=====================================================================================================================
 A-1                              0.000000%                  0.00                  0.00                  0.00
 A-2                              0.000000%                  0.00                  0.00                  0.00
  B                               0.000000%                  0.00                  0.00                  0.00
  C                               0.000000%                  0.00                  0.00                  0.00
  D                               0.000000%                  0.00                  0.00                  0.00
  E                               0.000000%                  0.00                  0.00                  0.00
  F                               0.000000%                  0.00                  0.00                  0.00
  G                               0.000000%                  0.00                  0.00                  0.00
  H                               0.000000%                  0.00                  0.00                  0.00
  I                               0.000000%                  0.00                  0.00                  0.00
  J                               0.000000%                  0.00                  0.00                  0.00
  K                               0.000000%                  0.00                  0.00                  0.00
  L                               0.000000%                  0.00                  0.00                  0.00
  M                               0.000000%                  0.00                  0.00                  0.00
  RI                              0.000000%                  0.00                  0.00                  0.00
 RII                              0.000000%                  0.00                  0.00                  0.00
 RIII                             0.000000%                  0.00                  0.00                  0.00
=====================================================================================================================
Totals                                                       0.00                  0.00                  0.00
=====================================================================================================================

======================================================================================================================
                                                       Realized Loss/                                     Current
                 Interest            Prepayment       Additional Trust        Total         Ending     Subordination
Class          Distribution           Penalties        Fund Expenses       Distribution     Balance      Level (1)
======================================================================================================================
 A-1                   0.00               0.00                  0.00              0.00          0.00             0.00%
 A-2                   0.00               0.00                  0.00              0.00          0.00             0.00%
  B                    0.00               0.00                  0.00              0.00          0.00             0.00%
  C                    0.00               0.00                  0.00              0.00          0.00             0.00%
  D                    0.00               0.00                  0.00              0.00          0.00             0.00%
  E                    0.00               0.00                  0.00              0.00          0.00             0.00%
  F                    0.00               0.00                  0.00              0.00          0.00             0.00%
  G                    0.00               0.00                  0.00              0.00          0.00             0.00%
  H                    0.00               0.00                  0.00              0.00          0.00             0.00%
  I                    0.00               0.00                  0.00              0.00          0.00             0.00%
  J                    0.00               0.00                  0.00              0.00          0.00             0.00%
  K                    0.00               0.00                  0.00              0.00          0.00             0.00%
  L                    0.00               0.00                  0.00              0.00          0.00             0.00%
  M                    0.00               0.00                  0.00              0.00          0.00             0.00%
  RI                   0.00               0.00                  0.00              0.00          0.00             0.00%
 RII                   0.00               0.00                  0.00              0.00          0.00             0.00%
 RIII                  0.00               0.00                  0.00              0.00          0.00             0.00%
======================================================================================================================
Totals                 0.00               0.00                  0.00              0.00          0.00
======================================================================================================================

=======================================================================================================================
                                         Original    Beginning                                                  Ending
                         Pass-Through    Notional    Notional      Interest       Prepayment      Total        Notional
Class        CUSIP           Rate         Amount      Amount     Distribution     Penalties    Distribution     Amount
=======================================================================================================================
  X                         0.000000%        0.00         0.00           0.00           0.00          0.00        0.00
=======================================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 2 of 17

                                      ------------------------------------------
[NORWEST BANKS LOGO]                  For Additional Information, please contact
                                               CTSLink Customer Service
NORWEST BANK MINNESOTA, N.A.                        (301) 815-6600
CORPORATE TRUST SERVICES                REPORTS AVAILABLE ON THE WORLD WIDE WEB
3 NEW YORK PLAZA, 15TH FLOOR                    @ www.ctslink.com/cmbs
NEW YORK, NY 10004                    ------------------------------------------

                                         PAYMENT DATE:             03/15/2000
                                         RECORD DATE:              02/29/2000

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-WF1

--------------------------------------------------------------------------------

                           CERTIFICATE FACTOR DETAIL

=========================================================================================================================
                                                                                         Realized Loss/
                      Beginning        Principal          Interest       Prepayment     Additional Trust       Ending
Class     CUSIP        Balance        Distribution      Distribution      Penalties      Fund Expenses         Balance
=========================================================================================================================
 A-1                0.00000000%        0.00000000%       0.00000000%    0.00000000%        0.00000000%         0.00000000%
 A-2                0.00000000%        0.00000000%       0.00000000%    0.00000000%        0.00000000%         0.00000000%
  B                 0.00000000%        0.00000000%       0.00000000%    0.00000000%        0.00000000%         0.00000000%
  C                 0.00000000%        0.00000000%       0.00000000%    0.00000000%        0.00000000%         0.00000000%
  D                 0.00000000%        0.00000000%       0.00000000%    0.00000000%        0.00000000%         0.00000000%
  E                 0.00000000%        0.00000000%       0.00000000%    0.00000000%        0.00000000%         0.00000000%
  F                 0.00000000%        0.00000000%       0.00000000%    0.00000000%        0.00000000%         0.00000000%
  G                 0.00000000%        0.00000000%       0.00000000%    0.00000000%        0.00000000%         0.00000000%
  H                 0.00000000%        0.00000000%       0.00000000%    0.00000000%        0.00000000%         0.00000000%
  I                 0.00000000%        0.00000000%       0.00000000%    0.00000000%        0.00000000%         0.00000000%
  J                 0.00000000%        0.00000000%       0.00000000%    0.00000000%        0.00000000%         0.00000000%
  K                 0.00000000%        0.00000000%       0.00000000%    0.00000000%        0.00000000%         0.00000000%
  L                 0.00000000%        0.00000000%       0.00000000%    0.00000000%        0.00000000%         0.00000000%
  M                 0.00000000%        0.00000000%       0.00000000%    0.00000000%        0.00000000%         0.00000000%
  RI                0.00000000%        0.00000000%       0.00000000%    0.00000000%        0.00000000%         0.00000000%
 RII                0.00000000%        0.00000000%       0.00000000%    0.00000000%        0.00000000%         0.00000000%
 RIII               0.00000000%        0.00000000%       0.00000000%    0.00000000%        0.00000000%         0.00000000%
============================================================================================================================

================================================================================
                      Beginning                                        Ending
                      Notional       Interest        Prepayment       Notional
Class       CUSIP      Amount      Distribution      Penalties         Amount
================================================================================
  X                  0.00000000%    0.00000000%      0.00000000%     0.00000000%
================================================================================


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 3 of 17

[NORWEST BANKS LOGO]                  For Additional Information, please contact
                                                CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs


NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                            PAYMENT DATE: 03/15/2000
NEW YORK, NY 10004                                      RECORD DATE:  02/29/2000


              BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              SERIES 2000-WF1
--------------------------------------------------------------------------------

                         RECONCILIATION DETAIL
   ADVANCE SUMMARY

P&I Advances Outstanding                        0.00
Servicing Advances Outstanding                  0.00

Reimbursement for Interest on Advances          0.00
paid from general collections


         SERVICING FEE BREAKDOWNS

Current Period Accrued Master Servicing Fees    0.00
Less Delinquent Master Servicing Fees           0.00
Less Reductions to Master Servicing Fees        0.00
Plus Master Servicing Fees for Delinquent
 Payments Received                              0.00
Plus Adjustments for Prior Master
 Servicing Calculation                          0.00
Total Master Servicing Fees Collected           0.00

CERTIFICATE INTEREST RECONCILIATION

               Accrued     Net Aggregate    Distributable     Distributable       Additional                   Remaining Unpaid
             Certificate    Prepayment       Certificate   Certificate Interest   Trust Fund    Interest        Distributable
Class         Interest   Interest Shortfall   Interest        Adjustment           Expenses    Distribution   Certificate Interest
------       ----------- ------------------  ------------   -------------------   ----------   ------------   --------------------
 A-1            0.00           0.00             0.00             0.00               0.00          0.00             0.00
 A-2            0.00           0.00             0.00             0.00               0.00          0.00             0.00
  X             0.00           0.00             0.00             0.00               0.00          0.00             0.00
  B             0.00           0.00             0.00             0.00               0.00          0.00             0.00
  C             0.00           0.00             0.00             0.00               0.00          0.00             0.00
  D             0.00           0.00             0.00             0.00               0.00          0.00             0.00
  E             0.00           0.00             0.00             0.00               0.00          0.00             0.00
  F             0.00           0.00             0.00             0.00               0.00          0.00             0.00
  G             0.00           0.00             0.00             0.00               0.00          0.00             0.00
  H             0.00           0.00             0.00             0.00               0.00          0.00             0.00
  I             0.00           0.00             0.00             0.00               0.00          0.00             0.00
  J             0.00           0.00             0.00             0.00               0.00          0.00             0.00
  K             0.00           0.00             0.00             0.00               0.00          0.00             0.00
  L             0.00           0.00             0.00             0.00               0.00          0.00             0.00
  M             0.00           0.00             0.00             0.00               0.00          0.00             0.00
------         ------         ------           ------           ------              -----        ------           ------
Total           0.00           0.00             0.00             0.00               0.00          0.00             0.00
------         ------         ------           ------           ------              -----        ------           ------

Copyright 1997, Norwest Bank Minnesota, N.A.
                                                                    Page 4 of 17

[NORWEST BANKS LOGO]                  For Additional Information, please contact
                                                CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs


NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                            PAYMENT DATE: 03/15/2000
NEW YORK, NY 10004                                      RECORD DATE:  02/29/2000


              BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              SERIES 2000-WF1
--------------------------------------------------------------------------------
                    OTHER REQUIRED INFORMATION


Available Distribution Amount                                      0.00

Principal Distribution Amount                                      0.00

 (a) Principal portion of Scheduled Payments        0.00
     and any Assumed Scheduled Payments

 (b) Principal Prepayments                          0.00

 (c) Principal Portion of Balloon Payments          0.00

 (d) Liquidation, Condemnation, Purchase, and Insurance Proceeds and REO Income
     Received on a Mortgage Loan

Interest Reserve Account

 Deposits                                                           0.00
 Withdrawals                                                        0.00

Aggregate Number of Outstanding Mortgage Loans                         0

Aggregate Unpaid Principal Balance of the Mortgage
  Loans                                                             0.00

Aggregate Scheduled Principal Balance of the
 Mortgage Loans                                                     0.00

Total Servicing and Special Servicing Fee paid                      0.00

  Servicing Fee paid                                 0.00
  Special Servicing Fee paid                         0.00

Trustee Fee paid                                                    0.00


Expense Losses (Additional Trust Fund Expenses)                     0.00

   (i) Special Servicing and Liquidation Fees        0.00
  (ii) Advance Interest                              0.00
 (iii) Indemnification Expenses                      0.00
  (iv) Taxes Imposed on the Trust                    0.00
   (v) Amount of any Advance not Recovered
       upon a Final Recovery Determination           0.00


Appraisal Reduction Amount

                            Appraisal       Date Appraisal
         Loan               Reduction        Reduction
        Number               Amount          Effected
       --------             ---------       --------------

                              NONE






       --------             ---------       --------------
        Total
       --------             ---------       --------------
Copyright 1997, Norwest Bank Minnesota, N.A.

                                                                    Page 5 of 17
                                      C-5

[NORWEST BANKS LOGO]                  For Additional Information, please contact
                                                CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs


NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                            PAYMENT DATE: 03/15/2000
NEW YORK, NY 10004                                      RECORD DATE:  02/29/2000


              BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              SERIES 2000-WF1
--------------------------------------------------------------------------------
                             RATINGS DETAIL






                                Original Ratings                    Current Ratings(1)
 Class        CUSIP        ---------------------------       ----------------------------
                            DCR   Fitch  Moody's   S&P       DCR   Fitch   Moody's    S&P
-----------------------------------------------------------------------------------------
 A-1
 A-2
  X
  B
  C
  D
  E
  F
  G
  H
  I
  J
  K
  L
  M
------------------------------------------------------------------------------------------


    NR  - Designates that the class was not rated by the above agency at the time of original issuance.
    X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
    N/A - Data not available this period.


1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.


Duff & Phelps Credit Rating Co.                Fitch IBCA, Inc.
55 East Monroe Street                          One State Street Plaza
Chicago, Illinois 60603                        New York, New York 10004
(312) 368-3100                                 (212) 908-0500

Moody's Investors Service                      Standard & Poor's Rating Services
99 Church Street                               55 Water Street
New York, New York 10007                       New York, New York 10041
(212) 553-0300                                 (212) 208-8000

Copyright 1997, Norwest Bank Minnesota, N.A.
                                                                    Page 6 of 17
                                      C-6

[NORWEST BANKS LOGO]

NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-WF1


             -------------------------------------------------------
                   For Additional Information, please contact
                            CTSLINK CUSTOMER SERVICE
                                 (301) 815-6600
                    REPORTS AVAILABLE ON THE WORLD WIDE WEB
                             @ www.ctslink.com/cmbs
             -------------------------------------------------------

                            PAYMENT DATE: 03/15/2000
                            RECORD DATE: 02/29/2000


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES



                               SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                        % of
Scheduled       # of      Scheduled      Agg.      WAM               Weighted
 Balance        Loans      Balance       Bal.      (2)       WAC    Avg DSCR(1)
--------------------------------------------------------------------------------
















--------------------------------------------------------------------------------
  Totals
--------------------------------------------------------------------------------



                                   STATE (3)

--------------------------------------------------------------------------------
                                        % of
                # of      Scheduled      Agg.      WAM               Weighted
 State          Props.     Balance       Bal.      (2)       WAC    Avg DSCR(1)
--------------------------------------------------------------------------------
















--------------------------------------------------------------------------------
  Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.


Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 7 of 17

[NORWEST BANKS LOGO]

NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-WF1


             -------------------------------------------------------
                   For Additional Information, please contact
                            CTSLINK CUSTOMER SERVICE
                                 (301) 815-6600
                    REPORTS AVAILABLE ON THE WORLD WIDE WEB
                             @ www.ctslink.com/cmbs
             -------------------------------------------------------

                            PAYMENT DATE: 03/15/2000
                            RECORD DATE: 02/29/2000


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES



                           DEBT SERVICE COVERAGE RATIO

--------------------------------------------------------------------------------
                                          % of
 Debt Service     # of      Scheduled      Agg.      WAM              Weighted
Coverage Ratio   Loans      Balance        Bal.      (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------















--------------------------------------------------------------------------------
  Totals
--------------------------------------------------------------------------------



                               PROPERTY TYPE (3)

--------------------------------------------------------------------------------
                                        % of
 Property       # of      Scheduled      Agg.      WAM               Weighted
   Type         Props.     Balance       Bal.      (2)       WAC    Avg DSCR(1)
--------------------------------------------------------------------------------














--------------------------------------------------------------------------------
  Totals
--------------------------------------------------------------------------------







                                   NOTE RATE

--------------------------------------------------------------------------------
                                        % of
 Note           # of      Scheduled      Agg.      WAM               Weighted
 Rate           Loans      Balance       Bal.      (2)       WAC    Avg DSCR(1)
--------------------------------------------------------------------------------














--------------------------------------------------------------------------------
  Totals
--------------------------------------------------------------------------------



                                    SEASONING

--------------------------------------------------------------------------------
                                        % of
                # of      Scheduled      Agg.      WAM               Weighted
 Seasoning      Loans      Balance       Bal.      (2)       WAC    Avg DSCR(1)
--------------------------------------------------------------------------------














--------------------------------------------------------------------------------
  Totals
--------------------------------------------------------------------------------


See footnotes on last page of this section.


Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 8 of 17

[NORWEST BANKS LOGO]

NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-WF1


             -------------------------------------------------------
                   For Additional Information, please contact
                            CTSLINK CUSTOMER SERVICE
                                 (301) 815-6600
                    REPORTS AVAILABLE ON THE WORLD WIDE WEB
                             @ www.ctslink.com/cmbs
             -------------------------------------------------------

                            PAYMENT DATE: 03/15/2000
                            RECORD DATE: 02/29/2000


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES



               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

--------------------------------------------------------------------------------
 Anticipated                              % of
  Remaining       # of      Scheduled      Agg.      WAM              Weighted
   Term (2)      Loans      Balance        Bal.      (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------















--------------------------------------------------------------------------------
  Totals
--------------------------------------------------------------------------------



                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

--------------------------------------------------------------------------------
  Remaining                             % of
   Stated       # of      Scheduled      Agg.      WAM               Weighted
    Term        Loans      Balance       Bal.      (2)       WAC    Avg DSCR(1)
--------------------------------------------------------------------------------














--------------------------------------------------------------------------------
  Totals
--------------------------------------------------------------------------------







              REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

--------------------------------------------------------------------------------
   Remaining                              % of
 Amortization    # of      Scheduled      Agg.      WAM               Weighted
     Term        Loans      Balance       Bal.      (2)       WAC    Avg DSCR(1)
--------------------------------------------------------------------------------














--------------------------------------------------------------------------------
  Totals
--------------------------------------------------------------------------------



                             AGE OF MOST RECENT NOI

--------------------------------------------------------------------------------
                                        % of
 Age of Most    # of      Scheduled      Agg.      WAM               Weighted
 Recent NOI     Loans      Balance       Bal.      (2)       WAC    Avg DSCR(1)
--------------------------------------------------------------------------------














--------------------------------------------------------------------------------
  Totals
--------------------------------------------------------------------------------


(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.

Note: (i) "Scheduled Balance" has the meaning assigned thereto in the CMSA
      Standard Information Package.



Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 9 of 17

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-WF1

                                      For Additional Information, please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                       Reports Available on the World Wide Web
                                                  @ www.ctslink.com/cmbs

[NORWEST BANKS LOGO]


Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                          Payment Date:  03/15/2000
New York, NY 10004                                    Record Date:   02/29/2000

                              MORTGAGE LOAN DETAIL



-------------------------------------------------------------------------------------------------------------------------------
                                                                                            Anticipated                 Neg.
 Loan               Property                           Interest      Principal     Gross     Repayment    Maturity     Amort
Number    ODCR      Type (1)       City      State     Payment        Payment      Coupon      Date         Date       (Y/N)
-------------------------------------------------------------------------------------------------------------------------------




















-------------------------------------------------------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------------
Beginning       Ending         Paid     Appraisal    Appraisal        Res.      Mod.
Scheduled      Scheduled       Thru     Reduction    Reduction       Strat.     Code
 Balance        Balance        Date        Date        Amount         (2)       (3)
-------------------------------------------------------------------------------------














-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------





                             (1) Property Type Code
                             ----------------------

          MF - Multi-Family                       OF - Office
          RT - Retail                             MU - Mixed Use
          HC - Health Care                        LO - Lodging
          IN - Industrial                         SS - Self Storage
          WH - Warehouse                          OT - Other
          MH - Mobile Home Park


                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                       10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                            Foreclosure
3 - Bankruptcy           8 - Resolved                  11 - Full Payoff
4 - Extension            9 - Pending Return            12 - Reps and Warranties
5 - Note Sale                to Master Servicer        13 - Other or TBD



                             (3) Modification Code
                             ---------------------

                         1 - Maturity Date Extension
                         2 - Amortization Change
                         3 - Principal Write-Off
                         4 - Combination


Copyright 1997, Norwest Bank Minnesota N.A.                       Page 10 of 17

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-WF1

                                      For Additional Information, please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                       Reports Available on the World Wide Web
                                                  @ www.ctslink.com/cmbs

[NORWEST BANKS LOGO]


Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                          Payment Date:  03/15/2000
New York, NY 10004                                    Record Date:   02/29/2000



                          PRINCIPAL PREPAYMENT DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
                                                Principal Prepayment Amount                    Prepayment Penalties
                 Offering Document       --------------------------------------    ------------------------------------------------
Loan Number       Cross-Reference        Payoff Amount       Curtailment Amount    Prepayment Premium     Yield Maintenance Premium
-----------------------------------------------------------------------------------------------------------------------------------

















-----------------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------------

Copyright 1997, Norwest Bank Minnesota N.A.                       Page 11 of 17

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-WF1

                                      For Additional Information, please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                       Reports Available on the World Wide Web
                                                  @ www.ctslink.com/cmbs

[NORWEST BANKS LOGO]


Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                          Payment Date:  03/15/2000
New York, NY 10004                                    Record Date:   02/29/2000



                               HISTORICAL DETAIL


-----------------------------------------------------------------------------------------------------------------------------------
                                                       Delinquencies
-----------------------------------------------------------------------------------------------------------------------------------
Distribution      30-59 Days          60-89 Days        90 Days or More       Foreclosure             REO            Modifications
  Date            #   Balance         #   Balance         #   Balance         #   Balance         #   Balance         #   Balance
-----------------------------------------------------------------------------------------------------------------------------------
















-----------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
           Prepayments                             Rate and Maturities
--------------------------------------------------------------------------------
Curtailments            Payoff            Next Weighted Avg.
 #   Amount          #    Amount         Coupon         Remit          WAM
--------------------------------------------------------------------------------

















--------------------------------------------------------------------------------



Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

Copyright 1997, Norwest Bank Minnesota N.A.                       Page 12 of 17

NORWEST BANKS LOGO

NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-WF1


             -------------------------------------------------------
                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                    REPORTS AVAILABLE ON THE WORLD WIDE WEB
                             @ www.ctslink.com/cmbs
             -------------------------------------------------------

                            PAYMENT DATE: 03/15/2000
                            RECORD DATE: 02/29/2000




                            DELINQUENCY LOAN DETAIL



------------------------------------------------------------------------------------------------------------------------------
                       Offering          # of        Paid        Current      Outstanding      Status of      Resolution
                       Document         Months     Through        P & I         P & I          Mortgage        Strategy
Loan Number        Cross-Reference      Delinq.      Date        Advances      Advances**       Loan(1)         Code(2)
------------------------------------------------------------------------------------------------------------------------------

























------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------
                                                      Current        Outstanding
                     Servicing       Foreclosure     Servicing        Servicing                              REO
Loan Number        Transfer Date         Date         Advances         Advances       Bankruptcy Date        Date
------------------------------------------------------------------------------------------------------------------------------

























------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------


                          (1) Status of Mortgage Loan
                          ---------------------------


1 - Modification          6 - DPO                     10 - Deed In Lieu Of
2 - Foreclosure           7 - REO                          Foreclosure
3 - Bankruptcy            8 - Resolved                11 - Full Payoff
4 - Extension             9 - Pending Return          12 - Reps and Warranties
5 - Note Sale                 to Master Servicer      13 - Other or TBD


                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification          7 - REO
2 - Foreclosure           8 - Resolved
3 - Bankruptcy            9 - Pending Return
4 - Extension                 to Master Servicer
5 - Note Sale            10 - Deed In Lieu Of
6 - DPO                       Foreclosure



** Outstanding P & I Advances include the current period advance



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 13 of 17

NORWEST BANKS LOGO

NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-WF1


             -------------------------------------------------------
                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                    REPORTS AVAILABLE ON THE WORLD WIDE WEB
                             @ www.ctslink.com/cmbs
             -------------------------------------------------------

                            PAYMENT DATE: 03/15/2000
                            RECORD DATE: 02/29/2000




                     SPECIALLY SERVICED LOAN DETAIL - PART 1



---------------------------------------------------------------------------------------------------------------
                                Offering        Servicing    Resolution
Distribution     Loan           Document        Transfer      Strategy    Scheduled    Property
    Date        Number      Cross-Reference       Date        Code (1)     Balance      Type(2)     State(1)
---------------------------------------------------------------------------------------------------------------

























---------------------------------------------------------------------------------------------------------------





---------------------------------------------------------------------------------------------------------------------------
                                                   Net                                                          Remaining
Distribution      Interest         Actual       Operating       NOI                    Note      Maturity      Amortization
    Date            Rate          Balance         Income        Date       DSCR        Date        Date            Term
---------------------------------------------------------------------------------------------------------------------------

























---------------------------------------------------------------------------------------------------------------------------



                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification          7 - REO
2 - Foreclosure           8 - Resolved
3 - Bankruptcy            9 - Pending Return
4 - Extension                 to Master Servicer
5 - Note Sale            10 - Deed In Lieu Of
6 - DPO                       Foreclosure


                             (2) Property Type Code
                             ----------------------

MF - Multi-Family        OF - Office
RT - Retail              MU - Mixed Use
HC - Health Care         LO - Lodging
IN - Industrial          SS - Self Storage
WH - Warehouse           OT - Other
MH - Mobile Home Park

Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 14 of 17

NORWEST BANKS LOGO

NORWEST BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-WF1


             -------------------------------------------------------
                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                    REPORTS AVAILABLE ON THE WORLD WIDE WEB
                             @ www.ctslink.com/cmbs
             -------------------------------------------------------

                            PAYMENT DATE: 03/15/2000
                            RECORD DATE: 02/29/2000




                     SPECIALLY SERVICED LOAN DETAIL - PART 2



--------------------------------------------------------------------------------------------------------------------
                                Offering        Resolution        Site
Distribution     Loan           Document         Strategy      Inspection      Phase 1     Appraisal     Appraisal
    Date        Number      Cross-Reference      Code (1)         Date           Date         Date         Value
--------------------------------------------------------------------------------------------------------------------

















--------------------------------------------------------------------------------------------------------------------






-----------------------------------------------------------------------------------------------------------

Distribution          Other REO
    Date          Property Revenue                                Comment
-----------------------------------------------------------------------------------------------------------

















-----------------------------------------------------------------------------------------------------------


                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification          6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure           7 - REO                         Foreclosure
3 - Bankruptcy            8 - Resolved               11 - Full Payoff
4 - Extension             9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                 to Master Servicer     13 - Other or TBD




Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 15 of 17

                                      ------------------------------------------
[NORWEST BANKS LOGO]                  For Additional Information, please contact
                                               CTSLink Customer Service
NORWEST BANK MINNESOTA, N.A.                        (301) 815-6600
CORPORATE TRUST SERVICES                REPORTS AVAILABLE ON THE WORLD WIDE WEB
3 NEW YORK PLAZA, 15TH FLOOR                     @ www.ctslink.com/cmbs
NEW YORK, NY 10004                    ------------------------------------------

                                         PAYMENT DATE:             03/15/2000
                                         RECORD DATE:              02/29/2000

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-WF1

--------------------------------------------------------------------------------

                              MODIFIED LOAN DETAIL


====================================================================================================================================
                Offering
  Loan          Document         Pre-Modification
 Number      Cross-Reference         Balance         Modification Date       Modification Description
====================================================================================================================================











====================================================================================================================================
 Total
====================================================================================================================================


--------------------------------------------------------------------------------

Copyright 1997, Norwest Bank Minnesota, N.A.                      Page 16 of 17

                                      ------------------------------------------
[NORWEST BANKS LOGO]                  For Additional Information, please contact
                                               CTSLink Customer Service
NORWEST BANK MINNESOTA, N.A.                        (301) 815-6600
CORPORATE TRUST SERVICES                REPORTS AVAILABLE ON THE WORLD WIDE WEB
3 NEW YORK PLAZA, 15TH FLOOR                     @ www.ctslink.com/cmbs
NEW YORK, NY 10004                    ------------------------------------------

                                         PAYMENT DATE:             03/15/2000
                                         RECORD DATE:              02/29/2000

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-WF1

--------------------------------------------------------------------------------

                             LIQUIDATED LOAN DETAIL

==================================================================================================================
                  Final Recovery          Offering
      Loan         Determination          Document         Appraisal      Appraisal       Actual         Gross
     Number            Date           Cross-Reference        Date           Value         Balance       Proceeds
==================================================================================================================


















==================================================================================================================
Current Total
==================================================================================================================
Cumulative Total
==================================================================================================================



=======================================================================================================================
                 Gross Proceeds           Aggregate           Net            Net Proceeds                   Repurchased
      Loan          as a % of            Liquidation      Liquidation          as a % of        Realized     by Seller
     Number      Actual Balance           Expenses*         Proceeds        Actual Balance        Loss         (Y/N)
=======================================================================================================================






















=======================================================================================================================
Current Total
=======================================================================================================================
Cumulative Total
=======================================================================================================================


* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

--------------------------------------------------------------------------------

Copyright 1997, Norwest Bank Minnesota, N.A.                      Page 17 of 17

                                          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES, INC.
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                                           SERIES 2000-WF1

                                                    DELINQUENT LOAN STATUS REPORT
                                                        AS OF ______________
                                                         (LOAN LEVEL REPORT)

Operating Information Reflected As NOI______ or NCF________
------------------------------------------------------------------------------------------------------------------------------------
                                                              (a)        (b)          (c)          (d)    (e)=a+b+c+d
------------------------------------------------------------------------------------------------------------------------------------

                                                          ENDING                   OTHER
   LOAN                                            PAID  SCHEDULED  TOTAL P&I     EXPENSE     TOTAL T&I            CURRENT   CURRENT
PROSPECTUS PROPERTY  PROPERTY            SQ FT OR  THRU    LOAN     ADVANCES      ADVANCE     ADVANCES      TOTAL  MONTHLY  INTEREST
    ID       NAME      TYPE  CITY  STATE   UNITS   DATE   BALANCE  OUTSTANDING  OUTSTANDING  OUTSTANDING  EXPOSURE   P&I      RATE
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
LOANS IN FORECLOSURE AND NOT REO
------------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 TO 89 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 TO 59 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
CURENT AND AT SPECIAL SERVICER
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
FCL = Foreclosure
------------------------------------------------------------------------------------------------------------------------------------
LTM = Latest 12 Months either Last Normalized Annual, Normalized YTD or Trailing 12 months, if available.
------------------------------------------------------------------------------------------------------------------------------------
*Workout Strategy should match the CMSA Loan Periodic Update File using abbreviated words in place of a code number such as (FCL -
In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale,
------------------------------------------------------------------------------------------------------------------------------------
BK - Bankruptcy, PP - Payment Plan, TBD - To be determined etc...). It is possible to combine the status codes if the loan is going in more than one direction (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO).
------------------------------------------------------------------------------------------------------------------------------------
**BPO - Broker opinion
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                     (f)     (.90*f)-e
------------------------------------------------------------------------------------------------------------------------------
                                                                                            DATE ASSET
                                                APPRAISAL     LOSS       TOTAL               EXPECTED
            LTM               LTM                BPO OR     USING 90%  APPRAISAL               TO BE
MATURITY  NOI/NCF   LTM      DSCR    VALUATION  INTERNAL      APPR.    REDUCTION  TRANSFER  RESOLVED OR   WORKOUT
  DATE     DATE   NOI/NCF  (NOI/NCF)   DATE      VALUE**   OR BPO (f)  REALIZED     DATE    FORECLOSED   STRATEGY*  COMMENTS
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

                                          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES, INC.
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                                           SERIES 2000-WF1

                                                          REO STATUS REPORT
                                                        AS OF ______________
                                                       (PROPERTY LEVEL REPORT)

        Operating Information Reflected As NOI______ or NCF________
------------------------------------------------------------------------------------------------------------------------------------
                                                          (a)        (b)          (c)          (d)     (e)=a+b+c+d
------------------------------------------------------------------------------------------------------------------------------------
                                                       ALLOCATED
                                                        ENDING                   OTHER        TOTAL
                                          SQ FT  PAID  SCHEDULED  TOTAL P&I     EXPENSE        T&I                 CURRENT
PROPERTY  PROPERTY  PROPERTY               OR    THRU    LOAN     ADVANCES      ADVANCE      ADVANCE       TOTAL   MONTHLY  MATURITY
   ID       NAME      TYPE   CITY  STATE  UNITS  DATE   AMOUNT   OUTSTANDING  OUTSTANDING  OUTSTANDING   EXPOSURE    P&I      DATE
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
REO' s data reflected at the property level for relationships with more than one (1) property should use the Allocated Ending
Scheduled Loan Amount, and prorate all advances and expenses or other loan level data as appropriate.
------------------------------------------------------------------------------------------------------------------------------------
(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
             (f)                            (g)    (h)=(.90*g)-e
------------------------------------------------------------------------------------------------------------------------
                               APPRAISAL
                                BPO OR   APPRAISAL      LOSS        TOTAL                           DATE ASSET
    LTM      LTM               INTERNAL   BPO OR      USING 90%   APPRAISAL                REO       EXPECTED
  NOI/NCF   DSCR    VALUATION    VALUE   INTERNAL     APPR. OR    REDUCTION  TRANSFER  ACQUISITION     TO BE
   DATE   (NOI/NCF)   DATE    SOURCE (1)   VALUE       BPO (f)    REALIZED     DATE       DATE       RESOLVED  COMMENTS
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

                                          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES, INC.
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                                           SERIES 2000-WF1

                                                 COMPARATIVE FINANCIAL STATUS REPORT
                                                         AS OF ____________
                                                       (PROPERTY LEVEL REPORT)

Operating Information Reflected As NOI____ or NCF______

------------------------------------------------------------------------------------------------------------------------------------
                                                                    ORIGINAL UNDERWRITING             2ND PRECEDING ANNUAL OPERATING
------------------------------------------------------------------------------------------------------------------------------------
                                                                         Information                             Information
------------------------------------------------------------------------------------------------------------------------------------
                                                            Base Year                              as of _______          Normalized
------------------------------------------------------------------------------------------------------------------------------------
                         Last     Current        Allocated
                       Property  Allocated  Paid  Annual    Financial                              Financial
Property              Inspection   Loan     Thru   Debt      Info as   %    Total      $      (1)   Info as    %    Total      $
   ID     City  State    Date     Amount    Date  Service    of Date  Occ  Revenue  NOI/NCF  DSCR   of Date   Occ  Revenue  NOI/NCF
------------------------------------------------------------------------------------------------------------------------------------
                       yyyymmdd                             yyyymmdd                               yyyymmdd
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total:                           $               $             **     WA   $           $      WA              WA      $        $
------------------------------------------------------------------------------------------------------------------------------------
(1) DSCR should match to Operating Statement Analysis Report and is normally calculated using NOI or NCF / Debt Service times the allocated loan percentage.
------------------------------------------------------------------------------------------------------------------------------------
(2) Net change should compare the latest year to the Base Year.
------------------------------------------------------------------------------------------------------------------------------------
* As required by Trust Agreements.
------------------------------------------------------------------------------------------------------------------------------------
** Weighted Averages should be computed and reflected if the data is relevant and applicable.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
            PRECEDING  ANNUAL OPERATING                       MOST RECENT FINANCIAL               NET CHANGE
------------------------------------------------------------------------------------------------------------------
                     Information                                    Information
------------------------------------------------------------------------------------------------------------------
       as of _______          Normalized                       *Normalized or Actual            Preceding & Basis
------------------------------------------------------------------------------------------------------------------

       Financial                                FS     FS        Occ                                        %
  (1)   Info as    %    Total      $      (1)  Start   End      As of   %    Total      $      (1)   %    Total    (1)
 DSCR   of Date   Occ  Revenue  NOI/NCF  DSCR  Date   Date       Date   Occ  Revenue  NOI/NCF  DSCR  Occ  Revenue  DSCR
------------------------------------------------------------------------------------------------------------------------
       yyyymmdd                              yyyymmdd yyyymmdd yyyymmdd
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
  WA              WA       $       $      WA            WA                     $        $      WA    WA     $      WA
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

                                          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES, INC.
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                                           SERIES 2000-WF1

                                                 HISTORICAL LOAN MODIFICATION REPORT
                                                      AS OF __________________
                                                         (LOAN LEVEL REPORT)

------------------------------------------------------------------------------------------------------------------------------------


                                                                                       BALANCE
                                                                         BALANCE       AT THE               # MTHS
                               MOD/       EXTENSION       EFFECTIVE     WHEN SENT     EFFECTIVE               FOR
PROSPECTUS                   EXTENSION    PER DOCS         DATE OF     TO SPECIAL      DATE OF       OLD     RATE      NEW    OLD
    ID       CITY    STATE     FLAG      OR SERVICER    MODIFICATION    SERVICER    MODIFICATION    RATE    CHANGE    RATE    P&I
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
------------------------------------------------------------------------------------------------------------------------------------
Information is as of modification. Each line should not change in the future. Only new modifications should be added.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TOTAL FOR ALL LOANS:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
*  The information in these columns is from a particular point in time and should not change on this report once assigned. Future modifications done on the same loan are additions to the report.
------------------------------------------------------------------------------------------------------------------------------------
(1) Actual principal loss taken by bonds
------------------------------------------------------------------------------------------------------------------------------------
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                        (2) EST.
                                                         FUTURE
                                                        INTEREST
                                TOTAL #       (1)        LOSS TO
                               MTHS FOR    REALIZED      TRUST $
 NEW       OLD         NEW     CHANGE OF    LOSS TO       (RATE
 P&I    MATURITY    MATURITY      MOD       TRUST $    REDUCTION)    COMMENT
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES, INC.
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                                           SERIES 2000-WF1

                                                    HISTORICAL LIQUIDATION REPORT
                                               (REO-SOLD, DISCOUNTED PO OR NOTE SALE)
                                                        AS OF ______________

----------------------------------------------------------------------------------------------------------------------------
                                               (c)=b/a      (a)                    (b)      (d)       (e)         (f)
----------------------------------------------------------------------------------------------------------------------------

                                                           LATEST
                                                  %       APPRAISAL                                               TOTAL
                                              RECEIVED       OR       EFFECTIVE           NET AMT    ENDING        P&I
PROSPECTUS  PROPERTY  PROPERTY                  FROM       BROKERS     DATE OF    SALES  RECEIVED   SCHEDULED    ADVANCE
  LOAN ID     NAME      TYPE    CITY  STATE  LIQUIDATION   OPINION   LIQUIDATION  PRICE  FROM SALE   BALANCE   OUTSTANDING
----------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
----------------------------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
TOTAL ALL LOANS:
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
CURRENT MONTH ONLY:
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
(h) Servicing Fee Expense includes fees such as Liquidation or Disposition fees charged by the Special Servicer.
----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
    (g)         (h)   (i)=d-(f+g+h)  (k)              (m)               (n)=k+m     (o)=n/e
--------------------------------------------------------------------------------------------
   TOTAL
  T&I AND
   OTHER                                     DATE            DATE OF      TOTAL      LOSS
  EXPENSE    SERVICING                       LOSS    MINOR  MINOR ADJ     LOSS       % OF
  ADVANCE      FEES        NET    REALIZED  PASSED  ADJ TO   PASSED       WITH     SCHEDULED
OUTSTANDING   EXPENSE   PROCEEDS    LOSS     THRU    TRUST    THRU     ADJUSTMENT   BALANCE
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-WF1

                               SERVICER WATCH LIST
                            AS OF __________________
                               (LOAN LEVEL REPORT)



--------------------------------------------------------------------------------------------------
                               Operating Information Reflected As NOI______ or NCF________
--------------------------------------------------------------------------------------------------

     S4               S55             S61        S57      S58        L7          L8      L11
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                                                   ENDING
                                                                  SCHEDULED     PAID
PROSPECTUS                         PROPERTY                         LOAN        THRU   MATURITY
 LOAN ID         PROPERTY NAME       TYPE        CITY    STATE     BALANCE      DATE     DATE
--------------------------------------------------------------------------------------------------






Does not include loans that are specially serviced





Total:                                                            $






----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

     S4                                                L56/L93      L70/L97
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                      PRECEDING       MOST
                                                      FISCAL YR      RECENT
PROSPECTUS                                               DSCR         DSCR
 LOAN ID                                                NOI/NCF      NOI/NCF           COMMENT/ACTION TO BE TAKEN
----------------------------------------------------------------------------------------------------------------------






Does not include loans that are specially serviced





Total:















----------
(A) Mortgage Loans that have a current Debt Service Coverage Ratio that is 80% or less of the Debt Service Coverage Ratio listed for such Mortgage Loan on Annex A to the Prospectus Supplement or having a Debt Service Coverage Ratio that is less than 1.00x

(B) Mortgage Loans as to which any required inspection of the related Mortgaged Property conducted by the Servicer indicates a problem that the Servicer determines can reasonably be expected to materially adversely affect the cash flow generated by such Mortgaged Property

(C) Mortgage Loans which have come to the Servicer's attention in the performance of its duties under this Agreement, that (i) any tenant occupying 25% or more of the space in the related Mortgaged Property has vacated (without being replaced by a comparable tenant and lease) or is the subject of bankruptcy or similar proceedings or (ii) any Mortgagor or an affiliate thereof has been the subject of bankruptcy or similar proceedings

(D) Mortgage Loans that are at least 30 days delinquent in payment

(E) Mortgage Loans that are within 60 days of maturity

         COMMERCIAL OPERATING STATEMENT ANALYSIS REPORT (includes Retail/Office/Industrial/Warehouse/Mixed Use/Self Storage)
                                                           AS OF MM/DD/YY
====================================================================================================================================
PROPERTY OVERVIEW
  PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date                                                Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads,Beds                                               Use second box to specify sqft.,units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc. (1)                                   specify annual/per unit...
  Year of Operations                              UNDERWRITING     MM/DD/YY     MM/DD/YY     MM/DD/YY     MM/DD/YY
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

                                                  (1) Total $ amount of Capital Reserves required annually by loan documents, excl. Leasing Commission and TI's
====================================================================================================================================

INCOME:                                                                                                    (prcdng yr  (prcdng yr to
  Number of Mos. Covered                                                                                    to base)     2nd prcdng)
  Period Ended                         UNDERWRITING     3RD        2ND        PRECEDING YR.   TTM/YTD (2)   YYYY-U/W      YYYY-YYYY
  Statement Classification(yr)          BASE LINE    PRECEDING  PRECEDING  (FM NOI ADJ SHEET) AS OF / /98   VARIANCE      VARIANCE
  Gross Potential Rent (3)
    Less: Vacancy/collection loss
                 OR
  Base Rent (3)
  Expense Reimbursement
  Percentage Rent
  Parking Income
  Other Income

*EFFECTIVE GROSS INCOME

                                       (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
                                       (3) Use either Gross Potential (with Vacancy/Collection Loss) or Base Rents; use negative
                                           $amt for Vacancy/Collection Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Janitorial
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
*TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

*NET OPERATING INCOME

  Leasing Commissions
  Tenant Improvements
  Capital Expenditures
  Extraordinary Capital Expenditures
TOTAL CAPITAL ITEMS

*NET CASH FLOW

DEBT SERVICE (PER SERVICER)
*NET CASH FLOW AFTER DEBT SERVICE

*DSCR: (NOI/Debt Service)

*DSCR: (NCF/DEBT SERVICE)

Source of Financial Data:

                                       (ie. operating statements, financial statements, tax return, other)
------------------------------------------------------------------------------------------------------------------------------------
NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment
                       Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: 10% DSCR CHANGE, 15% EGI/TOTAL OPERATING
                       EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                            MULTIFAMILY OPERATING STATEMENT ANALYSIS REPORT (includes Mobile Home Parks)
                                                           AS OF MM/DD/YY
====================================================================================================================================
PROPERTY OVERVIEW
  Prospectus ID
  Current Scheduled Loan Balance/Paid to Date                                                     Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads,Beds                                                    Use second box to specify sq ft.,units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc. (1)                                        specify annual/per unit...
  Year of Operations                                   UNDERWRITING     MM/DD/YY     MM/DD/YY     MM/DD/YY     MM/DD/YY
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

                                                       (1) Total $ amount of Capital Reserves required annually by loan documents.
====================================================================================================================================

INCOME:                                                                                                    (prcdng yr  (prcdng yr to
  Number of Mos. Covered                                                                                    to base)     2nd prcdng)
  Period Ended                         UNDERWRITING     3RD        2ND        PRECEDING YR.    TTM/YTD (2)  YYYY-U/W      YYYY-YYYY
  Statement Classification(yr)           BASE LINE   PRECEDING  PRECEDING  (FM NOI ADJ SHEET)   AS OF / /   VARIANCE      VARIANCE
  Gross Potential Rent (3)
    Less: Vacancy/collection loss
                 OR
  Base Rent (3)
  Laundry/Vending Income
  Parking Income
  Other Income

*EFFECTIVE GROSS INCOME
                                       (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
                                       (3) Use either Gross Potential (with Vacancy/Collection Loss) or Base Rents; use negative
                                           $amt for Vacancy/Collection Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
*TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

*NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital Expenditures
TOTAL CAPITAL ITEMS

*NET CASH FLOW

DEBT SERVICE (PER SERVICER)
*NET CASH FLOW AFTER DEBT SERVICE

*DSCR: (NOI/DEBT SERVICE)

*DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:

                                       (ie. operating statements, financial statements, tax return, other)
------------------------------------------------------------------------------------------------------------------------------------
NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment
                       Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: 10% DSCR CHANGE, 15% EGI/TOTAL OPERATING
                       EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                                             LODGING OPERATING STATEMENT ANALYSIS REPORT
                                                           as of MM/DD/YY
====================================================================================================================================
PROPERTY OVERVIEW
  Prospectus ID
  Current Scheduled Loan Balance/Paid to Date                                                    Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads,Beds                                                   Use second box to specify sqft.,units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc. (1)                                       specify annual/per unit...
  Year of Operations                                  UNDERWRITING     MM/DD/YY     MM/DD/YY     MM/DD/YY     MM/DD/YY
  Occupancy Rate (physical)
  Occupancy Date
  Average Daily Rate
  Rev per Avg. Room

                                                      (1) Total $ amount of Capital Reserves required annually by loan documents
====================================================================================================================================
INCOME:                                                                                                    (prcdng yr   (prcdng yr
  Number of Mos. Covered                                                                                    to base)  to 2nd prcdng)
  Period Ended                       UNDERWRITING     3RD        2ND        PRECEDING YR.    TTM/YTD (2)    YYYY-U/W    YYYY-YYYY
  Statement Classification (yr)        BASE LINE   PRECEDING  PRECEDING  (FM NOI ADJ SHEET)   AS OF / /     VARIANCE     VARIANCE
  Room Revenue
  Food & Beverage Revenues
  Telephone Revenue
  Other Departmental Revenue
  Other Income

*DEPARTMENTAL REVENUE

                                       (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
OPERATING EXPENSES:
DEPARTMENTAL
  Room
  Food & Beverage
  Telephone Expenses
  Other Dept. Expenses
DEPARTMENTAL EXPENSES:

DEPARTMENTAL INCOME:

GENERAL/UNALLOCATED
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Franchise Fee
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
TOTAL GENERAL/UNALLOCATED
(For CMSA files, Total Expenses = Dept. Exp + General Exp.)
OPERATING EXPENSE RATIO
(=Departmental Revenue/(Dept. Exp. + General Exp.))
*NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital Expenditures
TOTAL CAPITAL ITEMS

*NET CASH FLOW

DEBT SERVICE (PER SERVICER)
*NET CASH FLOW AFTER DEBT SERVICE

*DSCR: (NOI/DEBT SERVICE)

*DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
                                       (ie. operating statements, financial statements, tax return, other)
------------------------------------------------------------------------------------------------------------------------------------
NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment
                       Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: 10% DSCR CHANGE, 15% DEPT REVENUE, DEPT
                       EXPENSES, GENERAL EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                       SCHEDULE OF INTEREST RESERVE LOANS

                                                                                                                           ANNEX D



                                                                                              GROSS         INTEREST
                                                                             CUT-OFF DATE    MORTGAGE        ACCRUAL     SERVICING
 COUNT  LOAN NUMBER   LOAN NAME                                                BALANCE         RATE          METHOD       FEE RATE
 ---------------------------------------------------------------------------------------------------------------------------------
   1    310900043     650 Townsend Center                                     58,500,000     7.8500%       Actual 360      0.0532%
   2    310900024     First Union Capitol Center                              47,000,000     7.6960%       Actual 360      0.0532%
   3    310851624     Private Mini Storage                                    44,648,233     8.1700%       Actual 360      0.0532%
   4    9905426       Holiday Inn-Mission Bay                                 21,633,104     7.4000%       Actual 360      0.0532%
   5    26287         Entertainment Properties Trust                          20,175,000     8.1800%       Actual 360      0.0532%
   6    27657         The Mercer Hotel                                        20,000,000     8.5800%       Actual 360      0.0532%
   7    310900004     International Airport Center                            19,269,309     7.9800%       Actual 360      0.0532%
   8    310900032     Orchard Business Centre                                 19,182,572     7.6140%       Actual 360      0.0532%
   9    9905921       Circuit City Corporate Headquarters                     17,000,000     8.1000%       Actual 360      0.1332%
   10   310900041     Vacaville Commons Shopping Center                       16,000,000     8.2500%       Actual 360      0.0532%
   11   310900020     Security Self Storage                                   15,722,584     7.8100%       Actual 360      0.0532%
   12   26660         IRET Apartment Portfolio                                13,911,618     7.3300%       Actual 360      0.0532%
   13   26511         Seattle Design Center                                   13,748,376     8.1700%       Actual 360      0.0532%
   14   25503         97 Commerce Way                                         10,683,388     8.1900%       Actual 360      0.0532%
   15   27112         Cameron Green Apartments                                10,474,608     7.4250%       Actual 360      0.0532%
   16   27874         Bank West Office Building                               10,250,000     8.7850%       Actual 360      0.0532%
   17   310900011     34801 Campus Drive                                      10,034,207     7.6400%       Actual 360      0.0532%
   18   27931         American Colony Apartments                               8,795,170     7.4150%       Actual 360      0.0532%
   19   9905475       Community Shopping Center                                8,479,101     7.3200%       Actual 360      0.0532%
   20   9904248       Best Buy & Kitchen etc @ The Mall of New Hampshire       8,480,137     8.5300%       Actual 360      0.0532%
   21   310851607     Tracy Corners Shopping Center                            7,727,680     8.0600%       Actual 360      0.0532%
   22   27942         Cinnamon Creek Apartments                                7,496,510     7.9000%       Actual 360      0.0532%
   23   26334         Wild Oats Marketplace                                    7,146,850     8.0500%       Actual 360      0.0532%
   24   28027         Tustin French Quarter                                    6,900,000     8.6200%       Actual 360      0.0532%
   25   26863         Hampton Apartments                                       6,783,344     7.3800%       Actual 360      0.0532%
   26   27355         One Exchange Place                                       6,789,981     8.2350%       Actual 360      0.0532%
   27   26597         Fountainview Estates                                     6,466,944     7.4300%       Actual 360      0.0532%
   28   26569         Stephen Wise Congress House                              6,240,451     8.1150%       Actual 360      0.0532%
   29   27018         Seattle Gift Center                                      6,212,968     8.1700%       Actual 360      0.0532%
   30   26779         Thomasbrook Apartments                                   6,173,896     7.2150%       Actual 360      0.0532%
   31   310851270     IDC Petaluma                                             6,102,295     7.2650%       Actual 360      0.0532%
   32   18079         36 West 47th Street                                      5,881,529     7.8800%       Actual 360      0.0532%
   33   9905484       Richland Meadows Mobile Home Park                        5,965,945     7.9200%       Actual 360      0.0532%
   34   27130         Lake Highlands Plaza                                     5,837,573     8.2050%       Actual 360      0.0532%
   35   27708         Home Depot - Ground Lease                                5,694,496     7.8050%       Actual 360      0.0532%
   36   310851529     King City Apartments                                     5,549,783     7.6000%       Actual 360      0.0532%
   37   5250          ISIS Theatre                                             5,465,000     9.4200%       Actual 360      0.0532%
   38   26724         Comfort Inn                                              5,418,805     7.8150%       Actual 360      0.0532%
   39   26136         Gun Hill Apartments                                      5,388,929     7.9820%       Actual 360      0.0532%
   40   26282         The National East Sixth Street Building                  5,289,077     7.9650%       Actual 360      0.0532%
   41   310851505     Casa Grande Apartments                                   5,156,334     7.9000%       Actual 360      0.0532%
   42   27287         Stop & Stor - Woodhaven                                  4,986,617     8.0950%       Actual 360      0.0532%
   43   27945         Audubon Gardens                                          4,997,965     8.2600%       Actual 360      0.0532%
   44   27489         Marriott Residence Inn                                   4,840,045     7.9450%       Actual 360      0.0532%
   45   25138         Founders Plaza & Tower 14                                4,694,564     7.4550%       Actual 360      0.0632%
   46   17584         Nahatan Place                                            4,643,428     8.3700%       Actual 360      0.0532%
   47   26722         Econo Lodge                                              4,552,990     7.8150%       Actual 360      0.0532%
   48   26120         Roffe Building                                           4,546,269     8.2500%       Actual 360      0.0532%
   49   26985         Holiday Inn Express-Ft. Lauderdale                       4,512,449     9.1150%       Actual 360      0.0532%
   50   27611         Woodbury Town Plaza                                      4,500,000     8.2700%       Actual 360      0.0532%
   51   310851522     Loera Industrial Portfolio                               4,355,376     8.5400%       Actual 360      0.0532%
   52   310851643     Pacific Rim Commerce                                     4,283,055     7.5400%       Actual 360      0.0532%
   53   9904545       Plaza Del Mar                                            4,259,724     8.1600%       Actual 360      0.0532%
   54   310851609     La Mirada Shopping Center                                4,139,807     7.7400%       Actual 360      0.0532%
   55   26989         Sierra Village Shopping Center                           4,092,326     8.2700%       Actual 360      0.0532%
   56   9905478       Kmart Shopping Plaza                                     4,066,578     8.1200%       Actual 360      0.0532%
   57   310851557     Lakeway Marina                                           4,073,620     8.7200%       Actual 360      0.0532%
   58   310851562     One Hallidie Plaza                                       4,087,177     8.5000%       Actual 360      0.0532%
   59   310851622     19780 Pacific Gateway Drive                              4,080,944     8.0100%       Actual 360      0.0532%
   60   27292         35 West 35th Street                                      3,985,786     8.0300%       Actual 360      0.0532%
   61   9904417       Furr's Supermarket                                       3,985,712     8.0800%       Actual 360      0.1332%
   62   9905472       Meridian Plaza                                           3,967,393     8.1200%       Actual 360      0.0532%
   63   310900033     Laguna Greens Shopping Center                            3,796,991     8.1900%       Actual 360      0.0532%
   64   25413         GR Corporate Center                                      3,788,130     7.9500%       Actual 360      0.0532%
   65   25465         El Norte Heights Apartments                              3,736,165     7.4900%       Actual 360      0.0532%


                                                                                              GROSS         INTEREST
                                                                             CUT-OFF DATE    MORTGAGE        ACCRUAL     SERVICING
 COUNT  LOAN NUMBER   LOAN NAME                                                BALANCE         RATE          METHOD       FEE RATE
 ---------------------------------------------------------------------------------------------------------------------------------
   66   27937         Bank Street Court Apartments                             3,748,480     8.2700%       Actual 360      0.0532%
   67   27005         Ivy Hall Apartments                                      3,693,549     7.6600%       Actual 360      0.0532%
   68   310851641     Talcott Plaza                                            3,691,169     8.4600%       Actual 360      0.0532%
   69   27397         Lancaster Court Apartments                               3,583,391     8.0000%       Actual 360      0.0532%
   70   26766         Northwest Executive Center                               3,520,745     8.1400%       Actual 360      0.0532%
   71   26271         Balboa Park Plaza                                        3,490,876     8.1600%       Actual 360      0.0532%
   72   26600         Coral Springs Surgical Center                            3,493,967     7.7000%       Actual 360      0.0532%
   73   26709         South Lander Business Park                               3,494,780     8.1950%       Actual 360      0.0532%
   74   310851432     Olivenhain Self Storage                                  3,439,727     6.7800%       Actual 360      0.0532%
   75   310851612     North County Self Storage                                3,481,683     8.2500%       Actual 360      0.0532%
   76   310851598     Windsor Park Apartments                                  3,468,261     7.8100%       Actual 360      0.0532%
   77   25895         Mary Avenue Plaza                                        3,418,847     8.3950%       Actual 360      0.0532%
   78   26367         Holiday Inn Express                                      3,333,119     9.4550%       Actual 360      0.0532%
   79   26734         La Canada Mobile Home Park                               3,243,271     7.9500%       Actual 360      0.0532%
   80   27319         Security Station                                         3,245,190     8.2200%       Actual 360      0.0532%
   81   310900012     Borders Books                                            3,240,416     7.6250%       Actual 360      0.0532%
   82   310851414     Springview Village Apartments                            3,155,764     6.1500%       Actual 360      0.0532%
   83   310851482     Hollander Industrial Park                                3,158,709     7.5900%       Actual 360      0.0532%
   84   26553         Keystone Apartments                                      3,089,034     7.0250%       Actual 360      0.0532%
   85   310851633     Rancho Chula Vista                                       3,087,923     7.7900%       Actual 360      0.0532%
   86   26494         Center Square                                            2,998,197     8.0800%       Actual 360      0.0532%
   87   27654         Country Fair Shopping Center                             2,998,712     8.1200%       Actual 360      0.0532%
   88   9905404       1313 Third Avenue                                        2,997,209     7.9100%       Actual 360      0.0532%
   89   310851495     La Habra Woods Apartments                                2,958,882     6.5400%       Actual 360      0.0532%
   90   310851627     Manor Oaks Mobile Estate                                 2,990,812     8.1400%       Actual 360      0.0532%
   91   310851644     104 Lee Road                                             2,994,820     7.8450%       Actual 360      0.0532%
   92   27379         Madison Centre                                           2,947,766     8.4500%       Actual 360      0.0532%
   93   310851448     Bridgeport Woods                                         2,775,293     7.2900%       Actual 360      0.0532%
   94   25466         San Marcos Racquet Club                                  2,789,670     7.4900%       Actual 360      0.0532%
   95   25473         Office Depot Shopping Center                             2,799,165     8.9850%       Actual 360      0.0532%
   96   310900021     Meadowbrook Apartments                                   2,679,005     8.4900%       Actual 360      0.0532%
   97   9905501       Safeland Self Storage                                    2,554,234     8.1800%       Actual 360      0.0532%
   98   26528         Rite Aid                                                 2,530,813     7.8500%       Actual 360      0.0532%
   99   25454         Huntington Shopping Center                               2,498,456     8.9200%       Actual 360      0.0532%
  100   310851521     Martin Avenue Office Warehouse                           2,432,087     7.2800%       Actual 360      0.0532%
  101   310851632     Bays-Dulles Building                                     2,488,614     8.1100%       Actual 360      0.0532%
  102   310851489     A-Storage Place Chula Vista                              2,431,965     7.2700%       Actual 360      0.0532%
  103   9905467       U-Stor Delta                                             2,413,706     8.0000%       Actual 360      0.0532%
  104   9905468       U-Stor Beta                                              2,410,721     7.6800%       Actual 360      0.0532%
  105   9905451       Edgewater & Plaza Arms                                   2,338,465     7.9500%       Actual 360      0.0532%
  106   27165         The Arrangement Apartments                               2,294,116     8.2250%       Actual 360      0.0532%
  107   310851588     Redwood Business Park                                    2,283,270     7.3600%       Actual 360      0.0532%
  108   310851634     Al's Formal Wear Distribution Center                     2,212,996     7.7950%       Actual 360      0.0532%
  109   9904923       Village At Weber Ranch                                   2,219,515     8.2300%       Actual 360      0.1332%
  110   27064         The Marlborough                                          2,216,031     7.4300%       Actual 360      0.0532%
  111   310851541     1483 Broadway                                            2,179,258     7.4000%       Actual 360      0.0532%
  112   310851614     Electric Lightwave Building                              2,162,566     7.8300%       Actual 360      0.0532%
  113   26725         Days Inn                                                 2,187,426     7.8150%       Actual 360      0.0532%
  114   25773         Rocky Hill Plaza                                         2,144,853     8.4500%       Actual 360      0.0532%
  115   310851616     Plantation Atlantana                                     2,131,199     7.3100%       Actual 360      0.0532%
  116   27936         Southpointe 79                                           2,100,000     7.9450%       Actual 360      0.0532%
  117   26023         Best Western                                             2,065,579     8.9000%       Actual 360      0.0532%
  118   25339         Colonial Village Shopping Center                         2,050,000     8.2900%       Actual 360      0.0532%
  119   27780         Lakeview Square Shopping Center                          2,050,000     8.4600%       Actual 360      0.0532%
  120   9905453       Riverpark Apartments                                     2,032,691     7.9500%       Actual 360      0.0532%
  121   310851533     Staples-Minot                                            2,025,829     8.3600%       Actual 360      0.0532%
  122   310851640     Desert Village Corporate Center                          1,990,883     7.6800%       Actual 360      0.0532%
  123   27108         Ye Olde Colony Apartments                                1,991,622     7.2400%       Actual 360      0.0532%
  124   310851496     Westside Business Park                                   1,975,843     7.2200%       Actual 360      0.0532%
  125   310851576     Ruffin Road Building                                     1,990,483     7.6900%       Actual 360      0.0532%
  126   310900031     Hammer Lane                                              1,999,086     7.9500%       Actual 360      0.0532%
  127   310900036     Corsa Self Storage                                       1,996,636     7.9550%       Actual 360      0.0532%
  128   310851621     Canoga Park Self Storage                                 1,979,892     8.3900%       Actual 360      0.0532%
  129   9904324       Green Trails Shopping Plaza                              1,969,395     8.3900%       Actual 360      0.0532%
  130   25309         Southpointe Shopping Center                              1,926,110     9.0000%       Actual 360      0.0532%

                                                                                              GROSS         INTEREST
                                                                             CUT-OFF DATE    MORTGAGE        ACCRUAL     SERVICING
 COUNT  LOAN NUMBER   LOAN NAME                                                BALANCE         RATE          METHOD       FEE RATE
 ---------------------------------------------------------------------------------------------------------------------------------
  131   26909         Los Coyotes Shopping Center                              1,896,693     8.4900%       Actual 360      0.0532%
  132   310851546     Imming Office Building                                   1,882,156     7.4200%       Actual 360      0.0532%
  133   310851572     Tab Transportation                                       1,885,407     7.8700%       Actual 360      0.0532%
  134   9905053       Third Ave & Second Ave & 70th St                         1,844,259     7.5300%       Actual 360      0.0532%
  135   310851596     Wilco Building                                           1,830,661     8.3400%       Actual 360      0.0532%
  136   310851517     Nestle Industrial Park                                   1,791,791     8.8800%       Actual 360      0.0532%
  137   310851527     Sail Otay Business Park                                  1,790,405     7.6600%       Actual 360      0.0532%
  138   26981         Grove Square                                             1,784,467     8.9850%       Actual 360      0.0532%
  139   26832         River Reach Plaza                                        1,770,286     8.0950%       Actual 360      0.0532%
  140   9904785       530 North 3rd Street Office Building                     1,745,684     8.3500%       Actual 360      0.0532%
  141   310851587     The Meadows Apartments                                   1,714,661     7.6500%       Actual 360      0.0532%
  142   310851611     Alpine Business Center                                   1,726,644     8.6350%       Actual 360      0.0532%
  143   310851613     Poway Road Mini Storage                                  1,691,037     8.2150%       Actual 360      0.0532%
  144   310851490     West Collins and South Standard                          1,633,006     8.0300%       Actual 360      0.0532%
  145   25540         Hampton Manor Apartments                                 1,620,082     8.1800%       Actual 360      0.0532%
  146   310851608     Crocker's Lockers                                        1,540,808     8.3400%       Actual 360      0.0532%
  147   310851497     Chaparral Heights Mobile Home Park                       1,485,459     6.7600%       Actual 360      0.0532%
  148   310851558     La Casa de Flores                                        1,459,098     7.2400%       Actual 360      0.0532%
  149   310851575     Napa/Riley/Gaines Properties                             1,495,232     8.4500%       Actual 360      0.0532%
  150   310900006     Brandywyne Apartrments                                   1,492,620     7.6600%       Actual 360      0.0532%
  151   310900018     Arizona Republic Distribution Center                     1,497,377     7.7900%       Actual 360      0.0532%
  152   310900022     Placerville Mini-Storage                                 1,487,935     8.2950%       Actual 360      0.0532%
  153   310900037     Desert Colony Town Home Apartments                       1,498,679     8.0600%       Actual 360      0.0532%
  154   310851601     807 Eden Street                                          1,431,792     7.8400%       Actual 360      0.0532%
  155   310851568     Trade Center Business Park                               1,389,161     7.8300%       Actual 360      0.0532%
  156   310900029     Kasota Avenue                                            1,395,828     7.9600%       Actual 360      0.0532%
  157   310900035     Gin'l Fabrics Industrial                                 1,298,880     8.1200%       Actual 360      0.0532%
  158   26567         CVS-Groton                                               1,246,963     8.4000%       Actual 360      0.0532%
  159   9904982       Park Lane I Apartments                                   1,220,783     8.2000%       Actual 360      0.0532%
  160   25840         Lincoln Center Mobile Home                               1,198,125     8.2600%       Actual 360      0.0532%
  161   310851625     848 Gish Rd                                              1,133,274     7.6700%       Actual 360      0.0532%
  162   310851257     Johnson Warehouse-Englewood                              1,056,714     6.9850%       Actual 360      0.0532%
  163   9905494       Hampton Place Townhomes                                  1,080,348     8.7500%       Actual 360      0.0532%
  164   310851600     17711-17721 Railroad Street                              1,065,097     8.0800%       Actual 360      0.0532%
  165   310851544     Livermore Industrial                                     1,041,458     8.1300%       Actual 360      0.0532%
  166   26302         Sears Auto - Ground Lease                                  997,206     8.3550%       Actual 360      0.0532%
  167   310851583     1227 & 1227 A Knox Street                                  977,412     7.9800%       Actual 360      0.0532%
  168   310851599     554 Easy Street                                            935,693     8.0800%       Actual 360      0.0532%
  169   310851626     Idle Wheels Mobile Home Park                               932,255     8.2800%       Actual 360      0.0532%
  170   9905485       Video Junction Retail Center                               901,886     8.3000%       Actual 360      0.0532%
  171   310900002     Spring Creek Plaza                                         888,571     8.9700%       Actual 360      0.0532%

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS


                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)


               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                  (DEPOSITOR)

                            ---------------------

     Consider carefully the risk factors beginning on page 8 in this prospectus.


     The securities to be issued are mortgage backed certificates issued by a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Bear Stearns Commercial Mortgage Securities Inc.


     Unless otherwise specified in the applicable prospectus supplement, neither the certificates nor the underlying assets are insured or guaranteed by any governmental agency or other person.


     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.


THE TRUST FUNDS--


     (1) A new trust fund will be established to issue each series of certificates.


     (2) Each trust fund will consist primarily of loans secured by pledges of commercial, multifamily residential or mixed use properties.


     (3) A new trust fund may also include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, and interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements.


THE CERTIFICATES--


     (1) Each series of certificates will be issued as part of a designated series that may include one or more classes.


     (2) Each series of certificates will represent the entire beneficial ownership interest in the related trust fund and will be paid only from the related trust fund assets.

                             ---------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ---------------------
                The date of this prospectus is January 24, 2000.

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT


     We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:


     o this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and


     o the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.


     You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.


     We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the table of contents on the preceding page.


     You can find the definitions of capitalized terms that are used in this prospectus beginning on page 114 of this prospectus under the caption "Glossary."

                               TABLE OF CONTENTS



IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
 PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT .....................................     2
SUMMARY OF PROSPECTUS ....................................................................     7
RISK FACTORS .............................................................................     8
 Risks Relating to the Certificates ......................................................     8
 Risks Relating to the Mortgage Loans ....................................................    12
DESCRIPTION OF THE TRUST FUNDS ...........................................................    20
 General .................................................................................    20
 Mortgage Loans ..........................................................................    20
  General ................................................................................    20
   Mortgage Loans Secured by Office Properties ...........................................    21
   Mortgage Loans Secured by Retail Properties ...........................................    21
   Mortgage Loans Secured by Multifamily Rental Properties ...............................    22
   Mortgage Loans Secured by Cooperatively Owned Apartment Buildings .....................    23
   Mortgage Loans Secured by Industrial Properties .......................................    24
   Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage Facilities .......    24
   Mortgage Loans Secured by Hotel and Motel Properties ..................................    24
   Mortgage Loans Secured by Manufactured Housing Community Properties and Recreational
    Vehicle Parks ........................................................................    25
  Default and Loss Considerations with Respect to the Mortgage Loans .....................    26
  Payment Provisions of the Mortgage Loans ...............................................    28
  Mortgage Loan Information in Prospectus Supplements ....................................    28
 MBS .....................................................................................    29
 Certificate Accounts ....................................................................    30
 Credit Support ..........................................................................    30
 Cash Flow Agreements ....................................................................    31
YIELD AND MATURITY CONSIDERATIONS ........................................................    31
 General .................................................................................    31
 Pass-Through Rate .......................................................................    31
 Payment Delays ..........................................................................    31
 Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans ......    31
 Yield and Prepayment Considerations .....................................................    32
 Weighted Average Life and Maturity ......................................................    34
 Controlled Amortization Classes and Companion Classes ...................................    34
 Other Factors Affecting Yield, Weighted Average Life and Maturity .......................    35
   Balloon Payments; Extensions of Maturity ..............................................    35
   Negative Amortization .................................................................    35
   Foreclosures and Payment Plans ........................................................    36
   Losses and Shortfalls on the Mortgage Loans ...........................................    36
   Additional Certificate Amortization ...................................................    37
   Optional Early Termination ............................................................    37
THE DEPOSITOR ............................................................................    37
USE OF PROCEEDS ..........................................................................    37
DESCRIPTION OF THE CERTIFICATES ..........................................................    37
 General .................................................................................    37
 Distributions ...........................................................................    38
 Distributions of Interest on the Certificates ...........................................    39
 Distributions of Principal on the Certificates ..........................................    39

 Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of
  Equity Participations ..................................................................   40
 Allocation of Losses and Shortfalls .....................................................   40
 Advances in Respect of Delinquencies ....................................................   40
 Reports to Certificateholders ...........................................................   41
 Voting Rights ...........................................................................   43
 Termination .............................................................................   43
 Book-Entry Registration and Definitive Certificates .....................................   43
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS ......................................   45
 General .................................................................................   45
 Assignment of Mortgage Loans; Repurchases ...............................................   46
 Representations and Warranties; Repurchases .............................................   47
 Collection and Other Servicing Procedures ...............................................   47
 Sub-Servicers ...........................................................................   48
 Special Servicers .......................................................................   49
 Certificate Account .....................................................................   49
  General ................................................................................   49
  Deposits ...............................................................................   49
  Withdrawals ............................................................................   50
 Modifications, Waivers and Amendments of Mortgage Loans .................................   52
 Realization upon Defaulted Mortgage Loans ...............................................   52
 Hazard Insurance Policies ...............................................................   54
 Due-on-Sale and Due-on-Encumbrance Provisions ...........................................   55
 Servicing Compensation and Payment of Expenses ..........................................   55
 Evidence as to Compliance ...............................................................   56
 Some Matters Regarding the Servicer and the Depositor ...................................   56
 Events of Default .......................................................................   58
 Rights upon Event of Default ............................................................   58
 Amendment ...............................................................................   59
 List of Certificateholders ..............................................................   60
 The Trustee .............................................................................   60
 Duties of the Trustee ...................................................................   60
 Regarding the Fees, Indemnities and Powers of the Trustee ...............................   60
 Resignation and Removal of the Trustee ..................................................   61
DESCRIPTION OF CREDIT SUPPORT ............................................................   61
 General .................................................................................   61
 Subordinate Certificates ................................................................   62
 Cross-Support Provisions ................................................................   62
 Insurance or Guarantees with Respect to Mortgage Loans ..................................   62
 Letter of Credit ........................................................................   62
 Certificate Insurance and Surety Bonds ..................................................   63
 Reserve Funds ...........................................................................   63
 Credit Support with Respect to MBS ......................................................   63
LEGAL ASPECTS OF MORTGAGE LOANS ..........................................................   64
 General .................................................................................   64
 Types of Mortgage Instruments ...........................................................   64
 Leases and Rents ........................................................................   64
 Personal Property .......................................................................   65
 Foreclosure .............................................................................   65
   General ...............................................................................   65
   Foreclosure Procedures Vary from State to State .......................................   65

   Judicial Foreclosure ..................................................   65
   Equitable Limitations on Enforceability of Some Provisions ............   65
   Non-Judicial Foreclosure/Power of Sale ................................   66
   Public Sale ...........................................................   66
   Rights of Redemption ..................................................   67
   Anti-Deficiency Legislation ...........................................   68
 Leasehold Risks .........................................................   68
 Cooperative Shares ......................................................   69
 Bankruptcy Laws .........................................................   69
 Environmental Risks .....................................................   72
 Due-on-Sale and Due-on-Encumbrance Provisions ...........................   74
 Subordinate Financing ...................................................   74
 Default Interest and Limitations on Prepayments .........................   74
 Adjustable Rate Loans ...................................................   74
 Applicability of Usury Laws .............................................   75
 Soldiers' and Sailors' Civil Relief Act of 1940 .........................   75
 Type of Mortgaged Property ..............................................   75
 Americans with Disabilities Act .........................................   76
 Forfeitures in Drug and RICO Proceedings ................................   76
MATERIAL FEDERAL INCOME TAX CONSEQUENCES .................................   76
 Federal Income Tax Consequences for REMIC Certificates ..................   77
  General ................................................................   77
  Status of REMIC Certificates ...........................................   77
  Qualification as a REMIC ...............................................   78
 Taxation of Regular Certificates ........................................   80
   General ...............................................................   80
   Original Issue Discount ...............................................   80
   Acquisition Premium ...................................................   83
   Variable Rate Regular Certificates ....................................   83
   Deferred Interest .....................................................   85
   Market Discount .......................................................   85
   Premium ...............................................................   86
   Election to Treat All Interest Under the Constant Yield Method ........   86
   Sale or Exchange of Regular Certificates ..............................   87
   Treatment of Losses ...................................................   87
 Taxation of Residual Certificates .......................................   88
  Taxation of REMIC Income ...............................................   88
   Basis and Losses ......................................................   89
 Treatment of Some Items of REMIC Income and Expense .....................   90
   Original Issue Discount and Premium ...................................   90
   Deferred Interest .....................................................   90
   Market Discount .......................................................   90
   Premium ...............................................................   90
 Limitations on Offset or Exemption of REMIC Income ......................   91
 Tax-Related Restrictions on Transfer of Residual Certificates ...........   92
   Disqualified Organizations ............................................   92
   Noneconomic Residual Interests ........................................   93
   Foreign Investors .....................................................   93
 Sale or Exchange of a Residual Certificate ..............................   94
 Mark-to-Market Regulations ..............................................   95
 Taxes That May Be Imposed on the REMIC Pool .............................   95

   Prohibited Transactions ...............................................................     95
   Contributions to the REMIC Pool After the Startup Day .................................     95
   Net Income from Foreclosure Property ..................................................     96
   Liquidation of the REMIC Pool .........................................................     96
   Administrative Matters ................................................................     96
   Limitations on Deduction of Some Expenses .............................................     96
 Taxation of Some Foreign Investors ......................................................     97
   Regular Certificates ..................................................................     97
   Residual Certificates .................................................................     97
   Backup Withholding ....................................................................     98
   Reporting Requirements ................................................................     98
 Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made ..     99
   Standard Certificates .................................................................     99
      General ............................................................................     99
      Tax Status .........................................................................     99
      Premium and Discount ...............................................................    100
       Premium ...........................................................................    100
       Original Issue Discount ...........................................................    100
       Market Discount ...................................................................    100
       Recharacterization of Servicing Fees ..............................................    100
       Sale or Exchange of Standard Certificates .........................................    101
   Stripped Certificates .................................................................    102
    General ..............................................................................    102
    Status of Stripped Certificates ......................................................    103
    Taxation of Stripped Certificates ....................................................    103
      Original Issue Discount ............................................................    103
      Sale or Exchange of Stripped Certificates ..........................................    104
      Purchase of More than One Class of Stripped Certificates ...........................    104
      Possible Alternative Characterizations .............................................    104
 Federal Income Tax Consequences for FASIT Certificates ..................................    105
 Reporting Requirements and Backup Withholding ...........................................    105
 Taxation of Some Foreign Investors ......................................................    105
STATE AND OTHER TAX CONSIDERATIONS .......................................................    106
ERISA CONSIDERATIONS .....................................................................    106
 General .................................................................................    106
 Plan Asset Regulations ..................................................................    107
 Administrative Exemptions ...............................................................    107
 Unrelated Business Taxable Income; Residual Certificates ................................    107
LEGAL INVESTMENT .........................................................................    108
METHOD OF DISTRIBUTION ...................................................................    110
WHERE YOU CAN FIND MORE INFORMATION ......................................................    111
INCORPORATION OF SOME INFORMATION BY REFERENCE ...........................................    112
REPORTS ..................................................................................    112
FINANCIAL INFORMATION ....................................................................    112
LEGAL MATTERS ............................................................................    112
RATINGS ..................................................................................    112
GLOSSARY .................................................................................    114

                             SUMMARY OF PROSPECTUS

     This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.


TITLE OF CERTIFICATES.......   Commercial/Multifamily Mortgage Pass-Through
                               Certificates, issuable in series.


DEPOSITOR...................   Bear Stearns Commercial Mortgage Securities
                               Inc., a Delaware corporation. Our telephone number is (212) 272-2000.


DESCRIPTION OF
 CERTIFICATES; RATINGS.......  The certificates of each series will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes. The certificates of each series will represent in the aggregate the entire beneficial ownership interest in the property of the related trust fund. Each trust fund will consist primarily of a segregated pool of commercial or multifamily mortgage loans, or mortgage-backed securities that evidence interests in, or that are secured by commercial or multifamily mortgage loans. Each class or certificate will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies at the date of issuance.

     The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

                               (1)   the name of the servicer and special
                                     servicer, the circumstances when a special servicer will be appointed and their respective obligations (if any) to make advances to cover delinquent payments on the assets of the trust fund, taxes, assessments or insurance premiums;

                               (2) the assets in the trust fund, including a description of the pool of mortgage loans or mortgage-backed securities;

                               (3) the identity and attributes of each class within a series of certificates, including whether (and to what extent) any credit enhancement benefits any class of a series of certificates;

                               (4)   the tax status of certificates; and

                               (5) whether the certificates will be eligible to be purchased by investors subject to ERISA or will be mortgage related securities for purposes of SMMEA.

                                 RISK FACTORS

     You should carefully consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in the trust fund. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.


RISKS RELATING TO THE CERTIFICATES

     LACK OF A SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR CERTIFICATES AT ALL OR AT AN ATTRACTIVE PRICE. We cannot assure you that a secondary market will develop for certificates. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or will continue for as long as the offered certificates remain outstanding. The absence of a secondary market for your certificates means that you may not be able to find a buyer for your certificates or, if you find a buyer, that the selling price may be less than it would have been if a secondary market existed for the certificates. The underwriter for a series of certificates will not be obligated to make a market for that series of certificates even if it intends to do so. Even if a secondary market for your certificates develops, it may provide less liquidity than any comparable market for securities that evidence interests in single-family mortgage loans.

     Insofar as a secondary market does develop with respect to any series of offered certificates or class of any series of offered certificates, other factors may affect their market value. These include:

     o    the perceived liquidity of the offered certificates;

     o their anticipated cash flow, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans; and

     o    prevailing interest rates.

     For example, small fluctuations in prevailing interest rates may affect at any given time the price payable of some of the classes of offered certificates. In particular, a class with a relatively long average life, a companion class or a class of stripped interest certificates or stripped principal certificates may be extremely sensitive to small fluctuations in prevailing interest rates. In addition, the relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the offered certificate in response to an equal but opposite movement in the rates. Accordingly, you may only be able to sell your certificates at a discount from the price that you paid for them even if a secondary market develops for the certificates. We are not aware of any source through which holders of the certificates may obtain price information about the offered certificates on an ongoing basis.

     You will have no right to redeem your certificates except to the extent described in this prospectus and the related prospectus supplement. Offered certificates are subject to early retirement only under some specified circumstances described in this prospectus and in the related prospectus supplicant.

     You will be entitled to receive periodic reports pursuant to the related pooling and servicing agreement regarding the status of the related mortgage assets and any credit support for your certificates and any subordination of your certificates to other classes of certificates. The periodic reports will be the primary source of ongoing information regarding the offered certificates of any series. The certificateholders may not receive any additional information from any other source. The limited nature of the information may adversely affect the liquidity of your certificates, even if a secondary market does develop for them.

     SINCE THE MORTGAGE LOANS WILL NOT BE GUARANTEED, YOU MAY NOT RECEIVE FULL PAYMENT ON YOUR CERTIFICATES TO THE EXTENT THERE IS A SHORTFALL IN PAYMENT ON THE ASSETS OR THE RELATED TRUST FUND. The only sources of funds for payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. The certificates will not be guaranteed by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity unless otherwise stated in the related prospectus supplement. A portion of the amounts remaining in some funds or accounts constituting part of a trust fund, including any certificate account and any accounts maintained as credit support, may be withdrawn under conditions described in the applicable prospectus supplement for purposes other than the payment of principal or interest in the related series of certificates. A series of certificates will have no claim against or security interest in the trust fund for any other series. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates of your series. If you are a holder of a subordinate certificate, you may bear a portion of the amount of the losses or shortfalls in collections on the mortgage assets before the holders of the remaining classes of certificates in the priority and manner and subject to the limitations specified in the applicable prospectus supplement.

     THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS AND THE RATE OF REPURCHASES OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD ON YOUR INVESTMENT. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

     o The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

     o Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

     In addition, to the extent described in this prospectus and in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, the servicer or a special servicer will be permitted, within prescribed limits, to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery than liquidation, we can give you no assurance that any extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

     We or the mortgage loan seller or sellers named in the applicable prospectus supplement will be required to repurchase a mortgage loan from the trust, or if so specified in the applicable prospectus supplement, substitute another mortgage loan, if we or such seller or sellers breach the representations and warranties made with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

     If you buy your certificates at a premium or discount your yield to maturity will be sensitive to prepayments on the mortgage loans in the related trust fund. If the amount of interest payable with respect to your class is disproportionately large, as compared to the amount of principal, as with some classes of stripped interest certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of your certificates may vary from the anticipated yield will depend in part upon the degree to which you purchased them at a discount or premium and the amount and timing of distributions on those certificates. If you purchase a certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield, and if you purchase a certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to you that is lower than the anticipated yield. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Yield and Maturity Considerations."

     Average Life of Certificates. The terms of your certificates will determine the extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates. For example, a class of certificates, including a class of offered certificates, may provide that on any distribution date you are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to all or a disproportionately large share of the prepayments, or to none or a disproportionately small share of the prepayments. A class of certificates that entitles you to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. A class of certificates that entitles you to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. Entitlements of the various classes of certificateholders of any series to receive payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     Controlled Amortization Classes and Companion Classes. A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment of the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for the certificates. However, prepayment risk will not disappear.

     The stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A companion class absorbs some, but not all, of the risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     RATINGS ON YOUR CERTIFICATES DO NOT GUARANTEE THAT YOU WILL RECEIVE PAYMENT UNDER THE POOLING AND SERVICING AGREEMENT. Ratings assigned by a rating agency to a class of certificates reflect the rating agency's assessment of the likelihood that the holders of certificates of that class will receive all payments to which they are entitled. The ratings are based on the structural, legal and issuer-related aspects associated with these certificates, the nature of the underlying mortgage loans and the extent and quality of any credit enhancement. Ratings will not constitute an assessment of the following:

     o the likelihood that principal prepayments on the related mortgage loans will be made;

     o the degree to which the rate of prepayments might differ from that originally anticipated;

     o the likelihood of early optional termination of the related trust fund; or

     o the possibility that prepayment of the related mortgage loans may be made at any particular rate.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of the series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we can not assure you that the historical data supporting any related actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. These criteria may also be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Description of Credit Support" and "Ratings."

     ERISA IMPOSES LIMITATIONS ON WHO CAN PURCHASE THE CERTIFICATES; FAILURE TO COMPLY WITH ERISA MAY MATERIALLY AND ADVERSELY AFFECT THE TRUST FUND AND RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. In addition, some other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section 4975 of the Internal Revenue Code. Due to the complexity of regulations that govern the plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code you are urged to consult your own counsel regarding the consequences under ERISA or the Internal Revenue Code of acquisition, ownership and disposition of the offered certificates of any series.

     For more detailed information regarding ERISA restrictions, you should review the section in this prospectus titled "ERISA Considerations."

     IF YOU ACQUIRE RESIDUAL CERTIFICATES YOU MAY BE SUBJECT TO ADDITIONAL TAX LIABILITIES. If you are a holder of residual certificates you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments. Accordingly, you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement that you report your pro rata share of the taxable income and net loss of the REMIC will continue until the certificate balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of their stated interest and principal. A portion--or, in some circumstances, all--of your share of the REMIC taxable income may be treated under the Internal Revenue Code as "excess inclusion" income to you. Excess inclusion income:

     o generally will not be subject to offset by losses from other activities;


     o will be treated as unrelated business taxable income for a tax-exempt holder; and

     o will not qualify for exemption from withholding tax for a foreign holder.

     As a holder of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, residual certificates are subject to some restrictions on transfer. Because of the special tax treatment of residual certificates, the taxable income arising in a given year on a residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the residual certificate that you receive may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

     YOU MAY BE ALLOCATED TAXABLE INCOME IN EXCESS OF DISTRIBUTIONS RECEIVED IF YOU ACQUIRE CERTIFICATES WITH ORIGINAL ISSUE DISCOUNT. Accrual certificates will be, and some of the other classes of certificates of a series may be, issued with original issue discount for federal income tax purposes. This will generally result in recognition of some taxable income to you in advance of the receipt of cash attributable to the income.

     For more detailed information regarding original issue discount you should review the section in this prospectus titled "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates."

     IF YOUR CERTIFICATES ARE ISSUED IN BOOK-ENTRY FORM, YOU WILL ONLY BE ABLE TO EXERCISE YOUR RIGHTS INDIRECTLY THROUGH DTC AND YOU MAY ALSO HAVE LIMITED ACCESS TO INFORMATION REGARDING THOSE CERTIFICATES. One or more classes of the offered certificates of any series may be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding definitive certificates are issued, you will be able to exercise your rights only indirectly through DTC and its participating organizations. In addition, your access to information regarding the book-entry certificates may be limited. Conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through these organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described in this prospectus, you may suffer delays in the receipt of payments on the book-entry certificates. In addition, your ability to pledge or otherwise take actions with respect to your interest in the book-entry certificates may be limited due to the lack of a physical certificate evidencing that interest.

     For more detailed information regarding book-entry registration, you should review the section in this prospectus titled "Description of the Certificates--Book-Entry Registration and Definitive Certificates."


RISKS RELATING TO THE MORTGAGE LOANS

     MORTGAGE LOANS ARE SUSCEPTIBLE TO NUMEROUS RISKS THAT MAY RESULT IN LOSSES TO YOU.

     (1) Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from that property. If the net operating income of the property is reduced--for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase--the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including the following:

     o changes in general or local economic conditions and/or specific industry segments;

     o    declines in real estate values;

     o    declines in rental or occupancy rates;

     o increases in interest rates, real estate tax rates and other operating expenses;

     o changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o    acts of God and other factors beyond the control of the servicer.

     In the case of mortgage loans that represent participation interests in a mortgage loan, the trustee's or the servicer's enforcement rights may be limited in the event of default by the related borrower.

     (2) The type and use of a particular mortgaged property may present additional risks. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     (3) Other multifamily and commercial properties located in the areas of the mortgaged properties and of the same types as the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. The lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgaged property may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, the renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     (4) Some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any related mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we can give you no assurance that enforcement of the recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

     (5) The concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans. Mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     OFFICE PROPERTIES HAVE PARTICULAR RISKS. In addition to risks generally associated with real estate, office properties are also affected significantly by

     o adverse changes in population and employment growth, which generally creates demand for office space,

     o local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings,

     o    the quality and management philosophy of management,

     o the attractiveness of the properties to tenants and their customers or clients,

     o    the attractiveness of the surrounding neighborhood, and

     o the need to make major repairs or improvements to the property to satisfy the needs of major tenants.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of

     o    a tenant's voluntary decision not to renew a lease,

     o    bankruptcy or insolvency of these tenants, or

     o these tenant's general cessation of business activities or for other reasons.

     The risk of an economic decline as described above is greater if revenue is dependent on a single tenant of if there is a significant concentration of tenants in a particular business or industry.

     MORTGAGE LENDERS SECURED BY RETAIL PROPERTIES MAY BE ADVERSELY AFFECTED BY CHANGES IN CONSUMER SPENDING PATTERNS, ALTERNATIVE FORMS OF RETAILING AND CHANGES IN TENANTS OCCUPYING THE RETAIL PROPERTIES. In addition to risks generally associated with real estate, mortgage loans secured by retail properties are also affected significantly by a number of factors, including:

     o    adverse changes in consumer spending patterns;

     o local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;

     o alternative forms of retailing, including direct mail, television shopping networks and Internet based sales, which reduce the need for retail space by retail companies;

     o    the quality and management philosophy of management;

     o the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

     o the public perception of the safety of customers, at shopping malls and shopping centers, for example;

     o the need to make major repairs or improvements to satisfy the needs of major tenants; and

     o if an anchor or other significant tenant ceases operations at the locations, which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.


 SOME RISKS THAT AFFECT OCCUPANCY AND RENT LEVELS OF MULTIFAMILY RENTAL PROPERTIES SUCH AS ADVERSE ECONOMIC CONDITIONS, CONSTRUCTION OF ADDITIONAL HOUSING, MILITARY BASE CLOSINGS, COMPANY RELOCATIONS AND RENT CONTROL LAWS MAY AFFECT THE ABILITY OF THE BORROWER TO MEET ITS OBLIGATIONS UNDER THE MORTGAGE LOAN. Adverse economic conditions, either local, regional or national, may limit or reduce the following:

     o    the amount of rent that can be charged for rental units;

     o    tenants' ability to pay rent;

     o    timeliness of rent payments;

     o occupancy levels without a corresponding decrease in expenses--occupancy and rent levels may also be affected by construction of additional housing units;

     o    local military base closings;

     o    construction of additional housing units;

     o    company relocations and closings; and

     o national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, rent control laws could impact the future cash flows of multifamily rental properties that are subject to rental control laws.

     Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code. However, Section 42 properties are subject to some restrictions that may affect a borrower's ability to meet its obligations under a mortgage loan. This includes the following:

     o rent limitations associated with those properties may adversely affect the ability of the applicable borrowers to increase rents to maintain those properties in proper condition during periods of rapid inflation or declining market value of those properties;

     o the income restrictions on tenants imposed by Section 42 of the Internal Revenue Code may reduce the number of eligible tenants;

     o some eligible tenants may not find any differences in rents between the Section 42 properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a
          Section 42 property; and

     o a Section 42 property may also have fewer amenities or otherwise be less attractive as a residence making it less attractive to eligible tenants.

     All of the foregoing conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

     MORTGAGE LENDERS SECURED BY COOPERATIVELY OWNED APARTMENT BUILDINGS ARE SUBJECT TO THE RISK THAT TENANT-SHAREHOLDERS OF A COOPERATIVELY OWNED APARTMENT BUILDING WILL BE UNABLE TO MAKE THE REQUIRED MAINTENANCE PAYMENTS. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the apartment building representing that tenant-shareholder's pro rata share of the corporation's payments in respect of the mortgage loan secured by that apartment building. The tenant-shareholder must also pay its pro rata share of all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to that apartment building, less any other income that the cooperative corporation may realize.

     Adverse economic conditions, either local, regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because adverse economic conditions have impaired the individual financial conditions of the tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by that building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on the building will be subject to a risk associated with the sponsor's creditworthiness.

     SELF-STORAGE PROPERTIES HAVE PARTICULAR RISKS. Warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the Storage Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as are building design and location.

     HOTEL AND MOTEL PROPERTIES HAVE PARTICULAR RISKS. Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things,

     o a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated,

     o    competition from other hotels and motels,

     o increases in operating costs, which increases may not necessarily in the future be offset by increased room rates and

     o dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

     These factors could adversely affect the related borrower's ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct, an over-building of hotels and motels could occur in any given region,which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact onthat hotel's quality of service and economic performances. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     A hotel or motel property may present additional risks as compared to other commercial property types in that

     o hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

     o the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel and motel, either through purchase or foreclosure, is subject to local law requirements;

     o it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of the related property; and

     o future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

     Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels or motels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS HAVE PARTICULAR RISKS. The successful operation of a manufactured housing community or recreational vehicle park will generally depend upon the number of competing manufactured housing communities or recreational vehicle parks in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

     Manufactured housing communities also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.

     Manufactured housing community properties and recreational vehicle parks are "special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competititon, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

     MORTGAGE LOANS WITH BALLOON PAYMENTS INVOLVE THE RISK THAT BORROWERS MAY NOT BE ABLE TO REFINANCE THE LOAN OR SELL THE RELATED PROPERTY. Mortgage loans may be non-amortizing or only partially amortizing over their terms to maturity. Those mortgage loans will require substantial principal payments--that is, balloon payments--at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

     o    value of the related mortgaged property;

     o the level of available mortgage rates at the time of sale or refinancing;

     o    the borrower's equity in the related mortgaged property;

     o the financial condition and operating history of the borrower and the related mortgaged property;

     o tax laws and rent control laws, with respect to some residential properties;

     o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes; and

     o prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally.

     Neither we nor any of our affiliates will be required to refinance any mortgage loan.

     CREDIT SUPPORT FOR A SERIES OF CERTIFICATES MAY COVER SOME OF YOUR LOSSES OR RISKS BUT MAY NOT COVER ALL POTENTIAL RISKS TO YOU. The prospectus supplement for a series of certificates will describe any credit support provided for these certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, the available credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, which may, in turn, include offered certificates. Subordination is intended to reduce the risk to holders of each more senior class of certificates of delinquent distributions or ultimate losses on the mortgage assets. However, the amount of subordination will be limited and may decline. Since the senior certificateholders are paid principal before subordinate certificateholders, subordinate certificateholders may not be paid any principal if the available credit support is exhausted. As a result, if you are a holder of subordinate certificates, you will primarily experience the impact of losses and shortfalls. Moreover, if the available credit support covers more than one series of certificates, you will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     Rating agencies rating the certificates will determine the level of credit support based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and some other factors. We cannot, however, assure you that the loss experience on the related mortgage assets will not exceed the assumed levels.

     For more detail information regarding credit support of certificates you should review the sections in this prospectus titled "--Risks Relating to the Certificates--Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement," "Description of the Certificates" and "Description of Credit Support."

     IF THE MORTGAGED PROPERTY IS SUBJECT TO A LEASE, THE LENDER IS SUBJECT TO THE RISK THAT IF THE BORROWER DEFAULTS, THE MORTGAGE LENDER MAY HAVE TO OBTAIN A COURT ORDER APPOINTING A RECEIVER BEFORE BEING ABLE TO COLLECT RENTS. Each mortgage loan secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents. This means that the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from it, as further security for the related mortgage loan. The borrower may continue to collect rents for so long as there is no default. If the borrower defaults, the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     For more detailed information regarding leases and rents, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Leases and Rents."

     OWNERS AND OPERATORS OF A MORTGAGED PROPERTY AND MORTGAGE LENDERS MAY BECOME LIABLE FOR THE COSTS OF ENVIRONMENTAL CLEANUP. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath that property. The owner may become liable without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances on the property. The cost of any required remediation and the owner or operator's liability as to any property could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, owners or operators of mortgaged properties that generate hazardous substances that are disposed of at off-site locations may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where the hazardous substances were disposed.

     Lenders whose primary indicia of ownership in a particular property is the holding of a security interest are exempted from the definition of owner under the federal Comprehensive Environmental Response Compensation and Liability Act of 1980. However, lenders may forfeit their secured creditor exemption, as a result of their actions with respect to particular borrowers, and be deemed an owner or operator of property so that they are liable for remediation costs. A lender also risks liability for remediation costs on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, if a trust fund includes mortgage loans, then the related pooling and servicing agreement will contain provisions generally to the effect that the servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so. We cannot assure you that any requirements of a pooling and servicing agreement will effectively insulate the related trust fund from potential liability for a materially adverse environmental condition at a mortgaged property.

     For more detailed information regarding environmental risks, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Environmental Risks."

     HAZARD INSURANCE POLICIES ON MORTGAGED PROPERTIES MAY NOT FULLY COVER ALL TYPES OF DAMAGE TO THE MORTGAGED PROPERTIES. Unless otherwise specified in a prospectus supplement, the servicer will be required to cause the borrower on each mortgage loan to maintain insurance coverage in respect of the related mortgaged property, including hazard insurance. However, the servicer may be able to satisfy its obligation to cause hazard insurance to be maintained through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.


     For more detailed information regarding insurance policies, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Hazard Insurance Policies."


     THE YIELD ON YOUR CERTIFICATES MAY BE ADVERSELY AFFECTED TO THE EXTENT THAT THE RELATED TRUST FUND MAY INCLUDE DELINQUENT MORTGAGE LOANS BECAUSE THE AVAILABLE CREDIT SUPPORT MAY NOT COVER ALL LOSSES RELATED TO THE DELINQUENT MORTGAGE LOANS. The trust fund for a particular series of certificates may include mortgage loans that are past-due, i.e., beyond any applicable grace period. However, delinquent mortgage loans may only constitute up to, but not including, 20% (by principal balance) of the trust fund. A special servicer may perform the servicing of delinquent mortgage loans. When a mortgage loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related mortgaged property. In the cases, the related borrower may not have an incentive to continue to perform under that mortgage loan. In addition, when the debt service coverage ratio of a mortgage loan is below 1.0x, the revenue derived from the use and operation of the related mortgaged property is insufficient to cover the operating expenses of the mortgaged property and to pay debt service on that mortgage loan and all mortgage loans senior to that mortgage loan. In those cases, the related borrower will be required to pay from sources other than cash flow from the related mortgaged property. If the related borrower ceases to use alternative cash sources at a time when operating revenue from the related mortgaged property is still insufficient to cover all expenses and debt service, deferred maintenance at the related mortgaged property and/or a default under the subject mortgage loan may occur. Available credit may not cover all losses related to delinquent mortgage loans. You should therefore consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on the offered certificates.


     For more detailed information regarding delinquent mortgage loans, you should review the section in this prospectus titled "Description of the Trust Funds--Mortgage Loans--General."


     A WORD ABOUT FORWARD LOOKING STATEMENTS. Whenever we use words like "intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.


     Defined terms in the rest of the Prospectus appear in initial capitals and are defined in the Glossary beginning at page 114.

                         DESCRIPTION OF THE TRUST FUNDS


GENERAL

     The primary assets of each trust fund will consist of the following:

     o various types of multifamily or commercial mortgage loans or participations in those mortgage loans;

     o pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     o    a combination of the foregoing, which we call mortgage assets.

     We will establish each trust fund. We will select each mortgage asset for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which may or may not be the originator of a mortgage loan or the issuer of a MBS and may be our affiliate. Unless otherwise provided in the related prospectus supplement, neither we nor any of our affiliates and no governmental agency or instrumentality or any other person will guarantee or insure any of the mortgage assets included in a trust fund. The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes or other evidences of indebtedness called mortgage notes, secured by liens on fee or leasehold estates in properties called mortgaged properties consisting of the following:

     o residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, called multifamily properties, and manufactured housing community properties;

     o commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants, or any cooperatively owned units therein; and

     o mixed use properties--that is, any combination of the foregoing--and unimproved land, both called commercial properties.

     The multifamily properties may include mixed commercial and residential structures, and apartment buildings owned by a private cooperative housing corporation, with shares of the cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. The liens may be created by mortgages, deeds of trust and similar security instruments. Each mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any leasehold will exceed the term of the mortgage note by at least two years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, the originator may be or may have been one of our affiliates.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the mortgage loans included in the trust fund for a particular series of certificates may be delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth available information as to the period of the delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends, which may change towards options such as telecommuting, tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by various factors affecting a building, including

     o    its age,

     o    its condition,

     o    its design, including floor sizes and layout,

     o    its access to transportation,

     o the availability of parking and the owner's ability to offer certain amenities to its tenants, including sophisticated building systems such as

          o    fiberoptic cables,

          o    satellite communications or

          o    other base building technological features.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by an array of factors including

     o    labor cost and quality,

     o    tax environment and

     o    quality of life matters, such as schools and cultural amenities.

     A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

     Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited, to the following:

     o    the ability to lease space in the properties,

     o    the ability of tenants to meet their lease obligations,

     o the possibility of a significant tenant becoming bankrupt or insolvent,

     o and fundamental aspects of real estate such as location and market demographics.

     The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause these tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Whether a shopping center is anchored or unanchored is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant--notwithstanding any continued payment of rent--can have a material negative effect on the economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Unlike some other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the retail properties.

     Mortgage Loans Secured by Multifamily Rental Properties. Significant factors determining the value and successful operation of a multifamily rental property include the following:

     o    location of the property;

     o the number of competing residential developments in the local market, such as apartment buildings, manufactured housing communities and site-built single family homes;

     o the physical attributes of the multifamily building, such as its age and appearance; and

     o    state and local regulations affecting the property.

     In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Some states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair the borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Mortgage Loans Secured by Cooperatively Owned Apartment Buildings. A cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements. The proprietary leases and occupancy agreements confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing the tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, including all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize. Payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by the cooperative corporation, as well as all other operating expenses of the property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither we nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a fixed period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

     Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are so-called "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to that apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to that subtenancy. The subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

     Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are

     o    the quality of tenants,

     o    building design and adaptability and

     o    the location of the property.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any related property is heavily dependent on the success of the tenant's business.

     Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include ceiling heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

     Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage Facilities. Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics, Storage Properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a Storage Property. In addition to competition, factors that affect the success of a Storage Property include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided, including security and accessibility, age of improvements, the appearance of the improvements and the quality of management.

     Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any related hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of the related hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for that license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Mortgage Loans Secured by Manufatured Housing Community Properties and Recreational Vehicle Parks. Manufactured housing community properties consist of land that is divided into "spaces" or "homesites" that are primarily leased to manufactured housing community unit owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate, or a leasehold interest therein, upon which the manufactured housing community units are situated, but not the units themselves. The manufactured housing community unit owner often invests in site-specific improvements, including carports, steps, fencing, skirts around the base of the unit, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include

     o    driveways,

     o    visitor parking,

     o    recreational vehicle and pleasure boat storage,

     o    laundry facilities,

     o    community rooms,

     o    swimming pools,

     o    tennis courts,

     o    security systems and

     o    healthclubs.

     Due to relocation costs and, in some cases, demand for manufactured housing community unit spaces, the value of a unit in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated manufactured housing community that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the unit of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Mortgage loans secured by liens on manufactured housing community properties and recreational vehicle parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of these types of properties will generally depend upon the number of competing parks, as well as upon other factors, including its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of facilities and services it provides. Manufactured housing community properties also compete against alternative forms of residential housing, including

     o    multifamily rental properties,

     o    cooperatively-owned apartment buildings,

     o    condominium complexes and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach. Manufactured housing community properties and recreational vehicle parks are "special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the manufactured housing community may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community or recreational vehicle park were readily adaptable to other uses.

     Certain states regulate the relationship of a manufactured housing community owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Manufactured housing community owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a unit owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's unit. Certain states also regulate changes in manufactured housing community use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws either do not provide for decontrol of rental rates upon vacancy of individual units or permit decontrol only in the relatively rare event that the unit is removed from the unitsite. Any limitations on a borrower's ability to raise property rents may impair the related borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property--that is, its ability to generate income. Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans. Absent special facts, recourse in the case of default of non-recourse loans will be limited to the mortgaged property and the other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. The Net Operating Income of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income--and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative--may be affected by the condition of the applicable real estate market and/or the economy of the area in which the mortgaged property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as some healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.


     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property. This in turn has the following effects:

     o it increases the incentive of the borrower to perform under the terms of the related mortgage loan, in order to protect the equity; and

     o it increases the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o the market comparison method, i.e., recent resale value of comparable properties at the date of the appraisal;

     o the cost replacement method, i.e., the cost of replacing the property at the date;

     o the income capitalization method, i.e., a projection of value based upon the property's projected net cash flow; or

     o upon a selection from or interpolation of the values derived from the foregoing methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of the foregoing factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. For additional information regarding risks associated with mortgage loans, you should review the sections in this prospectus titled "Risk Factors--Risks Relating to the Mortgage Loans--Mortgage Loans are susceptible to numerous risks that may result in losses to you" and "--Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will have the following characteristics:

     o have had individual principal balances at origination of not less than $25,000;

     o    have had original terms to maturity of not more than 40 years; and

     o provide for scheduled payments of principal, interest or both, to be made on specified dates, known as due dates, that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan may also have the following characteristics:

     o provide for no accrual of interest or for accrual of interest thereon at an interest rate, known as a mortgage rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

     o provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of some events, and may permit negative amortization;

     o be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date; and

     o prohibit over its term or for a certain period prepayments (the period of the prohibition is known as a lock-out period and its date of expiration is known as a lock-out date) and/or require payment of a premium or a yield maintenance penalty, more commonly known as a prepayment premium) in connection with some prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of the related mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an equity participation in addition to payments of interest on and/or principal of the offered certificates, the related prospectus supplement will describe the equity participation and the method or methods by which distributions relating to the equity participation will be made to the holders.


     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement. To the extent then applicable and specifically known to us, the prospectus supplement will include the following:

    1. the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

    2. the type or types of property that provide security for repayment of the mortgage loans;

    3. the earliest and latest origination date and maturity date of the mortgage loans;

    4. the original and remaining terms to maturity of the mortgage loans, or the respective ranges those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

    5. the original Loan-to-Value Ratios of the mortgage loans, or the range of those Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans;

    6. the mortgage rates borne by the mortgage loans, or range of those mortgage rates, and the weighted average mortgage rate borne by the mortgage loans;

    7. with respect to mortgage loans with adjustable mortgage rates ("ARM Loans"), the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the ARM Loan;

    8. information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, lock-out periods and prepayment premiums;

    9. the Debt Service Coverage Ratios of the mortgage loans, either at origination or as of a more recent date, or the range of those Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios; and

   10. the geographic distribution of the mortgaged properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain some information available to us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following their issuance.


MBS

     Mortgage-backed securities included in a trust fund may include:

     o mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

     o certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will have entered into the MBS agreement, generally with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" in this prospectus may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available, the following:

    1. the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund;

    2. the original and remaining term to stated maturity of the MBS, if applicable;

    3. the pass-through or bond rate of the MBS or the formula for determining those rates;

    4. the payment characteristics of the MBS;

    5. the MBS issuer, MBS servicer and MBS trustee, as applicable;

    6. a description of the credit support, if any;

    7. the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

    8. the terms on which mortgage loans may be substituted for those originally underlying the MBS;

    9. the type of mortgage loans underlying the MBS and, to the extent available to us and appropriate under the circumstances, any other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements"; and

   10. the characteristics of any cash flow agreements that relate to the MBS.



CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held a certificate account may be held as cash or invested in some obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.


CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against some defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of the series or by one or more other types of credit support arrangements. Other types of credit support arrangements may include letters of credit, insurance policies, guarantees, surety bonds or reserve funds, among others, or a combination. The amount and types of credit support, the identification of the entity providing it, if applicable, and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. For additional information regarding credit support, you should review the sections in this prospectus titled " Risk Factors--Risks Relating to the Mortgage Loans--Credit support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you."


CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of an obligor or counterparty under the agreement, will be described in the prospectus supplement for a series of certificates.


                       YIELD AND MATURITY CONSIDERATIONS


GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.


PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate the prospectus supplement will specify, the method of determining the pass-through rate. The prospectus supplement will also discuss the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other agreement.


PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.


SHORTFALLS IN COLLECTIONS OF INTEREST AS A RESULT OF PREPAYMENTS OF MORTGAGE
   LOANS

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest to the due date for the mortgage loan in the related Due Period, then the interest charged to the borrower, net of servicing and administrative fees, may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any shortfall is allocated to a class of offered certificates, the yield on those certificates will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement for a series of certificates, the servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The related prospectus supplement will also describe any other amounts available to offset shortfalls.

     For additional information regarding prepayment interest shortfalls, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."


YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those payments to reduce the principal balance--or notional amount, if applicable--of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by their amortization schedules, the dates on which any balloon payments are due, and the rate of voluntary and/or involuntary principal prepayments. You should note that the amortization schedule of an ARM Loan may change periodically to accommodate adjustments to the mortgage rate thereon and that these changes may affect the rate of principal payments on an ARM loan. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate at which any one will prepay.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on the certificates of that series or, in the case of a class of stripped interest certificates, result in the reduction of its notional amount. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount, or a premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower, or faster, than the rate anticipated by you during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase, or decrease, in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on the date, to a disproportionately large share-- which, in some cases, may be all--of the prepayments, or to a disproportionately small share--which, in some cases, may be none--of the prepayments. As and to the extent described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     In general, the notional amount of a class of stripped interest certificates will either:

     o be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o equal the certificate balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on stripped interest certificates will be inversely related to the rate at which payments and other collections of principal are received on mortgage assets or distributions are made in reduction of the certificate balances of the certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of stripped interest certificates or stripped principal certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in stripped principal certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in stripped interest certificates. If the offered certificates of a series include any of those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. The tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which the provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either:

     o    converting to a fixed rate loan and thereby locking in the rate; or

     o taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws--which are subject to change--to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to their relative importance, as to the percentage of the principal balance of mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments--for this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund--is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate ("CPR") prepayment model or the standard prepayment assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans for the life of the related mortgage loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series. The prospectus supplement will also contain the percentage of the initial certificate balance or notional amount of each class of offered certificates that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.


CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule. The principal payment schedule is supported by creating priorities, as and to the extent described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a prepayment collar--that is, a range of prepayment rates that can be sustained without disruption--that determines the principal cash flow of the certificates. A prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb excesses or shortfalls in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing the schedule. A targeted amortization class will generally afford the holders some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of certificates in that class to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle those holders to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, known as call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, known as extension risk, if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related prospectus supplement, a companion class absorbs some, but not all, of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on those mortgage loan would be expected during a period of increasing interest rates to amortize at a slower rate, and perhaps not at all, than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. Negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on those certificates, which deferred interest may be added to the certificate balance of those certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization, and that of the classes of certificates to which any related negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans, may increase as a result of this feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate, provides that its scheduled payment will adjust less frequently than its mortgage rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage rate. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule thereby resulting in the accelerated amortization of the mortgage loan. Any related acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on the mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon:

     o whether the offered certificate was purchased at a premium or a discount; and

     o the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on the certificate, or, in the case of a stripped interest certificate, delay or accelerate the amortization of its notional amount.

     For additional information on the effects of negative amortization on the yield of certificates, you should review the section titled "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which the holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of the losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses and shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion-- which may during specified periods range from none to all--of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of the series, may provide for distributions of principal. Distributions may be provided from:

     o amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates;

     o    Excess Funds; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of the certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of any of the foregoing sources would have any material effect on the rate at which the certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, under the circumstances and in the manner set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of the certificates and, if the certificates were purchased at premium, reduce the yield on those certificates.


                                 THE DEPOSITOR

     We are Bear Stearns Commercial Mortgage Securities Inc., a Delaware corporation organized on April 20, 1987, and we function as the depositor. Our primary business is to acquire mortgage loans, mortgage-backed securities and related assets and sell interests therein or bonds secured thereby. We are an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 245 Park Avenue, New York, New York 10167. Our telephone number is (212) 272-2000. We do not have, nor do we expect in the future to have, any significant assets.



                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by us to the purchase of trust assets or will be used by us for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.



                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of any series, may consist of one or more classes of certificates that, among other things:

     o provide for the accrual of interest thereon at a fixed, variable or adjustable rate;

     o are senior or subordinate to one or more other classes of certificates in entitlement to distributions on the certificates;

     o    are stripped principal certificates;

     o    are stripped interest certificates;

     o provide for distributions of interest or principal that commence only after the occurrence of some events, such as the retirement of one or more other classes of certificates of the series;

     o provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster--and, in some cases, substantially faster--or slower--and, in some cases, substantially slower--than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o provide for distributions based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums and equity participations.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of some classes of stripped interest certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series, if issued as definitive certificates, may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with the transfer. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.


DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the related trustee or servicer on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor or by check mailed to the address of the certificateholder as it appears in the certificate register. Payment will be made by wire transfer if the certificateholder has provided the person required to make payments with wiring instructions, which may be provided in the form of a standing order applicable to all subsequent distributions, no later than the date specified in the related prospectus supplement, and, if so provided in the related prospectus supplement, the certificateholder holds certificates in the requisite amount or denomination specified therein. If the certificateholder does not provide any wiring instructions, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. The final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped principal certificates and some classes of residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates, other than some classes of accrual certificates, and other than any class of stripped principal certificates or residual certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the Accrued Certificate Interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. Reference to a notional amount with respect to a class of stripped interest certificates is solely for convenience in making appropriate calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of those certificates--one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity Considerations--Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans," exceed the amount of any sums--including, if and to the extent specified in the related prospectus supplement, all or a portion of the servicer's or special servicer's servicing compensation--that are applied to offset the amount of the shortfalls. The particular manner in which shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of--a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class.


DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of residual certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of the class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made from time to time and, if so provided in the related prospectus supplement, will be further reduced by any losses incurred in respect of the related mortgage assets allocated to these certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to them from time to time, and will be increased, in the case of a class of accrual certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest, reduced as described above. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable cut-off date, after application of scheduled payments due on or before the date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of the series who are entitled to receive those distributions until the certificate balances of the certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of one or more specified events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates--each such class is known as a controlled amortization class--may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates--each such class is known as a companion class--may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.


DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of equity participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series who are entitled in accordance with the provisions described in the prospectus supplement.


ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses or shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among classes of certificates.


ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, the amount may be advanced from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for the distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates who are entitled, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which the advances were made--as to any mortgage loan, more commonly known as related proceeds. Advances may also be reimbursed from other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those subordinate certificates. No advance will be required to be made by the servicer, a special servicer or the trustee if, in the good faith judgment of the servicer, a special servicer or the trustee, as the case may be, the advance would not be recoverable from related proceeds or another specifically identified source--any such advance is known as a nonrecoverable advance. If an advance was previously made by the servicer, a special servicer or the trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by the servicer, special servicer, trustee or other entity from excess funds in a certificate account, the servicer, special servicer, trustee or other entity, as the case may be, will be required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of the servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any related surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances made by that entity. Interest will be payable for the period that the advances are outstanding at the rate specified in the related prospectus supplement, and the entity making advances will be entitled to payment of interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related pooling and servicing agreement and prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.


REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, the servicer, the trustee, or such other party as may be specified in the related prospectus supplement, will forward or make available to each holder a distribution date statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

    1. the amount of distribution to holders of the class of offered certificates that was applied to reduce the certificate balance of those certificates;

    2. the amount of distribution to holders of the class of offered certificates that is allocable to Accrued Certificate Interest;

    3. the amount, if any, of distribution to holders of that class of offered certificates that is allocable to both prepayment premiums and payments on account of equity participations;

    4. the amount, if any, by which the distribution is less than the amounts to which holders of a class of offered certificates are entitled;

    5. if the related trust fund includes mortgage loans, the aggregate amount of advances included in the distribution;

    6. if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related servicer, and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer, and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

    7. information regarding the aggregate principal balance of the related mortgage assets on or about the distribution date;

    8. if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees, including specific identification of mortgage loans that are more than 60 days delinquent or in foreclosure;

    9. if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the related period. The related period is generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

   10. the certificate balance or notional amount, as the case may be, of each class of certificates, including any class of certificates not offered hereby, at the close of business on a distribution date, separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, in the event that Accrued Certificate Interest has been added to the balance;

   11. if a class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the applicable pass-through rate for the distribution date and, if determinable, for the next succeeding distribution date;

   12. the amount deposited in or withdrawn from any reserve fund on the distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on the distribution date;

   13. if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each instrument as of the close of business on the distribution date; and

   14. to the extent not otherwise reflected through the information furnished pursuant to subclauses 10 and 13 above, the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished pursuant to subclauses 1-3 above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of the minimum denomination. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of a series.

     Within a reasonable period of time after the end of each calendar year, the servicer or trustee for a series of certificates, as the case may be, will be required to furnish or make available to you at any time during the calendar year you were a holder of an offered certificate of a series a statement containing the information set forth in subclauses 1-3 above. The information will be aggregated for that calendar year or the applicable portion of that calendar year during which the person was a certificateholder. The obligation to furnish information to a certificateholder will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

     For other information regarding information provided to a certificateholder, you should review the section in the prospectus titled "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     If the trust fund for a series of certificates includes MBS, the ability of the related servicer, the trustee or such other party as may be specified in the applicable prospectus supplement, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received with respect to the MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date Statements that will be forwarded or made available to the holders of the offered certificates of that series in connection with distributions made to them.


VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     You will generally not have a right to vote, except with respect to required consents to some amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. For additional information, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of some events which if continuing would constitute an event of default on the part of the related servicer. For further information, you should also review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Events of Default," "--Rights upon Event of Default" and "--Resignation and Removal of the Trustee."


TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following:

     o the final payment or other liquidation of the last mortgage asset or the disposition of all property acquired upon foreclosure of any mortgage loan; and

     o the payment to the certificateholders of that series of all amounts required to be paid to them pursuant to that pooling and servicing agreement.

     Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in that prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in that prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the related class or classes.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of DTC, and each class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Internal Revenue Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with SEC.

     Purchases of book-entry certificates under DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. Your ownership interest of a book-entry certificate is in turn to be recorded on the direct and indirect participants' records. You will not receive written confirmation from DTC of your purchases, but you are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which you into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on your behalf. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     To facilitate subsequent transfer, all offered certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of offered certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of the distributions by participants to you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of each participant--and not of DTC, us as the depositor, any trustee or servicer--subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, you may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder, as the term is used in the related pooling and servicing agreement, will be the nominee of DTC, and you will not be recognized as certificateholders under the pooling and servicing agreement. You will be permitted to exercise your rights under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. We will be informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and some of you, your ability to pledge your interest in book-entry certificates to persons or entities that do not participate in DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to you or your nominees, rather than to DTC or its nominee, only if:

     o we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor; or

     o we, at our option, elect to terminate the book-entry system through DTC with respect to those certificates.

Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in our instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.


              DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS


GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include us, the trustee, the servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement may include a mortgage asset seller as a party, and a pooling and servicing agreement that relates to a trust fund that consists solely of MBS may not include the servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, our affiliate, or the mortgage asset seller or its affiliate, may perform the functions of servicer or special servicer. Any party to a pooling and servicing agreement may own certificates issued under that pooling and servicing agreement. However, except with respect to required consents to some amendments to a pooling and servicing agreement, certificates that are held by the servicer or a special servicer for the related series will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe some provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. If the related trust fund includes MBS, it will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of the provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate refers to all of the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. We will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to Bear Stearns Commercial Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167, Attention: James G. Reichek.


ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust fund. Unless otherwise specified in the related prospectus supplement, we will assign, or cause to be assigned, all principal and interest to be received on or with respect to those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for the series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund. The information will typically include the address of the related mortgaged property and type of the property; the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     We will deliver, or cause to be delivered, to the related trustee, or to a custodian appointed by the trustee, some loan documents with respect to each mortgage loan to be included in a trust fund. Unless otherwise specified in the related prospectus supplement, the loan documents will include the following:

     o the original mortgage note endorsed, without recourse, to the order of the trustee; and

     o the original Mortgage, or a certified copy, with evidence of recording and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will require that we or another party to the pooling and servicing agreement promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee, or a custodian appointed by the trustee, for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt. The trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee, or custodian, will be required to notify the servicer and us, and one of us will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon the occurrence of conditions, and/or within a specified period, specified in the pooling and servicing agreement, after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation. Neither we nor, unless it is the mortgage asset seller, the servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee, or to a custodian appointed by the trustee, because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the mortgage asset seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or a certified copy of that document.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, we will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, some representations and warranties covering, by way of example:

     o the accuracy of the information set forth for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

     o the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller. However, the warranting party may also be an affiliate of the mortgage asset seller, the servicer, a special servicer or another person acceptable to us, or us or our affiliate. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will provide that the servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects your interests. If a warranting party cannot cure the breach within a specified period following the date on which it was notified of that breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon some conditions and/or within a specified period after initial issuance of a series of certificates, to replace the related mortgage loan with one or more other mortgage loans. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to you or to the related trustee on your behalf for a breach of representation and warranty by a warranting party. Neither we nor the servicer, in either case unless we or the servicer is the warranting party, will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued. Consequently, those representations and warranties may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in a trust fund. The servicer will be required to follow collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in the trust fund and held for its own account, provided the procedures are consistent with:

     o the terms of the related pooling and servicing agreement and any related instrument of credit support included in the trust fund;

     o    applicable law; and

     o the servicing standard specified in the related pooling and servicing agreement and prospectus supplement.

     The servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in the trust fund various other customary functions of a servicer of comparable loans. These obligations include the following:

     o maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis;

     o managing, or overseeing the management of, mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, each of which is called an REO property; and

     o    maintaining servicing records relating to the mortgage loans.

Unless otherwise specified in the related prospectus supplement, the servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.

     For additional information regarding credit support, you should review the section in this prospectus titled "Description of Credit Support."


SUB-SERVICERS

     The servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers. However, unless otherwise specified in the related prospectus supplement, the servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be our affiliate or an affiliate of the servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between the servicer and a sub-servicer will provide that, if for any reason the servicer is no longer acting in that capacity, the trustee or any successor servicer may assume the servicer's rights and obligations under the sub-servicing agreement. The servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal of the sub-servicer to be in your best interest.

     Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay the sub-servicer's fees. Each sub-servicer will be reimbursed by the servicer that retained it for some expenditures which it makes, generally to the same extent the servicer would be reimbursed under a pooling and servicing agreement.

     For additional information regarding payment of fees and expenses to a sub-servicer, you should review the sections in this prospectus titled "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the servicer or another specified party. A special servicer for any series of certificates may be our affiliate or an affiliate of the servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of the servicer including the ability to appoint subservicers to the extent specified in the related prospectus supplement. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related prospectus supplement.


CERTIFICATE ACCOUNT

     General. The servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of the mortgage loans. Those certificate accounts will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account. The funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related servicer, special servicer or mortgage asset seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. Any entity that maintains a certificate account must comply with applicable rating agency standards. If permitted by the applicable rating agency or Agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related servicer or special servicer, if any, or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt, in the case of collections on or in respect of the mortgage loans, or otherwise as provided in the related pooling and servicing agreement, the following payments and collections received or made by the servicer, the trustee or any special servicer subsequent to the cut-off date, other than payments due on or before the cut-off date:

   1. all payments on account of principal, including principal prepayments, on the mortgage loans;

   2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the servicer or any special servicer as its servicing compensation or as compensation to the trustee;

   3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the servicer, or, if applicable, a special servicer, and/or the terms and conditions of the related Mortgage [collectively, insurance and condemnation proceeds] and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired with respect to the liquidation, by foreclosure or otherwise [collectively, liquidation proceeds] together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;


   4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";


   5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";


   6. any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds--MBS--Cash Flow Agreements";


   7. all proceeds of the purchase of any mortgage loan, or property acquired with respect to the liquidation, by us, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also liquidation proceeds);


   8. any amounts paid by the servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses";


   9. to the extent that any related item does not constitute additional servicing compensation to the servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations with respect to the mortgage loans;


  10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";


  11. any amount required to be deposited by the servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the certificate account; and


  12. any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the related prospectus supplement.


     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:


   1. to make distributions to you on each distribution date;


   2. to pay the servicer, the trustee or a special servicer any servicing fees not previously retained thereby, the payment to be made out of payments on the particular mortgage loans as to which the fees were earned;


   3. to reimburse the servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies", the reimbursement to be made out of amounts received that were identified and applied by the servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any instrument of credit support with respect to those mortgage loans;

   4. to reimburse the servicer, the trustee or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, the reimbursement to be made out of amounts that represent liquidation proceeds and insurance and condemnation proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which their fees were earned or their expenses were incurred or out of amounts drawn under any instrument of credit support with respect to the mortgage loans and properties;

   5. to reimburse the servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

   6. if and to the extent described in the related prospectus supplement, to pay the servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while the advances remain outstanding and unreimbursed;

   7. to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on the mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

   8. to reimburse the servicer, the special servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Some Matters Regarding the Servicer and the Depositor";

   9. if and to the extent described in the related prospectus supplement, to pay the fees of trustee;

  10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Regarding the Fees, Indemnities and Powers of the Trustee";

  11. if and to the extent described in the related prospectus supplement, to pay the fees of any provider of credit support;

  12. if and to the extent described in the related prospectus supplement, to reimburse prior draws on any instrument of credit support;

  13. to pay the servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

  14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

  15. if one or more elections have been made to treat the trust fund or its designated portions as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool";

  16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired with respect to a defaulted mortgage loan in connection with the liquidation of the mortgage loan or property;


  17. to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

  18. to make any other withdrawals permitted by the related pooling and servicing agreement and described in the related prospectus supplement; and

  19. to clear and terminate the certificate account upon the termination of the trust fund.


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard set forth in the related pooling and servicing agreement. However, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will not do the following:

     o affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     o in the judgment of the servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on that mortgage loan; and

     o adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the servicer also may agree to any other modification, waiver or amendment if, in its judgment,

     o a material default on the mortgage loan has occurred or a payment default is imminent;

     o the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     o the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related mortgaged property. In general, the special servicer for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take the other actions as are consistent with the servicing standard set forth in the pooling and servicing agreement. A significant period of time may elapse before the special servicer is able to assess the success of any related corrective action or the need for additional initiatives.

     The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged property in lieu of foreclosure, on your behalf may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related mortgaged property for a considerable period of time, and the mortgage loan may be restructured in the resulting bankruptcy proceedings. For additional information regarding the restructuring of a mortgage loan, you should review the Section in this prospectus titled "Legal Aspects of Mortgage Loans".

     A pooling and servicing agreement may grant to the servicer, a special servicer, a provider of credit support and/or the holder or holders of one or more classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments are delinquent. If the predetermined purchase price is insufficient to fully fund the entitlements of certificateholders to principal and interest, it will be so specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will require that the special servicer accept the highest cash bid received from any person, including itself, us or any affiliate of either of us or any certificateholder, that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling and servicing agreement to be fair, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time do the following so long as it is consistent with the servicing standard:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related Mortgage;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the related mortgaged property.

     Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or an operator of the mortgaged property within the meaning of some federal environmental laws. The special servicer may do so only if the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that:

     o either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking the actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions; and

     o there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if the circumstances or conditions are present for which any related action could be required, taking the actions with respect to the mortgaged property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions.

     For additional information regarding environmental risks associated with mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Environmental Risks".

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which one or more REMIC elections have been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property within three years of acquisition, unless one of the following events occurs:

     o the Internal Revenue Service grants an extension of time to sell the property or

     o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund or any of its designated portions to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

     Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for the property. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage that mortgaged property in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan and the aggregate amount of reimbursable expenses incurred by the special servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of liquidation proceeds to you. The reimbursement amount will represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the special servicer will not be required to expend its own funds to effect the restoration unless, and to the extent not otherwise provided in the related prospectus supplement, it determines:

     o that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

     o that the expenses will be recoverable by it from related insurance and condemnation proceeds or liquidation proceeds.


HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related Mortgage. Alternatively, if the Mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the hazard insurance policy coverage should be consistent with the requirements of the servicing standard. Unless otherwise specified in the related prospectus supplement, the hazard insurance policy coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the servicer under any policy will be deposited in the related certificate account. Amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and mortgage note will be otherwise distributed. The pooling and servicing agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If a blanket policy contains a deductible clause, the servicer will be required, in the event of a casualty covered by that blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for the deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Nevertheless, most of the policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits its holder to require, that type of coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of:


     o    the replacement cost of the improvements less physical depreciation;
          and

     o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the servicer will determine whether to exercise any right the trustee may have under any related provision in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.

     For additional information regarding due-on-sale and due-on-encumbrance clauses relating to mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, the servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer's compensation with respect to a series of certificates will come from payments or other collections on or with respect to specially serviced mortgage loans and REO Properties. Because compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, the servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation some expenses incurred in connection with the administration of the related trust fund. Those expenses may include, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Some other expenses, including some expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls. For further information regarding prepayment interest shortfalls, you should review the section in the prospectus titled "Yield and Maturity Considerations--Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans".


EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will require, on or before a specified date in each year, the servicer to cause a firm of independent public accountants to furnish to the trustee a statement. The statement should provide that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the servicer of mortgage loans under pooling and servicing agreements substantially similar to each other, which may include the pooling and servicing agreement, was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, neither the Audit Program for Mortgages serviced for FHLMC, nor paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each pooling and servicing agreement will also require, on or before a specified date in each year, the servicer to furnish to the trustee a statement signed by one or more officers of the servicer to the effect that the servicer has fulfilled its material obligations under the applicable pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.


SOME MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The entity serving as servicer under a pooling and servicing agreement may be our affiliate and may have other normal business relationships with us or our affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will permit the servicer to resign from its obligations only upon the following conditions:


     o the appointment of, and the acceptance of the appointment by, a successor to it and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by the rating agency to any class of certificates of the series; or


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

     o a determination that the servicer's obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

     No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicer, any special servicer, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment. However, none of the servicer, us or any other person will be protected against any of the following:

     o breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o any expense or liability that that person is specifically required to bear pursuant to the terms of the pooling and servicing agreement; and

     o any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties or by reason of reckless disregard of the obligations and duties.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement or the related series of certificates. However, indemnification will not extend to any loss, liability or expense:

     o that the person is specifically required to bear pursuant to the terms of the agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to the pooling and servicing agreement;

     o those that are incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o that are incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling and servicing agreement, or by reason of reckless disregard of the obligations or duties; or

     o that are incurred in connection with any violation of any state or federal securities law.

     In addition, each pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. However, each of the servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the servicer or the depositor, as the case may be, will be entitled to charge the related certificate account for those expenses, costs and liabilities.


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

     Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the related pooling and servicing agreement.


EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, events of default under the related pooling and servicing agreement will include the following:

     o any failure by the servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series;

     o any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related pooling and servicing agreement, which failure continues unremedied for sixty days after written notice of the failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series; and

     o some events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the servicer and some actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add to it or shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the servicer under a pooling and servicing agreement and remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. Upon termination of the servicer's rights and obligations, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. However, if the servicer is required to make advances under the pooling and servicing agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make the advances. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may, or, at the written request of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, it will be required to, appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that, unless otherwise provided in the related prospectus supplement, is acceptable to each applicable rating agency to act as successor to the servicer under the pooling and servicing agreement. Pending appointment of a successor, the trustee will be obligated to continue to act in that capacity.

     You will not have the right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement. You may do so only if the following conditions have been met:


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

     o you previously have given to the trustee written notice of default and other certificateholders of the same series entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series shall have made written request upon the trustee to institute the proceeding in its own name as trustee;

     o    you shall have offered to the trustee reasonable indemnity; and

     o the trustee for sixty days, or the other period specified in the related prospectus supplement, shall have neglected or refused to institute any related proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT

     Each pooling and servicing agreement may be amended by the respective parties to it, without your consent, to do the following:

     o    to cure any ambiguity;

     o to correct a defective provision therein or to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement;

     o to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions;

     o    to comply with any requirements imposed by the Internal Revenue Code;
          or

     o for any other purpose; provided that the amendment, other than an amendment for the specific purpose referred to in clause 4 above, may not, as evidenced by an opinion of counsel to the effect satisfactory to the trustee, adversely affect in any material respect your interests; and provided further that the amendment, other than an amendment for one of the specific purposes referred to in clauses 1 through 4 above, must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by the respective parties to the pooling and servicing agreement, with the consent of the holders of the related series of certificates entitled to not less than 51%, or another percentage specified in the related prospectus supplement, of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, no amendment may:

     o reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any Certificate without the consent of the holder of that certificate;

     o adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in the immediately preceding clause, without the consent of the holders of all certificates of that class; or

     o modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     However, unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have


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

received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or any of its designated portions, to fail to qualify as a REMIC at any time that the related certificates are outstanding.


LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford the certificateholders access during normal business hours to the most recent list of certificateholders of that series held by the person. If the list is of a date more than 90 days prior to the date of receipt of the certificateholders' request, then the person, if not the registrar for that series of certificates, will be required to request from the registrar a current list and to afford the requesting certificateholders access to it promptly upon receipt.


THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with us or our affiliates and with any servicer or special servicer and its affiliates. If and to the extent specified under the related pooling and servicing agreement, some functions of the trustee may be performed by a fiscal agent under some circumstances.


DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage loan or related document. The trustee will not be accountable for the use or application by or on behalf of the servicer for that series of any funds paid to the servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the pooling and servicing agreement.


REGARDING THE FEES, INDEMNITIES AND POWERS OF THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series. The trustee may be indemnified for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. However, the indemnification will not extend to any loss, liability or expense that:

     o constitutes a specific liability imposed on the trustee pursuant to the related pooling and servicing agreement,

     o constitutes loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties or by reason of its reckless disregard of its obligations or duties; or


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

     o may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any other agent or attorney appointed by it with due care.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice to us. Upon receiving a notice of resignation, we, or any other person as may be specified in the related prospectus supplement, will be required to use our best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as the under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series may at any time, with cause, or if so specified in the related prospectus supplement, without cause, remove the trustee under the related pooling and servicing agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.


                         DESCRIPTION OF CREDIT SUPPORT


GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any instrument of credit support may provide credit enhancement for more than one series of certificates to the extent described in that instrument.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by the credit support, you will bear the share of deficiencies allocable to your certificates. Moreover, if an instrument of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that that credit support will be exhausted by the claims of the holders of certificates of one or more other series before they receive their intended share of the credit support coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates, the related prospectus supplement will include a description of the following:

     o    the nature and amount of coverage under the credit support;

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

     o any conditions to payment thereunder not otherwise described in this prospectus;

     o the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o    the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth some information with respect to the obligor under any instrument of credit support, including the following:

     o    a brief description of its principal business activities;

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

     o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement.


SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.


CROSS-SUPPORT PROVISIONS

     If the mortgage loans or mortgage backed securities in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans or mortgage backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or mortgage backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.


INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for some default risks by insurance policies or guarantees. To the extent deemed by us to be material, a copy of each instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off


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

date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any related letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any insurance policies and/or surety bonds. A copy of any insurance policy or surety bond will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or some classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds. Cash, a letter of credit, permitted investments, a demand note or a combination of the following will be deposited into the reserve funds, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against some types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to that reserve fund. However, any reinvestment income or gain from investments may be payable to any related servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.


CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each credit support instrument, the information indicated above, to the extent the information is material and available.


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                        LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

     For additional information regarding legal aspects of mortgage loans, you should review the section in this prospectus titled "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, the term mortgage loan includes a mortgage loan underlying an MBS.


GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as mortgages. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor, the borrower and usually the owner of the subject property, and a mortgagee, the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor, the borrower, conveys title to the real property to the grantee, the lender, generally with a power of sale, until the time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, some federal laws, including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, and, in some deed of trust transactions, the directions of the beneficiary.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.


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     In most states, hotel and motel room revenues are considered accounts receivable under the UCC; in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of its security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default.

     For additional information regarding foreclosure action with respect to revenue from income-producing properties, you should also review the section in the prospectus titled "--Bankruptcy Laws".


PERSONAL PROPERTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.


FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary from State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Public sales of mortgaged property are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Some Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on the principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue


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oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code and, therefore, could be rescinded in favor of the bankrupt's estate, if:

     o    the foreclosure sale was held while the debtor was insolvent; and

     o the price paid for the foreclosed property did not represent (reasonably equivalent value).

Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure.

     Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the


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property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make any repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at some types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     For additional information regarding environmental costs associated with a mortgaged property, you should review the section in this prospectus titled "--Environmental Risks".

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by the holders.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays


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only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.


LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened under some circumstances such as the following:

     o if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o if the ground lease permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o if the ground lease contains some other protective provisions typically included in a mortgageable ground lease.

     The ground leases that secure the mortgage loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the following:

     o the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease;

     o the right of the leasehold mortgagee to cure the defaults, with adequate cure periods;

     o if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise;

     o the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and


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     o    the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

     In addition to the foregoing protections, a leasehold mortgagee may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case, although this provision may not be enforceable. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, such a provision may not be enforceable. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although some rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.


COOPERATIVE SHARES

     Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. The loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency.

     For additional information regarding payment of deficiencies, you should review the sections in this prospectus titled "--Anti-Deficiency Legislation".


BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the


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Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided some substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the outstanding amount of the secured loan may be reduced to the then-current value of the property, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, a reduction in the rate of interest and/or an alteration of the repayment schedule and an extension (or shortening) of the term to maturity. The lien of the lender may be transferred to other collateral or collateral may be released from the lien of the lender. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses. A trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of the sale.

     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition rents and hotel revenues, unless a bankruptcy court orders to the contrary based on the equities of the case. Thus, if the borrower has executed an assignment of leases, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute cash collateral under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties is adequately protected. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

     Bankruptcies of tenants of the mortgaged properties could have an adverse impact on the borrowers' ability to meet their obligations. For example, rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or some other similar events. In addition, there is an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of the remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

     A trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. Moreover, the claim of a lessor for the damages from the termination of a lease of real property will be limited to the sum of:


   1. the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the leased property was surrendered; and


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     2. any unpaid rent due under that lease, without acceleration, on the earlier of those dates.

     If a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision in that executory contract or unexpired lease or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes the following:

     o adequate assurance of the source of rent due under the lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease,

     o that any percentage rent due under the lease will not decline substantially;

     o that the assumption and assignment of the lease is subject to all the provisions in that lease, including, but not limited to, provisions such as a radius, location, use or exclusivity provision, and will not breach any provision contained in any other lease, financing agreement, or master agreement relating to that shopping center; and

     o that the assumption or assignment of the lease will not disrupt the tenant mix or balance in that shopping center.

     Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee.

     If a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat that lease as terminated by that rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term of the lease and for any renewal or extension of that term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease, for the balance of the term after the date of rejection of the lease and any renewal or extension thereof, the value of any damages occurring after the date of rejection caused by the nonperformance of any obligation of the lessor after that date.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the related trust fund. Payments may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a fraudulent conveyance, regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent or otherwise meets the statutory criteria for fraudulent transfer.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In some circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to some tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.


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

     Pursuant to the doctrines of substantive consolidation or piercing the corporate veil, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property that is ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. The application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the certificateholders.

     For each mortgagor that is described as a special purpose entity, single purpose entity or bankruptcy-remote entity in the prospectus supplement, the activities that may be conducted by the mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of that mortgagor. The activities of the mortgagor are restricted in a manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against that mortgagor remote, and that mortgagor has been organized and is designed to operate in a manner that makes it reasonably likely that its separate existence will be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of that mortgagor. However, we make no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.


ENVIRONMENTAL RISKS

     A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the mortgage loans. The environmental risks may give rise to:

     o a diminution in value of property securing a mortgage loan or the inability to foreclose against the property; or

     o in some circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan.

     Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of the mortgage for any mortgage loan may lose its priority to that type of lien.

     Under the federal Comprehensive Response Compensation and Liability Act, a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, or PRPs, including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. A 1990 decision of the United States Court of Appeals for the Eleventh Circuit, United States v. Fleet Factors Corp., 901 F.2d 1550 (11th Cir. 1990), narrowly construed the security interest exemption under CERCLA to hold lenders liable if they had the capacity to influence their borrower's management of hazardous waste. In response to the Fleet Factors case, the Environmental Protection Agency promulgated a rule in 1992 intended to reduce interpretive uncertainties that surrounded the scope of the secured lender exemption to liability under CERCLA. The rule, which the EPA stated would be entitled to deference in CERCLA cost recovery actions brought against lenders by private parties, clarified the scope of the secured creditor exemption and identified specific types of actions that, if taken by a lender, would preclude application of the exemption. In the decision of Kelley v. EPA, 15 F.3d 1100 (D.C. Cir. 1994), the Court of Appeals for the District of Columbia vacated the EPA's lender liability rule. On September 30, 1996,


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President Clinton signed into law the "Asset Conservation, Lender Liability and
Deposit Insurance Protection Act of 1996," which substantially protects lenders and fiduciaries from liability for the environmental obligations of borrowers and beneficiaries. The Asset Conservation Act includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Environment clean-up costs may be substantial. It is possible that environmental clean-up costs could become a liability of the related trust fund and occasion a loss to certificateholders if remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that the costs of remediating hazardous substance contamination at a property could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of such a loss, and unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will provide that the servicer, acting on behalf of the related trust fund, may not acquire title to a mortgaged property or take over its operation unless the servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans". There can be no assurance that any environmental site assessment obtained by the servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail some expense.


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     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. The disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce the clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982, effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans made after the effective date of the Garn Act are enforceable, within some limitations, as set forth in the Garn Act and the regulations promulgated thereunder, the servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, regardless of the servicer's ability to demonstrate that a sale threatens its legitimate security interest.


SUBORDINATE FINANCING

     Some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


ADJUSTABLE RATE LOANS

     The laws of some states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In that event, the related trust fund will not be deemed to be a holder in due course within the meaning of the UCC and may take a mortgage note subject to restrictions on the ability to foreclose and to contractual defenses available to a mortgagor.


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APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, provides that state usury limitations shall not apply to some types of residential (including multifamily) first mortgage loans originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust fund unless:

     o the mortgage loan provides for an interest rate, discount points and charges as are permitted under the laws of the state; or

     o the mortgage loan provides that the terms of that mortgage loan are to be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, we cannot give you any information as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates. The shortfalls would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any instrument of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three-month period thereafter. Thus, in the event a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.


TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulation of the condominium association. Mortgaged properties which are hotels or motels may present additional risk to the lender in that:


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     o    hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     o the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, mortgaged properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable" within the meaning of the ADA. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portion is readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, the crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties known to have an alleged interest in the property, including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it established that:

     o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     o the lender was, at the time of execution of the mortgage, reasonably without cause to believe that the property was used in, or purchased with the proceeds of, activities proscribed by the Racketeer Influenced and Corrupt Organizations statute.

     In addition, there may be other state or municipal laws providing for forfeiture of mortgaged properties.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any related change or interpretation could


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apply retroactively. This discussion reflects the applicable provisions of the
Internal Revenue Code of 1986, as amended, as well as the REMIC regulations promulgated by the U.S. Department of Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets, and, where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a holder or certificateholder in this discussion generally mean the beneficial owner of a certificate.


FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

     General. With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Internal Revenue Code
Section 860D. A trust fund or any of its portions as to which a REMIC election will be made will be referred to as a REMIC pool. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as REMIC certificates and will consist of one or more classes of regular certificates and one class of residual certificates in the case of each REMIC pool. Qualification as a REMIC requires ongoing compliance with some conditions. With respect to each series of REMIC certificates, Shearman & Sterling, our counsel, has advised us that in the firm's opinion, assuming:

     o    the making of such an election;

     o    compliance with the pooling and servicing agreement; and

     o compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury regulations thereunder,

each REMIC pool will qualify as a REMIC. The regular certificates will be considered to be "regular interests" in the REMIC pool within the meaning of Internal Revenue Code Section 860D and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificates will be considered to be "residual interests" in the REMIC pool within the meaning of Internal Revenue Code Section 860D. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made with respect to the related trust fund, in which event references to REMIC or REMIC pool herein shall be deemed to refer to each such REMIC pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as either a financial asset securitization investment trust, or FASIT, a grantor trust for federal income tax purposes.

     For additional information regarding federal income tax consequences on the certificates, you should also review the sections in this prospectus titled "--Federal Income Tax Consequences for FASIT Certificates" and "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made."

     Status of REMIC Certificates. REMIC certificates held by a domestic building and loan association will constitute a regular or residual interest in a REMIC within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property," such as single family or multifamily properties, but not commercial properties, within the meaning of Internal Revenue Code
Section 7701(a)(19)(C)(v) or as other assets described in Internal Revenue Code
Section 7701(a)(19)(C), and otherwise will not qualify for the treatment. REMIC certificates held by a real estate investment trust will constitute real estate assets within the meaning of Internal Revenue Code Section 856(c)(4)(A). Interest on the regular certificates and income with respect to residual certificates will be considered interest on obligations secured by mortgages on real property or on interests in real property within the meaning of Internal Revenue


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

Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC pool would be so treated. If at all times 95% or more of the assets of the REMIC pool qualify for each of the foregoing respective treatments, the REMIC certificates will qualify for the corresponding status in their entirety. For purposes of Internal Revenue Code Section 856(c)(4)(A), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC certificates qualify for the treatment. Where two REMIC pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down mortgage loans, it is possible that the percentage of the assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Internal Revenue Code
Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related Buy-Down Funds. REMIC certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Internal Revenue Code Section 851(b)(3)(A)(i). REMIC certificates held by some financial institutions will constitute an evidence of indebtedness within the meaning of Internal Revenue Code Section 582(c)(1). The Small Business Job Protection Act of 1996 repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of qualifying real property loans in former Internal Revenue Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that the institutions must recapture a portion of their existing bad debt reserves is suspended if a certain portion of their assets is maintained in residential loans under Internal Revenue Code Section 7701(a)(19)(C)(v), but only if the loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any Series meeting this requirement, and no representation is made in this regard.

     Qualification as a REMIC. In order for the REMIC pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC pool with the requirements set forth in the Internal Revenue Code. The REMIC pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC pool, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of issuance of the REMIC certificates, and at all times thereafter, may consist of assets other than qualified mortgages and permitted investments. The REMIC regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide reasonable arrangements to prevent its residual interest from being held by Disqualified Organizations and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series will contain a provision designed to meet this requirement.

     For further information, you should review the section in this prospectus titled "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates or is purchased by the REMIC pool within a three-month period thereafter pursuant to a fixed price contract in effect on the startup day.

     Qualified mortgages include the following:

     o    whole mortgage loans, such as the mortgage loans;

     o certificates of beneficial interest in a grantor trust that holds mortgage loans, including some of the MBS;

     o regular interests in another REMIC, such as MBS issued by a trust as to which a REMIC election has been made;


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

     o    loans secured by timeshare interests; and

     o loans secured by shares held by a tenant stockholder in a cooperative housing corporation.

     However, in general:

     o the fair market value of the real property securing the mortgage (including any buildings and structural components) must be at least 80% of the principal balance of the related mortgage loan or of the mortgage loan underlying any related MBS either at origination of the relevant loan or as of the startup day, an original loan-to-value ratio of not more than 125% with respect to the real property securing the mortgage; or

     o substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the first bullet point of the preceding sentence as of the date of the last the modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the startup day and that is received either:

     o in exchange for any qualified mortgage within a three-month period thereafter; or

     o in exchange for a mortgage loan that is a defective obligation, as defined immediately below, within a two-year period thereafter.

     A defective obligation includes the following:

     1. a mortgage in default or as to which default is reasonably foreseeable;

     2. a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

     3.   a mortgage that was fraudulently procured by the mortgagor; and

     4. a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in clause 4 in the immediately preceding sentence that is not sold or, if within two years of the startup day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period. A qualified mortgage also includes any regular interest in a FASIT transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates, or purchased by the REMIC pool within three months after the startup day pursuant to a fixed price contract in effect on the startup day, provided that at least 95% of the value of the FASIT assets is at all times attributable to obligations principally secured by interests in real property and which are transferred to, or purchased by, a REMIC as provided in this sentence.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the REMIC pool to provide for payments of expenses of the REMIC pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and some other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on


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

the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced promptly and appropriately as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC pool in connection with the default or imminent default of a qualified mortgage. They are generally held beyond the close of the third calendar year following the acquisition of the property by a REMIC pool for not more than two years, with possible extensions granted by the Internal Revenue Service of up to an additional four years.

     In addition to the foregoing requirements, the various interests in a REMIC pool also must meet some requirements. All of the interests in a REMIC pool must be either of the following:

     o    one or more classes of regular interests; or

     o a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC pool that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC pool other than a regular interest that is issued on the startup day and that is designated as a residual interest. An interest in a REMIC pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC pool or prepayment interest shortfalls. Accordingly, the regular certificates of a series will constitute one or more classes of regular interests, and the residual certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC pool, fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the regular certificates may be treated as equity interests therein. The Internal Revenue Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC pool would occur absent regulatory relief. You should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC pool's income for the period of time in which the requirements for REMIC status are not satisfied.


TAXATION OF REGULAR CERTIFICATES

     General. In general, interest, original issue discount and market discount on a regular certificate will be treated as ordinary income to a holder of the regular certificate as they accrue, and principal payments on a regular certificate will be treated as a return of capital to the extent of the regular certificateholder's basis in the regular certificate allocable to it. Regular certificateholders must use the accrual method of accounting with regard to regular certificates, regardless of the method of accounting otherwise used by the regular certificateholders.

     Original Issue Discount. Accrual certificates and principal-only certificates will be, and other Classes of regular certificates may be, issued with original issue discount within the meaning of


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Internal Revenue Code Section 1273(a). Holders of any Class of regular certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996, under Internal Revenue Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular certificateholders should be aware, however, that the OID regulations do not adequately address some issues relevant to repayable securities, such as the regular certificates. To the extent the issues are not addressed in the regulations, we intend to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID regulations. Moreover, the OID regulations include an anti-abuse rule allowing the Service to apply or depart from the OID regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. You are advised to consult your own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the regular certificates.

     Each regular certificate, except to the extent described below with respect to a regular certificate on which principal is distributed by random lot, will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular certificateholder's income. The total amount of original issue discount on a regular certificate is the excess of the stated redemption price at maturity of the regular certificate over its issue price. The issue price of a Class of regular certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of regular certificates of that class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID regulations, we intend to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by us as the fair market value of that Class as of the issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate, unless the regular certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a regular certificate always includes the original principal amount of the regular certificate, but generally will not include distributions of stated interest if the interest distributions constitute qualified stated interest. Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate, as described below, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a regular certificate, it is possible that no interest on any Class of regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the regular certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon. Likewise, we intend to treat an interest only class, or a class on which interest is substantially disproportionate to its principal amount as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this


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

purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. The Conference Committee Report to the 1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. The prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the regular certificate is held as a capital asset. However, under the OID regulations, regular certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.

     For additional information regarding an election to treat interest under the constant yield method, you should review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method."

     A regular certificateholder generally must include in gross income for any taxable year the sum of the daily portions, as defined below, of the original issue discount on the regular certificate accrued during an accrual period for each day on which it holds the regular certificate, including the date of purchase but excluding the date of disposition. We will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each regular certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the regular certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. Other than as discussed below with respect to a random lot certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     (a)  the sum of:

          o the present value of all of the remaining distributions to be made on the regular certificate as of the end of that accrual period that are included in the regular certificate's stated redemption price at maturity; and

          o the distributions made on the regular certificate during the accrual period that are included in the regular certificate's stated redemption price at maturity;

   over:

     (b) the adjusted issue price of the regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     o    the yield to maturity of the regular certificate at the issue date;

     o events, including actual prepayments, that have occurred prior to the end of the accrual period; and

     o    the prepayment assumption.

     For these purposes, the adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate, increased by the aggregate amount of original issue discount with respect to the regular certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular certificate's stated redemption price at maturity that were made on the regular certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the


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number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a regular certificateholder generally will increase to take into account prepayments on the regular certificates as a result of prepayments on the mortgage loans that exceed the prepayment assumption. The daily portions generally will decrease, but not below zero for any period, if the prepayments are slower than the prepayment assumption. An increase in prepayments on the mortgage loans with respect to a series of regular certificates can result in both a change in the priority of principal payments with respect to some classes of regular certificates and either an increase or decrease in the daily portions of original issue discount with respect to the regular certificates.

     In the case of a random lot certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the original issue discount accruing on each random lot certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any random lot certificate, or portion of the unpaid principal balance:

     o the remaining unaccrued original issue discount allocable to the Certificate, or to the portion, will accrue at the time of the distribution; and

     o the accrual of original issue discount allocable to each remaining certificate of that class, or the remaining unpaid principal balance of a partially redeemed random lot certificate after a distribution of principal has been received, will be adjusted by reducing the present value of the remaining payments on the class and the adjusted issue price of that class to the extent attributable to the portion of its unpaid principal balance that was distributed.

We believe that the foregoing treatment is consistent with the pro rata prepayment rules of the OID regulations, but with the rate of accrual of original issue discount determined based on the prepayment assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

     Acquisition Premium. A purchaser of a regular certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method."

     Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally:

     o the issue price does not exceed the original principal balance by more than a specified de minimis amount; and

     o the interest compounds or is payable at least annually at current values of:

          o    one or more qualified floating rates;

          o    a single fixed rate and one or more qualified floating rates;

          o    a single objective rate; or

          o a single fixed rate and a single objective rate that is a qualified inverse floating rate.

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

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, or where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all the qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not within the control of the issuer or a related party or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of regular certificates may be issued under this Prospectus that does not have a variable rate under the OID regulations. For example, a class may be issued that bears different rates at different times during the period it is outstanding such that it is considered significantly front-loaded or back-loaded within the meaning of the OID regulations. It is possible that the class may be considered to bear contingent interest within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to regular certificates. However, if final regulations dealing with contingent interest with respect to regular certificates apply the same principles as the OID regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest regular certificates as ordinary income. You should consult your tax advisors regarding the appropriate treatment of any regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC regulations, a regular floating-rate certificate qualifies as a regular interest in a REMIC if:

     o it bears a rate that qualifies as a variable rate under the OID regulations:

          o that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of the rate (plus or minus a specified number of basis points); or

          o that represents a weighted average of rates on some or all of the mortgage loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC regulations, including the rate that is subject to one or more caps or floors;

or:

     o it bears one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

     Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate, or, if different, the value of the applicable variable rate as of the pricing date, for the relevant Class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable


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interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID regulations, unless required otherwise by applicable final regulations, we intend to treat regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial teaser rates cause sufficiently back-loaded interest to create more than de minimis original issue discount. The yield on the regular certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial teaser rates followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date, or possibly the issue date, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the regular certificates.

     Deferred Interest. Under the OID regulations, all interest on a regular certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity. Accordingly, any Deferred Interest that accrues with respect to a class of regular certificates may constitute income to the holders of those regular certificates prior to the time distributions of cash with respect to the Deferred Interest are made.

     Market Discount. A purchaser of a regular certificate also may be subject to the market discount rules of Internal Revenue Code Sections 1276 through 1278. Under these Internal Revenue Code sections and the principles applied by the OID regulations in the context of original issue discount, market discount is the amount by which the purchaser's original basis in the regular certificate:

     o is exceeded by the then-current principal amount of the regular certificate; or

     o in the case of a regular certificate having original issue discount, is exceeded by the adjusted issue price of the regular certificate at the time of purchase.

The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the regular certificate as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any related distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption.

     The Conference Committee Report to the 1986 Act provides that until the Treasury regulations are issued, market discount would accrue either:

     o    on the basis of a constant interest rate or

     o in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of the period, or in the case of a regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

     The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular certificate over the interest distributable on that certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the regular certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by that regular certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the election may be deemed to be made.

     Market discount with respect to a regular certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of that regular certificate multiplied by the weighted average maturity of the regular certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium. A regular certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular certificateholder holds the regular certificate as a capital asset within the meaning of Internal Revenue Code
Section 1221, the regular certificateholder may elect under Internal Revenue Code Section 171 to amortize the premium under the constant yield method. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Internal Revenue Code Section 171 on installment obligations such as the regular certificates, although it is unclear whether the alternatives to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a regular certificate rather than as a separate deduction item.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Internal Revenue Code Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a regular certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

     o interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

     o the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. You should consult your own tax advisors regarding the advisability of making such an election.

     Sale or Exchange of Regular Certificates. If a regular certificateholder sells or exchanges a regular certificate, the regular certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal the cost of the regular certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the regular certificate and reduced by amounts included in the stated redemption price at maturity of the regular certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular certificate realized by an investor who holds the regular certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular certificate has been held for the long-term capital gain holding period, currently more than one year. The gain will be treated as ordinary income in the following instances:

     o if a regular certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Internal Revenue Code
          Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction;

     o in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

     o    to the extent that the gain does not exceed the excess, if any, of:

          o the amount that would have been includible in the gross income of the holder if its yield on the regular certificate were 110% of the applicable Federal rate as of the date of purchase; over

          o the amount of income actually includible in the gross income of the holder with respect to the regular certificate.

     In addition, gain or loss recognized from the sale of a regular certificate by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c). Capital gains of some non-corporate taxpayers are subject to a lower maximum tax rate (28%) than ordinary income of those taxpayers (39.6%), and still a lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Treatment of Losses. Holders of regular certificates will be required to report income with respect to regular certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of regular certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, you are cautioned that while you may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt

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instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Internal Revenue Code Section 166. To the extent the rules of Internal Revenue Code Section 166 regarding bad debts are applicable, it appears that holders of regular certificates that are corporations or that otherwise hold the regular certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless. In general, holders of regular certificates that are not corporations and do not hold the regular certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the regular certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of regular certificates should be allowed a bad debt deduction at the time as the principal balance of any class or subclass of the regular certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or the class of regular certificates has been otherwise retired. The Service could also assert that losses on the regular certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating negative original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of regular certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the regular certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on regular certificates.

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income. Generally, the daily portions of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of residual certificates, and will not be taxed separately to the REMIC pool. The daily portions of REMIC taxable income or net loss of a residual certificateholder are determined by allocating the REMIC pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual certificateholders in proportion to their respective holdings of residual certificates in the REMIC pool on the day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except for the following:

     o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     o    all bad loans will be deductible as business bad debts; and

     o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular certificates. The REMIC pool's deductions include interest and original issue discount expense on the regular certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC pool and realized losses on the mortgage loans. The requirement that residual certificateholders report their pro rata share of taxable income or net loss of the REMIC pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a residual certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the regular certificates or income from amortization of issue premium on the regular certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC pool at a discount, and one or more of the mortgage loans is prepaid, the residual certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular certificates and the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those regular certificates on account of any unaccrued original issue discount relating to those regular certificates. When there is more than one class of regular certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates when distributions in reduction of principal are being made in respect of earlier classes of regular certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to the mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of regular certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular certificates, whereas to the extent that the REMIC pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, residual certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching or unrelated deductions against which to offset the income, subject to the discussion of excess inclusions below under "--Limitations on Offset or Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual certificateholder's after-tax rate of return. In addition, a residual certificateholder's taxable income during some periods may exceed the income reflected by the residual certificateholder for the periods in accordance with generally accepted accounting principles. You should consult your own accountants concerning the accounting treatment of your investment in residual certificates.

     Basis and Losses. The amount of any net loss of the REMIC pool that may be taken into account by the residual certificateholder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for that residual certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC pool reportable by the residual certificateholder and will be decreased, but not below zero, first, by a cash distribution from the REMIC pool and, second, by the amount of loss of the REMIC pool reportable by the residual certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the residual certificateholder as to whom the loss was disallowed and may be used by the residual certificateholder only to offset any income generated by the same REMIC pool.

     A residual certificateholder will not be permitted to amortize directly the cost of its residual certificate as an offset to its share of the taxable income of the related REMIC pool. However, that taxable income will not include cash received by the REMIC pool that represents a recovery of the REMIC pool's basis in its assets. The recovery of basis by the REMIC pool will have the effect of amortization of the issue price of the residual certificates over their life. However, in view of the possible acceleration of the income of residual certificateholders described above under "Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the residual certificates.


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

     A residual certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the REMIC pool's basis in its assets. The preamble to the REMIC regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of the residual interest to induce the transferee to acquire the interest, and residual certificateholders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a residual certificateholder (other than an original holder) in the residual certificate is greater that the corresponding portion of the REMIC pool's basis in the mortgage loans, the residual certificateholder will not recover a portion of the basis until termination of the REMIC pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC regulations currently in effect do not so provide.

     You should review the sections titled "--Treatment of Some Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC pool as a capital loss.


TREATMENT OF SOME ITEMS OF REMIC INCOME AND EXPENSE

     Although we intend to compute REMIC income and expense in accordance with the Internal Revenue Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that we will use for reporting income with respect to the mortgage loans and expenses with respect to the regular certificates, and different methods could result in different timing of reporting of taxable income or net loss to residual certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on regular certificates as described above under "Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "--Premium."

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC pool will constitute income to the REMIC pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under "Taxation of Regular Certificates--Deferred Interest."

     Market Discount. The REMIC pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after its transfer to the REMIC pool. The REMIC regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC pool, or its fair market value at the Closing Date, in the case of a retained class. In respect of mortgage loans that have market discount to which Internal Revenue Code
Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates--Market Discount."

     Premium. Generally, if the basis of the REMIC pool in the mortgage loans exceeds its unpaid principal balances, the REMIC pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess. As stated above, the REMIC pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices, or the fair market value of retained Classes, of the regular and residual interests in the REMIC pool


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

immediately after its transfer to the REMIC pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates--Premium," a REMIC pool that holds a mortgage loan as a capital asset under Internal Revenue Code
Section 1221 may elect under Internal Revenue Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Internal Revenue Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to the mortgage loans may be deductible in accordance with a reasonable method regularly employed by its holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.


LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a residual certificateholder will be subject to special treatment. That portion, referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for the quarterly period of:

     o 120% of the long-term applicable Federal rate that would have applied to the residual certificate, if it were a debt instrument, on the startup day under Internal Revenue Code Section 1274(d); multiplied by

     o the adjusted issue price of the residual certificate at the beginning of the quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that residual certificate prior to the beginning of the quarterly period. Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the residual certificates diminishes.

     The portion of a residual certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the residual certificateholder's return. However, net operating loss carryforwards are determined without regard to excess inclusion income. Further, if the residual certificateholder is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the residual certificateholder's excess inclusions will be treated as unrelated business taxable income of that residual certificateholder for purposes of Internal Revenue Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to some persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors", and its portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Some Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to some persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions, called thrift institutions, to use net operating losses and other allowable deductions to offset their excess inclusion income from residual certificates that have significant value within the meaning of the REMIC regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by thrift institutions since November 1, 1995.


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

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, alternative minimum taxable income for a residual certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a residual certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1996, unless a residual certificateholder elects to have the rules apply only to taxable years beginning after August 20, 1996.


TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     Disqualified Organizations. If any legal or beneficial interest in a residual certificate is transferred to a Disqualified Organization other than in connection with the formation of a REMIC pool, if the Disqualified Organization is required, pursuant to a binding contract, to sell that residual certificate, which sale occurs within seven days after the startup day, a tax would be imposed in an amount equal to the product of:

     o the present value of the total anticipated excess inclusions with respect to the residual certificate for periods after the transfer; and

     o the highest marginal federal income tax rate applicable to corporations.

The REMIC regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable Federal rate under Internal Revenue Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the residual certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the residual certificate is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity has excess inclusion income with respect to a residual certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of the amount of excess inclusions on the residual certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the residual certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     The pooling and servicing agreement with respect to a series of certificates will provide that no legal or beneficial interest in a residual certificate may be transferred unless the following occurs:

     o the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the residual certificate, is not a Disqualified Organization and is not purchasing the residual certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman on its behalf); and


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

     o the transferor provides a statement in writing to us and the trustee that it has no actual knowledge that the affidavit is false.

     Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each residual certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each residual certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related pooling and servicing agreement required under the Internal Revenue Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and we or the trustee may charge a fee for computing and providing the information.

     Noneconomic Residual Interests. The REMIC regulations would disregard some transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC pool. Under the REMIC regulations, a transfer of a noneconomic residual interest, as defined below, to a residual certificateholder, other than a residual certificateholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of the transfer:

     o the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

     o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     o the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

     o the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due.

The pooling and servicing agreement with respect to each series of certificates will require the transferee of a residual certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations." The transferor must have no actual knowledge or reason to know that the statements are false.

     Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has tax avoidance potential to a foreign person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless the transferee's income is effectively connected with the conduct of a trade or business within the United States or not otherwise subject to a withholding tax. A residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

     o the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer; and

     o the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a residual certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.


SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a residual certificate, the residual certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "Taxation of Residual Certificates--Basis and Losses," of the residual certificateholder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC pool, a residual certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC pool exceeds the adjusted basis on that distribution date. The income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC pool may be treated as a sale or exchange of a residual certificateholder's residual certificate, in which case, if the residual certificateholder has an adjusted basis in the residual certificateholder's residual certificate remaining when its interest in the REMIC pool terminates, and if the residual certificateholder holds the residual certificate as a capital asset under Internal Revenue Code Section 1221, then the residual certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a residual certificate will be treated as ordinary income if one or both of the following conditions are met:

     o if a residual certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the residual certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a residual certificate by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Internal Revenue Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a taxable mortgage pool (such as a non-REMIC owner trust) that is economically comparable to a residual certificate.

MARK-TO-MARKET REGULATIONS

     The Service has issued Mark-to-Market regulations under Internal Revenue Code Section 475 relating to the requirement that a securities dealer mark-to-market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that, for purposes of this mark-to-market requirement, a residual certificate is not treated as a security and thus may not be marked-to-market. The Mark-to-Market Regulations apply to all residual certificates acquired on or after January 4, 1995.


TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions. Income from some transactions by the REMIC pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual certificateholders, but rather will be taxed directly to the REMIC pool at a 100% rate. Prohibited transactions generally include:

   1. the disposition of a qualified mortgage other than pursuant to:

     o a substitution within two years of the startup day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the startup day;

     o    foreclosure, default or imminent default of a qualified mortgage;

     o    bankruptcy or insolvency of the REMIC pool; or

     o    qualified (complete) liquidation;

   2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC pool is permitted to hold;

   3. the receipt of compensation for services; or

   4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4), it is not a prohibited transaction to sell REMIC pool property to prevent a default on regular certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day. In general, the REMIC pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC pool after the startup day. Exceptions are provided for cash contributions to the REMIC pool made under the following circumstances:

     o    during the three months following the startup day;

     o    if made to a qualified reserve fund by a residual certificateholder;

     o    if in the nature of a guarantee;

     o    if made to facilitate a qualified liquidation or clean-up call; and

     o    if as otherwise permitted in Treasury regulations yet to be issued.

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

     Net Income from Foreclosure Property. The REMIC pool will be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as foreclosure property for a period of two years, with possible extensions of up to an additional four years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC pool.

     Liquidation of the REMIC Pool. If a REMIC pool adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of regular certificates and residual certificateholders within the 90-day period.

     Administrative Matters. The REMIC pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC pool's returns. Treasury regulations provide that, except where there is a single residual certificateholder for an entire taxable year, the REMIC pool will be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The residual certificateholder owning the largest percentage interest in the residual certificates will be obligated to act as tax matters person, as defined in the applicable Treasury regulations, with respect to the REMIC pool. Each residual certificateholder will be deemed, by acceptance of the residual certificates, to have agreed to:

     o the appointment of the tax matters person as provided in the preceding sentence; and

     o the irrevocable designation of the servicer as agent for performing the functions of the tax matters person.

     Limitations on Deduction of Some Expenses. An investor who is an individual, estate or trust will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, to the extent that the itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of the following:

     o 3% of the excess, if any, of adjusted gross income over $124,500 for the taxable year beginning in 1998 ($62,250 in the case of a married individual filing a separate return) (subject to adjustments for inflation in subsequent years); or

     o 80% of the amount of itemized deductions otherwise allowable for the year.

     In the case of a REMIC pool, the deductions may include deductions under Internal Revenue Code Section 212 for the servicing fee and all administrative and other expenses relating to the

REMIC pool, or any similar expenses allocated to the REMIC pool with respect to a regular interest it holds in another REMIC. Investors who hold REMIC certificates either directly or indirectly through some pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of residual certificates in the case of a REMIC pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of regular certificates, as well as holders of residual certificates, where regular certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC certificateholder's income, determined on a daily basis, bears to the income of all holders of regular certificates and residual certificates with respect to a REMIC pool. As a result, individuals, estates or trusts holding REMIC certificates, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or some other pass-through entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on regular certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on residual certificates. Unless otherwise indicated in the applicable prospectus supplement, all the expenses will be allocable to the residual certificates.

TAXATION OF SOME FOREIGN INVESTORS

     Regular Certificates. Interest, including original issue discount, distributable to regular certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons, will be considered portfolio interest and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person:

     o is not a 10-percent shareholder within the meaning of Internal Revenue Code Section 871(h)(3)(B) or a controlled foreign corporation described in Internal Revenue Code Section 881(c)(3)(C); and

     o provides the trustee, or the person who would otherwise be required to withhold tax from the distributions under Internal Revenue Code
          Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the regular certificate is a Non-U.S. Person. If the statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the regular certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment premiums distributable to regular certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a regular certificate.

     Residual Certificates. The Conference Committee Report to the 1986 Act indicates that amounts paid to residual certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to residual certificateholders may qualify as portfolio interest, subject to the conditions described in "--Regular Certificates" above, but only to the extent that:

     o the mortgage loans, including mortgage loans underlying MBS, were issued after July 18, 1984; and

     o the trust fund or segregated pool of assets therein, as to which a separate REMIC election will be made, to which the residual certificate relates, consists of obligations issued in registered form within the meaning of Internal Revenue Code Section 163(f)(1).


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

Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC pool will be, considered obligations issued in registered form. Furthermore, a residual certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an excess inclusion. See "Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income" for further information. If the amounts paid to residual certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to the Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, the amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the residual certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of some transfers having tax avoidance potential. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning residual certificates.


     Backup Withholding. Distributions made on the regular certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section 3406 of 31% on reportable payments (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the regular certificateholder complies with some reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the regular certificate, or the certificateholder is otherwise an exempt recipient under applicable provisions of the Internal Revenue Code. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the regular certificateholder's federal income tax liability.


     Reporting Requirements. Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the regular certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular certificates or beneficial owners who own regular certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of regular certificates. Holders through nominees must request information from the nominee.


     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC pool to each residual certificateholder by the end of the month following the close of each calendar quarter, 41 days after the end of a quarter under proposed Treasury regulations, in which the REMIC pool is in existence.


     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to residual certificateholders, furnished annually, if applicable, to holders of regular certificates, and filed annually with the Service concerning Internal Revenue Code Section 67 expenses (see "Limitations on Deduction of Some Expenses" above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to residual certificateholders, furnished annually to holders of regular certificates, and filed annually with the Service concerning the percentage of the REMIC pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates."


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

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE

 STANDARD CERTIFICATES

     General. In the event that no election is made to treat a trust fund or a segregated pool of assets therein with respect to a series of certificates that are not designated as stripped certificates, or as a REMIC, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the standard certificates, the holder of each standard certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its standard certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Premium and Discount--Recharacterization of Servicing Fees." Accordingly, the holder of a standard certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its standard certificate, including interest at the coupon rate on the mortgage loans, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the standard certificateholder's method of accounting. A standard certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own standard certificates, either directly or indirectly through some pass-through entities, will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, including deductions under Internal Revenue Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

     o 3% of the excess, if any, of adjusted gross income over $124,500 for the taxable year beginning in 1998 ($62,250 in the case of a married individual filing a separate return), subject to adjustments for inflation in subsequent years; or

     o 80% of the amount of itemized deductions otherwise allowable for the year.

As a result, investors holding standard certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the standard certificates with respect to interest at the pass-through rate on the standard certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of standard certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the stripped bond and stripped coupon rules of the Internal Revenue Code, as described below under "Stripped Certificates" and "--Premium and Discount--Recharacterization of Servicing Fees," respectively.

     Tax Status.

     Standard certificates will have the following status for federal income tax purposes:

   1. A standard certificate owned by a domestic building and loan association within the meaning of Internal Revenue Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that standard certificate is of the type described in the section of the Internal Revenue Code.


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

   2. A standard certificate owned by a real estate investment trust will be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(4)(A) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on the assets will be considered interest on obligations secured by mortgages on real property to the extent within the meaning of Internal Revenue Code Section 856(c)(3)(B).

   3. A standard certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Internal Revenue Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of qualified mortgages within the meaning of Internal Revenue Code Section 860G(a)(3).

     Premium and Discount

     Standard certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of standard certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a standard certificate will be determined generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Treatment of Some Items of REMIC Income and Expense--Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a standard certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Internal Revenue Code provisions or, under some circumstances, by the presence of teaser rates on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However, Internal Revenue Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a standard certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

     Market Discount. Standard certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," except that the ratable accrual methods described therein will not apply and it is unclear whether a prepayment assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.

     Recharacterization of Servicing Fees. If the servicing fee paid to the servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income


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

nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the standard certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation, known as excess servicing, will cause the mortgage loans to be treated under the stripped bond rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as stripped coupons and stripped bonds. Subject to the de minimis rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the standard certificates, and the original issue discount rules of the Internal Revenue Code would apply to its holder. While standard certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, the recharacterization should not have any significant effect upon the timing or amount of income reported by a standard certificateholder, except that the income reported by a cash method holder may be slightly accelerated.

     You should also review "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates. Upon sale or exchange of a standard certificate, a standard certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the standard certificate. In general, the aggregate adjusted basis will equal the standard certificateholder's cost for the standard certificate, increased by the amount of any income previously reported with respect to the standard certificate and decreased by the amount of any losses previously reported with respect to the standard certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for some financial institutions subject to the provisions of Internal Revenue Code Section 582(c), any related gain or loss would be capital gain or loss if the standard certificate was held as a capital asset. However, gain on the sale of a standard certificate will be treated as ordinary income:

     o if a standard certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the standard certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of some non-corporate taxpayers are subject to a lower


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          maximum tax rate (28%) than ordinary income of the taxpayers (39.6%)
          for property held for more than one year but not more than 18 months, and a still lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

 STRIPPED CERTIFICATES

     General. Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as stripped certificates. Stripped certificates include stripped interest certificates and stripped principal certificates as to which no REMIC election is made.

     The certificates will be subject to those rules if the following occur:

     o we or any of our affiliates retains, for its own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

     o the servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Certificates--Recharacterization of Servicing Fees" above); and

     o certificates are issued in two or more classes or subclasses representing the right to non-pro rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a stripped certificate will be considered to own stripped bonds with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or stripped coupons with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the stripped certificate's allocable share of the servicing fees paid to the servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "--Standard Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to stripped certificateholders, the servicing fees will be allocated to the stripped certificates in proportion to the respective entitlements to distributions of each class or subclass of stripped certificates for the related period or periods. The holder of a stripped certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Certificates--General," subject to the limitation described therein.

     Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of stripped certificates for federal income tax purposes is not clear in some respects at this time, particularly where the stripped certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, we have been advised by counsel that:

     o    the trust fund will be treated as a grantor trust under subpart E,
          Part 1 of subchapter J of the Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section 7701(i); and

     o each stripped certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Internal Revenue Code Section 1286, Internal Revenue Code Sections 1272 through 1275, and the OID regulations. While under Internal Revenue Code Section 1286 computations with respect to stripped certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID regulations state, in general, that two or more debt instruments


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

          issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The pooling and servicing agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 assume that a stripped certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of the stripped certificate would be treated as qualified stated interest under the OID regulations. Further pursuant to these final regulations the purchaser of the stripped certificate will be required to account for any discount as market discount rather than original issue discount unless either:

     o the initial discount with respect to the stripped certificate was treated as zero under the de minimis rule of Internal Revenue Code
          Section 1273(a)(3); or

     o no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any related market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in the computation.

     Status of Stripped Certificates. No specific legal authority exists as to whether the character of the stripped certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, our counsel has advised us that stripped certificates owned by applicable holders should be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Internal Revenue Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to stripped certificates should be considered to represent interest on obligations secured by mortgages on real property within the meaning of Internal Revenue Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for the treatment.

     Taxation of Stripped Certificates

     Original Issue Discount. Except as described above under "--General," each stripped certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a stripped certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the income. Based in part on the OID regulations and the amendments to the original issue discount sections of the Internal Revenue Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a stripped certificate, referred to in this discussion as a stripped certificateholder, in any taxable year likely will be computed generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a stripped certificate qualifying as a market discount obligation, as described above under "--General," the issue price of a stripped certificate will be the purchase price paid by each holder of a stripped certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the stripped certificate to the stripped certificateholder, presumably under the prepayment assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a stripped certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan


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

represented by the stripped certificateholder's stripped certificate. While the matter is not free from doubt, the holder of a stripped certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in the stripped certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the stripped certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are contingent within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the stripped certificates. However, if final regulations dealing with contingent interest with respect to the stripped certificates apply the same principles as the OID regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest stripped certificates as ordinary income. You should consult your tax advisors regarding the appropriate tax treatment of stripped certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a stripped certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the stripped certificateholder's adjusted basis in the stripped certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the stripped certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a stripped certificateholder other than an original stripped certificateholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More than One Class of Stripped Certificates. Where an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes the classes of stripped certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the stripped certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, the stripped certificateholder may be treated as the owner of any of the following:

     o one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

     o as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

     o a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to it.

     Alternatively, the holder of one or more classes of stripped certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of stripped certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Internal Revenue Code
Section 1286.

     Because of these possible varying characterizations of stripped certificates and the resultant differing treatment of income recognition, stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.


FEDERAL INCOME TAX CONSEQUENCES FOR FASIT CERTIFICATES

     If and to the extent set forth in the prospectus supplement relating to a particular series of certificates, an election may be made to treat the related trust fund or one or more segregated pools of assets therein as one or more financial asset securitization investment trusts, or FASITs, within the meaning of Internal Revenue Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with some conditions. With respect to each series of FASIT Certificates, Shearman & Sterling, our counsel, will advise us that in the firm's opinion, assuming the making of such an election, compliance with the pooling and servicing agreement and compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury Regulations thereunder, each FASIT Pool will qualify as a FASIT. In that case, the regular certificates will be considered to be regular interests in the FASIT and will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificate will be considered the ownership interest in the FASIT Pool. The prospectus supplement for each series of certificates will indicate whether one or more FASIT elections will be made with respect to the related trust fund.

     FASIT treatment has become available pursuant to recently enacted legislation, and no Treasury regulations have as yet been issued detailing the circumstances under which a FASIT election may be made or the consequences of such an election. If a FASIT election is made with respect to any trust fund or as to any segregated pool of assets therein, the related prospectus supplement will describe the federal income tax consequences of the election.


REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each standard certificateholder or stripped certificateholder at any time during the year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable the certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of stripped certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of stripped certificates. The trustee will also file the original issue discount information with the Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding."


TAXATION OF SOME FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or the lower


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rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the standard certificateholder or stripped certificateholder on original issue discount recognized by the standard certificateholder or stripped certificateholders on the sale or exchange of the Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be portfolio interest and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Some Foreign Investors--Regular Certificates."


                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.


                              ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose some requirements on employee benefit plans, and on some other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which the plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

     ERISA generally imposes on Plan fiduciaries some general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a Plan and parties in interest who have some specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Internal Revenue Code. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to the assets, we, the servicer, a special servicer or any sub-servicer or the trustee or an affiliate thereof, either:

     o has discretionary authority or control with respect to the investment of the assets of the Plan; or

     o has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of the Plan for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual prohibited transaction exemption, as described below, applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.


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

     Some employee benefit plans, such as governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. Accordingly, assets of governmental and church plans may be invested in offered certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.


PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed plan assets. Section 2510.3-101 of the regulations of the Department of Labor provides that, when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable to this discussion apply, or unless the equity participation in the entity by benefit plan investors, i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets, is not significant. For this purpose, the plan asset regulations provide, in general, that participation in an entity, such as a trust fund, is significant if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as certificates, is held by benefit plan investors. Unless restrictions on ownership of and transfer to plans apply with respect to a series of certificates, we cannot assure you that benefit plan investors will not own at least 25% of a class of certificates.

     Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a servicer, a special servicer or any sub-servicer, may be deemed to be a Plan fiduciary with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve one or more prohibited transactions under ERISA and Section 4975 of the Internal Revenue Code.


ADMINISTRATIVE EXEMPTIONS

     Several underwriters of morgage-backed securities have applied for and obtained from the Department of Labor individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the exemption's applicability.


UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a residual certificate by any employee benefit plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code Section, including most varieties of ERISA subject plans, may give rise to unrelated business taxable income as described in Sections 511-515 and 860E of the Internal Revenue Code. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization, which term as defined above includes some tax-exempt entities not subject to Section 511 of the Internal Revenue Code including some governmental plans, as discussed above under the caption "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."


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

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of certificates.


                               LEGAL INVESTMENT

     The offered certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if so specified in the related prospectus supplement. The appropriate characterization of those certificates not qualifying as mortgage related securities, called non-SMMEA eligible certificates, under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the non-SMMEA eligible certificates constitute legal investments for them.

     Generally, only classes of offered certificates that meet the following criteria will be mortgage related securities for purposes of SMMEA:

     o are rated in one of the two highest rating categories by one or more rating agencies;

     o are part of a series evidencing interests in a trust fund consisting of loans originated by some types of originators as specified in SMMEA; and

     o are part of a series evidencing interests in a trust fund consisting of mortgage loans each of which is secured by a first lien on either a single parcel of real estate on which is located a residential and/or mixed residential and commercial structure or one or more parcels of real estate upon which are located one or more commercial structures.

     As mortgage related securities, the classes will constitute legal investments, for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for the entities under applicable law. Under SMMEA, a number of states enacted legislation on or prior to the October 3, 1991 cut-off for the enactments limiting to various extents the ability of some entities (in particular, insurance companies) to invest in mortgage related securities, secured by liens on residential or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, states are authorized to enact legislation, on or before September 23, 2001, prohibiting or restricting the purchase, holding or investment by state regulated entities in certificates satisfying the rating and qualified originator requirements for mortgage-related securities, but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures. Accordingly, the investors affected by the legislation will be authorized to invest in offered certificates qualifying as mortgage related securities only to the extent provided in the legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby;

     o    federal credit unions may invest in the securities; and


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     o    national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to the regulations as the applicable federal regulatory authority may prescribe.

     In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency, called the OCC, has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with some general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), some "Type IV securities," defined in 12 C.F.R. Section 1.2(1) to include some "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. Federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section Section 703.5(f)-(k), which prohibit federal credit unions from investing in some mortgage related securities (including securities such as some classes of the offered certificates), except under limited circumstances. Effective January 1, 1998, the NCUA has amended its rules governing investments by federal credit unions at 12 C.F.R. Part 703; the revised rules will permit investments in "mortgage related securities" under some limited circumstances, but will prohibit investments in stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. Section 703.140.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994, of the Federal Financial Institutions Examination Council, or FFIEC. The policy statement, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Depository Insurance Company and the Office of Thrift Supervision, and by the NCUA (with some modifications), prohibits depository institutions from investing in some high-risk mortgage securities (including securities such as some classes of the offered certificates), except under limited circumstances, and sets forth some investment practices deemed to be unsuitable for regulated institutions. On September 29, 1997, the FFEIC released for public comment a proposed "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities," which would replace the policy statement. As proposed, the 1997 Statement would delete the specific "high-risk mortgage securities" tests, and substitute general guidelines which depository institutions should follow in managing risks, including market, credit, liquidity, operational (transactional), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by the authorities before purchasing any class of the offered certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under the rules, policies or guidelines, in some instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor,


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

including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying, and, with regard to any class of the offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of some classes of offered certificates as mortgage related securities, no representations are made as to the proper characterization of any class of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties--and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates--may adversely affect the liquidity of any class of offered certificates.

     Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.


                             METHOD OF DISTRIBUTION

     The certificates offered hereby and by related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to us from that sale.

     We intend that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of offered certificates may be made through a combination of two or more of these methods. The methods are as follows:

     o by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     o by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     o    through direct offerings by us.

     If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any other person or persons specified in the prospectus supplement (including originators of mortgage loans) may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. Pursuant to this prospectus and the related prospectus supplement, a purchaser may thereafter from time to time offer and sell some or all of the certificates directly, or through one or more underwriters to be designated at the time of the offering of the certificates, or through dealers (whether acting as agent or as principal) or in any other manner that may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the related prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with us whose identities and relationships to us will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from us and any profit on the resale of certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to some conditions precedent, including the following:

     o that the underwriters will be obligated to purchase all certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o that we will indemnify the several underwriters, and each person, if any, who controls any related underwriters within the meaning of
          Section 15 of the Securities Act, against some civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of the Securities Act.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of certificates of those series.

     We anticipate that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of their purchases, be deemed to be underwriters within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any related reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any unrated class may be initially retained by us, and may be sold by us at any time to one or more institutional investors.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Bear, Stearns & Co. Inc., our affiliate, in connection with offers and sales related to market-making transactions in the offered certificates previously offered hereunder in transactions in which Bear, Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.


                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement, including this prospectus and a form of the prospectus supplement, under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the applicable prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to, but do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. The registration statement and the exhibits can be inspected and copied at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and the SEC's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1500, Chicago, Illinois 60661. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov.


                                      111
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                INCORPORATION OF SOME INFORMATION BY REFERENCE

     The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement. Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: Bear Stearns Commercial Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167, Attention: James G. Reichek (212) 272-2000. We have determined that our financial statements will not be material to the offering of any offered certificates.


                                    REPORTS

     We have not authorized anybody to give you any information or to make any representation not contained in this prospectus and any related prospectus supplement and you should not rely on any related information or representation that is not contained in this document. This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates being offered pursuant to the related prospectus supplement. They also do not constitute an offer of the offered certificates to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus to you at any time does not imply that information contained in this document is correct as of any time subsequent to the date of this document; however, if any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement this prospectus accordingly.

     The servicer or trustee for each series will be required to mail to holders of the certificates of each series periodic unaudited reports concerning the related trust fund. If holders of beneficial interests in a class of offered certificates are holding and transferring in book-entry form through the facilities of DTC, then unless otherwise provided in the related prospectus supplement, the reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through the participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We will file or cause to be filed with the SEC the periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.


                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


                                 LEGAL MATTERS

     The validity of the certificates of each series will be passed upon for us by Shearman & Sterling, New York, New York.


                                    RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.


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

     Ratings on mortgage pass-through certificates address the likelihood of receipt by you of all collections on the underlying mortgage assets to which you are entitled. Ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.


     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY


DEFINITIONS

     Accrued Certificate Interest -- With respect to each class of certificates (other than some classes of stripped interest certificates and some classes of residual certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally equal to the time period between distribution dates) on the outstanding certificate balance of the class of certificates immediately prior to the distribution date. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be similarly calculated except that it will accrue on a notional amount that is either based on the principal balances of some or all of the mortgage assets in the related trust fund or equal to the certificate balances of one or more other classes of certificates of the same series.

     ARM Loans -- mortgage loans with adjustable mortgage rates.

     Available Distribution Amount -- Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of the series on the date.

     Debt Service Coverage Ratio -- Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income derived from the related mortgaged property for a twelve-month period to the annualized scheduled payments on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     Disqualified Organization -- any of the following:

     o    the United States, any of its state or political subdivisions;

     o    any foreign government;

     o    any international organization;

     o any agency or instrumentality of any of the foregoing, provided that the term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any related governmental entity;

     o any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal Revenue Code Section 1381(a)(2)(C); and

     o any organization, other than a farmers' cooperative described in Internal Revenue Code Section 521, that is exempt from taxation under the Internal Revenue Code unless the organization is subject to the tax on unrelated business income imposed by Internal Revenue Code
          Section 511.

     Due Period -- Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date, called the determination date, or otherwise advanced by the related servicer or other specified person, be distributed to the holders of the certificates of the series on the next succeeding distribution date.

     Excess Funds -- Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates or prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest or principal.


     Loan-to-Value Ratio -- Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan and any other loans senior to it that are secured by the related mortgaged property to the Value of the related mortgaged property.


     MBS -- pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans.


     Net Operating Income -- Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during the period, minus the total operating expenses incurred in respect of the mortgaged property during the period other than non-cash items such as depreciation and amortization, capital expenditures, and debt service on the related mortgage loan or on any other loans that are secured by the mortgaged property.


     Non-U.S. Person -- The term "Non-U.S. Person" means any person who is not a U.S. Person.


     Pass-Through Entity -- "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and some corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.


     SMMEA -- The Secondary Market Mortgage Enhancement Act.


     U.S. Person -- The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if:


     o for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or


     o for all other taxable years, the trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, some trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).


     Value -- The "Value" of a mortgaged property is generally its fair market value determined in an appraisal obtained by the originator at the origination of the loan.

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













            [Pictures of Certain Mortgaged Properties Included Here]

            [Pictures of Certain Mortgaged Properties Included Here]

     This diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. The spreadsheet file "BS00WF1" is a Microsoft Excel,(1) Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, all of the information shown in Annex A to this prospectus supplement. The information contained in this diskette appears elsewhere in paper form in this prospectus supplement and must be considered as part of, and together with, the information contained elsewhere in this prospectus supplement and the accompanying prospectus. Defined terms used in this diskette but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of this prospectus supplement. All of the information contained in this diskette is subject to the same limitations and qualifications contained elsewhere in this prospectus supplement and the accompanying prospectus. Prospective investors are strongly urged to read the paper portion of this prospectus supplement and the accompanying prospectus in its entirety prior to accessing this diskette. If this diskette was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Bear, Stearns & Co. Inc. at (212) 272-4192 to receive an original copy of the diskette. As a precautionary measure, scan this diskette for computer viruses before opening.

     Open the file as you would normally open any spreadsheet file in Microsoft Excel. After the spreadsheet file is opened, a legend will be displayed. READ THE LEGEND CAREFULLY. The data in the spreadsheet file that corresponds to the information shown in Annex A is in the worksheet labeled "ANNEX A."


----------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

       YOU SHOULD RELY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU DIFFERENT INFORMATION. WE DO NOT CLAIM THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE STATED ON THE COVER PAGE OF THIS PROSPECTUS SUPPLEMENT. WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATES WHERE IT IS NOT PERMITTED.

       DEALER PROSPECTUS DELIVERY OBLIGATION. UNTIL MAY 8, 2000 ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                      -----------------------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT


                                                           PAGE
                                                           ----
Important Notice About Information Presented in
  this Prospectus Supplement and the Accompanying
  Prospectus ...........................................    S-3
Certificate Summary ....................................    S-6
Summary of Prospectus Supplement .......................    S-8
Risk Factors ...........................................   S-26
Description of the Mortgage Pool .......................   S-49
Description of the Certificates ........................   S-72
Yield and Maturity Considerations ......................   S-92
Servicing of the Mortgage Loans ........................  S-101
Material Federal Income Tax Consequences ...............  S-110
Method of Distribution .................................  S-112
Legal Matters ..........................................  S-113
Ratings ................................................  S-113
Legal Investment Considerations ........................  S-114
ERISA Considerations ...................................  S-114
Glossary ...............................................  S-118
Mortgage Loan Schedule .................................    A-1
Summary of Ten Largest Loans ...........................    B-1
Forms of Distribution Date Statement and Operating
  Statement Analysis Report ............................    C-1
Schedule of Interest Reserve Loans .....................    D-1

                                    PROSPECTUS

Important Notice About Information Presented in
  this Prospectus and the Applicable Prospectus
  Supplement ...........................................      2
Summary of Prospectus ..................................      7
Risk Factors ...........................................      8
Description of the Trust Funds .........................     20
Yield and Maturity Considerations ......................     31
The Depositor ..........................................     37
Use of Proceeds ........................................     37
Description of the Certificates ........................     37
Description of the Pooling and Servicing Agreements          45
Description of Credit Support ..........................     61
Legal Aspects of Mortgage Loans ........................     64
Material Federal Income Tax Consequences ...............     76
State and Other Tax Considerations .....................    106
ERISA Considerations ...................................    106
Legal Investment .......................................    108
Method of Distribution .................................    110
Where You Can Find More Information ....................    111
Incorporation of Some Information by Reference .........    112
Reports ................................................    112
Financial Information ..................................    112
Legal Matters ..........................................    112
Ratings ................................................    112
Glossary ...............................................    114


                          APPROXIMATELY $826,089,000
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-WF1


                            BEAR STEARNS COMMERCIAL
                           MORTGAGE SECURITIES INC.

                                   DEPOSITOR



CLASS A-1 CERTIFICATES .........   $ 260,078,000
CLASS A-2 CERTIFICATES .........   $ 454,979,000
CLASS B CERTIFICATES ...........   $  31,089,000
CLASS C CERTIFICATES ...........   $  35,531,000
CLASS D CERTIFICATES ...........   $   8,882,000
CLASS E CERTIFICATES ...........   $  26,648,000
CLASS F CERTIFICATES ...........   $   8,882,000
CLASS X CERTIFICATES ...........   $ 888,269,752*

                              *(NOTIONAL AMOUNT)








                             ---------------------

                             PROSPECTUS SUPPLEMENT

                             ---------------------








                            BEAR, STEARNS & CO. INC.


                           MORGAN STANLEY DEAN WITTER


                               NORWEST INVESTMENT
                                 SERVICES, INC.



                                FEBRUARY 7, 2000



================================================================================